 Filed pursuant to Rule 424(b)(4)
 Registration Statement No. 333-262436
PROSPECTUS
4,000,000 Common Shares
Akanda Corp.
This is our initial public offering of 4,000,000 Common Shares, no par value per share. The initial public offering price is $4.00 per Common Share.
Prior to this offering, there has been no public market for our Common Shares. Our Common Shares have been approved for listing on the Nasdaq Capital Market under the symbol “AKAN.”
We are organized under the laws of the Province of Ontario, Canada and are an “emerging growth company” and a “foreign private issuer” as defined under applicable United States federal securities laws, and are eligible for reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer.”
Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 11 for a discussion of information that should be considered in connection with an investment in our securities.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Common Share	Total
Initial public offering price	$4.00	$16,000,000
Underwriting discounts and commissions(1)	$0.28	$1,120,000
Proceeds to us (before expenses)	$3.72	$14,880,000

(1)
We have agreed to reimburse the Boustead Securities, LLC for certain expenses in addition to underwriting discounts and commissions. We also have agreed to issue to Boustead Securities, LLC certain warrant compensation in connection with this offering. See “Underwriting” for additional information regarding compensation payable to the underwriters.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and purchase all of the Common Shares offered under this prospectus if any such shares are taken.
We have granted the underwriters an option to purchase up to 600,000 additional Common Shares from us at the public offering price, less underwriting discounts and commissions, for 45 days after the date of this prospectus to cover over-allotments, if any. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable to the underwriters will be $1,288,000, and the total proceeds to us, before expenses, will be $17,112,000. If we complete this offering, net proceeds will be delivered to us on the closing date.
The underwriters expect to deliver the Common Shares to purchasers in the offering on or about March 17, 2022.
BOUSTEAD SECURITIES, LLCVALUABLE CAPITAL LIMITED
The date of this prospectus is March 14, 2022

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us. Neither we nor the underwriters have authorized anyone to provide you with information that is different, and neither we nor the underwriters take any responsibility for, or provide any assurance as to the reliability of, any information, other than the information in this prospectus and any free writing prospectus prepared by us. We are offering to sell our securities, and seeking offers to buy our securities, only in jurisdictions where such offers and sales are permitted. This prospectus is not an offer to sell, or a solicitation of an offer to buy, our securities in any jurisdictions where, or under any circumstances under which, the offer, sale, or solicitation is not permitted. In particular, our securities have not been qualified for distribution by prospectus in Canada and may not be offered or sold in Canada during the course of their distribution hereunder except pursuant to a Canadian prospectus or prospectus exemption. The information in this prospectus and in any free writing prospectus prepared by us is accurate only as of the date on its respective cover, regardless of the time of delivery of this prospectus or any free writing prospectus or the time of any sale of our securities. Our business, results of operations, financial condition, or prospects may have changed since those dates.
Before you invest in our securities, you should read the registration statement (including the exhibits thereto and the documents incorporated by reference therein) of which this prospectus forms a part.
For investors outside of the United States:   Neither we nor the underwriters have done anything that would permit this offering, or the possession or distribution of this prospectus, in any jurisdiction where

i

action for that purpose is required, other than in the United States. You are required to inform yourselves about, and observe any restrictions relating to, this offering and the distribution of this prospectus.

ABOUT THIS PROSPECTUS
As used in this prospectus, unless the context otherwise requires or otherwise states, references to “Akanda,” the “Company,” “we,” “us,” “our,” and similar references refer to Akanda Corp., a corporation formed under the laws of the Province of Ontario, Canada and its subsidiaries. References to “Bophelo” refer to Bophelo Bio Science and Wellness (Pty) Ltd., a company incorporated in the Kingdom of Lesotho, Africa and an indirect wholly-owned subsidiary of Akanda. References to “Canmart” refer to Canmart Ltd, a company incorporated under the laws of England and Wales and an indirect wholly-owned subsidiary of Akanda.
Our functional currency and reporting currency is the U.S. dollar, the legal currency of the United States (“USD”, “US$” or “$”).
INTERNATIONAL FINANCIAL REPORTING STANDARDS
Our financial statements are prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board. Our fiscal year ends on December 31 of each year as does our reporting year.
We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.
MARKET AND INDUSTRY DATA
This prospectus contains references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us. Some data is also based on our good faith estimates, which are derived from our review of internal surveys or data, as well as the independent sources referenced above. Assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”
TRADEMARKS
We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus also contains additional trademarks, trade names and service marks belonging to other companies. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Various statements contained in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward-looking statements by terms such as “may”, “might”, “will”, “should”, “believe”, “expect”, “could”, “would”, “intend”, “plan”, “anticipate”, “estimate”, “continue”, “predict”, “project”, “potential”, “target,” “goal” or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed in this prospectus under the headings “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus, including among other things:
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our limited operating history;

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unpredictable events, such as the COVID-19 outbreak, and associated business disruptions;

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changes in cannabis laws, regulations and guidelines;

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decrease in demand for cannabis and cannabis-derived products;

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exposure to product liability claims and actions;

•
damage to our reputation due to negative publicity;

•
risks associated with product recalls;

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the viability of our product offerings;

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our ability to attract and retain skilled personnel;

•
maintenance of effective quality control systems;

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regulatory compliance risks;

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risks inherent in an agricultural business;

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increased competition in the markets in which we operate and intend to operate;

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the success of our continuing research and development efforts;

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risks associated with expansion into new jurisdictions;

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risks related to our international operations in the United Kingdom and the Kingdom of Lesotho, including the implications of the United Kingdom’s recent withdrawal from the European Union;

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our ability to obtain and maintain adequate insurance coverage;

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our ability to identify and integrate strategic acquisitions, investments and partnerships and to manage our growth;

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our ability to raise capital and the availability of future financing;

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emerging market risks;

•
global economy risks; and

•
our ability to maintain the listing of our securities on Nasdaq.

These and other factors are more fully discussed in the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections and elsewhere in this prospectus. These risks could cause actual results to differ materially from those implied by the forward-looking statements contained in this prospectus.
Given the foregoing risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements in this prospectus. The forward-looking statements contained in this prospectus are not guarantees of future performance, and our actual results of operations and financial condition may differ materially from such forward-looking statements. In addition, even if our results of operations and financial condition are consistent with the forward-looking statements in this prospectus, they may not be predictive of results or developments in future periods.
All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Any forward-looking statement that we make in this prospectus speaks only as of the date of this prospectus. Except as required by applicable law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus.

PROSPECTUS SUMMARY
This summary highlights selected information presented in greater detail elsewhere in this prospectus. This summary does not include all the information you should consider before investing in our securities. You should read this summary together with the more detailed information appearing elsewhere in this prospectus, including our financial statements, pro forma combined financial statements and related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus. Some of the statements in this summary and elsewhere in this prospectus constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”
Our Company
We are a cannabis cultivation, manufacturing and distribution company whose mission is to provide premium quality medical cannabis products to patients worldwide. We cultivate and process natural cannabis at our facilities in the Kingdom of Lesotho, Africa and intend to supply medicinal-grade cannabis biomass, cannabis flower and cannabis concentrates to wholesalers in international markets. We also import and sell medical cannabis-based products to the domestic market in the United Kingdom.
We are an early stage, emerging growth company headquartered in London, the United Kingdom. We have a limited operating history and minimal revenues to date. We require funding from this offering to expand and further develop our operations in the Kingdom of Lesotho and to develop sales channels in international markets and in particular, in Europe, the United Kingdom and Africa.
Our Lesotho Operations
Our cultivation operations at Bophelo in the Kingdom of Lesotho were initially established in 2018, with initial non-commercial harvests undertaken in 2019, 2020 and 2021 as part of the establishment and set-up of our cultivation facility in the Kingdom of Lesotho. While we have successfully cultivated cannabis at our Lesotho site, we have not yet achieved any revenues from the sale of cannabis and we have not exported medical cannabis flower or biomass to the United Kingdom or any other country. To date, our Lesotho operations have yielded less than 1,500kg of dried cannabis flower.
The cultivation of cannabis at our Lesotho operations is subject to a number of risks, such as the seasonality of our cannabis production. Additionally, our ability to successfully cultivate cannabis is subject to emerging market related risks, exchange control restrictions, high domestic inflation and interest rates, as well as socio-political risk inherent in Southern African jurisdictions.
Our operations in Lesotho are dependent on access to land that is leased from a local non-profit development trust which is jointly controlled by our Executive Chairman.
Our United Kingdom Operations
Our distribution operations in the United Kingdom were established in 2019 and are at a very early stage. Our revenues from the sale and distribution of medical cannabis in the United Kingdom have not exceeded more than $20,000 in any 12 month period since the inception of our operations in the United Kingdom. The medical cannabis market in the United Kingdom is still emerging and a number of local companies are competing to supply this market. We have recently entered into a non-binding agreement to acquire Cellen Life Sciences Limited, a United Kingdom based digital pain clinic that prescribes and provides cannabis based medical products to patients in the United Kingdom, for a total purchase consideration of £10 million (US$13.361 million) to be settled through an issue of common shares of the Company. Furthermore, we have entered into a bridge loan facility with Cellen. In terms of the bridge loan facility, we will extend a line of credit of up to $500,000 in secured bridge finance to Cellen Life Sciences Limited. We are also working towards expanding sales of cannabis products produced by Bophelo to international markets, subject to regulatory conditions in such countries.
International Cannabis Market
We are targeting what we believe to be the lucrative international medical cannabis market, which is estimated to be worth approximately $47 billion by 2027, according to Emergen Research (October 2020).

We believe there has been a growing demand for medical cannabis around the world as a result of the increased legalization of cannabis for medical purposes as well as the rise in cannabis-related medical research activities. Our site at Bophelo offers us a cultivation environment that we believe can yield exceptional growing economics for premium quality cannabis. We intend to address the market needs of wholesalers in the international market for medicinal-grade cannabis supplied at a competitive price.
We also intend to address the growing market demand for medical cannabis-based products in the United Kingdom which, according to Prohibition Partners (2019), is estimated to be worth $3 billion by 2024.
Regulatory and Competitive Landscape
The cultivation, manufacturing, import and export of medical cannabis was legalized by the Kingdom of Lesotho in 2017. Bophelo is one of many companies in the Kingdom of Lesotho that hold licenses issued by the Lesotho Ministry of Health which enables it to cultivate medical cannabis. The number of licenses granted in Lesotho is not of public record. In addition to other medical cannabis companies operating in the Kingdom of Lesotho, Bophelo competes with medical cannabis producers based in other countries, most notably those in low-cost jurisdictions based in South America, such as Colombia. In terms of local laws and regulations applicable to cannabis license holders, Bophelo is required to pay an annual fee to renew its cannabis license annually with the Ministry of Health.
In the United Kingdom, the importation and supply of medical cannabis products is lawful when undertaken in terms of a relevant license issued by the United Kingdom Home Office. Canmart holds such a license issued by the United Kingdom Home Office and competes with a number of companies that import medical cannabis products into the United Kingdom for distribution to patients in the domestic market. Our licenses are subject to annual renewal fee requirements with the Home Office, which would also possibly require ad-hoc inspections of our distribution premises in the United Kingdom.
While there are no assurances that our operating licenses will be renewed on an annual basis, we are not aware of any current circumstances that could result in a non-renewal of our licenses.
Our Competitive Strengths
We believe that the following competitive strengths can contribute to our success and differentiate us from our competitors:
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Lesotho Cultivation Advantage.   Through the cultivation operations of our indirect wholly-owned subsidiary Bophelo, our past harvests have shown that we have the ability to cultivate high yielding strains of cannabis for medical purposes, with certain strains historically cultivated reflecting cannabinoid concentrations in excess of 20%. Conditions at Bophelo’s site of operations near T’sakholo in the Mafeteng District of the Kingdom of Lesotho are conducive for the cultivation of medical-grade cannabis including suitable environmental conditions, abundant supply of semi-skilled and unskilled labor, quality road and air infrastructure network and favorable tax treatments.

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Significant Potential to Scale Up Production.   Bophelo is one of the largest licensed landholders engaging in cannabis cultivation in the Kingdom of Lesotho. Bophelo is licensed to cultivate cannabis over an initial 5-hectare area under greenhouse or indoor conditions, with conditional government approval to expand our cultivation footprint up to 200 hectares. Such approval for expansion may be granted by the Ministry of Health on the main condition that Bophelo has fully utilized all of the first 5 hectares of its licensed cultivation area. This gives us the potential ability to significantly scale up production once the company has met this requirement of the Ministry of Health. Bophelo has leased a 200-hectare land package in an emerging Special Economic Zone in the Kingdom of Lesotho which is intended to be dedicated to the cannabis cultivation and related operations.

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Strong Partnership with Local Communities.   Bophelo has worked and expects to continue to work with Mophuthi Matsoso Development Trust, a Lesotho non-profit organization (the “MMD Trust”), to provide for the construction of a learning center, a place of worship, feeding programs and other public good initiatives for the local community of T’sakholo. We believe a commitment to such initiatives and building a strong working relationship with the local African communities can promote goodwill towards our local operations and brands and benefit our long-term business growth. The MMD Trust is controlled by our Executive Chairman and Bophelo leases its premises on which it operates from the MMD Trust pursuant to a long-term lease agreement between the MMD Trust and Bophelo. As such, a potential conflict of interest may arise regarding the ongoing administration of the lease and any future negotiations around the lease terms.
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Experienced Management Team.   Our management is experienced and has an extensive knowledge of the international cannabis industry as well as local conditions in Europe, the United Kingdom, and the Kingdom of Lesotho.

Our Growth Strategies
Our goal is to become a market leader in the cultivation, processing and supply of medicinal-grade cannabis and cannabis based medical and wellness products for international markets. Our primary strategies to achieve our goals include:
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Expanding our production capacity.   In the near term, our primary strategy is to expand our production capacity as quickly as possible at Bophelo. We plan to take advantage of favorable cultivation conditions in the Kingdom of Lesotho to achieve economies of scale in our production of premium quality cannabis products, within the confines of market forces such as customer demand and pricing, as well as regulatory hurdles that may impede our ability to access foreign markets or which may slow overall market growth.

•
Expanding our geographic footprint.   While we currently import and sell cannabis-based products for medicinal use (“CBPMs”) sourced from third parties to dispensing pharmacists, clinics and other wholesale distributors in the United Kingdom, our plan is to establish direct sales channels to patients through Canmart-owned and operated clinics and pharmacies in the United Kingdom. Medical cannabis is currently scheduled as a “Schedule 2” unlicensed medicine and, as such, can only be prescribed by or under the care of a specialist medical practitioner. Furthermore, regulatory authorities in the United Kingdom require cannabis dispensing clinics to obtain a license from the Care Quality Commission (“CQC”). The CQC regulates clinics and conducts frequent audits and inspections to ensure compliance with license terms. Given the regulatory environment in the United Kingdom, we intend to achieve our plan to establish direct sales channels to patients by acquiring established clinics and pharmacies that are dispensing medical cannabis products in the United Kingdom, however, this strategy is dependent on identifying potential targets, negotiating acceptable purchase price and other conditions based on revenues, number of patients and size of the local market, and complying with any regulatory and licensing requirements. To that end, we recently entered into a non-binding letter of intent to acquire 100% of the issued and outstanding ordinary shares of Cellen Limited, a United Kingdom based provider of pain-focused clinical services for GBP £10 million (US$13.361 million) in common shares of the Company. In furtherance of that potential transaction, on December 1, 2021, we entered into a bridge loan facility with Cellen whereby we agreed to extend a line of credit of US$500,000 to Cellen, secured by all of the assets of Cellen. To date, Cellen has borrowed approximately $336,600 under the facility. We are also working towards expanding sales of cannabis products produced by Bophelo to international markets, subject to regulatory conditions in such countries.

•
Pursuing accretive acquisitions.   We believe that our deal-making capabilities and experience can allow us to successfully identify, consummate and integrate acquisitions.

•
Strong Partnership with Local Communities.   We are committed to empowering women and vulnerable persons in local communities where Bophelo operates. We believe our efforts will enable us to build strong partnerships with the communities in which we operate, enhance the reputation of our brands and benefit our long-term growth.

Our History and Relationship with Halo
Acquisition of Subsidiaries from Halo
Akanda was incorporated in the Province of Ontario, Canada on July 16, 2021 in connection with the plan of Halo Collective Inc. (“Halo”), a publicly-traded, vertically integrated multinational cannabis company, to reorganize its medical cannabis market focused international business assets. On September 29, 2021, we entered into a share purchase agreement with Halo. Pursuant to this agreement, we acquired all the issued and outstanding equity interests of Cannahealth Limited, a Republic of Malta company (“Cannahealth”), from Halo (the “Acquisition”). At the closing of the Acquisition on November 3, 2021, Cannahealth owned all the issued and outstanding equity interests of Canmart and Bophelo Holdings Limited, a company incorporated under the laws of England and Wales (“Bophelo Holdings”), which owned all the issued and outstanding equity interests of Bophelo. As a result of the Acquisition, both Bophelo and Canmart became our indirect wholly-owned subsidiaries. As consideration for this Acquisition, we issued 13,129,212 Common Shares to Halo at a price of $1.00 per share, resulting in Halo owning approximately 68.3% of all our outstanding Common Shares at the closing of the Acquisition.
Issuance of Secured Convertible Debenture to Halo
Historically, Halo has advanced loans to Bophelo to fund its operations and capital expenditures. In connection with our acquisition of Bophelo, at the closing of the Acquisition, we issued a secured convertible debenture to Halo in the principal amount of $6,559,294 (the “Debenture”) in exchange for setting off all outstanding indebtedness owed by Bophelo to Halo. The Debenture bears a compounded interest rate of 1.00% annually, which amount may be paid in the form of Common Shares to be issued by the Company at the applicable conversion price upon a conversion of the Debenture. The debenture matures on November 2, 2022 and is secured by all our assets except for any ownership interest or securities of Bophelo or any assets owned thereby.
The Debenture will be automatically converted into our Common Shares upon certain liquidity events including an initial public offering of our Common Shares resulting in our Common Shares being listed on a qualified stock exchange in Canada or the United States, which shall occur during the six months from the date of the Debenture (each, a “Triggering Event”). We may also elect to convert the Debenture prior to the maturity date. Upon an automatic or optional conversion, the conversion price shall be, subject to customary adjustments, the Current Market Price (as defined below) or, if no Current Market Price exists, the price of the last private placement of our securities where we raised more than $1,000,000. Current Market Price shall mean (i) the price of our Common Shares sold to the public in this offering to the extent that this offering qualifies as a Triggering Event or, (ii) the weighted average of the sale prices per Common Share at which our Common Shares have traded on a qualified stock exchange or, if the Common Shares are not listed on any stock exchange, then on the over-the-counter market, for any 20 consecutive trading days selected by us commencing not later than 45 trading days and ending no later than 5 trading days before the conversion date, subject to certain exceptions. Any conversion of the outstanding principal and accrued interest under the Debenture is subject to a limitation on the number of Common Shares that can be issued to Halo, which issuance shall not cause Halo to own more than 50% of our issued and outstanding Common Shares after the conversion (the “Ownership Limitation”).
We expect that the consummation of this offering will trigger a conversion of the Debenture pursuant to the terms of the Debenture, and upon such conversion, an estimated aggregate of 1,639,810 Common Shares will be issued to Halo at a conversion price of $4.00 per Common Share, which equals the initial public offering price.
Under the Debenture, Halo agrees that within 10 business days of the date of the Debenture, it shall dispose of such number of the Common Shares held by Halo that are necessary for Halo to hold less than 50% of our issued and outstanding Common Shares.
Additionally, under the Debenture, Halo agrees to enter into a lock-up agreement with us and Boustead Securities, LLC, pursuant to which Halo shall not offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, any of our securities for a period of 270 days from the date on which the trading of our Common Shares on the Nasdaq Stock Market, LLC (“Nasdaq”) commences (the “Lock-Up Trigger Date”), subject to customary carve-outs. The lock-up agreement will permit that up to 50% of our securities held by Halo may be sold or transferred from the 271st day through the 365th day following the Lock-Up Trigger Date, and the remaining 50% of such securities may be sold or transferred without the lock-up restrictions beginning on the 366th day following the Lock-Up Trigger Date. The lock-up restrictions shall not prohibit Halo from selling or transferring such number of our Common Shares to comply with the Ownership Limitation.

Halo Investor Rights Agreement
In connection with the closing of the Acquisition, we entered into an investor rights agreement with Halo (the “Investor Rights Agreement”), pursuant to which Halo has the right to nominate one director to our Board of Directors or, if Halo’s nominee is not a current director, to appoint an observer to our Board of Directors, so long as Halo holds at least 10% of our Common Shares. Philip van den Berg, the Chief Financial Officer and a director of Halo, is currently serving as Halo’s appointee to our Board of Directors. The Investor Rights Agreement contains a similar requirement for Halo to enter into a lock-up agreement as required by the Debenture.
Legal Entity Structure
On November 12, 2021, Halo transferred 2,100,000 Common Shares to an unaffiliated party, 1306077B.C. LTD. (the “Halo Transferee”), which resulted in Halo owning 49.6% of our issued and outstanding Common Shares (the “Halo Transfer”). The Halo Transferee is not affiliated with Halo, any of our founding shareholders, or any other shareholder which owns more than 5% of our outstanding Common Shares as of the date of the Halo Transfer. The following diagram summarizes our legal entity structure following the closing of the Acquisition and the Halo Transfer. Based on the number of Common Shares offered by us, as set forth on the cover page of this prospectus, Halo will own approximately 43.8% of our issued and outstanding Common Shares at the closing of this offering.

ESG Trust
Akanda Founding Shareholders*
1306077 B.C. LTD
Halo Collective Inc.
(Ontario, Canada)
Seed Investors
Private Placement Investors
Initial Public Offering Investors
7.27%
43.83%
1.62%
3.01%
22.51%
7.92%
13.84%
Akanda Corp
(Ontario, Canada)
100%
Cannahealth Limited
(Republic of Malta)
100%
100%
Canmart Limited
UK (England & Wales)
Bophelo Holdings Limited
UK (England & Wales)
100%
Bophelo Bio Science and Wellness (Proprietary) Limited
(Kingdom of Lesotho)

*
includes 880,000 Common Shares issued to our Executive Chairman to settle the Bridge Loan Facility

Recent Private Placements
On August 26, 2021, the Company sold 468,900 Common Shares to an accredited investor at a subscription price of $0.53 and received $250,000 in gross proceeds (the “Seed Financing”).

On November 10, 2021, the Company issued 880,000 Common Shares, at a price of $2.50 per share, to Louisa Mojela, our Executive Chairman, to settle Bophelo’s indebtedness to her in the aggregate amount of $2,200,000 under the Mojela Bridge Financing Facility. See “Certain Relationships and Related Party Transactions — Our Transactions with Our Executive Chairman.”
On November 12, 2021, the Company completed the initial closing of a private placement to accredited investors of 2,126,400 Common Shares, at a purchase price of $2.50 per share, for approximately $5,316,000 in gross proceeds and on January 17 and 26, 2022, the Company completed additional and final closings to accredited investors of 162,000 Common Shares at a purchase price of $2.50 per share, for approximately $405,000 (the “Private Placement”).
None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering except that Boustead Securities, LLC served as the placement agent for the Seed Financing and the Private Placement. Boustead Securities, LLC waived any commission for the Seed Financing and received under the Private Placement: (a) a commission equal to 7% of the gross proceeds and (b) a non-accountable expense allowance equal to 1.0% of the gross proceeds. The issuances of the above Common Shares were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder as transactions by an issuer not involving any public offering. The sale and issuance of Common Shares to investors outside the United States under these financings was also in reliance upon Regulation S promulgated under the Securities Act.
Corporate Information
Akanda Corp. was incorporated on July 16, 2021 in the Province of Ontario, Canada under the Business Corporations Act (Ontario). Our principal executive offices and mailing address are located at London, the United Kingdom, and our telephone number is +44 (203) 488-9514.
Our website is www.akandacorp.com. The information contained on our website or accessible through our website is not incorporated into this prospectus.
Summary of Risks Related to Our Business and Industry
There are a number of risks that you should carefully consider before making an investment decision regarding this offering. These risks are discussed more fully in the section entitled “Risk Factors” beginning on page 11 of this prospectus. You should read and carefully consider these risks and all of the other information in this prospectus, including our financial statements, pro forma combined financial statements and the related notes thereto included in this prospectus, before deciding whether to invest in our securities. If any of these risks actually occur, our business, financial condition, operating results and cash flows could be materially and adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment. These risk factors include, but are not limited to:
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our limited operating history;

•
unpredictable events, such as the COVID-19 outbreak, and associated business disruptions;

•
changes in cannabis laws, regulations and guidelines;

•
decrease in demand for cannabis and cannabis-derived products;

•
exposure to product liability claims and actions;

•
damage to our reputation due to negative publicity;

•
risks associated with product recalls;

•
the viability of our product offerings;

•
our ability to attract and retain skilled personnel;

•
maintenance of effective quality control systems;

•
regulatory compliance risks;

•
risks inherent in an agricultural business;

•
increased competition in the markets in which we operate and intend to operate;

•
the success of our continuing research and development efforts;

•
risks associated with expansion into new jurisdictions;

•
risks related to our international operations in the United Kingdom and the Kingdom of Lesotho, including the implications of the United Kingdom’s recent withdrawal from the European Union;

•
our ability to obtain and maintain adequate insurance coverage;

•
our ability to identify and integrate strategic acquisitions, investments and partnerships and to manage our growth;

•
our ability to raise capital and the availability of future financing;

•
emerging market risks;

•
global economy risks; and

•
our ability to maintain the listing of our securities on Nasdaq.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer
We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to reporting companies that make filings with the U.S. Securities and Exchange Commission (the “SEC”). For so long as we remain an emerging growth company, we will not be required to, among other things:
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present more than two years of audited financial statements and two years of related management’s discussion and analysis of financial condition and results of operations disclosure in our registration statement of which this prospectus forms a part;

•
have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

•
disclose certain executive compensation related items, to the extent applicable to our Company as a foreign private issuer; and

•
seek shareholder non-binding advisory votes on certain executive compensation matters and golden parachute arrangements, to the extent applicable to our Company as a foreign private issuer.

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (ii) the last day of the fiscal year during which we have total annual gross revenue of at least $1.07 billion, (iii) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which means the market value of our common shares that are held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter, and (iv) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.
In addition, upon the consummation of this offering, we will report in accordance with the rules and regulations applicable to a “foreign private issuer.” As a foreign private issuer, we will take advantage of certain provisions under the rules that allow us to follow the laws of the Province of Ontario for certain corporate governance matters. Even when we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
•
the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events; and

•
Regulation Fair Disclosure (“Regulation FD”), which regulates selective disclosures of material information by issuers.

As a foreign private issuer, we will have four months after the end of each fiscal year to file our annual report on Form 20-F with the SEC. In addition, our executive officers, directors, and principal shareholders will be exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act.
Foreign private issuers, like emerging growth companies, are exempt from certain more stringent executive compensation disclosure rules. As such, even when we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will continue to be exempt from the more stringent compensation disclosures required of public companies that are not foreign private issuers.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies:
(i)
the majority of our executive officers or directors are U.S. citizens or residents;

(ii)
more than 50% of our assets are located in the United States; or

(iii)
our business is administered principally in the United States.

In this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

THE OFFERING
Issuer
Akanda Corp., an Ontario corporation
Common Shares Offered
4,000,000 Common Shares (or 4,600,000 Common Shares if the underwriters exercise their over-allotment option in full)
Public Offering Price
$4.00 per Common Share.
Common Shares to be Outstanding Immediately After this Offering
28,903,090 Common Shares (or 29,503,090 Common Shares if the underwriters exercise the over-allotment option in full).
Underwriting; Over-Allotment Option
This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the Common Shares if any such shares are taken. We have granted to the underwriters an option for a period of 45 days from the date of this prospectus to purchase up to 600,000 additional Common Shares from us at the initial public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any.
Representative’s Warrants
We will issue to Boustead Securities, LLC (the “Representative”), the representative of the underwriters, or its permitted designees warrants to purchase up to 280,000 Common Shares (or 322,000 Common Shares if the underwriters exercise their over-allotment option in full). The Representative’s warrants will have an exercise price equal to the per Common Share public offering price, will be exercisable for a five year period from the date of commencement of the sales of the Common Shares in connection with this offering.
Use of Proceeds
We estimate that the net proceeds to us from this offering will be approximately $14.2 million, based on the initial public offering price of $4.00 per Common Share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use these proceeds for acquisitions, capital expenditures (including without limitation the construction of our planned greenhouse, post-harvest drying and extraction facilities at Bophelo), working capital, and general corporate purposes. See the “Use of Proceeds” and “Certain Relationships and Related Party Transactions” sections of this prospectus.
Lock-ups
Our Company, our directors, executive officers and certain beneficial holders of 1% or more of our Common Shares have agreed with the Representative not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, any of our securities for a period of 365 days from the date on which the trading of our Common Shares on Nasdaq commences, subject to certain exceptions. Additionally, certain other holders of our Common Shares have agreed to enter into lock-up agreements with us and the Representative. See “Underwriting” for more information.
Listing
Our Common Shares have been approved for listing on The Nasdaq Capital Market under the symbol “AKAN.”
Transfer Agent
The transfer agent and registrar for our Common Shares is Continental Stock Transfer & Trust Company.
Risk Factors
Investing in our securities is highly speculative and involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page 11, and all other information contained in this prospectus, before deciding to invest in our securities.
The number of Common Shares to be outstanding immediately after this offering is based on 24,903,090 Common Shares as of February 14, 2022, and excludes:
•
up to 280,000 Common Shares issuable upon the exercise in full of the Representative’s warrants; and

•
4,980,618 Common Shares reserved for future issuance under our Stock Option Plan (the “Plan”) as well as any automatic evergreen increases in the number of Common Shares reserved for future issuance under our Plan.

Unless otherwise indicated, the information in this prospectus assumes the following:
•
the issuance of 13,129,212 Common Shares to Halo pursuant to the acquisition of Cannahealth Ltd,Bophelo Holdings Ltd, Canmart Ltd and Bophelo Bio Science and Wellness (Pty) Ltd;

•
the issuance of 2,288,400 Common Shares pursuant to the completion of the Private Placement;

•
the issuance of 880,000 Common Shares to settle the Bridge Loan Facility;

•
the issuance of 869,963 Common Shares to the Akanda Bokamoso Empowerment Trust (the “ESG Trust”);

•
the issuance of 1,639,810 Common Shares to Halo upon conversion of the Debenture; and

•
no exercise by the underwriters of their option to purchase additional Common Shares.

RISK FACTORS
An investment in our securities is highly speculative and involves a high degree of risk. We operate in a dynamic and rapidly changing industry that involves numerous risks and uncertainties. You should carefully consider the factors described below, together with all of the other information contained in this prospectus, including our financial statements, pro forma combined financial statements and the related notes included in this prospectus, before deciding whether to invest in our securities. These risk factors are not presented in the order of importance or probability of occurrence. If any of the following risks actually occurs, our business, financial condition and results of operations could be materially and adversely affected. In that event, the market price of our securities could decline, and you could lose part or all of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to our Business and Industry
We are an early-stage company with limited operating history and may never become profitable.
Akanda was only recently incorporated to be a holding company. Each of our operating subsidiaries, Bophelo and Canmart, has a very limited operating history and has generated minimal revenue. Bophelo was formed and commenced operations in 2018 and has primarily engaged in construction and preparation activities since its inception. Bophelo has made only one sale of cannabis flower to a local buyer in March 2021 to date and generated sales revenue of $nil in the nine-month period ended September 30, 2021. Canmart was formed in 2018 and commenced operations in 2020. Canmart generated sales revenue of approximately $2,000 in 2020 and $17,359 in the nine-month period ended September 30, 2021. Following the completion of the Acquisition, we remain an early-stage company and will have limited financial resources and minimal operating cash flow. If we cannot successfully develop, manufacture and distribute our products, or if we experience difficulties in the development process, such as capacity constraints, quality control problems or other disruptions, we may not be able to develop or offer market-ready commercial products at acceptable costs, which would adversely affect our ability to effectively enter the market or expand our market share. A failure by us to achieve a low-cost structure through economies of scale or improvements in cultivation, manufacturing or distribution processes would have a material adverse effect on our commercialization plans and our business, prospects, results of operations and financial condition.
We expect to require adequate proceeds generated from this offering and additional funding to maintain and expand our operations and develop our sales and distribution channels. However, there can be no assurance that additional funding will be available to us for the development of our business, which will require the commitment of substantial resources. Accordingly, you should consider our prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies in the early stages of development. Potential investors should carefully consider the risks and uncertainties that an early stage company with a very limited operating history will face. In particular, potential investors should consider that we may be unable to:
•
successfully implement or execute our business plan, or that our business plan is sound;

•
effectively pursue business opportunities, including potential acquisitions;

•
adjust to changing conditions or keep pace with increased demand;

•
attract and retain an experienced management team; or

•
raise sufficient funds in the capital markets to effectuate our business plan, including expanding production capacity, licensing and approvals.

Our financial situation creates doubt as to whether we will continue as a going concern.
Each of Akanda, Bophelo and Canmart has generated no revenue or, only minimal revenue, since inception, and after the completion of the Acquisition, we expect to incur a net loss for the fiscal year ending December 31, 2021 and thereafter, primarily as a result of the costs of listing, as well as increased operating expenses to execute our business plan and growth strategy. There can be no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain funding from this offering or additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment.
Future acquisitions and strategic investments could be difficult to integrate, divert the attention of key management personnel, disrupt our business, dilute shareholder value, and harm our results of operations and financial condition.
We may in the future seek to acquire or invest in, businesses, products, or technologies that we believe could complement our operations or expand our breadth, enhance our capabilities, or otherwise offer growth opportunities. While our growth strategy includes broadening our product offerings, implementing an aggressive marketing plan and employing product diversification, there can be no assurance that our systems, procedures and controls will be adequate to support our operations as they expand. We cannot assure you that our personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of our planned growth and diversified product offerings, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. Additionally, the integration of our acquisitions and pursuit of potential future acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating, and pursuing suitable acquisitions, whether or not they are consummated. Any acquisition, investment or business relationship may result in unforeseen operating difficulties and expenditures. In addition, we have limited experience in acquiring other businesses. Specifically, we may not successfully evaluate or utilize the acquired products, assets or personnel, or accurately forecast the financial impact of an acquisition transaction, including accounting charges. Moreover, the anticipated benefits of any acquisition, investment, or business relationship may not be realized, or we may be exposed to unknown risks or liabilities associated with our acquisitions.
We may not be able to find and identify desirable acquisition targets or we may not be successful in entering into an agreement with any one target. Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could harm our results of operations. In addition, if an acquired business fails to meet our expectations, our business, results of operations, and financial condition may suffer. In some cases, minority shareholders may exist in certain of our non-wholly-owned acquisitions (for businesses we do not purchase as an 100% owned subsidiary) and may retain minority shareholder rights which could make a future change of control or necessary corporate approvals for actions more difficult to achieve and/or more costly.
We may also make strategic investments in early-stage companies developing products or technologies that we believe could complement our business or expand our breadth, enhance our technical capabilities, or otherwise offer growth opportunities. These investments may be in early-stage private companies for restricted stock. Such investments are generally illiquid and may never generate value. Further, the companies in which we invest may not succeed, and our investments could lose their value.
Demand for cannabis and its derivative products could be adversely affected and significantly influenced by scientific research or findings, regulatory proceedings, litigation, or media attention.
The legal cannabis industry in the United Kingdom, the European Union and in many other potential international markets for us is at an early stage of its development. Consumer perceptions regarding legality, morality, consumption, safety, efficacy and quality of medicinal cannabis are mixed and evolving and can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of medicinal cannabis products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the medicinal cannabis market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings or publicity, could have a material adverse effect on the demand for medicinal cannabis and on our business, results of operations, financial condition and cash flows. Public opinion and support for medicinal cannabis use has traditionally been inconsistent and varies from jurisdiction to jurisdiction. Our ability to gain and increase market acceptance of our business may require substantial expenditures on investor relations, strategic relationships and marketing initiatives. There can be no assurance that such initiatives will be successful, and their failure to materialize into significant demand may have an adverse effect on our financial condition.
Our success will depend, in part, on our ability to continue to enhance our product offerings to respond to technological and regulatory changes and emerging industry standards and practices.
Rapidly changing markets, technology, emerging industry and regulatory standards and frequent introduction of new products characterize our business. The process of cultivating and processing our cannabis products to meet applicable standards and successfully marketing such products and obtaining necessary licenses requires significant continuing costs, marketing efforts, third-party commitments and regulatory approvals. Canmart has made a limited number of sales and Bophelo has made one sale to a local buyer to date. We currently aim to commence exporting medical cannabis biomass from Bophelo to Europe in 2022. From 2023 and beyond, we plan to expand our product offering to include cannabis oils and extracts, and ultimately, to produce consumer branded cannabis products for discerning patients. We may not be successful in timely expanding our production capacity, or obtaining any required regulatory approvals or licenses, to implement our growth plans, which, together with any capital expenditures made in our operations, may have a material adverse effect on our business, financial condition and operating results.
We are subject to the inherent risk of exposure to product liability claims.
As a cultivator and distributor of products designed to be ingested by humans, we face an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have caused bodily harm or injury. In addition, the sale of our products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Adverse reactions resulting from human consumption of our products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including, among others, that our products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning health risks, possible side effects or interactions with other substances. Product liability claims or regulatory actions against us could result in increased costs, could adversely affect our reputation with our clients and consumers generally, and could have a material adverse effect on our results of operations and financial condition. There can be no assurances that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of our products.
We are subject to the inherent risks involved with product recalls.
Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labelling disclosure. If any of our products are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection therewith. There can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if our products are subject to recall, our reputation could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for our products and could have a material adverse effect on our results of operations and financial condition. Additionally, product recalls may lead to increased scrutiny of our operations by regulatory agencies, requiring further management attention, potential loss of applicable licenses, and increased legal fees and other expenses.
Research regarding the medical benefits, viability, safety, efficacy, use and social acceptance of cannabis or isolated cannabinoids (such as cannabidiol and tetrahydrocannabinol) remains in early stages.
There have been relatively few clinical trials on the benefits of cannabis or isolated cannabinoids (such as cannabidiol and tetrahydrocannabinol. Although we believe that the articles, reports and studies support our beliefs regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, future research and clinical trials may prove such statements to be incorrect, or could raise concerns regarding, and perceptions relating to, cannabis. Given these risks, uncertainties and assumptions, investors should not place undue reliance on such articles and reports. Future research studies and clinical trials may draw opposing conclusions to those stated herein or reach negative conclusions related to medical cannabis, which could have a material adverse effect on the demand for our products and could result in a material adverse effect on our business, financial condition and results of operations or prospects.
We may not be able to maintain effective quality control systems.
We may not be able to maintain an effective quality control system. The effectiveness of our quality control system and our ability to obtain or maintain EU Good Manufacturing Practice (“EU GMP”) and Good Agricultural and Collecting Practices (“GACP”) certifications with respect to our manufacturing, processing and testing facilities depend on a number of factors, including the design of our quality control procedures, training programs, and the ability to ensure that our employees adhere to our policies and procedures. We also may depend on third party service providers to manufacture, process or test our products, that are subject to EU GMP and GACP requirements.
We expect that regulatory agencies will periodically inspect our and our service providers’ facilities to evaluate compliance with applicable EU GMP and GACP requirements. Failure to comply with these requirements may subject us or our service providers to possible regulatory enforcement actions. Any failure or deterioration of our or our service providers’ quality control systems, including loss of EU GMP and GACP certifications, may have a material adverse effect on our business, results of operations and financial condition.
The medical cannabis industry and market may not continue to exist or develop as we anticipate and we may ultimately be unable to succeed in this industry and market.
We are operating our current business in a relatively new industry, and our success depends on the continued growth of this market as well as our ability to attract and retain patients. Demand for pharmaceutical-grade cannabis and cannabis-based products is dependent on a number of social, political and economic factors that are beyond our control. Our projections on the number of people who have the potential to benefit from treatment with pharmaceutical-grade cannabis or cannabis-based products are based on our beliefs and estimates. These estimates have been derived from a variety of sources, including scientific literature, surveys of clinics, and market research, and may prove to be incorrect. There is no assurance that an increase in existing demand will occur, that we will benefit from any such increased demand, or that our business will remain profitable even in the event of such an increase in demand.
In addition to being subject to the general business risks applicable to a business involving an agricultural product and a regulated medical product, we need to continue to build brand awareness within the medical cannabis industry and make significant investments in our business strategy and production capacity. These investments include introducing new medical cannabis products into the markets in which we operate, adopting quality assurance protocols and procedures, building our international presence and undertaking regulatory compliance efforts. These activities may not promote our products as effectively as intended, or at all, and we expect that our competitors will undertake similar investments to compete with us for market share.
Competitive conditions, physician preferences, patient requirements and spending patterns in the medical cannabis industry and market are relatively unknown and may have been uniquely impacted by circumstances unlike those in other existing industries and markets. Our target patient population may be smaller than expected, may not be otherwise amenable to treatment with our products, or may become increasingly difficult to identify and access. Further, we may not be successful in our efforts to attract and retain patients, develop new pharmaceutical-grade cannabis and cannabis-based products, produce and distribute these products to the markets in which we operate or to which we export in time to be effectively commercialized. In order to be successful in these activities, we may be required to expend significantly more resources than we currently anticipate, which could adversely affect our business, financial condition, results of operations and prospects.
The cannabis and cannabinoid industries face strong opposition.
Many political and social organizations oppose hemp and cannabis and their legalization, and many people, even those who support legalization, oppose the sale of hemp, cannabis and their derivatives in their geographies. Our business will need support from local governments, industry participants, consumers and residents to be successful. Additionally, there are large, well-funded businesses and industry groups that may have a strong opposition to the cannabis industry. For example, the pharmaceutical and alcohol industries have traditionally opposed cannabis legalization. Any efforts by these or other industries opposed to cannabis to halt or impede the cannabis industry could have detrimental effects on our business.
We, or the medical cannabis industry more generally, may receive unfavorable publicity or become subject to negative patient, physician or investor perception.
We believe that the medical cannabis industry is highly dependent upon positive patient, physician or investor perception regarding the benefits, safety, efficacy and quality of the cannabis distributed to patients for medical use. Perception of the medical cannabis industry, medicinal cannabis products, currently and in the future, may be significantly influenced by scientific research or findings, regulatory investigations, litigation, political statements, media attention and other publicity (whether or not accurate or with merit) both in Israel and in other countries relating to the use of cannabis or cannabis-based products for medical purposes, including unexpected safety or efficacy concerns arising with respect to pharmaceutical-grade cannabis or cannabis-based products or the activities of medical-use cannabis industry participants.
There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the medical-use cannabis market or any particular medicinal cannabis products or will be consistent with prior publicity. Adverse future scientific research reports, findings and regulatory proceedings that are, or litigation, media attention or other publicity that is, perceived as less favorable than, or that questions, earlier research reports, findings or publicity (whether or not accurate or with merit) could result in a significant reduction in the demand for our medicinal cannabis products or cannabis for medical use more generally. Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of cannabis for medical purposes, or our current or future products specifically, or associating the use of cannabis with illness or other negative effects or events, could adversely affect us. This adverse publicity could arise even if the adverse effects associated with cannabis or cannabis-based products resulted from products that are not derived from medicinal cannabis or a patient’s failure to use such products legally, appropriately or as directed.
We are subject to the risks inherent in an agricultural business.
Following the completion of the Acquisition, our business involves the growing of cannabis, which is an agricultural product. The occurrence of severe adverse weather conditions, especially droughts, fires, storms or floods is unpredictable and may have a potentially devastating impact on agricultural production and may otherwise adversely affect the supply of cannabis. Adverse weather conditions may be exacerbated by the effects of climate change and may result in the introduction and increased frequency of pests and diseases. The effects of severe adverse weather conditions may reduce our yields or require us to increase our level of investment to maintain yields. Additionally, higher than average temperatures and rainfall can contribute to an increased presence of insects and pests, which could negatively affect cannabis crops. Future droughts could reduce the yield and quality of our cannabis production, which could materially and adversely affect our business, financial condition and results of operations.
The occurrence and effects of plant disease, insects and pests can be unpredictable and devastating to agricultural production, potentially rendering all or a substantial portion of the affected harvests unsuitable for sale. Even when only a portion of the production is damaged, our results of operations could be adversely affected because all or a substantial portion of the production costs may have been incurred. Although some plant diseases are treatable, the cost of treatment can be high and such events could adversely affect our operating results and financial condition. Furthermore, if we fail to control a given plant disease and the production is threatened, we may be unable to adequately supply our customers, which could adversely affect our business, financial condition and results of operations. There can be no assurance that natural elements will not have a material adverse effect on production.
Our business will be reliant upon third party suppliers, service providers and distributors.
As our business grows, we will need a supply chain for certain material portions of the production and distribution process of our products. Our suppliers, service providers and distributors may elect, at any time, to breach or otherwise cease to participate in supply, service or distribution agreements, or other relationships, on which our operations rely. Loss of our suppliers, service providers or distributors would have a material adverse effect on our business and operational results.
Bophelo currently purchases quality cannabis seeds primarily from OG DNA Genetics Inc. and also from other reputable suppliers of cannabis genetics based in Europe. If replacement seeds cannot be obtained at comparable prices, or at all, or if the necessary authorizations are not obtained, our business, financial condition and results of operations would be materially and adversely affected. Our operations could be materially and adversely affected if the supply of cannabis seeds is ceased or delayed and we do not find replacement suppliers and obtain all necessary authorizations.
Part of our strategy is to enter into and maintain arrangements with third parties related to the development, testing, marketing, manufacturing, distribution and commercialization of our products. Our revenues are dependent on the successful efforts of these third parties, including the efforts of our distribution partners. Entering into strategic relationships can be a complex process and the interests of our distribution partners may not be or remain aligned with our interests. Some of our current and future distribution partners may decide to compete with us, refuse or be unable to fulfill or honor their contractual obligations to us, or change their plans to reduce their commitment to, or even abandon, their relationships with us. There can be no assurance that our distribution partners will market our products successfully or that any such third-party collaboration will be on favorable terms.
Our profit margins and the timely delivery of our products are dependent upon the ability of our outside suppliers and manufacturers to supply us with products in a timely and cost-efficient manner. Our ability to develop our business and enter new markets and sustain satisfactory levels of sales in each market depends upon the ability of its outside suppliers and manufacturers to produce the ingredients and products and to comply with all applicable regulations. The failure of our primary suppliers or manufacturers to supply ingredients or produce its products could adversely affect our business operations.
There is no assurance that our sales and promotional activities will be successful.
Our future growth and profitability will depend on the effectiveness and efficiency of sales and promotional expenditures, including our ability to (i) create greater awareness of our products, (ii) determine the appropriate creative message and media mix for future marketing expenditures and (iii) effectively manage sales and promotional costs in order to maintain acceptable operating margins. We plan to continue to develop the direct sale model of Canmart, which may require us to establish our own clinics and pharmacies. There can be no assurance that our sales and promotional expenditures will result in revenues in the future or will generate awareness of our products and services. In addition, no assurance can be given that we will be able to manage our sales and promotional expenditures on a cost-effective basis.
We believe that maintaining and promoting our brand is critical to expanding our customer base. Maintaining and promoting our brand will depend largely on our ability to continue to provide quality, reliable and innovative products, which we may not do successfully. We may introduce new products or services that our customers do not like, which may negatively affect our brand and reputation. Maintaining and enhancing our brand may require us to make substantial investments, and these investments may not achieve the desired goals. If we fail to successfully promote and maintain our brand or if we incur excessive expenses in this effort, our business and financial results from operations could be materially adversely affected.
We may be unable to sustain its pricing model.
Significant price fluctuations or shortages in the cost of materials may increase our cost of goods sold and cause its results of operations and financial condition to suffer. If we are unable to secure materials at a reasonable price, we may have to alter or discontinue selling some of our products or attempt to pass along the cost to its customers, any of which could adversely affect our results of operations and financial condition.
Additionally, increasing costs of labor, freight and energy could increase our and our suppliers’ cost of goods. If our suppliers are affected by increases in their costs of labor, freight and energy, they may attempt to pass these cost increases on to us. If we pay such increases, we may not be able to offset them through increases in its pricing, which could adversely affect our results of operations and financial condition.
We may be unable to effectively manage future growth.
We may be subject to growth-related risks, including capacity constraints and pressure on our internal systems and controls. Our ability to manage growth effectively will require us to continue to implement and improve our operational and financial systems and to expand, train and manage our employee base. Rapid growth of our business may significantly strain our management, operations and technical resources. If we are successful in obtaining large orders for its products, we will be required to deliver large volumes of products to our customers on a timely basis and at a reasonable cost. We may not obtain large-scale orders for our products and if we do, we may not be able to satisfy large-scale production requirements on a timely and cost-effective basis. Our inability to deal with this growth may have a material adverse effect on our business, financial condition, results of operations and prospects.
We are subject to significant competition by new and existing competitors in the cannabis industry.
The industry in which we operate is subject to intense and increasing competition. Many of our competitors have greater resources that may enable them to compete more effectively than us in the cannabis industry, or they have a longer operating history and greater capital resources and facilities, which may enable them to compete more effectively in this market. We expect to face additional competition from existing licensees and new market entrants who are granted licenses in the jurisdictions in which we expect to operate, including the United Kingdom and the Kingdom of Lesotho, and other jurisdictions in which we intend to expand our operations. If a significant number of new licenses are granted in the near term, we may experience increased competition for market share and may experience downward pricing pressure on our products as new entrants increase production. Such competition may cause us to encounter difficulties in generating revenues and market share, and in positioning our products in the market. If we are unable to successfully compete with existing companies and new entrants to the market, our lack of competitive advantage will have a negative effect on our business and financial condition.
The legalization of adult-use, recreational cannabis may reduce sales of medical cannabis.
Legalization of the sale to adults of recreational, non-medical cannabis in any country may increase competition in the medical cannabis market. We currently do not plan to sell recreational, non-medical cannabis products. We may not be able to achieve our business plan in a highly competitive market where recreational, adult-use cannabis is legal, or the market may experience a drop in the price of cannabis and cannabis products over time, decreasing our profit margins.
We are dependent upon our management and key employees, and the loss of any member of our management team or any key employee could have a material adverse effect on our operations.
Our success is dependent upon the ability, expertise, judgment, discretion and good faith of our senior management and key employees, including, without limitation, Louisa Mojela, our Executive Chairman, and Tejinder Virk, our Chief Executive Officer. The loss of any member of our management team or any of our key employees could have a material adverse effect on our business and results of operations. While employment agreements and incentive programs are customarily used as primary methods of retaining the services of key employees, these agreements and incentive programs cannot assure the continued services of such employees. Any loss of the services of such individuals, or an inability to attract other suitably qualified persons when needed, could have a material adverse effect on our business, operating results or financial condition. We do not currently maintain key-person insurance on the lives of any of our key employees or members of management. Competition for qualified technical, sales and marketing staff, as well as officers and directors can be intense, and no assurance can be provided that we will be able to attract or retain such qualified individuals in the future, which may adversely affect our operations.
Our directors and officers may have conflicts of interest in conducting their duties.
We may be subject to various potential conflicts of interest because of the fact that some of our officers and directors may be engaged in a range of business activities. In addition, our executive officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to us. In some cases, our executive officers and directors may have fiduciary obligations associated with these business interests that interfere with their ability to devote time to our business and affairs and that could adversely affect our operations. These business interests could require significant time and attention of our executive officers and directors. For example, our Executive Chairman, Ms. Mojela controls the MMD Trust which leases premises to Bophelo. See a discussion of the Investor Rights Agreement under “Certain Relationships and Related Party Transactions  — Our Transactions with Executive Chairman.”
The recent Coronavirus (“COVID-19”) outbreak and similar disease outbreaks or public health emergencies could adversely affect our future operations.
Our operations could be significantly and adversely affected by the effects of a widespread global outbreak of a contagious disease and other unforeseen events, including the recent outbreak of a respiratory illness caused by COVID-19 and the related economic repercussions. We cannot accurately predict the effects COVID-19 will have on our operations and the ability of others to meet their obligations with us, including uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, and the length of travel and quarantine restrictions imposed by governments of affected countries. In light of the recent COVID-19 pandemic, there could be a negative impact on sourcing medical cannabis products for our distribution in the United Kingdom or, the continued buildout and optimization of our cultivation and manufacturing facilities in the Kingdom of Lesotho in accordance with the requirement of EU GMP and the export of our cannabis products from Lesotho to other areas of the world. Additionally, COVID-19 has caused significant disruptions to the global financial markets, which could impact our ability to raise additional capital. The ultimate impact on us and our significant suppliers and prospective customers is unknown, but our operations and financial condition could suffer in the event of any of these types of unpredictable events. Further, any significant uninsured liability may require us to pay substantial amounts, which would adversely affect our business, results of operations, financial condition and cash flows.
At Bophelo and Canmart’s offices and operations facilities in the United Kingdom and the Kingdom of Lesotho, all employees wear masks and practice social distancing. There are strict protocols on screening of employees and visitors; which include temperature checks and the requirement to complete detailed questionnaires concerning, among other things, possible exposure to COVID-19. Hand sanitizer is provided and hand washing protocols are in place. Signage has been put in place at our operations reminding visitors and staff of COVID-19 protocols. Both the U.K. and Lesotho governments have commenced the roll-out of COVID-19 vaccines to the population of each of those countries. The U.K. population has reached a significant level of vaccination, while Lesotho’s rate of vaccination is still in its early stages. Bophelo and Canmart have encouraged all of their employees to be vaccinated. Despite these measures taken, there is no guarantee that the continued development of COVID-19 will not affect their operations negatively.
We could be subject to a security breach that could result in significant damage or theft of products and equipment.
Breaches of security at our facilities may occur and could result in damage to or theft of products and equipment. A security breach at our facilities could result in a significant loss of inventory or work in process, expose us to liability under applicable regulations and increase expenses relating to the investigation of the breach and implementation of additional preventative security measures, any of which could have an adverse effect on our business, financial condition and results of operations.
We may incur significant costs to defend our intellectual property and other proprietary rights.
The ownership and protection of trademarks, patents, trade secrets and intellectual property rights are significant aspects of our future success. Unauthorized parties may attempt to replicate or otherwise obtain and use our products and technology. Policing the unauthorized use of our current or future trademarks, patents, trade secrets or intellectual property rights could be difficult, expensive, time-consuming and unpredictable, as may be enforcing these rights against unauthorized use by others.
In addition, other parties may claim that our products infringe on their proprietary rights such as trade secrets. Such claims, regardless of their merit, may result in the expenditure of significant financial and managerial resources, legal fees, injunctions, temporary restraining orders and/or require the payment of damages. Additionally, we may need to obtain licenses from third parties who allege that we have infringed on their lawful rights. Such licenses may not be available on terms acceptable to us or at all. In addition, we may not be able to obtain or utilize on terms that are favorable to us, or at all, licenses or other rights with respect to intellectual property that we do not own.
If we sustain cyber-attacks or other privacy or data security incidents that result in security breaches that disrupt our operations or result in the unintended dissemination of protected personal information or proprietary or confidential information, or if we are found by regulators to be non-compliant with statutory requirements for the protection and storage of personal data, we could suffer a loss of revenue, increased costs, exposure to significant liability, reputational harm and other serious negative consequences.
As our operations expand, we may process, store and transmit large amounts of data in our operations, including protected personal information as well as proprietary or confidential information relating to our business and third parties. Experienced computer programmers and hackers may be able to penetrate our layered security controls and misappropriate or compromise our protected personal information or proprietary or confidential information or that of third parties, create system disruptions or cause system shutdowns. They also may be able to develop and deploy viruses, worms and other malicious software programs that attack our systems or otherwise exploit any security vulnerabilities. Hardware, software, or applications we develop or procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Our facilities may also be vulnerable to security incidents or security attacks, acts of vandalism or theft, coordinated attacks by activist entities, misplaced or lost data, human errors, or other similar events that could negatively affect our systems and our customer’s data.
Risks Related to Our Expected International Operations and Operations in Emerging Markets
As a company based outside of the United States, we are subject to economic, political, regulatory and other risks associated with international operations.
Our business is subject to risks associated with conducting business outside of the United States. Following the completion of the Acquisition, our operations are based primarily in the United Kingdom and the Kingdom of Lesotho. Our principal office and Canmart’s operations are located in the United Kingdom, and Bophelo’s cultivation operations are located in the Kingdom of Lesotho. Accordingly, our future results could be harmed by a variety of factors, including, without limitation, the following:
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economic weakness, including inflation, or political instability in non-U.S. economies and markets;

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differing and changing regulatory requirements for product licenses and approvals;

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differing jurisdictions could present different issues for securing, maintaining or obtaining freedom to operate in such jurisdictions;

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difficulties in compliance with different, complex and changing laws, regulations and court systems of multiple jurisdictions and compliance with a wide variety of foreign laws, treaties and regulations;

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changes in applicable non-U.S. regulations and customs, tariffs and trade barriers;

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changes in applicable non-U.S. currency exchange rates and currency controls;

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changes in a specific country’s or region’s political or economic environment, including the implications of the recent decision of the United Kingdom to withdraw from the European Union;

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trade protection measures, import or export licensing requirements or other restrictive actions by governments;

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differing reimbursement regimes and price controls in certain non-U.S. markets;

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negative consequences from changes in tax laws;

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compliance with applicable tax, employment, immigration and labor laws for employees living or traveling abroad, including, for example, the variable tax treatment in different jurisdictions of options granted under our share option schemes or equity incentive plans;

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workforce uncertainty in countries where labor unrest is more common than in the United States;

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difficulties associated with staffing and managing international operations, including differing labor relations;

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production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and

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business interruptions resulting from geo-political actions, including war and terrorism, or natural disasters, including earthquakes, typhoons, floods and fires.

Our business could suffer as a result of the United Kingdom’s withdrawal from the European Union.
While we are incorporated in the Province of Ontario in Canada, our principal office, a number of our executive officers and key employees, and Canmart’s operations and assets are primarily located in the United Kingdom. The United Kingdom formally exited the European Union, commonly referred to as Brexit, on January 31, 2020. Under the terms of its departure, the United Kingdom entered into a transition period during which it continued to follow all European Union rules, and the trading relationship remained the same, until December 31, 2020. On December 24, 2020, the European Union and the United Kingdom entered into a new trade agreement to govern their relationship following Brexit. However, substantial uncertainty remains concerning which EU laws and regulations will continue to be implemented in the United Kingdom after Brexit (including financial laws and regulations, tax and free trade agreements, intellectual property rights, data protection laws, supply chain logistics, environmental, health and safety laws and regulations, immigration laws and employment laws).
The uncertainty concerning the United Kingdom’s legal, political and economic relationship with the European Union after Brexit may negatively impact direct foreign investment in the United Kingdom, increase costs, depress economic activity and restrict access to capital. It may also be a source of instability in the international markets, create significant currency fluctuations, and/or otherwise adversely affect trading agreements or similar cross-border cooperation arrangements (whether economic, tax, fiscal, legal, regulatory or otherwise) beyond the date of Brexit. We may also face new regulatory costs and challenges that could have an adverse effect on our operations.
The United Kingdom’s withdrawal from the European Union could lead to increased market volatility, which could make it more difficult for us to do business in Europe or have other adverse effects on our business.
As a result of the United Kingdom’s withdrawal from the European Union, the United Kingdom now has third country status outside of the European Union. Before the end of 2020, the United Kingdom and the European concluded a Trade and Cooperation Agreement (“TCA”) which took effect January 1, 2021. The terms of the TCA allow for tariff-free and quota-free access to the EU market for the United Kingdom so long as the United Kingdom does not diverge from EU laws. To the extent the United Kingdom does diverge from EU laws, access to EU markets may be made more restricted than it currently is. In addition, the TCA does not allow U.K. institutions access to EU markets, so it is possible that there will be a period of considerable uncertainty, particularly in relation to U.K. financial and banking markets, as well as in relation to the regulatory process in Europe. As a result of this uncertainty, financial markets could experience volatility. We may also face new regulatory costs and challenges that could have a material adverse effect on our operations. In this regard, the European Medicines Agency has already issued a notice reminding marketing authorization holders of centrally authorized medicinal products for human and veterinary use of certain legal requirements that need to be considered as part of Brexit, such as the requirement for the marketing authorization holder of a product centrally approved by the European Commission to be established in the European Union, and the requirement for some activities relating to centrally approved products to be performed in the European Union. As a third country, the United Kingdom will lose the benefits of global trade agreements negotiated by the European Union on behalf of its members, which may result in increased trade barriers which could make our doing business worldwide more difficult. In addition, currency exchange rates in the pound sterling and the euro with respect to each other and the U.S. dollar have already been adversely affected by Brexit. Should this foreign exchange volatility continue, it could cause volatility in our financial results.
We expect to increase our international sales in the future, and such sales may be subject to unexpected exchange rate fluctuations, regulatory requirements and other barriers.
We currently expect that our sales will be denominated in U.S. Dollars and Euro and that we may, in the future, have sales denominated in the currencies of additional countries in which we establish operations or distribution. In addition, we expect to incur the majority of our operating expenses in U.S. Dollars, Euro, South African Rands and Lesotho Maloti. Our international sales may be subject to unexpected regulatory requirements and other barriers. Any fluctuation in the exchange rates of foreign currencies may negatively affect our business, financial condition and results of operations. We have not previously engaged in foreign currency hedging. If we decide to hedge our foreign currency exposure, we may not be able to hedge effectively due to lack of experience, unreasonable costs or illiquid markets. In addition, those activities may be limited in the protection they provide from foreign currency fluctuations and can themselves result in losses.
A change in our tax residence could have a negative effect on our future profitability.
Although we are incorporated in the Province of Ontario in Canada, we are a resident in the United Kingdom for tax purposes. It is possible that in the future, whether as a result of a change in law or the practice of any relevant tax authority or as a result of any change in the conduct of our affairs following a review by our directors or for any other reason, we could become, or be regarded as having become, a resident in a jurisdiction other than the United Kingdom. Should we cease to be tax resident in the United Kingdom, we may have exposure related to unexpected tax liabilities, such as a charge of United Kingdom, capital gains tax on a deemed disposal at market value of our assets and of unexpected tax charges in other jurisdictions on our income. Similarly, if the tax residency of any of our future subsidiaries were to change from their current jurisdiction for any of the reasons listed above, we may be subject to a charge of local capital gains tax on the assets.
Tax regulations and challenges by tax authorities could have a material adverse effect on our business.
We expect to operate in a number of countries and will therefore be regularly examined by and remain subject to numerous tax regulations. Changes in our global mix of earnings could affect our effective tax rate. Furthermore, changes in tax laws could result in higher tax-related expenses and payments. Legislative changes in any of the countries in which we operate could materially impact our tax receivables and liabilities as well as deferred tax assets and deferred tax liabilities. Additionally, the uncertain tax environment in some regions in which we operate may limit our ability to successfully challenge adverse determination by any local tax authorities. We expect to operate in countries with complex tax rules, which may be interpreted in a variety of ways and could affect our effective tax rate. Future interpretations or developments of tax regimes or a higher than anticipated effective tax rate could have a material adverse effect on our tax liability, return on investments and business operations.
In addition, we and our future subsidiaries operate in, are incorporated in and are tax residents of, various jurisdictions. The tax authorities in the various jurisdictions in which we and our subsidiaries operate, or are incorporated, may disagree with and challenge our assessments of our transactions, tax position, deductions, exemptions, where we or our subsidiaries are tax resident, or other matters. If we are unsuccessful in responding to any such challenge from a tax authority, we may be required to pay additional taxes, interest, fines or penalties, we may be subject to taxes for the same business in more than one jurisdiction or may also be subject to higher tax rates, withholding or other taxes. A successful challenge could potentially result in payments to the relevant tax authority of substantial amounts that could have a material adverse effect on our financial condition and results of operations.
Even if we are successful in responding to challenges by taxing authorities, responding to such challenges may be expensive, consume time and other resources, or divert management’s time and focus from our business operations. Therefore, a challenge as to our tax position or status or transactions, even if unsuccessful, may have a material adverse effect on our business, financial condition, results of operations or liquidity or the business, financial condition, and results of operations.
We may be subject to emerging market risks.
Emerging market investment generally poses a greater degree of risk than investment in more mature market economies because the economies in the developing world are more susceptible to destabilization resulting from domestic and international developments.
The Kingdom of Lesotho has a history of economic instability and crises, as well as political instability. Laws and regulations applicable to our cultivation operations in the Kingdom of Lesotho are subject to change in the future and could adversely affect our business, financial condition and results of operations. In particular, fluctuations in the economy in Southern Africa and actions adopted by the government have had and may continue to have a significant impact on companies operating in Southern Africa, including in the Kingdom of Lesotho. Specifically, Bophelo may be impacted by inflation, foreign currency fluctuations, regulatory policies, business and tax regulations and, in general, by the political, social and economic scenarios in the Kingdom of Lesotho and other countries in which we may do business.
Global or regional economic crises could negatively affect investor confidence in emerging markets or the economies of the countries in Southern Africa, including the Kingdom of Lesotho. A significant decline in economic growth or a sustained economic downturn for any of Lesotho’s major trading partners (in particular, the United Kingdom, the United States and China) could have a material adverse impact on the balance of trade and remittances, resulting in lower economic growth. Deterioration in the economic and political situation in South Africa, which surrounds the Kingdom of Lesotho entirely, could adversely affect the local economy and cause instability by disrupting diplomatic or commercial relationships with other nearby countries. Any future tensions may cause political and economic uncertainty, instability, market volatility, low confidence levels and higher risk aversion by investors and market participants that may negatively affect economic activity generally in Southern Africa, including in the Kingdom of Lesotho. Such events could materially and adversely affect Bophelo’s business, financial condition and results of operations.
Exchange controls may restrict our ability to convert or transfer sums in foreign currencies.
Companies operating in Southern Africa are subject to exchange control limitations. Exchange controls in the Kingdom of Lesotho are administered by the Central Bank of Lesotho. While exchange controls have been relaxed in recent years and may continue to be relaxed, companies operating in Southern Africa remain subject to restrictions on their ability to export capital outside of the Common Monetary Area, which includes South Africa, Namibia, Lesotho and Eswatini. In addition, as the cash flows of certain countries are highly dependent on the export of certain raw materials, the ability to convert such currencies can be limited by the timing of payments for such exports, which may require us to organize our currency conversions around such constraints. These restrictions may affect the manner in which we finance our transactions outside Southern Africa and the geographic distribution of our debt.
We can offer no assurance that additional restrictions on currency exchange will not be implemented in the future or that these restrictions will not limit our ability to transfer cash, which could have a material adverse effect on our business, financial condition, results of operations and prospects.
The markets in which we may operate are exposed to high inflation and interest rates which could increase our operating costs and reduce our profitability.
The economies of the countries in which we may operate, including the Kingdom of Lesotho, in the past have been, and in the future may continue to be, characterized by rates of inflation and interest rates that are substantially higher than those prevailing in the United States and other highly developed economies. High rates of inflation could increase our costs in such regions and decrease our operating margins. The CPI inflation in the Kingdom of Lesotho is at 5.1 percent during the ongoing financial year 2021-22. Inflation in Southern African countries generally results in an increase in our operational costs. Higher and sustained inflation in the future, with a consequent increase in operational costs, could have a material adverse effect on our results of operations and our financial condition and could result in operations being discontinued or reduced or rationalized, which could have a material adverse effect on our business, financial condition and results of operations.
Although higher interest rates would increase the amount of income we earn on our cash balances, they would also adversely affect our ability to obtain cost-effective debt financing in certain countries in which we may operate.
Operating in emerging markets may subject us to greater political, economic and market risks than those we would face if we only operated in more developed markets, which could increase our operating costs.
Emerging markets, including the Kingdom of Lesotho in Southern Africa, are subject to greater risks than more developed markets. The political, economic and market conditions in many emerging markets present risks that could make it more difficult to operate our business successfully. These risks include:
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the strength of emerging market economies;

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fluctuations in interest rates;

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political and economic instability, including higher rates of inflation and currency fluctuations;

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high levels of crime and unemployment;

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higher levels of corruption, including bribery of public officials;

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loss due to civil strife, acts of war or terrorism, guerrilla activities and insurrection;

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lack of well-developed legal systems which could make it difficult for us to enforce our intellectual property and contractual rights;

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potential adverse changes in laws and regulatory practices, including import and export license requirements and restrictions, tariffs, taxation and other laws or policies affecting foreign trade or investment;

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restrictions on the right to convert or repatriate currency or export assets;

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introduction or changes to indigenization and empowerment programs;

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logistical and communications challenges;

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difficulties in staffing and managing operations and ensuring the safety of our employees;

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greater risk of uncollectible accounts and longer collection cycles; and

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future downgrades of the debt ratings of the countries in which we operate.

If we are unable to effectively manage these risks, it could have a material adverse effect on our business, financial condition and results of operations.
Governments in Africa have in the past intervened in the economies of their respective countries and occasionally made significant changes in policy and regulations. Governmental actions have often involved, among other measures, nationalizations and expropriations, price controls, currency devaluations, mandatory increases on wages and employee benefits, capital controls, limits on imports and arbitrary interference with private ownership of contract rights. Our business, financial condition and results of operations may be adversely affected by changes in government policies or regulations, including such factors as exchange rate and exchange control policies, inflation control policies, price control policies, consumer protection policies, import duties and restrictions, liquidity of domestic capital and lending markets, electricity rationing, tax policies, including tax increases and retroactive tax claims, and other political, diplomatic, social and economic developments in or affecting the countries where we operate. In the future, the level of intervention by African governments may continue to increase. It is difficult to predict the future political, economic and market environment in these countries, and these or other measures could have a material adverse effect on the economy of the countries in which we may operate and, consequently, could have a material adverse effect on our business, financial condition and results of operations.
We face the risk of disruption from labor disputes and changes to labor laws, which could result in significant additional operating costs or alter our relationship with our employees.
We are required to comply with extensive labor regulations in each of the countries in which we will have employees, including with respect to wages, social security benefits and termination payments. For example, Lesotho laws relating to labor regulate work time, provide for mandatory compensation in the event of termination of employment for operational reasons, and impose monetary penalties for non-compliance with administrative and reporting requirements in respect of affirmative action policies, which could result in significant costs.
In addition, future changes to Lesotho legislation and regulations relating to labor may increase our costs or alter our relationship with our employees. Resulting disruptions could have a material adverse effect on our business, results of operations and financial condition.
Risks Related to our Regulatory Framework
The medicinal cannabis regulatory regime is very restrictive and new in the United Kingdom, and laws and enforcement could rapidly change again.
There are significant legal restrictions and regulations that govern the cannabis industry in the United Kingdom. The legislative changes recently made to allow for the prescription and possession of medicinal cannabis without Home Office licenses were very narrow. “Cannabis” remains a Class B controlled drug under the Misuse of Drugs Act 1973 and remains a Schedule 1 drug under the Misuse of Drugs Regulation 2001 (“MDR 2001”). Schedule 1 contains drugs which are not used medically. Cultivation, distribution and possession of Schedule 1 controlled drug is illegal without appropriate licenses. It is only CBPMs that have been moved to various other schedules under the MDR 2001, which then allows for the prescription and possession of CBPMs without a license.
However, there are also strict requirements that need to be met for the supply of CBPMs to patients to be compliant with the regulations. Despite the demand for CBPMs, there has been great reluctance from the medical establishment in general to prescribe “medicinal products” for which there are no official prescribing guidelines and a lack of clinical data. In particular, the Royal College of Physicians and NHS England have issued guidelines for medical practitioners stating that there is currently limited evidence of the effectiveness of CBPMs, except in very limited cases. This appears to have made specialist doctors loathe to prescribe CBPMs against this explicit guidance. As the medical establishment and regulators are still firming up their approaches to guidance and enforcement, this can create a level of operating uncertainty.
Our activities are, and will continue to be, subject to evolving regulation by governmental authorities. Due to the current regulatory environment in the United Kingdom, new risks may emerge; management may not be able to predict all such risks.
U.K. based companies also need to be aware of the potential difficulties posed by the U.K. Proceeds of Crime Act 2002 (“POCA”). POCA prohibits dealing with any benefit (directly or indirectly) arising from criminal conduct. Conduct is criminal if it:
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constitutes an offence in any part of the United Kingdom, or

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would constitute an offence in part of the United Kingdom if it occurred there.

This principle of “dual criminality” means that measures to legalize cannabis overseas can be potentially irrelevant when it comes to investing in the United Kingdom, and medicinal cannabis companies operating in the United Kingdom.
Although the risk of action being taken against a U.K. investor by law enforcement may be considered low when dealing with the indirect proceeds of cannabis, U.K. companies and investors should be sure to understand the precise nature of their investments or transactions and to keep in mind that investing in, or doing business with, companies involved in recreational cannabis, even where their activity is legal under the laws applicable to them, may nonetheless cause the U.K.-based investor or counterparty to violate U.K. money laundering laws.
Cannabis laws, regulations, and guidelines are dynamic and subject to changes.
Cannabis laws and regulations are dynamic and subject to evolving interpretations which could require us to incur substantial costs associated with compliance or alter certain aspects of our business plan. It is also possible that regulations may be enacted in the future that will be directly applicable to certain aspects of our businesses. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business. Management expects that the legislative and regulatory environment in the cannabis industry in the United Kingdom, the Kingdom of Lesotho and internationally will continue to be dynamic and will require innovative solutions to try to comply with this changing legal landscape in this nascent industry for the foreseeable future. Failure to comply with any such legislation may have a material adverse effect on our business, financial condition and results of operations.
Public opinion can also exert a significant influence over the regulation of the cannabis industry. A negative shift in the public’s perception of the cannabis industry could affect future legislation or regulation in different jurisdictions.
There are risks associated with the regulatory regime and permitting requirements of our operations.
Achievement of our business objectives is contingent, in part, upon compliance with regulatory requirements enacted by governmental authorities and obtaining all regulatory approvals, where necessary, for the cultivation, processing and sale of our products. Bophelo and Canmart currently holds the licenses required to conduct their respective operations. We may not be able to obtain or maintain the necessary licenses, permits, quotas, authorizations, certifications or accreditations to operate our business going forward, or may only be able to do so at great cost. We cannot predict the time required to secure all appropriate regulatory approvals for our products, or the extent of testing and documentation that may be required by local governmental authorities.
Our officers and directors must rely, to a great extent, on our local legal counsel and local consultants retained in the United Kingdom and Lesotho in order to keep abreast of material legal, regulatory and governmental developments as they pertain to and affect our business operations, and to assist us with governmental relations. We must rely, to some extent, on those members of management and the Board who have previous experience working and conducting business in the United Kingdom or the Kingdom of Lesotho in order to enhance our understanding of and appreciation for the local business culture and practices in such jurisdictions.
We also rely on the advice of local experts and professionals in connection with any current and new regulations that develop in respect of banking, financing and tax matters in the jurisdictions in which we operate. Any developments or changes in such legal, regulatory or governmental requirements or in local business practices in such jurisdictions are beyond our control and may adversely affect our business.
We will incur ongoing costs and obligations related to regulatory compliance. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. We may be required to compensate those suffering loss or damage by reason of our operations and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations. In addition, changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on our business, results of operations and financial condition.

Any failure on our part to comply with applicable regulations or to obtain and maintain the necessary licenses and certifications could prevent us from being able to carry on our business, and there may be additional costs associated with any such failure.
Our business activities are heavily regulated in all jurisdictions where we do business. Our operations are subject to various laws, regulations and guidelines by governmental authorities relating to the cultivation, processing, manufacture, marketing, management, distribution, transportation, storage, sale, packaging, labelling, pricing and disposal of cannabis and cannabis products. In addition, we are subject to laws and regulations relating to employee health and safety, insurance coverage and the environment. Laws and regulations, applied generally, grant government agencies and self-regulatory bodies broad administrative discretion over our activities, including the power to limit or restrict business activities as well as impose additional disclosure requirements on our products and services.
Any failure by us to comply with applicable regulatory requirements could:
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require extensive changes to our operations;

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result in regulatory or agency proceedings or investigations;

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result in the revocation of our licenses and permits, the imposition of additional conditions on licenses to operate our business, and increased compliance costs;

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result in product recalls or seizures;

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result in damage awards, civil or criminal fines or penalties;

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result in the suspension or expulsion from a particular market or jurisdiction of our key personnel;

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result in restrictions on our operations or the imposition of additional or more stringent inspection, testing and reporting requirements;

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harm our reputation; or

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give rise to material liabilities.

There can be no assurance that any future regulatory or agency proceedings, investigations or audits will not result in substantial costs, a diversion of management’s attention and resources or other adverse consequences to our business.
In addition, changes in regulations, government or judicial interpretation of regulations, or more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increase compliance costs or give rise to material liabilities or a revocation of our licenses and other permits. Furthermore, governmental authorities may change their administration, application or enforcement procedures at any time, which may adversely affect our ongoing regulatory compliance costs. There is no assurance that we will be able to comply or continue to comply with applicable regulations.
The legal cannabis market is a relatively new industry. As a result, the size of our target market is difficult to quantify, and investors will be reliant on their own estimates on the accuracy of market data.
Because the cannabis industry is in a nascent stage, there is a lack of information about comparable companies available for potential investors to review in deciding whether to invest in us and, few, if any, established companies whose business model we can follow or upon whose success we can build. Accordingly, investors should rely on their own estimates regarding the potential size, economics and risks of the cannabis market in deciding whether to invest in our Common Shares. We are an early-stage company that has not generated net income. There can be no assurance that our growth estimates are accurate or that the cannabis market will be large enough for our business to grow as projected.
Although we are committed to researching and developing new markets and products and improving existing products, there can be no assurances that such research and market development activities will prove profitable or that the resulting markets or products, if any, will be commercially viable or successfully produced and marketed. We must rely largely on our own market research to forecast sales and design products as detailed forecasts and consumer research are not generally obtainable from reliable third-party sources in the United Kingdom, the European market, Southern Africa, Canada and in other international jurisdictions.
In addition, there is no assurance that the industry and market will continue to exist and grow as currently estimated or anticipated or function and evolve in the manner consistent with management’s expectations and assumptions. We could also be subject to other events or circumstances that adversely affect the cannabis industry, such as the imposition of further restrictions on sales and marketing or further restrictions on sales in certain areas and markets.
Marijuana remains illegal under U.S. federal law, and the enforcement of U.S. cannabis laws could change.
There are significant legal restrictions and regulations that govern the cannabis industry in the United States. Marijuana remains a Schedule I drug under the Controlled Substances Act, making it illegal under federal law in the United States to, among other things, cultivate, distribute or possess cannabis in the United States. In those states in which the use of marijuana has been legalized, its use remains a violation of federal law pursuant to the Controlled Substances Act. The Controlled Substances Act classifies marijuana as a Schedule I controlled substance, and as such, medical and adult use cannabis use is illegal under U.S. federal law. Unless and until the U.S. Congress amends the Controlled Substances Act with respect to marijuana (and the President approves such amendment), there is a risk that federal authorities may enforce current federal law. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the United States may form the basis for prosecution under applicable U.S. federal money laundering legislation. While the approach to enforcement of such laws by the federal government in the United States has trended toward non-enforcement against individuals and businesses that comply with medical or adult-use cannabis regulatory programs in states where such programs are legal, strict compliance with state laws with respect to cannabis will neither absolve us of liability under U.S. federal law, nor will it provide a defense to any federal proceeding which may be brought against us should we expand our operations into the U.S. Since U.S. federal law criminalizing the use of marijuana pre-empts state laws that legalize its use, enforcement of federal law regarding marijuana may be a significant risk and could greatly harm our business, prospects, revenue, results of operation and financial condition if we were to expand our operations into the United States. We currently have no operations in the United States and no plans to expand our operations into the United States in the foreseeable future.
Our activities are, and will continue to be, subject to evolving regulation by governmental authorities. The legality of the production, cultivation, extraction, distribution, retail sales, transportation and use of cannabis differs among states in the United States. Due to the current regulatory environment in the United States, new risks may emerge; management may not be able to predict all such risks. Due to the conflicting views between state legislatures and the federal government regarding cannabis, cannabis businesses are subject to inconsistent laws and regulations. There can be no assurance that the federal government will not enforce federal laws relating to marijuana and seek to prosecute cases involving marijuana businesses that are otherwise compliant with state laws in the future. To date, federal enforcement agencies have taken little or no action against state-compliant cannabis businesses in the United States. However, the DOJ may change its enforcement policies at any time, with or without advance notice. The uncertainty of U.S. federal enforcement practices going forward and the inconsistency between U.S. federal and state laws and regulations may present risks for us if we expand our operations into the United States in the future.
Risks Related to Financials and Accounting
There are tax risks we may be subject to in carrying out our business in multiple jurisdictions.
We will operate and, accordingly, will be subject to income tax and other forms of taxation in multiple jurisdictions. We may be subject to income taxes and non-income taxes in a variety of jurisdictions and our tax structure may be subject to review by both domestic and foreign taxation authorities. Those tax authorities may disagree with our interpretation and/or application of relevant tax rules. A challenge by a tax authority in these circumstances might require us to incur costs in connection with litigation against the relevant tax authority or reaching a settlement with the tax authority and, if the tax authority’s challenge is successful, could result in additional taxes (perhaps together with interest and penalties) being assessed on us, and as a result an increase in the amount of tax payable by us. In addition, we may be subject to different taxes imposed by the local governments in the jurisdictions where we operate, and changes within such tax, legal and regulatory framework may have an adverse effect on our financial results.
Taxation laws and rates which determine taxation expenses may vary significantly in different jurisdictions, and legislation governing taxation laws and rates are also subject to change. Therefore, our earnings may be affected by changes in the proportion of earnings taxed in different jurisdictions, changes in taxation rates, changes in estimates of liabilities and changes in the amount of other forms of taxation. The determination of our provision for income taxes and other tax liabilities will require significant judgment (including based on external advice) as to the interpretation and application of these rules. We may have exposure to greater than anticipated tax liabilities or expenses.
There is a risk that we will be a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes for the current or any future taxable year, which could result in material adverse U.S. federal income tax consequences if you are a U.S. Holder.
If we (or any of our non-U.S. subsidiaries) are a PFIC for any taxable year during which a U.S. Holder owns Common Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. The determination of whether a corporation is a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules that are subject to differing interpretations. In addition, the determination of whether a corporation will be a PFIC for any taxable year generally can only be made after the close of such taxable year. Therefore, it is possible that we could be classified as a PFIC for our initial taxable year or in future years due to changes in the nature of our business, composition of our assets or income, as well as changes in our market capitalization. In particular, our PFIC status will depend, in part, on the amount of cash that we raise in this offering and how quickly we utilize the cash in our business. Based upon the foregoing, it is uncertain whether we will be a PFIC for our current taxable year or any future taxable year. We have not determined, if we (or any of our non-U.S. subsidiaries) were to be classified as a PFIC for a taxable year, whether we will provide information necessary for a U.S. Holder to make a “qualified electing fund” election which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs. Accordingly, U.S. Holders should assume that they will not be able to make a qualified electing fund election with respect to our Common Shares. The PFIC rules are complex, and each U.S. Holder should consult his, her or its own tax advisor regarding the PFIC rules, the elections which may be available, and how the PFIC rules may affect the U.S. federal income tax consequences relating to the ownership and disposition of our Common Shares.
Failure to develop our internal controls over financial reporting as we grow could have an adverse effect on our operations.
As we mature, we will need to continue to develop and improve our current internal control systems and procedures to manage our growth. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish appropriate controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors.
Risks Related to Our Common Shares and This Offering
Investing in an emerging market poses a greater degree of risk than investing in more mature market economies.
Emerging market investment generally poses a greater degree of risk than investment in more mature market economies because the economies in the developing world are more susceptible to destabilization resulting from domestic and international developments. All of our cannabis cultivation operations are based in the Kingdom of Lesotho in Southern Africa. See “Risks Related to our International Operations” above.
Even if this offering is successful, we will need to raise additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product and business development efforts or other operations.
We expect the net proceeds from this offering to be $17.8 million (or $20.0 million if the underwriters exercise in full their option to purchase up to 600,000 additional Common Shares from us) before deducting offering expenses payable by us. We expect that the net proceeds from this offering will be sufficient to fund our current operations at least through the end of 2022. However, our operating plan may change as a result of many factors currently unknown to us, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings, government or other third-party funding, marketing and distribution arrangements and other collaborations, strategic alliances or a combination of these approaches. Raising funds in the current economic environment may present additional challenges. It is not certain that we have accounted for all costs and expenses of future development and regulatory compliance. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.
Any additional fundraising efforts may divert the attention of our management team from their day-to-day activities, which may adversely affect our ability to launch our business and develop and commercialize our products. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any future financing may adversely affect the holdings or the rights of our shareholders, and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our shares to decline. The sale of additional equity or convertible securities may dilute our existing shareholders. The incurrence of indebtedness would result in increased fixed payment obligations, and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely affect our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable and we may be required to relinquish rights to some of our technologies or products or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects.
If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or discontinue one or more of our research or development programs or the commercialization of any product, or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations.
We have a significant shareholder, which may limit your ability to influence corporate matters and may give rise to conflicts of interest.
We have a significant shareholder, Halo. Philip van den Berg, the Chief Financial Officer and a director of Halo, is currently serving as Halo’s appointee to our Board of Directors pursuant to the Investor Rights Agreement. See a discussion of the Investor Rights Agreement under “Prospectus Summary — Our History and Relationship with Halo.” As of November 12, 2021, following the closing of the Acquisition and the Halo Transfer, Halo owned approximately 49.6% of our outstanding Common Shares. Following this offering, assuming all of the Common Shares offered hereby are sold (assuming no exercise by the underwriters of their option to purchase additional Common Shares) and conversion of the Debenture at a conversion price of $4.00 per share (the initial public offering price), we anticipate that Halo will own approximately 43.8% of our outstanding Common Shares. Accordingly, Halo exerts and may continue to exert significant influence over us and any action requiring the approval of the holders of our Common Shares, such as election of directors, amendments to our organizational documents, and approval of significant corporate transactions. This concentration of ownership may prevent or discourage unsolicited acquisition proposals or offers for our Common Shares that you may feel are in your best interest as one of our shareholders. Furthermore, the interests of Halo may not always coincide with your interests or the interests of other shareholders and Halo may act in a manner that advances its best interests and not necessarily those of other shareholders. Additionally, our directors, Mr. Kié and Ms. Mojela each served as a director of Halo from October 2020 to July 2021, and July 2020 to July 2021, respectively. While our board does not believe any inherent conflict of interest exists due to each of Mr. Kie and Ms. Mojela’s role as directors of Halo, there may still be an appearance of a conflict of interest due to their prior roles.
If you purchase our Common Shares in this offering, you will incur immediate and substantial dilution in the book value of your Common Shares.
The initial public offering price of our Common Shares will be substantially higher than the pro forma as adjusted net tangible book value per share of our Common Shares immediately after the completion of this offering. You will suffer immediate and substantial dilution in the net tangible book value of the Common Shares you purchase in this offering. Based on the initial public offering price of $4.00 per Common Share and the sale of 4,000,000 Common Shares (after deducting estimated offering expenses), purchasers of Common Shares in this offering will experience dilution of approximately $3.45 per Common Share (not including the over-allotment of up to an additional 600,000 Common Shares if the full over-allotment option is exercised by the underwriters) in net tangible book value of the Common Shares.
See “Dilution.” To the extent that new equity awards are issued under our share-based compensation plans or we issue additional Common Shares including upon any conversion of the Debenture as applicable after this offering, there will be further dilution to investors participating in this offering.
Future sales and issuances of our capital stock or rights to purchase capital stock could result in additional dilution of the percentage ownership of our stockholders and could cause the price of our Common Shares to decline.
We may issue additional securities following the closing of this offering. Future sales and issuances of our capital stock or rights to purchase our capital stock could result in substantial dilution to our existing shareholders. We may sell Common Shares, convertible securities, and other equity securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, investors may be materially diluted. New investors in such subsequent transactions could gain rights, preferences, and privileges senior to those of holders of our Common Shares.
Listing our Common Shares on a securities exchange will likely increase our regulatory burden. O
Our Common Shares have been approved for listing under the symbol “AKAN” on the Nasdaq Capital Market. Although to date we have not been subject to the continuous and timely disclosure requirements of exchange rules, regulations and policies of Nasdaq, we are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial management control systems to manage our obligations as a public company listed on Nasdaq. These areas include corporate governance, corporate controls, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas, including our internal controls over financial reporting. However, we cannot assure holders of our shares that these and other measures that we might take will be sufficient to allow us to satisfy our obligations as a public company listed on Nasdaq on a timely basis and that we will be able to achieve and maintain compliance with applicable listing requirements. In addition, compliance with reporting and other requirements applicable to public companies listed on Nasdaq will create additional costs for us and will require the time and attention of management. We cannot predict the amount of the additional costs that we might incur, the timing of such costs or the effects that management’s attention to these matters will have on our business.
We will incur increased costs as a result of operating as a public company and our management will be required to devote substantial time to new compliance initiatives.
As a public company, particularly after we are no longer an emerging growth company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and rules implemented by the SEC and Nasdaq, impose various requirements on public companies, including requirements to file periodic and event-driven reports with respect to our business and financial condition and operations and establish and maintain effective disclosure and financial controls and corporate governance practices. Our management and other personnel have limited experience operating a public company, which may result in operational inefficiencies or errors, or a failure to improve or maintain effective internal controls over financial reporting (“ICFR”) and disclosure controls and procedures necessary to ensure timely and accurate reporting of operational and financial results. Our existing management team will need to devote a substantial amount of time to these compliance initiatives, and we may need to hire additional personnel to assist us with compliance. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time consuming and costly.
Pursuant to Section 404 of the Sarbanes-Oxley Act (“Section 404”), we will be required to furnish a report by our management on our ICFR, which, after we are no longer an emerging growth company, must be accompanied by an attestation report on ICFR issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will document and evaluate our ICFR, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants, and adopt a detailed work plan to assess and document the adequacy of our ICFR, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented, and implement a continuous reporting and improvement process for ICFR. If our management and/or auditors determine that there are one or more material weaknesses in our ICFR, such a determination could cause an adverse reaction in the financial markets due to a loss of confidence in the reliability of our consolidated financial statements.
In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some public company required activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and divert management’s time and attention from revenue generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies, regulatory authorities may initiate legal proceedings against us and our business may be harmed.
We also expect that being a public company and complying with applicable rules and regulations will make it more expensive for us to obtain director and officer liability insurance. These factors could also make it more difficult for us to attract and retain qualified executive officers and members of our Board.
If we fail to meet applicable listing requirements, Nasdaq may delist our Common Shares from trading, in which case the liquidity and market price of our Common Shares could decline.
We cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Common Shares, we and our shareholders could face significant material adverse consequences, including:
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a limited availability of market quotations for our Common Shares;

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reduced liquidity for our Common Shares;

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a determination that our Common Shares are “penny stock”, which would require brokers trading in our Common Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Common Shares;

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a limited amount of news about us and analyst coverage of us; and

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a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

Receiving financial benefit directly or indirectly as a result of ownership of Common Shares may be subject to anti-money laundering laws in the United Kingdom.
Cannabis-related financial transactions, including investment in the securities of cannabis companies and receipt of any associated benefits, such as dividends, could be subject to anti-money laundering laws in the U.K., specifically the Proceeds of Crime Act, however the application of these laws is still developing. In the U.K., financial benefit directly or indirectly arising from conduct that would be considered unlawful if it were to take place in the U.K. may be viewed to be within the purview of these laws, and persons receiving any such benefit, including investors may be subject to liability under such laws. Each prospective investor should therefore contact his, her or its own legal advisor regarding the ownership of our Common Shares and any related potential liability. The Proceeds of Crime Act is further discussed on pages 23 and 65.

Our executive officers, directors, significant shareholder and their respective affiliates may continue to exercise significant control over us after this offering, which will limit your ability to influence corporate matters and could delay or prevent a change in corporate control.
Our executive officers, directors and significant shareholder, Halo, represent beneficial ownership, in the aggregate, of approximately 68.1% of our outstanding Common Shares. Immediately following the completion of this offering, and disregarding any Common Shares that they purchase in this offering, if any, the existing holdings of our executive officers, directors, significant shareholder, Halo, and their affiliates will represent beneficial ownership, in the aggregate, of approximately 60.5% of our outstanding Common Shares. As a result, these shareholders may be able to influence our management and affairs and control the outcome of matters submitted to our shareholders for approval, including the election of directors and any sale, merger, consolidation, or sale of all or substantially all of our assets. These shareholders may have interests with respect to their Common Shares that are different from those of investors in this offering, and the concentration of voting power among one or more of these shareholders may have an adverse effect on the price of our Common Shares. In addition, this concentration of ownership might adversely affect the market price of our Common Shares by:
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delaying, deferring or preventing a change of control in us;

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impeding a merger, consolidation, takeover or other business combination involving us; or

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discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

Our directors and officers may have conflicts of interest in conducting their duties.
We may be subject to various potential conflicts of interest because of the fact that some of our officers and directors may be engaged in a range of business activities. In addition, our executive officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to us. In some cases, our executive officers and directors may have fiduciary obligations associated with these business interests that interfere with their ability to devote time to our business and affairs and that could adversely affect our operations. These business interests could require significant time and attention of our executive officers and directors.
We have broad discretion in how we use the proceeds of this offering and may not use these proceeds effectively, which could affect our results of operations and cause the price of our Common Shares to decline.
We will have considerable discretion in the application of the net proceeds of this offering. We intend to use the net proceeds from this offering for property, plant and equipment, operations, working capital, and general corporate purposes. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our shareholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.
We are a foreign private issuer and intend to take advantage of the less frequent and detailed reporting obligations applicable to foreign private issuers.
We are a “foreign private issuer”, as such term is defined in Rule 405 under the Securities Act, and are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we will be subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. As a result, we will not file the same reports that a U.S. domestic issuer would file with the SEC, although we will be required to file with or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws. In addition, our officers, directors, and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell shares, as the reporting deadlines under the corresponding Canadian insider reporting requirements are longer.

As a foreign private issuer, we will be exempt from the rules and regulations under the Exchange Act related to the furnishing and content of proxy statements. We will also be exempt from Regulation FD, which prohibits issuers from making selective disclosures of material non-public information. While we will comply with the corresponding requirements relating to proxy statements and disclosure of material non-public information under Canadian securities laws, these requirements differ from those under the Exchange Act and Regulation FD and shareholders should not expect to receive the same information at the same time as such information is provided by U.S. domestic companies. In addition, we will have more time than U.S. domestic companies after the end of each fiscal year to file our annual report with the SEC and will not be required under the Exchange Act to file quarterly reports with the SEC.
In addition, as a foreign private issuer, we have the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to U.S. securities laws, and provided that we disclose the requirements we are not following and describe the Canadian practices we follow instead. We may in the future elect to follow home country practices in Canada with regard to certain corporate governance matters.
As a result, our shareholders may not have the same protections afforded to shareholders of U.S. domestic companies that are subject to all corporate governance requirements.
We may lose our status as a foreign private issuer in the United States, which would result in increased costs related to regulatory compliance under United States securities laws.
We will cease to qualify as a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4 under the Exchange Act, if, as of the last business day of our second fiscal quarter, more than 50% of our outstanding Common Shares are directly or indirectly owned by residents of the United States and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States. If we determine that we fail to qualify as a foreign private issuer, we will cease to be eligible to avail ourselves of the forms and rules designated for foreign private issuers beginning on the first day of the fiscal year following such determination. Among other things, this will result in loss of the exemption from registration under the Exchange Act provided by Rule 12g3-2(b) thereunder, and, if we are required to register our Common Shares under section 12(g) of the Exchange Act, we will have to do so as a domestic issuer. Further, any securities that we issue in unregistered or unqualified offerings both within and outside the United States will be “restricted securities” (as defined in Rule 144(a)(3) under the Securities Act) and will continue to be subject to United States resale restrictions notwithstanding their resale in “offshore transactions” pursuant to Regulation S under the Securities Act. As a practical matter, this will likely require us to register more offerings of our securities under the Securities Act on either a primary offering or resale basis, even if they take place entirely outside the United States. The resulting legal and administrative costs of complying with the resulting regulatory requirements are anticipated to be substantial, and to subject us to additional exposure to liability for which we may not be able to obtain insurance coverage on favorable terms, or at all.
If our share price fluctuates after the offering, you could lose a significant part of your investment.
The market price of our Common Shares could be subject to wide fluctuations in response to, among other things, the risk factors described in this section of this prospectus, and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us. Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our Common Shares. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

The public offering price of our Common Shares has been determined by negotiations between us and the Representative based upon many factors and may not be indicative of prices that will prevail following the closing of this offering. Volatility in the market price of our Common Shares may prevent investors from being able to sell their shares at or above the initial public offering price. As a result, you may suffer a loss on your investment.
Investors may be unable to enforce judgments against our directors and officers because our directors and officers reside outside of the United States.
We are incorporated under the laws of the Province of Ontario, Canada and most of our assets are located outside of the United States. Furthermore, most of our directors and officers reside outside of the United States in Canada, the Kingdom of Lesotho and the United Kingdom. As a result, investors may not be able to effect service of process within the United States upon our directors or officers or enforce against them in U.S. courts, judgments predicated on U.S. securities laws. Likewise, it may also be difficult for an investor to enforce in U.S. courts, judgments obtained against these persons in courts located in jurisdictions outside of the United States.
As a result of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of our Board of Directors or controlling shareholders than they would as public shareholders of a U.S. based company.
We do not intend to pay dividends on our Common Shares in the near future, and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Shares.
We have never declared or paid any cash dividend on our Common Shares and do not currently intend to do so in the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. Therefore, the success of an investment in our Common Shares will depend upon any future appreciation in their value. There is no guarantee that our Common Shares will appreciate in value or even maintain the price at which you purchased them.
If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about us, our share price and trading volume could decline.
The trading market for our Common Shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our operations. We do not have any control over these analysts and their research and reports. Securities and industry analysts do not currently, and may never, publish research on our business. If no security or industry analysts commence coverage on us, the trading price for our Common Shares would likely be negatively affected. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our shares or publish inaccurate or unfavorable research about our business, our share price would likely decline. In addition, if our operating results fail to meet the forecast of analysts, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our shares could decrease, which might cause our share price and trading volume to decline.
After the completion of this offering, we may be at an increased risk of securities class action litigation.
Historically, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If we are listed on an exchange or quoted over-the-counter and our share price decreases and we were to be sued, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

USE OF PROCEEDS
We estimate that we will receive approximately $14.2 million (based on an initial public offering price of $4.00 per Common Share) in net proceeds from the sale of 4,000,000 Common Shares offered by us in this offering, after deducting the underwriting discounts and commissions and estimated offering expenses of approximately $1.76 million payable by us.
The underwriters have an option to purchase up to 600,000 additional Common Shares at the public offering price less the underwriting discounts and commissions within 45 days after the date of this prospectus to cover-allotments, if any. Exercise by the underwriters of this option in full would result in additional net proceeds to us of approximately $2.208 million.
We intend to use the net proceeds from this offering for property, plant and equipment, operations, working capital, and general corporate purposes. Property, plant and equipment include the construction of greenhouses estimated at $3.5 million, an EU GMP post-harvest drying facility estimated at $1.5 million, and an EU GMP extraction facility estimated at $2 million.
Our management will have discretion in allocating the net proceeds in accordance with the above priorities and purposes. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our expansion and development efforts, whether or not we enter into strategic transactions, our general operating costs and expenditures, and the changing needs of our businesses.
Each $1.00 increase (decrease) in the initial public offering price of $4.00 per Common Share would increase (decrease) the net proceeds to us from this offering by approximately $3.7 million, assuming the number of Common Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions payable by us. We may also increase or decrease the number of Common Shares we are selling in this offering. An increase (decrease) of 1,000,000 in the number of Common Shares offered by us in this offering, as set forth on the cover page of this prospectus, would increase (decrease) the net proceeds to us from this offering by approximately $3.7 million, based on the initial public offering price of $4.00 per Common Share and after deducting the underwriting discounts and commissions payable by us.
We believe that our funds and the net proceeds from this offering will be sufficient to continue our businesses and operations as currently conducted through 2022; however, changing circumstances may cause us to consume capital significantly faster than we currently anticipate.

DIVIDEND POLICY
We have never paid dividends on our Common Shares. We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. As such, we do not intend to declare or pay cash dividends on our Common Shares in the foreseeable future. Any future determination to pay dividends will be made at the discretion of our Board of Directors subject to applicable laws and will depend upon, among other factors, our earnings, operating results, financial condition and current and anticipated cash needs. Our future ability to pay cash dividends on our Common Shares may be limited by the terms of any then-outstanding debt or preferred securities.

CAPITALIZATION
The following table sets forth our cash and cash equivalents, debt and capitalization as of September 30, 2021:
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on an actual basis;

•
on a pro forma basis to give effect to (i) the conversion of the Debenture assuming a conversion price equal to an initial public offering price of $4.00 per Common Share in this offering; (ii) on a pro forma basis to give effect to the issuance of 2,288,400 Common Shares pursuant to the completion of the Private Placement at a price of $2.50 per Common Share, after deducting underwriting discounts and commissions and estimated related expenses payable by us; (iii) on a pro forma basis to give effect to the issuance of 880,000 shares at a price of $2.50 per Common Share to settle the Bridge Loan Facility; (iv) the issuance of 869,963 Common Shares to the ESG Trust, (v) the issuance of 13,129,212 Common Shares to Halo pursuant to the acquisition of Cannahealth Ltd, Bophelo Holdings Ltd, Canmart Ltd and Bophelo Bio Science and Wellness (Pty) Ltd.

•
on a pro forma, as adjusted, basis to give effect to the above and the issuance of 4,000,000 Common Shares in this offering at an initial public offering price of $4.00 per Common Share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, as set forth in this prospectus.

You should read the following table in conjunction with the sections entitled “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and our financial statements and the related notes thereto included elsewhere in this prospectus.
	As of 30 September, 2021
	Actual(1)	Pro Forma(1)	Pro Forma, as Adjusted(2)
Cash and cash equivalents	$959,832	$6,223,152	$20,466,601
Debt:
Total current liabilities	$11,313,959	$3,304,188	$3,304,188
Total non-current liabilities	$3,405,581	$3,405,581	$3,405,581
Total debt:	$14,719,540	$6,709,769	$6,709,769
Shareholders’ equity:
Common Shares (29,903,090 issued, unlimited authorized)	$251,775	$29,578,469	$43,821,917
Underwriter fee arrangement warrants issued	—	—	—
Retained earnings (accumulated deficit)	$(9,683,353)	$(12,607,730)	$(12,607,730)
Reserves	$21,053	$21,053	$21,053
Other comprehensive income	$196,568	$(12,930,870)	$(12,930,870)
Total shareholders’ equity (deficiency)	$(9,213,957)	$4,060,922	$18,304,371
Total capitalization	$5,505,583	$10,770,691	$25,014,140

(1)
Based on the exchange rate of 15.33, which was the foreign exchange rate on September 30, 2021, as reported by the South African Revenue Service in its published historical rates for the South African Rand, and as used in our unaudited financial statements as of September 30, 2021.

(2)
The number of Common Shares on a pro forma as adjusted basis excludes Common Shares issuable upon exercise of warrants to be issued to the Representative of the underwriters as part of this offering at an exercise price of $5.00 (based on the initial public offering price of $4.00 per share).

DILUTION
Purchasers of the Common Shares in this offering will experience immediate and substantial dilution to the extent of the difference between the initial public offering price per Common Share paid by the purchasers of the Common Shares in this offering and the pro forma, as adjusted net tangible book value per Common Share immediately after, and giving effect to, this offering. Dilution results from the fact that the initial public offering price per Common Share in this offering is substantially in excess of the net tangible book value per Common Share attributable to our existing shareholders for our presently outstanding Common Shares.
Our historical net tangible book value per Common Share is determined by dividing our net tangible book value, which is the book value of our total tangible assets less the book value of our total liabilities, by the number of outstanding Common Shares. As of September 30, 2021, the historical net tangible book value of our Common Shares was ($11,530,241), or ($1.89) per Common Share.
After giving effect to the (i) conversion of the Debenture assuming a conversion price equal to an initial public offering price of $4.00 per Common Share in this offering, (ii) sale by us of 4,000,000 Common Shares in this offering at an initial public offering price of $4.00 per Common Share, (iii) the settlement of the bridge loan facility owing to Ms. Mojela by way of an issuance of 880,000 Common Shares, (iv) the sale by us of 2,288,400 Common Shares in a private placement at an offering price of $2.50 per share, after deducting underwriting discounts and commissions, and (v) the issuance of 869,963 Common Shares to the ESG Trust and (vi) receipt by us of the net proceeds of this offering, after deduction of the underwriting discounts and commissions and the estimated offering expenses payable by us, our pro forma, as adjusted net tangible book value as of September 30, 2021 would have been $15,986,299, or $0.55 per Common Share. The pro forma, as adjusted net tangible book value per Common Share immediately after the offering is calculated by dividing the pro forma, as adjusted net tangible book value of $15,986,299 by 28,903,090 Common Shares (which is the pro forma, as adjusted Common Shares outstanding as of September 30, 2021). The difference between the initial public offering price per Common Share and the pro forma, as adjusted net tangible book value per Common Share represents an immediate increase in net tangible book value of $3.45 per Common Share to our existing shareholders, and an immediate dilution in net tangible book value of $3.45 per Common Share to purchasers of Common Shares in this offering.
The following table illustrates this dilution to purchasers in this offering on a per Common Share basis:
Initial public offering price per Common Share	$4.00
Net tangible book value per Common Share before this offering (as of September 30, 2021)	$(1.89)
Increase in net tangible book value per Common Share attributable to existing shareholders due to the issuance of Common Shares after September 30, 2021	$1.68
Pro forma net tangible book value per Common Share before this offering (as of September 30, 2021)	$(0.21)
Increase in net tangible book value per Common Share attributable to conversion of the Debenture offering	$0.28
Increase in net tangible book value per Common Share attributable to purchasers in this offering	$0.48
Pro forma, as adjusted net tangible book value per Common Share immediately after this offering	$0.55
Dilution in pro forma, as adjusted net tangible book value per Common Share to purchasers in this offering	$3.45
Each $1.00 increase (decrease) in the initial public offering price of $4.00 per Common Share would increase (decrease) the pro forma, as adjusted net tangible book value per Common Share immediately after this offering by $3,700,000, and the dilution in pro forma, as adjusted net tangible book value per Common Share to purchasers in this offering by $0.87, assuming the number of Common Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions payable by us.

We may also increase or decrease the number of Common Shares we are selling in this offering. An increase (decrease) of 1,000,000 in the number of Common Shares offered by us in this offering, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma, as adjusted net tangible book value per Common Share immediately after this offering by $3,700,000, and the dilution in pro forma, as adjusted net tangible book value per Common Share to purchasers in this offering by ($0.11), assuming the initial public offering price of $4.00 per Common Share remains the same, and after deducting the underwriting discounts and commissions payable by us.
The table and information above assume no exercise by the underwriters of their option to purchase additional Common Shares in this offering. If the underwriters exercise in full their option to purchase up to 600,000 additional Common Shares from us, the pro forma, as adjusted net tangible book value per Common Share immediately after this offering would be $0.62 per Common Share, and the dilution in pro forma, as adjusted net tangible book value per Common Share to purchasers in this offering would be $3.38 per Common Share, in each case based on the initial public offering price of $4.00 per Common Share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
The following table summarizes, as of September 30, 2021, on an adjusted pro forma basis as described above, the number of Common Shares acquired or to be acquired, and the total consideration and the average price per Common Share (i) paid to us by existing shareholders and (ii) to be paid by new investors purchasing Common Shares in this offering at an initial public offering price of $4.00 per Common Share, before deducting underwriting discounts and commissions and estimated offering expenses payable by us.
	Common Shares		Total Consideration
	Number	Percent	Amount	Percent	Weighted Average Price Per Share
Existing shareholders	24,903,090	86.16%	$31,751,588	66.49%	$1.28
Purchasers in this offering	4,000,000	13.84%	$16,000,000	33.51%	$4.00
Total	28,903,090	100.00%	$47,751,588	100.00%	$1.65
Each $1.00 increase (decrease) in the initial public offering price of $4.00 per Common Share would increase (decrease) the total consideration paid by purchasers in this offering and the weighted average price per share paid by all shareholders by $3,700,000 and $0.13 per share, respectively, and in the case of an increase, would increase the percentage of total consideration paid by purchasers in this offering by 5.14%, and in the case of a decrease, would decrease the percentage of total consideration paid by purchasers in this offering by 5.14%, assuming the number of Common Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions payable by us.
Similarly, an increase (decrease) of 1,000,000 in the number of Common Shares offered by us in this offering, as set forth on the cover page of this prospectus, would increase (decrease) the total consideration paid by purchasers in this offering and the weighted average price per share paid by all shareholders by $3,700,000 and $0.08 per share, respectively, and in the case of an increase, would increase the percentage of total consideration paid by purchasers in this offering by 5.14%, and in the case of a decrease, would decrease the percentage of total consideration paid by purchasers in this offering by 6.08%, assuming the initial public offering price of $4.00 per Common Share remains the same, and after deducting the underwriting discounts and commissions payable by us.
The table and information above assume no exercise by the underwriters of their option to purchase additional Common Shares in this offering. If the underwriters exercise in full their option to purchase up to 600,000 additional Common Shares from us, the number of Common Shares underlying the Common Shares held by purchasers in this offering would be increased to 4,600,000 Common Shares, or 15.59% of the total number of Common Shares outstanding immediately after this offering, and the percentage of Common Shares held by our existing shareholders would be reduced to 84.41% of the total number of Common Shares outstanding immediately after this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the section of this prospectus entitled “Business”, and our financial statements, pro forma combined financial statements and related notes thereto, included elsewhere in this prospectus. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our current plans, expectations, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”
Overview
We are a cannabis cultivation, manufacturing and distribution company whose mission is to provide premium quality medical cannabis products to patients worldwide. We are an early stage, emerging growth company headquartered in London, the United Kingdom. We have a limited operating history and minimal revenues to date.
Akanda was incorporated in July 2021 in connection with Halo’s plan to reorganize its medical cannabis market focused international business assets. On September 29, 2021, we entered into a share purchase agreement with Halo, pursuant to which we acquired such assets and as a result, Cannahealth, Bophelo Holdings, Canmart and Bophelo became our wholly-owned subsidiaries as of the closing of the transaction on November 3, 2021. Please see a discussion of the Acquisition and the diagram summarizes our legal entity structure following the closing of the Acquisition and the Halo Transfer under “Prospectus Summary — Our History and Relationship with Halo.”
Akanda, Cannahealth and Bophelo Holdings are holding companies which had no trading related operational activities to date, other than commercial activities which are solely related to their function as group and intermediate holding companies respectively.
Bophelo commenced operations including establishing sites and first phase construction and starting site preparation activities in 2018. Bophelo’s cultivation facility in the Kingdom of Lesotho is licensed to cultivate cannabis over an initial 5 hectare canopy area, with conditional approval from local authorities to extend its cultivation area up to 200 hectares in total. At present, the company is cultivating cannabis over a 0.3 hectare area and is in the process of expanding it by a further 1.5 to 2 hectares. During 2019 and 2020, Bophelo did not generate any revenue from a commercial harvest, although it completed a number of successful harvests for non-commercial purposes. Bophelo conducted its first sale of high-grade flower to a local buyer in March 2021 and has entered into distribution agreements with European based distributors. As we continue to build out and upgrade our facilities to meet EU standards, we aim to commence exporting medical cannabis biomass to Europe in 2022. From 2023 and beyond, we plan to expand our product offering to include cannabis oils and extracts, and ultimately, to produce consumer branded cannabis products for discerning patients.
Canmart commenced importing and distributing CBPMs in 2020 and has generated a small amount of revenue (less than $25,000) since its inception resulting from the sale of CBPMs to patients in the United Kingdom. Under the current controlled drugs regulatory regime, Canmart is only able to supply to dispensing pharmacists, clinics and other wholesale distributors. However, Canmart’s intention is to establish direct sales channels to patients through Canmart owned and operated clinics and pharmacies.
As the closing of the Acquisition occurred in November 2021, set forth below is a discussion of the financial condition and operating results of each of Akanda, Cannahealth, Bophelo Holdings, Bophelo and Canmart for their respective historical reporting periods, on a stand-alone basis.
Akanda Corp.
Akanda was formed in Ontario, Canada on July 16, 2021 as a holding company. The discussion below regarding Akanda’s historical financial condition and operation results is limited to the reporting period since its inception to a recent practical date.

Results of Operations
Reporting Period from July 16, 2021 (inception) through August 31, 2021
The following table sets forth key components of Akanda’s results of operations for the reporting period from July 16, 2021 (inception) through August 31, 2021.
July 16, 2021 (Inception) to August 31, 2021
Operating expenses:
Legal fees	$31,898
Total operating expenses	31,898
Loss from operations	(31,898)
Net and comprehensive loss	$(31,898)
As a holding company, Akanda had no operations to date. During the period ended August 31, 2021, it had incurred legal expenses of $31,898.
Liquidity and Capital Resources
Our principal liquidity requirements are for working capital and capital expenditures. Historically, we funded our liquidity requirements primarily through cash on hand which is from the issuance of shares. We did not have, during the reporting period, and we do not currently have any contractual obligations for ongoing capital expenditures.
The following table summarizes our cash flows from operating, investing and financing activities:
	Period Ended August 31,
	2021	Change
Cash used in operating activities	$4,263	Not Applicable
Cash used in investing activities	$—	Not Applicable
Cash provided by financing activities	$250,001	Not Applicable
Cash Flows from Financing Activities
Share Capital and Seed Financing
During the period from July 16, 2021 (inception) through August 31, 2021, Akanda issued a total of share capital of $250,001. Shortly after the formation of Akanda on July 16, 2021, Akanda issued a total of 5,626,805 Common Shares at a price of $0.0000001 each to Louisa Mojela (1,875,602 Common Shares), Tejinder Virk (1,875,602 Common Shares) and Raj Beri (includes 937,801 Common Shares held of record at August 31, 2021 by ERB Investment Holdings, LLC and 937,801 Common Shares held of record at August 31, 2021 by S&G Holdings, Ltd. Both ERB Investment Holdings, LLC and S&G Holdings, Ltd. are wholly owned and controlled by Raj Beri).
Short Term Loan
During the period from July 16, 2021 (inception) through August 31, 2021, Akanda received a loan from Halo in the amount of $4,263 to pay certain legal expenses. This loan is repayable on demand and bears no interest.
Subsequent Events
In November 2021, the Company issued 880,000 Common Shares, at a price of $2.50 per share, to Louisa Mojela, our Executive Chairman, to settle Bophelo’s indebtedness to her in the aggregate amount of

$2,200,000 under the Mojela Bridge Financing Facility. See “Certain Relationships and Related Party Transactions — Our Transactions with Our Executive Chairman.”
In November 2021, the Company completed the initial closing of a private placement to accredited investors of 2,126,400 Common Shares, at a purchase price of $2.50 per share, for approximately $5,316,000 in gross proceeds and on January 17, 2022, the Company completed an additional closing to accredited investors of 154,000 Common Shares at a purchase price of $2.50 per share, for approximately $385,000 (the “Private Placement”). A final closing of the offering took place on January 26, 2022 for a further subscription of 8,000 common shares at a purchase price of $2.50 per share, for $19,982 in gross proceeds.
Boustead Securities, LLC received under the Private Placement: (a) a commission equal to 7% of the gross proceeds and (b) a non-accountable expense allowance equal to 1.0% of the gross proceeds. The issuances of the above Common Shares were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder as transactions by an issuer not involving any public offering. The sale and issuance of Common Shares to investors outside the United States under the Private Placement was also in reliance upon Regulation S promulgated under the Securities Act.
Critical Accounting Policies and Significant Judgments and Estimates
Please refer to Note 4 of Akanda’s audited financial statements from July 16, 2021 (inception) through August 31, 2021 included in this prospectus.
Off-Balance Sheet Arrangements
We did not have, during the reporting period, and we do not currently have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditure or capital resources that is material to investors.
Reporting Period from July 16, 2021 (inception) through September 30, 2021
The following table sets forth key components of Akanda’s results of operations for the reporting period from July 16, 2021 (inception) through September 30, 2021.
July 16, 2021 (Inception) to September 30, 2021
Operating expenses:
Accounting and audit fees	$16,822
Consultant fees	32,904
Directors’ remuneration	12,275
Legal fees	39,474
Total operating expenses	101,475
Other income:
Foreign exchange gains	$5,296
Total other income	5,296
Net loss	(96,179)
Other comprehensive loss	(102)
Net and comprehensive loss	$(96,281)
As a holding company, Akanda had not had any trading related operations to date, other than transactions incurred in relation to its function as a holding company for group entities. During the period ended September 30, 2021, it had incurred legal expenses of $39,474 as a result of corporate activity and transaction related legal fees in respect of the acquisition of Cannahealth Limited which was concluded on or around November 3, 2021.

Akanda incurred consulting fees of $32,904 which related to advisory fees paid to our underwriters in connection with the private placement and the offering.
Directors remuneration costs of $12,275 was incurred in relation to non-executive director fee accruals which commenced with effect from September 1, 2021.
The Company also incurred accounting and audit fees of $16,822 during the period ending September 30, 2021 in relation to the preparation and of the Company’s audited financial statements.
Liquidity and Capital Resources
Our principal liquidity requirements are for working capital and capital expenditures. Historically, we funded our liquidity requirements primarily through cash on hand which is from the issuance of shares. We did not have, during the reporting period, and we do not currently have any contractual obligations for ongoing capital expenditures.
The following table summarizes our cash flows from operating, investing and financing activities for the period ended September 30, 2021:
	Period Ended September 30,
	2021	Change
Cash used in operating activities	$(9,420)	Not Applicable
Cash used in investing activities	$—	Not Applicable
Cash provided by financing activities	$254,227	Not Applicable
Cash Flows from Operating Activities
Operating expenses
During the period from July 16, 2021 (inception) through September 30, 2021, Akanda’s working capital investment decreased by $92,055 as a result of an increase in accounts payable relating to accrued legal, consulting and audit fees. After taking this net working capital movement into consideration, the Company’s net use of cash to fund operating activities, after considering the effects of foreign exchange movements recorded in profit and loss, was $9,420.
Cash Flows from Financing Activities
Share Capital and Seed Financing
During the period from July 16, 2021 (inception) through September 30, 2021, Akanda issued a total of share capital of $250,001. Shortly after the formation of Akanda on July 16, 2021, Akanda issued a total of 5,626,805 Common Shares at a price of $0.0000001 each to Louisa Mojela (1,875,602 Common Shares), Tejinder Virk (1,875,602 Common Shares) and Raj Beri (includes 937,801 Common Shares held of record at September 30, 2021 by ERB Investment Holdings, LLC and 937,801 Common Shares held of record at September 30, 2021 by S&G Holdings, Ltd. Both ERB Investment Holdings, LLC and S&G Holdings, Ltd. are wholly owned and controlled by Raj Beri). On August 26, 2021, the Company sold 468,900 Common Shares to an accredited investor at a subscription price of $0.53 and received $250,000 in gross proceeds in a private placement in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder. Boustead Securities, LLC served as the placement agent for the Seed Financing and waived any commission for this transaction.
Short Term Loan
During the period from July 16, 2021 (inception) through September 30, 2021, Akanda received a loan from Halo in the amount of $4,226 to pay certain legal expenses. This loan is repayable on demand and bears no interest.

Subsequent Events
In November 2021, the Company issued 880,000 Common Shares, at a price of $2.50 per share, to Louisa Mojela, our Executive Chairman, to settle Bophelo’s indebtedness to her in the aggregate amount of $2,200,000 under the Mojela Bridge Financing Facility. See “Certain Relationships and Related Party Transactions — Our Transactions with Our Executive Chairman.”
In November 2021, the Company completed an initial first closing of a private placement to accredited investors of 2,126,400 Common Shares, at a purchase price of $2.50 per share, for approximately $5,316,000 in gross proceeds and on January 17, 2022, the Company completed an additional closing to accredited investors of 154,000 Common Shares at a purchase price of $2.50 per share, for approximately $385,000 (the “Private Placement”). A final closing of the offering took place on January 26, 2022 for a further subscription of 8,000 Common Shares at a purchase price of $2.50 per share, for $19,982 in gross proceeds.
On September 28, 2021, Halo Collective Inc. (“Halo”), entered into a share purchase agreement (the “Purchase Agreement”) with Akanda Corp. in connection with the sale and purchase of its international assets (the “Transaction”). These international assets comprise Halo’s investments in Bophelo Bio Science & Wellness (Pty) Ltd, Canmart Ltd., Bophelo Holdings Ltd. and Cannahealth Ltd. The Purchase Agreement became unconditional on or around 3 November 2021 and the Transaction with Halo was successfully completed.
Prior to the completion of the Transaction, Halo completed an internal reorganization, pursuant to which Halo’s international assets in the UK & Lesotho namely Canmart Ltd, Bophelo Holdings Ltd and Bophelo Bio Science & Wellness (Pty) became, directly or indirectly, wholly owned subsidiaries of Cannahealth Ltd. In accordance with the terms of the Purchase Agreement, Halo sold 100% of the issued and outstanding shares of Cannahealth Ltd to the Company in exchange for 13,129,212 common shares in the capital of the Company (“Akanda Shares”), representing aggregate consideration of US$13,129,212.
In conjunction with the Transaction, Akanda entered into a secured convertible debenture agreement with Halo on or around November 3, 2021. The debenture agreement has a principal amount of US$6,559,294 and bears interest at a rate of 1% per annum. The amount due to Halo pursuant to the debenture agreement, comprising the principal amount and accrued interest payable respectively, ranks as a senior obligation of the Company in preference to other creditors. The debt is secured by way of a pledge of the Company’s shareholding in Cannahealth Ltd as well as by a general security interest granted to Halo in the assets of the Company, with the exception of any ownership interest or securities indirectly owned by the Company in Bophelo Bio Science & Wellness (Pty) Ltd. The debt is subject to automatic conversion into common shares of the Company upon the occurrence of a triggering event, which includes an initial public offering of the Company’s securities or an amalgamation, merger or takeover of the Company by a third party, and is repayable by November 2, 2022. In addition to automatic conversion in terms of the triggering event, the debenture is convertible into common shares of the Company at its own election. In the event of the debenture being converted to common shares of the Company as a result of a triggering event or at election of the Company, the conversion price shall be the current market price of the Company at the time of the occurrence of the triggering event, or in the case where no triggering event has taken place, then at the price of the last private placement of the Company where more than US$1,000,000 has been raised.
Cannahealth Limited
Cannahealth was formed on July 1, 2020 in Malta and was intended to be a holding company. The discussion below regarding Cannahealth’s historical financial condition and operation results is limited to the period since its inception to December 31, 2020, and the nine months ended September 30, 2021.
Results of Operations
Reporting Period from July 1, 2020 (inception) through December 31, 2020
The following table sets forth key components of Cannahealth’s results of operations for the reporting period from July 1, 2020 (inception) through December 31, 2020.

	Note	July 1, 2020 (Inception) to December 31, 2020
Net sales		$—
Net and Comprehensive loss		$—
As a holding company, Cannahealth had no operations to date.
Liquidity and Capital Resources
Cannahealth’s principal liquidity requirements are for working capital. Historically, Cannahealth funded its liquidity requirements primarily through cash on hand which was from the issuance of shares.
	July 1, 2020 (Inception) to December 31, 2020	Change
Cash used in operating activities	$—	Not Applicable
Cash used in investing activities	$—	Not Applicable
Cash provided by financing activities	$1,477	Not Applicable
Cash Flows from Financing Activities
Share issuance
On July 1, 2020, Cannahealth issued 1,200 shares for $1,477.
Critical Accounting Policies and Significant Judgments and Estimates
Please refer to Note 4 of Cannahealth’s audited financial statements from July 1, 2020 (inception) through December 31, 2020 included in this prospectus.
Off-Balance Sheet Arrangements
Cannahealth did not have, during the reporting period, and does not currently have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditure or capital resources that is material to investors.
Reporting Period from July 1, 2020 (inception) through September 30, 2020 and the Nine Months ended September 30, 2021
The following table sets forth key components of Cannahealth’s results of operations for the reporting period from July 1, 2020 (inception) through September 30, 2020, and the nine months ended September 30, 2021.
	January 1, 2021 to September 30, 2021	July 1, 2020 (Inception) to September 30, 2020
Net sales	$—	—
Other comprehensive income:
Foreign exchange loss	(81)	—
Net and comprehensive loss	$(81)	—
As an intermediate holding company, Cannahealth has not undertaken any trading related operating activities since its inception on July 1, 2020, other than activities related to its function as an intermediate holding company. For the nine months ended September 30, 2021, Cannahealth incurred foreign exchange translation losses of $81 on translation of its Euro denominated cash holding at September 30, 2021.

Liquidity and Capital Resources
Cannahealth’s principal liquidity requirements are for working capital. Historically, Cannahealth funded its liquidity requirements primarily through cash on hand which was from the issuance of shares.
The following table summarizes our cash flows from operating, investing and financing activities:
	January 1, 2021 to September 30,	July 1, 2020 (Inception) to September 30,
	2021	2020	Change
Cash used in operating activities	$—	$—	Nil
Cash used in investing activities	$—	$—	Nil
Cash provided by financing activities	$ —	$1,477	$(1,477)
Cash Flows from Financing Activities
Share issuance
On July 1, 2020, Cannahealth issued 1,200 shares for proceeds of $1,477. Cannahealth has not undertaken any other financing activities since July 1, 2020.
Critical Accounting Policies and Significant Judgments and Estimates
Please refer to Note 4 of Cannahealth’s audited financial statements from July 1, 2020 (inception) through December 31, 2020 included in this prospectus.
Off-Balance Sheet Arrangements
Cannahealth did not have, during the reporting period, and does not currently have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditure or capital resources that is material to investors.
Bophelo Holdings Ltd.
Bophelo Holdings was formed on August 4, 2021 in the United Kingdom as a holding company. The discussion below regarding Bophelo Holdings’ historical financial condition and operation results is limited to the period since its inception to August 31, 2020.
Results of Operations
Reporting Period from August 4, 2021 (inception) through August 31, 2021
The following table sets forth key components of our results of operations for the reporting period from August 4, 2021 (inception) through August 31, 2021.
	Note	August 4, 2021 (Inception) to August 31, 2021
Net sales		$—
Comprehensive loss		$—
As a holding company, Bophelo Holdings had no operations to date.
Liquidity and Capital Resources
Bophelo Holdings’ principal liquidity requirements are for working capital. Historically, Bophelo Holdings funded its liquidity requirements primarily through cash on hand which was from the issuance of shares.

Period Ended August 31,
	2021	Change
Cash used in operating activities	$—	Not Applicable
Cash used in investing activities	$—	Not Applicable
Cash provided by financing activities	$138	Not Applicable
Cash Flows from Financing Activities
Share issuance
On August 4, 2021, Bophelo Holdings issued 100 shares for $138.
Critical Accounting Policies and Significant Judgments and Estimates
Please refer to Note 4 of Bophelo Holdings’ audited financial statements from August 4, 2021 (inception) through August 31, 2021 and the unaudited condensed financial statements from August 4, 2021 (inception) through September 30, 2021 included in this prospectus.
Off-Balance Sheet Arrangements
Bophelo Holdings did not have, during the reporting period, and it does not currently have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditure or capital resources that is material to investors.
Reporting Period from August 4, 2021 (inception) through September 30, 2021
The following table sets forth key components of our results of operations for the reporting period from August 4, 2021 (inception) through September 30, 2021.
August 4, 2021 (Inception) to September 30, 2021
Net sales	$—
Foreign exchange translation through other comprehensive loss	(3)
Net and Comprehensive loss	$(3)
As a holding company, Bophelo Holdings had no operations to date. From inception (August 4, 2021) through to the period ending September 30, 2021, Bophelo Holdings incurred an exchange loss of $3 on translation of its cash balance of $135 from Great British Pounds to US Dollars at September 30, 2021.
The following table summarizes our cash flows from operating, investing and financing activities:
Liquidity and Capital Resources
Bophelo Holdings’ principal liquidity requirements are for working capital. Historically, Bophelo Holdings funded its liquidity requirements primarily through cash on hand which was from the issuance of shares.
Period Ended September 30,
	2021	Change
Cash used in operating activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$—	NotApplicable
Cash used in investing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$—	NotApplicable
Cash provided by financing activities	$138	NotApplicable

Cash Flows from Financing Activities
Share issuance
On August 4, 2021, Bophelo Holdings issued 100 shares for $138. There have not been any further financing activities or cash transactions since that date through to the period ending September 30, 2021.
Critical Accounting Policies and Significant Judgments and Estimates
Please refer to Note 4 of Bophelo Holdings’ audited financial statements from August 4, 2021 (inception) through August 31, 2021 and the unaudited condensed financial statements from August 4, 2021 (inception) through September 30, 2021 included in this prospectus.
Off-Balance Sheet Arrangements
Bophelo Holdings did not have, during the reporting period, and it does not currently have any off- balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditure or capital resources that is material to investors.
Bophelo Bio Science & Wellness Pty Ltd
Bophelo was formed in the Kingdom of Lesotho on July 5, 2018 and commenced operations in 2018.
Results of Operations
Year Ended December 31, 2020 Compared to the Year Ended December 31, 2019 and the Nine Months Ended September 30, 2021 and 30 September, 2020
The following table sets forth key components of Bophelo’s results of operations for the year ended December 31, 2020 compared to the year ended December 31, 2019 and the nine months ended September 30, 2021 and September 30, 2020.
	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Year Ended December 31, 2020	Year ended December 31, 2019
Sales	$—	$—	$—	$—
Cost of sales	—	—	—	—
Gross profit	—	—	—	—
Amortization and depreciation	231,427	173,971	248,743	198,824
Consulting and professional fees	504,866	454,721	701,985	365,641
Biological Assets costs	—	—	58,429	—
Short term accommodation expense	—	31,912	45,482	26,269
Office expenses	33,216	14,171	26,874	13,116
Personnel expenses	955,032	223,345	374,900	100,256
Travel expenses	57,063	4,789	5,154	30,582
General & Administration expenses	1,317,292	163,654	201,768	166,515
Loss from operations	(3,098,896)	(1,066,563)	(1,663,334)	(901,203)
Interest income	25,782	9,529	10,187	399
Interest expenses	(393,186)	(487,069)	(645,162)	(493,807)
Net loss before income tax	(3,466,300)	(1,544,103)	(2,298,310)	(1,394,611)
Income tax expense	—	—	—	—

	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Year Ended December 31, 2020	Year ended December 31, 2019
Net Loss for the year	(3,466,300)	(1,544,103)	(2,298,310)	(1,394,611)
Other comprehensive income:
Foreign currency translation	83,016	604,902	150,742	(42,565)
Total comprehensive loss for the year	(3,383,284)	(939,201)	(2,147,568)	(1,437,176)
Basic and diluted loss per ordinary share	(16)	(6.95)	(9.66)	(33.26)
Weighted average number of ordinary shares outstanding	222,212	222,212	222,212	43,206

Revenue
During the years ended December 31, 2020 and 2019, and through to the nine months ended September 30, 2021, Bophelo has not generated any revenue from its operations as it has been in a start-up phase since its inception in 2018 and has focused on developing its cultivation site in the Kingdom of Lesotho and cultivating cannabis for the purpose of optimizing its strain selection and cultivation practices, rather than for commercial purposes. Additionally, Bophelo has not yet completed a full cannabis harvest cycle under GACP accredited conditions. At present, Bophelo expects its first completed harvest under GACP accredited conditions to take place in March/April 2022. GACP accreditation is an important requirement to improve the prospects of Bophelo having the ability to find a commercial buyer for its harvested product.
Net Loss and Total Comprehensive Loss
For the years ended December 31, 2020 and 2019, Bophelo incurred a net loss of $2,298,310 and $1,394,611, respectively, and a comprehensive loss of $2,147,568 and $1,437,176, respectively, which consisted primarily of consulting and professional fee expenses of $701,985 and $365,641, respectively, personnel expenses of $374,900 and $100,256, respectively, and general and administrative expenses of $201,768 and $166,515, respectively. The increase in net loss was due primarily to additional operating expenses being incurred to set up the business in Lesotho prior to the launch of commercial sales, which we expect to occur in 2022. For the nine months ended September 30 2021, Bophelo incurred a net loss of $3,666,300 and a comprehensive loss of $3,383,284 compared to a net loss and comprehensive loss of $1,544,103 and $939,201. The increase in losses compared to the years ended December 31, 2020 and 2019 is due to increased expenses relating to an uptake in operational and cultivating activities during the none months ended September 30, 2021, mainly as result of the build out of the shade cloth cultivation facility and other site ramp up and build out activities.
Amortization and Depreciation
Amortization and depreciation expenses increased from $198,824 for the year ended December 31, 2019 to $248,743 for the year ended December 31, 2020. The increase in the amortization and depreciation expenses recorded during the year was due to depreciation charges on additional items of property, plant and equipment that were acquired and brought into use during 2020. Additionally, a full 12 month’s depreciation on Bophelo’s right-of-use lease asset was recognized during 2020 compared to the prior year in which its right-of-use asset commenced in April 2019 upon the inception of the lease arrangement. For the nine months ended September 30, 2021, amortization and depreciation charges amounted to $231,427 ($173,971 in 2020) as a result of additional amortization and depreciation on intangible assets (the Company’s cannabis operating license) and property, plant and equipment that was in place at January 1, 2021 as well due to additional depreciation on new additions to property, plant and equipment that took place during the nine months ended September 30, 2021.
Consulting and Professional Fees
The consulting and professional fees incurred increased from $365,641 in the year ended December 31, 2019 to $701,985 for the year ended December 31, 2020. This increase in consulting and professional fees resulted from the increased operations relating to the set-up of the business in the Kingdom of Lesotho, as well as the corporate actions undertaken in connection with the sale of Bophelo to Halo pursuant to a purchase and sale agreement, which was closed in 2020 (the “Merger”). Furthermore, in 2020, Bophelo incurred professional fees in relation to the procurement of its GACP certification, which it obtained in August 2021. During the nine months ended September 30, 2021, Bophelo incurred a further $504,866 ($454,721 in 2020) in consulting and professional fees, primarily due to an increase in consulting fees related to the management and administration of Bophelo’s business and operations in the Kingdom of Lesotho as a result of increased operational activity during the nine month period ending September 30, 2021.
Biological Assets Costs
Biological assets costs of $58,429 were recorded for the year ended December 31, 2020 compared to an amount of $ nil in the prior year. These costs related to the write-down in the fair value of biological assets (cannabis plants that were still being cultivated and were yet to be harvested at December 31, 2020). The aforementioned fair value adjustment had the effect of writing the fair value of Bophelo’s biological assets to $ nil as these plants had been cultivated prior to Bophelo receiving its GACP certification, and in such circumstances, the fair value of these biological assets could not be measured reliably due to the lack of an observed active market for cannabis biomass produced outside of the GACP conditions. For the nine months ended September 30, 2021, Bophelo did not incur any expenses relating to biological assets. Due to the cyclical harvest season, Bophelo did not have any biological assets at September 30, 2021.
General and Administration Expenses
Bophelo incurred general and administration expenses of $201,768 and $166,515 for the years ended December 31, 2020 and December 31, 2019 respectively. These costs consisted mainly of a broad range of site related operational expenses such as utilities, fuel costs, import duties, security expenses, repairs and maintenance and consumables. These costs increased slightly compared to the prior period mainly due to increased activity on site as the ramp up of the facility continues. Bophelo incurred further general and administration expenses of $1,317,292 and $163,654 for the nine months ended September 30, 2021 and September 30, 2020 respectively. The year-on-year increase is mainly due to increased operational expenditure, most notably consumables costs (which increased from $59,860 in 2020 to $630,152 in 2021), resulting from the uplift in site activity and the increased planting and harvesting activity of noncommercial cannabis crops as well as due to increased infrastructure build out.
Personnel Expenses
Bophelo incurred personnel expenses of $374,900 for the year ended December 31, 2020 compared to $100,256 for the year ended December 31, 2019. The increase in personnel expenses was due to increased operational staff for Bophelo’s cultivation operations in the Kingdom of Lesotho. Additional staff were hired due to a ramp-up of cultivational activities as well as site build-out activities. Furthermore, Halo seconded several senior cultivation staff members to Bophelo in order to assist with the set-up of operations. For the nine months ended September 30, 2021. Bophelo experienced a significant increase in personnel expenses amounting to $955,032 for the nine month period, compared with $374,900 and $100,256 for the years ended December 31, 2020 and 2019 respectively. Personnel expenses significantly increased to $955,032 ($223,345 in 2020) during the past nine months primarily due to a large number of casual waged workers being hired to assist with the build out of Bophelo’s new shade cloth cultivation areas, as well to assist with other site build out activities relating to general infrastructure needed on the site.
Interest Expense
Bophelo incurred interest expense of $645,162 for the year ended December 31, 2020 compared to interest expense of $493,807 for the year ended December 31, 2019. The increase in interest expense was primarily due to the interest expense unwind relating to the lease liability that was recognized on inception of the lease of Bophelo’s premises in T’sakohlo in April 2019. Interest expense implicit in the lease were compounded by the fact that Bophelo did not make lease payments under the lease until after the year ended December 31, 2020. Additionally, interest expense increased due to the cumulative effect of increased borrowings, most notably as a result of the interest bearing loan received from Louisa Mojela in the latter half of 2019. Bophelo incurred a further $393,186 in interest expense during the nine months ended September 30, 2021 compared to $487,069 for the comparative period ending September 30, 2020. As was seen in the years ending December 31, 2020 and 2019, this interest expenses was incurred in relation to the interest bearing loan received from Louisa Mojela and interest expense relating to the unwind of the long term lease liability related to the lease of Bophelo’s premises in the Kingdom of Lesotho. The decrease compared to the prior period was due to the diminishing balance of the lease liability on a year-on-year basis.
Interest income
Interest income for the year ended December 31, 2020 was $10,187 compared to $399 for the year ended December 31, 2019. This increase was related to interest received during the 2020 year as a result of Bophelo experiencing increased average cash balances throughout the year. Similarly, interest income increased to $25,782 for the nine months ended September 30, 2021 compared to the none months ending September 30, 2020 which saw interest income of $9,529. Again, the increase was due to higher average cash balances being experienced throughout the current period compared to the prior year.
Foreign Currency Translation
The foreign exchange gain/(loss) is recognized on the translation of the financial statements from Lesotho Loti to United States Dollar. The Lesotho Loti is the functional currency of Bophelo while the United States Dollar is its reporting currency. The exchange gains and losses have not been incurred on any transactions or balances held by Bophelo in a different currency. Furthermore, due to foreign currency rates between the Loti and the US Dollar stabilizing during the nine months ended September 30, 2021, the effect of foreign currency translation movements decreased compared to the prior year
Liquidity and Capital Resources
Bophelo’ principal liquidity requirements are for working capital and capital expenditures. Historically, Bophelo funded its liquidity requirements primarily through cash on hand, and debt financing, including from officers and shareholders. As of December 31, 2020, Bophelo had $10,120 of cash and cash equivalents, with $818,447 as of December 31, 2019. As of September 30, 2021 and September 30, 2020, Bophelo had cash and cash equivalent balances of $480,444 and $69,379 respectively.
The following table summarizes our cash flows from operating, investing and financing activities:
	Year Ended December 31, 2020	Year Ended December 31, 2019	Change
Cash used in operating activities	$(1,353,959)	$(660,007)	$(693,952)
Cash used in investing activities	$(432,203)	$(677,145)	$(244,942)
Cash provided by financing activities	$1,032,008	$2,116,312	$(1,084,304)
	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2021	Change
Cash used in operating activities	$(2,774,139)	$(690,371)	$(2,083,768)
Cash used in investing activities	$(554,858)	$(381,159)	$(173,699)
Cash provided by financing activities	$4,070,078	$239,864	$3,830,214
Cash Flow Used in Operating Activities
For the year ended December 31, 2020, net cash flows used in operating activities amounted to $1,353,959 compared to $660,007 used during the year ended December 31, 2019, respectively, primarily due to increased operating expenditure related to the establishment and running of the business. For the nine months ended September 30, 2021 and September 30, 2020, Bophelo used an additional $2,083,768 in cash to fund operating activities compared to the prior period. This was due to increased operation expenditure linked to increased site activity.

Cash Flows Used in Investing Activities
During the year ended December 31, 2020, Bophelo used $432,203 in investing activities related to the leasing of a right of use asset and foreign exchange variances on Bophelo’s property, plant and equipment and intangible assets. During the year ended December 31, 2019, Bophelo used $677,145 in investing activities relating to the purchase of property, plant and equipment and foreign exchange variances on Bophelo’s property, plant and equipment and intangible assets. For the nine months ended September 30, 2021 and September 30, 2020, Bophelo used an additional $173,699 compared to the prior period in cash to fund investment activities compared to the prior period. This was due to increased investment in property, plant and equipment linked to increased site expansion and build out.
Cash Flows from Financing Activities
During the year ended December 31, 2020, Bophelo had cash flow provided by financing activities of $1,032,008 compared to cash flow provided by financing activities of $2,116,312 in 2019, representing a decrease of $1,084,304 in the amount of cash raised from financing activities on a year-on year basis. This decrease was primarily the result of Bophelo, during the year ended December 31, 2019, having taken out a long-term lease on land and buildings and an increase in loans and borrowings received by Bophelo. For the nine months ended September 30, 2021 and September 30, 2020, Bophelo received an additional $3,830,213 compared to the prior period in cash as a result of increased borrowings from its then parent company, Halo Collective Inc. The increase in borrowings was necessary to fund operating expenditure and site build out activities.
Outstanding Affiliate Loans
As of December 31, 2020, Bophelo had a total outstanding loan balance of $1,552,487 with Louis Mojela, Bophelo’s Executive Chairman and director. This included (1) an outstanding balance of $1,350,813 (L19,978,524) under the Mojela Bridge Financing Facility; (2) a loan of $190,444 (L2,816,667), which does not bear interest and has no fixed terms of repayment; and (3) a loan of $11,230 (L166,092) which related to unpaid interest accrued on a loan that had its capital amount (but not interest) repaid during the year ended December 31, 2020. The capital value of the aforementioned loan that was repaid was $135,226 (L1,999,993).
As of September 30, 2021, Bophelo had a total outstanding loan balance of $1,741,017 (L26,689,791) with Louis Mojela, Bophelo’s Executive Chairman and director. This included (1) an outstanding balance of $1,490,101 (L22,843,248) under the Mojela Bridge Financing Facility; (2) a loan of $183,736 (L2,816,673), which does not bear interest and has no fixed terms of repayment; and (3) a loan of $12,139 (L186,091) which related to unpaid interest accrued on a loan that had its capital amount (but not interest) repaid during the year ended December 31, 2020. The capital value of the aforementioned loan that was repaid was $135,226 (L2,073,015). See a discussion of the Mojela Bridge Financing Facility under “Certain Relationships and Related Party Transactions — Our Transactions with Our Executive Chairman.”
As of December 31, 2020, Bophelo had a total outstanding loan balance of $4,688,226 with Halo, which assumed certain former shareholders’ loans following the Merger. The loans from Halo do not have a fixed repayment date and are interest free. As of September 30, 2021, Bophelo had a total outstanding loan balance of $8,862,425 with Halo, which increased compared to the prior year due additional borrowings necessary to fund Bophelo’s operations and build out. The loans from Halo do not have a fixed repayment date and are interest free. As part of the Halo transaction and the internal reorganization, these loans were acquired from Halo by Akanda and its subsidiaries on or around November 3, 2021 and Akanda simultaneously entered into a debenture agreement with Halo. See a discussion of the secured convertible debenture issued by Akanda to Halo in exchange for setting off all Bophelo’s outstanding indebtedness to Halo under “Prospectus Summary — Our History and Relationship with Halo — Issuance of Secured Convertible Debenture to Halo” for additional information regarding the terms of the debenture including those relating to a conversion of the debenture into our Common Shares upon certain conditions.
Critical Accounting Policies and Significant Judgments and Estimates
This discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with international financial reporting standards, or IFRS. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. While our significant accounting policies are described in more detail in the notes to our financial statements included elsewhere in this prospectus, we believe that the following accounting policies are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.
We believe our most critical accounting policies and estimates relate to the following:
•
Revenue Recognition

•
Foreign Currency Translation

•
Lease Accounting

•
Financial Instruments

Revenue Recognition
We recognize revenue in accordance with International Financial Reporting Standards (“IFRS”) 15 “Revenue from Contracts with Customers”.
In accordance with IFRS 15, revenue is recognized upon the satisfaction of performance obligations. Performance obligations are satisfied at the point at which control of the promised goods or services are transferred to customers, in an amount that reflects the consideration we expect to be entitled to receive for those goods and services.
The Company has a single revenue stream which relates to the sale of medical cannabis flower and biomass. Revenue from the sale of medical cannabis flower and biomass is recognized once the performance obligation has been satisfied; which is upon delivery to the customer.
Foreign Currency Translation
The functional currency is determined using the currency of the primary economic environment in which that entity operates. The functional, as determined by our management, is the Lesotho Loti.
Foreign currency transactions are translated into functional currency using the exchange rates prevailing at the date of the transaction. Foreign currency monetary items are translated at the period-end exchange rate. Non-monetary items measured at historical cost continue to be carried at the exchange rate at the date of the transaction. Non-monetary items measured at fair value are reported at the exchange rate at the date when fair values were determined.
Exchange differences arising on the translation of monetary items or on settlement of monetary items are recognized in the statement of comprehensive loss in the period in which they arise, except where deferred in equity as a qualifying cash flow or net investment hedge.
Exchange differences arising on the translation of non-monetary items are recognized in other comprehensive income to the extent that gains and losses arising on those non-monetary items are also recognized in other comprehensive income. Where the non-monetary gain or loss is recognized in profit or loss, the exchange component is also recognized in profit or loss.
Our presentation currency is the US dollar. For presentation purposes, all amounts are translated from the Pound functional currency to the US dollar presentation currency for each period using the exchange rate at the end of each reporting period for the statement of financial position. Revenues and expenses are translated on the basis of average exchange rates during the year.

Exchange gains and losses arising from translation to our presentation currency are recorded as exchange differences on translation to reporting currency, which is included in other comprehensive income (loss).
Lease Accounting
We assess at contract inception whether a contract is, or contains, a lease. That is, if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. We apply a single recognition and measurement approach for all leases, except for short-term leases and leases of low-value assets. We recognize lease liabilities to make lease payments and right-of-use assets representing the right to use the underlying assets.
At the commencement date of the lease, we recognize lease liabilities measured at the present value of lease payments to be made over the lease term. Lease payments include fixed payments (including in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. Lease payments also include the exercise price of a purchase option reasonably certain to be exercised by us and payments of penalties for terminating the lease, if the lease term reflects us exercising the option to terminate. Variable lease payments that do not depend on an index or a rate are recognized as expenses in the period in which the event or condition that triggers the payment occurs. In calculating the present value of lease payments, we use our incremental borrowing rate at the lease commencement date because the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in the lease payments (e.g., changes to future payments resulting from a change in an index or rate used to determine such lease payments) or a change in the assessment of an option to purchase the underlying asset.
We recognize right-of-use assets at the commencement date of the lease (i.e., the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Right-of-use assets are depreciated on a straight-line basis over the shorter of the lease term and the estimated useful lives of the assets.
Financial Instruments
(a)   Classification
Bophelo classifies its financial instruments in the following categories: at fair value through profit and loss (“FVTPL”), at fair value through other comprehensive income (loss) (“FVTOCI”) or at amortized cost. Bophelo determines the classification of financial assets at initial recognition. The classification of debt instruments is driven by Bophelo’s business model for managing the financial assets and their contractual cash flow characteristics. Equity instruments that are held for trading are classified as FVTPL. For other equity instruments, on the day of acquisition, Bophelo can make an irrevocable election (on an instrument-by-instrument basis) to designate them as at FVTOCI. Financial liabilities are measured at amortized cost, unless they are required to be measured at FVTPL (such as instruments held for trading or derivatives) or if Bophelo has opted to measure them at FVTPL.
(b)   Measurement
Financial assets and liabilities at amortized cost
Financial assets and liabilities at amortized cost are initially recognized at fair value plus or minus transaction costs, respectively, and subsequently carried at amortized cost less any impairment.
Financial assets and liabilities at FVTPL
Financial assets and liabilities carried at FVTPL are initially recorded at fair value and transaction costs are expensed in the statements of loss and comprehensive loss. Realized and unrealized gains and losses arising from changes in the fair value of the financial assets and liabilities held at FVTPL are included in the statements of loss and comprehensive loss in the period in which they arise.
Debt investments at FVTOCI
These assets are subsequently measured at fair value. Interest income calculated using the effective interest method, foreign exchange gains and losses and impairment are recognized in profit or loss. Other net gains and losses are recognized in OCI. On derecognition, gains and losses accumulated in OCI are reclassified to profit or loss.
Equity investments at FVTOCI
These assets are subsequently measured at fair value. Dividends are recognized as income in profit or loss unless the dividend clearly represents a recovery of part of the cost of the investment. Other net gains and losses are recognized in OCI and are never reclassified to profit or loss.
Off-Balance Sheet Arrangements
Bophelo did not have, during 2019 and 2020, and it currently does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditure or capital resources that is material to investors.
Disclosure of Contractual Arrangements
On December 31, 2020, Bophelo was committed to minimum lease payments as follows:
Contractual Obligation	Less than One Year	1 – 5 Years	Over 5 Years
Land and buildings	$283,976	$1,135,903	$3,762,677
On September 30, 2021, Bophelo was committed to minimum lease payments as follows:
Contractual Obligation	Less than One Year	1 – 5 Years	Over 5 Years
Land and buildings . . . . . . . . . . . . . . . . . . . . . . . . . . .	$45,662	$1,369,863	$3,150,685
The amounts above are undiscounted and include the total amounts due, including the interest component.
Canmart Ltd.
Canmart was formed in the United Kingdom on December 27, 2018 and commenced operations in 2020.
Results of Operations
Year Ended December 31, 2020 Compared to the Year Ended December 31, 2019 and the Nine Months Ended September 30, 2021and 30 September, 2020
The following table sets forth key components of our results of operations for the year ended December 31, 2020 as compared with the year ended December 31, 2019, and the nine months ended September 30, 2021 compared with the nine months ended December 31, 2020.
Presented in $	Note	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Year Ended December 31, 2020	Year Ended December 31, 2019
Sales	17,359	1,788	2,062	—
Cost of Sales	(11,469)	(1,531)	(1,809)	—

Presented in $	Note	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Year Ended December 31, 2020	Year Ended December 31, 2019
Gross Profit	5,890	257	253	—
General & administrative expenses	(93,650)	(514)	(1,101)	(32)
License costs	(1,267)	(894)	(1,491)	—
Salaries and wages	(339,556)	—	—	—
Consulting and professional fees	(565,614)	—	(31)	—
Loss from operating activities	(994,197)	(1,151)	(2,623)	(32)
Finance income	50	1	1	2
Finance expenses	—	—	—	—
Foreign exchange through profit and loss	35,911	—	—	—
Other income	54	136	108	—
Net Profit / (Loss)	(958,182)	(1,014)	(2,261)	(30)
Exchange differences on foreign currency translation	5,678	(22)	(116)	(1)
Comprehensive Profit / (Loss)	(952,504)	(1,036)	(2,377)	(31)
Basic and dilutive loss per ordinary share	(476,252)	(518.20)	(1,189)	(15.50)
Weighted average number of ordinary shares outstanding	2	2	2	2

Sales
Canmart has access to use a 30,000 square foot logistics warehouse in SE England. Canmart has obtained the necessary licenses to import CBPMs to supply the patients in the U.K. domestic market. Revenue for the year ended December 31, 2020 was $2,062 compared to $ nil for the year ended December 31, 2019. This increase was the result of the commencement of sales relating to the import and supply of CBPMs which occurred during the year ended December 31, 2020 compared to the prior comparative year ended December 31, 2019, during which no sales activity took place. During the nine months ended September 30, 2021, Canmart achieved sales of $17,359 compared to the comparative period for the nine months ending September 30, 2020 sales of $1,788. The year-on-year increase is a result of Canmart focusing on ramping up its operations by securing CBPM products from international suppliers in Canada, importing these products and applying additional efforts on expanding sales of these imported products to patients, through dispensing clinics and physicians. Canmart sold, during the current period, a variety of different CBPM product types, including cannabis oil and cannabis flower for medical use.
Cost of Sales
Cost of sales for the year ended December 31, 2020 was $1,809 as compared to $nil for the year ended December 31, 2019. The increase in cost of sales was directly attributable to the commencement of sales activity during the year ended December 31, 2020, and the increase represents the associated cost of the CBPMs imported by Canmart and supplied to patients. Cost of sales for the nine months ended September 30, 2021 increased to $11,469 from $1,531 in the prior period. The increase is essentially commensurate with increased purchases and sales of CBPMs in the current period due to the fact that Canmart only commenced meaningful sales activity in the nine months ended September 30, 2021 compared to the low level of sales in the previous period.

Gross profit
Gross profit increased to $253 from $nil, for the year ended December 31, 2020, as compared to the year ended December 31, 2019. This increase was due to Canmart commencing trading and having relevant sales and cost of sales during 2020 opposed to 2019 where no trading occurred.
For the nine months ended September 30, 2021, gross profit increased to $5,890 from $257 in the prior period ending September 30, 2021. This increase was due to Canmart upscaling its trading activities, purchasing products from Canadian suppliers that carry higher margin potential (such as cannabis flower) and increasing the volume of units sold compared to the prior period.
Operating Expenses
Operating expenses for the year ended December 31, 2020 were $2,623 compared to $32 for the year ended December 31, 2019. The increase in operating expenses in 2020 was primarily due to an increase related to trading in 2020 resulting in increases in general operating expenses, namely accounting fees, advertising, bank charges, license fees and sundry expenses.
Operating expenses for the nine months ended September 30, 2021 and September 30, 2020 were $1,000,087 compared to $1,408 for the nine months ended September 31, 2020 . The increase in operating expenses in the current period was primarily due to the hiring of executives and management in June and July 2021, including Akanda’s executive team who are employed by Canmart (comprising $339,556 for the nine months ended 30 September 2021). Additionally, Canmart experienced a significant increase in professional fees ($565,614 for the nine months ended September 30, 2021 compared to $nil for the nine months ended September 30, 2020) as a result of increased corporate activity around completion of the internal reorganization undertaken by Halo as a precursor to the Akanda / Halo transaction, as well as due to the engagement of various professional advisors in relation to Akanda group’s plans for an initial public offering and listing. Furthermore, general and administrative expenses increased from $514 to $93,650 year-on-year for the periods ending September 30, 2021 and September 30, 2020 respectively. This increase was due to travel expenses and sundry office expenses.
Other income
Total other income for the year ended December 31, 2020 was $109 compared to $2 for the year ended December 31, 2019. This increase was primarily due to related to carriage invoicing and credit turnover receipt from Santander Bank pursuant to the commencement of trading activities in the year ended December 31, 2020. No such activities took place in the year ended December 31, 2019. Total other income for the nine months ended September 30, 2021 was $36,015 compared to $137 for the nine months ended September 30, 2020. This increase was primarily due to the effect of foreign exchange translation gains of $35,911 ($nil for the nine months ended September 30, 2021) which were booked through profit and loss.
Liquidity and Capital Resources
Canmart’s principal liquidity requirements are for working capital and capital expenditures. Historically, Canmart funded its liquidity requirements primarily through cash on hand and debt financing, including from officers and shareholders. As of December 31, 2020, Canmart had $1,907 of cash and cash equivalents, with $1,116 as of December 31, 2019. As of September 30, 2021, Canmart had $227,856 of cash and cash equivalents, with a balance of $1,907 as of December 31, 2020.
The following table summarizes our cash flows from operating, investing and financing activities:
	Year Ended December 31,		Change
	2020	2019
Cash provided by operating activities	$1,491	$17,677	$(16,186)
Cash used in investing activities	$—	$(15,625)	$(15,625)
Cash provided by financing activities	$—	$2	$(2)

	Nine Months Ended September 30,
	2021	2020	Change
Cash used by operating activities	$(785,048)	$(2,862)	$(782,186)
Cash used in investing activities	$—	$(14,779)	$(14,799)
Cash provided by financing activities	$969,282	$18,140	$951,142
Cash Flow Used by Operating Activities
For the year ended December 31, 2020, net cash flows provided by operating activities was $1,491 compared to $17,677 net cash flows provided by operating activities during the year ended December 31, 2019, respectively, primarily due to a year-on-year reduction in the movement of related party payables, as well as a general improvement in the Company’s working capital position.
For the nine months ended September 30, 2021, net cash flows used by operating activities was $785,048 compared to $2,862 in the comparative period, representing an increase of $782,186 on a year-on-year basis. Cash used by operating activities increased as a result of cash payments to fund operating costs such as salary expenses, professional fees, travel costs and office expenses, all of which were not incurred in the prior year due to the significant ramp up in administrative and corporate activity in the current year.
Cash Flows Used in Investing Activities
During the year ended December 31, 2020, Canmart used $nil of cash in investing activities compared to the prior period which saw Canmart use $15,625 of cash for the acquisition of a suite of cannabis licenses.
During the nine months ended September 30, 2021, Canmart did not utilize any cash to fund investing activities compared to the prior period which saw Canmart use $14,779 of cash for the acquisition of a suite of cannabis licenses.
Cash Flows from Financing Activities
During the year ended December 31, 2020 cash flow provided by financing activities was $nil compared to cash flow provided by financing activities of $2 in 2019. The year-on-year decrease in cash provided by financing activities is due to the fact that Canmart issued $2 worth of share capital in the prior period and no issuances of share capital took place during the current period.
During the nine months ended September 30, 2021, Canmart increased its cash flow provided by financing activities from $18,140 in the comparative period to $969,282 by September 30, 2021. The increase in cash provided by funding activities year-on-year was due to increased borrowings from Canmart’s shareholder (via intercompany loan account) in order to fund the significant increase in operating expenses that took place during the current year.
Critical Accounting Policies and Significant Judgments and Estimates
This discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with international financial reporting standards, or IFRS. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. While our significant accounting policies are described in more detail in the notes to our financial statements included elsewhere in this prospectus, we believe that the following accounting policies are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

We believe our most critical accounting policies and estimates relate to the following:
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Revenue Recognition

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Foreign Currency Translation

•
Lease Accounting

•
Financial Instruments

Revenue Recognition
Our revenue is primarily derived through the sale of cannabis based products for medical use to customers. We recognize revenue in accordance with International Financial Reporting Standards (“IFRS”) 15 “Revenue from Contracts with Customers”.
In accordance with IFRS 15, revenue is recognized upon the satisfaction of performance obligations. Performance obligations are satisfied at the point at which control of the promised goods or services are transferred to customers, in an amount that reflects the consideration we expect to be entitled to receive for those goods and services. The Company has a single revenue stream which relates to the sale of medical cannabis products. Revenue from the sale of medical cannabis products is recognized once the performance obligation has been satisfied; which is upon delivery to the customer.
Foreign Currency Translation
The functional currency is determined using the currency of the primary economic environment in which that entity operates. The functional, as determined by our management, is the British Pound (GBP).
Foreign currency transactions are translated into functional currency using the exchange rates prevailing at the date of the transaction. Foreign currency monetary items are translated at the period-end exchange rate. Non-monetary items measured at historical cost continue to be carried at the exchange rate at the date of the transaction. Non-monetary items measured at fair value are reported at the exchange rate at the date when fair values were determined.
Exchange differences arising on the translation of monetary items or on settlement of monetary items are recognized in the statement of comprehensive loss in the period in which they arise, except where deferred in equity as a qualifying cash flow or net investment hedge.
Exchange differences arising on the translation of non-monetary items are recognized in other comprehensive income to the extent that gains and losses arising on those non-monetary items are also recognized in other comprehensive income. Where the non-monetary gain or loss is recognized in profit or loss, the exchange component is also recognized in profit or loss.
Our presentation currency is the US dollar. For presentation purposes, all amounts are translated from the Pound functional currency to the US dollar presentation currency for each period using the exchange rate at the end of each reporting period for the statement of financial position. Revenues and expenses are translated on the basis of average exchange rates during the year.
Exchange gains and losses arising from translation to our presentation currency are recorded as exchange differences on translation to reporting currency, which is included in other comprehensive income (loss).
Lease Accounting
We assess at contract inception whether a contract is, or contains, a lease. That is, if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. We apply a single recognition and measurement approach for all leases, except for short-term leases and leases of low-value assets. We recognize lease liabilities to make lease payments and right-of-use assets representing the right to use the underlying assets.

At the commencement date of the lease, we recognize lease liabilities measured at the present value of lease payments to be made over the lease term. Lease payments include fixed payments (including in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. Lease payments also include the exercise price of a purchase option reasonably certain to be exercised by us and payments of penalties for terminating the lease, if the lease term reflects us exercising the option to terminate. Variable lease payments that do not depend on an index or a rate are recognized as expenses in the period in which the event or condition that triggers the payment occurs. In calculating the present value of lease payments, we use our incremental borrowing rate at the lease commencement date because the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in the lease payments (e.g., changes to future payments resulting from a change in an index or rate used to determine such lease payments) or a change in the assessment of an option to purchase the underlying asset.
We recognize right-of-use assets at the commencement date of the lease (i.e., the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Right-of-use assets are depreciated on a straight-line basis over the shorter of the lease term and the estimated useful lives of the assets.
Financial Instruments
(a)   Classification
Canmart classifies its financial instruments in the following categories: at fair value through profit and loss (“FVTPL”), at fair value through other comprehensive income (loss) (“FVTOCI”) or at amortized cost. Canmart determines the classification of financial assets at initial recognition. The classification of debt instruments is driven by Canmart’s business model for managing the financial assets and their contractual cash flow characteristics. Equity instruments that are held for trading are classified as FVTPL. For other equity instruments, on the day of acquisition Canmart can make an irrevocable election (on an instrument-by-instrument basis) to designate them as at FVTOCI. Financial liabilities are measured at amortized cost, unless they are required to be measured at FVTPL (such as instruments held for trading or derivatives) or if Canmart has opted to measure them at FVTPL.
(b)   Measurement
Financial assets and liabilities at amortized cost
Financial assets and liabilities at amortized cost are initially recognized at fair value plus or minus transaction costs, respectively, and subsequently carried at amortized cost less any impairment.
Financial assets and liabilities at FVTPL
Financial assets and liabilities carried at FVTPL are initially recorded at fair value and transaction costs are expensed in the statements of loss and comprehensive loss. Realized and unrealized gains and losses arising from changes in the fair value of the financial assets and liabilities held at FVTPL are included in the statements of loss and comprehensive loss in the period in which they arise.
Debt investments at FVTOCI
These assets are subsequently measured at fair value. Interest income calculated using the effective interest method, foreign exchange gains and losses and impairment are recognized in profit or loss. Other net gains and losses are recognized in OCI. On derecognition, gains and losses accumulated in OCI are reclassified to profit or loss.
Equity investments at FVTOCI
These assets are subsequently measured at fair value. Dividends are recognized as income in profit or loss unless the dividend clearly represents a recovery of part of the cost of the investment. Other net gains and losses are recognized in OCI and are never reclassified to profit or loss.

Off-Balance Sheet Arrangements
Canmart did not have, during the years ended December 31, 2019 and 2020, as well as the nine months ended September 31, 2021 and 2020 respectively, and does not currently have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditure or capital resources that is material to investors.
Plan of Operations
The continuation of our current plan of operations requires us to raise significant additional capital. If we are successful in raising capital through the sale of Common Shares offered for sale in this offering, we believe that we will have sufficient cash resources to fund its plan of operations for the next 24 months. If we are unable to do so, we may have to curtail and possibly cease some operations. We intend to use proceeds from the offering to carry out our near term and longer-term goals.
For the next 12 to 24 months, we plan to:
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Expand our hoop-house and shade cloth cultivation operations in the Kingdom of Lesotho by a further 1.5 to 2 hectares (estimated cost of $200,000);

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Construct a 1 hectare forced air greenhouse and a post-harvest drying facility (total combined estimated cost of $5.0 million);

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Obtain EU GMP certification for the post-harvest drying facility (estimated cost of $100,000);

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Rapidly expand our CBPM distribution capabilities in the United Kingdom (estimated cost of $13 million);

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Successfully cultivate and harvest cannabis biomass at Bophelo;

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Conclude Bophelo’s first exports of cannabis biomass to Germany or other markets.

We continually evaluate our plan of operations to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations.
Trend Information
Because we are still in the startup phase and have only recently commenced operations, we are unable to identify any recent trends in revenue or expenses. Thus, we are unable to identify any known trends, uncertainties, demands, commitments or events involving our business that are reasonably likely to have a material effect on our revenues, income from operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this prospectus to not be indicative of future operating results or financial condition.
Novel Coronavirus (“COVID-19”)
Our operations could be materially and adversely affected by the effects of the widespread global outbreak of contagious disease and other unforeseen events, including the recent outbreak of respiratory illness caused by COVID-19 and the related economic repercussions. We cannot accurately predict the impact COVID-19 will have on our operations and the ability of others to meet their obligations with us, including uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, and the length of travel and quarantine restrictions imposed by governments of affected countries. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could further affect our operations and ability to finance its operations.

The impact of COVID-19 on Canmart has largely been experienced in terms of temporary local lockdowns which has affected employees’ ability to travel, especially between Canmart’s operations in the United Kingdom and the operations of its fellow subsidiary, Bophelo Bio Science and Wellness (Pty) Ltd in the Kingdom of Lesotho.
We have implemented a number of measures in response to the risks posed by COVID-19, including implementing temperature screening protocols, limiting access to site, ensuring that all staff wear masks, implement social distancing and make use of sanitizers.
Going Concern
The Company is in the preliminary stages of its planned operations and has not yet determined whether its processes and business plans are economically viable. The continued operations of the Company are dependent upon the ability of the Company to obtain sufficient financing to carry out its business plans, the existence of future profitable production, or alternatively, upon the Company’s ability to dispose of its assets on an advantageous basis, all of which are uncertain.
The Company’s financial statements have been prepared on a going concern basis, which assumes that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. The Company will need to raise additional capital in the near term to fund its ongoing operations and business activities. There can be no assurance that this offering will conclude or that other financings will be available on terms acceptable to the Company or at all. As a result of these circumstances, there are material uncertainties that cast significant doubt as to the appropriateness of the going concern presumption.
The business of cannabis growth and distribution and development of cannabis-derived products involves a high degree of risk, and there can be no assurance that current business development programs will result in profitable operations. The Company’s continued existence is dependent upon the acquisition of assets, preservation of its interest in the underlying assets, acquisition of various licenses, the achievement of profitable operations, or the ability of the Company to raise alternative financing, if necessary, or alternatively upon the Company’s ability to dispose of its assets and operations on an advantageous basis.
The Company’s financial statements do not reflect the adjustments to the carrying values of assets and liabilities and the reported expenses and classifications in the statement of financial position that may be necessary if the Company were unable to continue as a going concern, and these adjustments could be material.
Emerging Growth Company Status
We are an “emerging growth company”, as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to SEC reporting companies that are not emerging growth companies. For so long as we remain an emerging growth company, we will not be required to, among other things:
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present more than two years of audited financial statements and two years of related management’s discussion and analysis of financial condition and results of operations disclosure in our registration statement of which this prospectus forms a part;

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have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; and

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disclose certain executive compensation related items.

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (ii) the last day of the fiscal year during which we have total annual gross revenue of at least $1.07 billion, (iii) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our common shares that are held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter, and (iv) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

BUSINESS
Our History
Akanda was incorporated in the Province of Ontario, Canada on July 16, 2021 in connection with the plan of Halo to reorganize its medical cannabis market focused international business assets. In September 2021, we entered into a share purchase agreement with Halo, a publicly-traded, vertically integrated multinational cannabis company (NEO: HALO) (OTCQX: HCANF) (Germany: A9KN). Pursuant to this agreement, we acquired all the issued and outstanding equity interests of Cannahealth from Halo. At the closing of the Acquisition on November 3, 2021, Cannahealth owned all the issued and outstanding equity interests of Canmart and Bophelo Holdings, which owned all the issued and outstanding equity interests of Bophelo. However, as of the date of this prospectus, the transfer of all the issued and outstanding equity interests of Cannahealth from Halo to Akanda has not been registered with the Malta Business Registry for the purposes of notifying the public that ownership of the shares has passed. As a result of the Acquisition, both Bophelo and Canmart became our indirect wholly-owned subsidiaries. As consideration for this Acquisition, we issued 13,129,212 Common Shares to Halo at a price of $1.00 per share, resulting in Halo owning approximately 68.3% of all our outstanding Common Shares at the closing of the Acquisition.
On November 12, 2021, Halo transferred 2,100,000 Common Shares to an unaffiliated party, 1306077B.C. LTD. (the “Halo Transferee”), which resulted in Halo owning 49.6% of our issued and outstanding Common Shares (the “Halo Transfer”). The following diagram summarizes our legal entity structure following the closing of the Acquisition and the Halo Transfer. Based on the number of Common Shares offered by us, as set forth on the cover page of this prospectus, Halo will own approximately 43.8% of our issued and outstanding Common Shares at the closing of this offering.

*
includes 880,000 Common Shares issued to our Executive Chairman to settle the Bridge Loan Facility

Our Business
We are a cannabis cultivation, manufacturing and distribution company whose mission is to provide premium quality medical cannabis products to patients worldwide. We are an early stage, emerging growth company headquartered in London, the United Kingdom. We have a limited operating history and minimal revenues to date. Following the completion of the Acquisition, Canmart and Bophelo became our indirect wholly-owned subsidiaries. We expect to expand their local operations and develop sales channels of our medicinal-grade cannabis products and cannabis based medical and wellness products in international markets and in particular, in Africa and Europe.
Bophelo Bio Science and Wellness (Pty) Ltd
Our indirect wholly-owned subsidiary Bophelo, a Lesotho company, is focused on the cultivation of cannabis, the production of medical cannabis products including dried flower, oils, and other concentrates and the supply of such medical cannabis products to wholesalers in international markets. Its operations are based in the Kingdom of Lesotho in the Mafeteng Region of Southern Africa. Bophelo holds an operational license issued in the Kingdom of Lesotho for the production and export of medicinal cannabis products. On July 27, 2018, the Ministry of Health in the Kingdom of Lesotho issued a prohibited drug operator license to Bophelo. This license allows for activities including cultivating, manufacturing, supplying, holding, importing, exporting and transporting cannabis and cannabis resin. This license will remain effective for 8 years, with an option for further renewal.
Bophelo commenced operations including establishing sites and first phase construction and starting site preparation activities in 2018. Bophelo’s cultivation facility in the Kingdom of Lesotho is licensed to cultivate cannabis over an initial 5 hectare canopy area, with conditional approval from local authorities to extend its cultivation area up to 200 hectares in total. At present, the company is cultivating cannabis in hoop houses over a 0.3 hectare area and is in the process of expanding it by a further 1.5 to 2 hectares by constructing a separate shade cloth cultivation area. We obtained a GACP certification for our cultivation facility in 2021. During 2019 and 2020, Bophelo did not generate any revenue from a commercial harvest, although it completed a number of successful harvests for non-commercial purposes. These non-commercial harvests were conducted with the objective of optimizing strain selection and understanding local growing conditions so that further harvests can be optimized. Bophelo conducted its first sale of high-grade flower in a small amount to a local buyer in March 2021. It has entered into distribution agreements with European based distributors. See a discussion of these agreements under “— Business Partnerships” below.
Bophelo currently only produces and sells cannabis biomass. We aim to commence exporting medical cannabis biomass to Europe in 2022. From 2023 and beyond, we plan to expand our product offering to include cannabis oils and extracts, and ultimately, to produce consumer branded cannabis products for discerning patients.
Seasonality of Bophelo’s Cannabis Harvest
Through its operators’ license in the Kingdom of Lesotho, Bophelo is able to cultivate cannabis on or up to 50,000 square meters (5 hectares) of greenhouses (indoor). Since obtaining its license, Bophelo has undertaken several cultivation cycles at the company’s premises in the Kingdom of Lesotho with a view to optimizing strain selection and cultivation methodologies. All expenditures incurred to date in relation to this undertaking have been expensed in the company’s financial statements. Depending on the manner of cultivation undertaken by the company (outdoor, greenhouse or indoor methods), Bophelo may experience seasonality in its cannabis harvests. Typically, the cannabis cultivation season in the Kingdom of Lesotho would begin (subject to weather conditions which may be unpredictable) in September of each year and end in May of the following year.
Canmart Ltd
Our indirect wholly-owned subsidiary Canmart, a company incorporated under the laws of England and Wales, is a licensed importer and distributor of CBPMs in the United Kingdom. Canmart holds a Controlled Drug License issued by the Home Office to possess and supply CBPMs in the United Kingdom.

This license is due to expire on February 3, 2022 and needs to be reapplied for on a yearly basis. Canmart is required to apply for an import license issued by the Home Office for every specific shipment of CBPMs and Canmart has thus far successfully been granted such import licenses. Canmart holds both a Manufacturer’s Specials License for importation of CBPMs and a Wholesale Distribution Authorization from the Medicines and Healthcare Products Regulatory Agency.
Canmart commenced importing and distributing CBPMs in 2020. Under the current controlled drugs regulatory regime, Canmart is only able to supply to dispensing pharmacists, clinics and other wholesale distributors. However, Canmart’s intention is to establish direct sales channels to patients through Canmart owned and operated clinics and pharmacies. Canmart’s strategy is to grow the medical cannabis market by identifying patients with specific conditions and needs and providing easy to access education and consultations to patients about medical benefits of CBPMs based on observational clinical studies from international studies. We believe this direct sales model can enable Canmart to expand its market share effectively and efficiently.
Cannahealth Limited
Our direct wholly-owned subsidiary Cannahealth, a Republic of Malta company, is a holding company of all the ownership interests in Canmart and Bophelo Holdings. Cannahealth does not engage in any operations.
Bophelo Holdings Ltd.
Our indirect wholly-owned subsidiary Bophelo Holdings, a company incorporated under the laws of England and Wales, is a holding company of all the ownership interests in Bophelo. Bophelo Holdings does not engage in any operations.
Growth Plans and Strategic Focus
We are targeting what we believe to be the lucrative international medical cannabis market, which is estimated to be worth approximately $47 billion by 2027, according to Emergen Research. We believe there has been a growing demand for medical cannabis around the world as a result of the increased legalization of cannabis for medical purposes as well as the rise in cannabis-related medical research activities.
Our goal is to become a market leader in the cultivation, processing and supply of medicinal-grade cannabis products and cannabis based medical and wellness products for international markets. Our primary strategies to achieve our goals include:
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Expanding our production capacity.   In the near term, our primary strategy is to expand our production capacity as quickly as possible at Bophelo. We plan to take advantage of favorable cultivation conditions in the Kingdom of Lesotho to achieve economies of scale in our production of premium quality cannabis products, within the confines of market forces such as customer demand and pricing, as well as regulatory hurdles that may impede our ability to access foreign markets or which may slow overall market growth.

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Expanding our geographic footprint.   While we currently import and sell cannabis-based products for medicinal use (“CBPMs”) sourced from third parties to dispensing pharmacists, clinics and other wholesale distributors in the United Kingdom, our plan is to establish direct sales channels to patients through Canmart owned and operated clinics and pharmacies in the United Kingdom. Medical cannabis is currently scheduled as a “Schedule 2” unlicensed medicine and, as such, can only be prescribed by or under the care of a specialist medical practitioner. Furthermore, regulatory authorities in the United Kingdom require cannabis dispensing clinics to obtain a license from the Care Quality Commission (“CQC”). The CQC regulates clinics and conducts frequent audits and inspections to ensure compliance with license terms. Given the regulatory environment in the United Kingdom, we intend to achieve our plan to establish direct sales channels to patients by acquiring established clinics and pharmacies that are dispensing medical cannabis products in the United Kingdom, however, this strategy is dependent on identifying potential targets, negotiating acceptable purchase price and other conditions based on revenues, number of patients and size of the local market, and complying with any regulatory and licensing requirements. To that end, we recently entered into a non-binding letter of intent to acquire 100% of the issued and outstanding ordinary shares of Cellen Limited, a United Kingdom based provider of pain-focused clinical services for GBP £10 million (US$13.361 million) in common shares of the Company. We are also working towards expanding sales of cannabis products produced by Bophelo to international markets, subject to regulatory conditions in such countries.
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Pursuing accretive acquisitions.   We believe that our deal-making capabilities and experience will allow us to successfully identify, consummate and integrate acquisitions.

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Strong Partnership with Local Communities.   We are committed to empowering women and vulnerable persons in local communities where Bophelo operates. We believe our efforts will enable us to build strong partnerships with the communities in which we operate, enhance the reputation of our brands and benefit our long-term growth.

We anticipate undertaking the following activities in the next 12 to 36 months in an effort to further grow Bophelo and Canmart’s business:
Operations of Bophelo
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Building out an additional 1.5 to 2 hectare shade cloth cultivation area and constructing a 1 hectare forced air greenhouses which are expected to be completed by 2022.

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Planning and constructing an EU GMP certified post harvest drying facility with a view to commence operating this facility in 2022.

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Planning and constructing an EU GMP certified extraction facility with a view to commence operating this facility in 2023 or 2024.

Operations of Canmart
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Continuing to develop our business plan to secure sales to patients while establishing or even acquiring distribution channels in the U.K. domestic market.

Agreements with Cellen Limited
On October 1, 2021, we entered into a memorandum of understanding with Cellen Limited (“Cellen”). Cellen is a medical cannabis supplier to Project Twenty21, a large-scale medical cannabis observational study in the United Kingdom. In addition, Cellen also owns and operates a digital pain clinic: Leva Clinic, which is licensed and regulated by the Care Quality Commission (‘CQC’) in the United Kingdom. The purposes of the memorandum of understanding is to establish a formal working relationship to optimize medical cannabis supply chain activities across Cellen and the Company’s business interests, to consistently increase supply and choice for patients in the United Kingdom.
On October 5, 2021, we entered into a non-binding letter of intent to acquire 100% of the issued and outstanding ordinary shares of Cellen for GBP £10 million (US$13.361 million) through the issuance of our common shares. The transaction is subject to completion of due diligence, negotiation of definitive agreements, completion of financial audits by Cellen, approval of the board and shareholders of Cellen and any necessary regulatory and third party approvals.
On December 1, 2021, we entered into a bridge loan facility with Cellen whereby we agreed to extend a line of credit of US$500,000 to Cellen , secured by all of the assets of Cellen. Amounts drawn down will be subject to interest of five percent per annum compounded monthly. To date, Cellen has borrowed approximately $136,600 under the facility. All amounts borrowed under the facility shall be due no later than December 31, 2022. The Company shall have the option to convert any amounts borrowed under the facility into ordinary shares or preference shares of Cellen at a valuation of Cellen as determined by an independent firm of chartered accountants as may be selected by the Company.
Our Competitive Strengths
We believe that the following competitive strengths can contribute to our success and differentiate us from our competitors:

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Lesotho Cultivation Advantage.   Through the cultivation operations of our indirect wholly-owned subsidiary Bophelo, our past harvests have shown that we have the ability to cultivate high yielding strains of cannabis for medical purposes, with certain strains historically cultivated reflecting cannabinoid concentrations in excess of 20%. Conditions at Bophelo’s site of operations near T’sakholo in the Mafeteng District of the Kingdom of Lesotho are conducive for the cultivation of medical-grade cannabis including suitable environmental conditions, abundant supply of semi-skilled and unskilled labor, quality road and air infrastructure network and favorable tax treatments.

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Significant Potential to Scale Up Production.   Bophelo is one of the largest licensed landholders engaging in cannabis cultivation in the Kingdom of Lesotho. Bophelo is licensed to cultivate cannabis over an initial 5 hectare area under greenhouse or indoor conditions, with conditional government approval to expand our cultivation footprint up to 200 hectares. Such approval for expansion may be granted by the Ministry of Health on the main condition that Bophelo has fully utilized all of the first 5 hectares of its licensed cultivation area. This gives us the potential ability to significantly scale up production once the company has met this requirement of the Ministry of Health. Bophelo has leased a 200-hectare land package in an emerging Special Economic Zone in the Kingdom of Lesotho which is intended to be dedicated to the cannabis cultivation and related operations.

•
Strong Partnership with Local Communities.   Bophelo has worked and expects to continue to work with Mophuthi Matsoso Development Trust, a Lesotho non-profit organization (the “MMD Trust”), to provide for the construction of a learning center, a place of worship, feeding programs and other public good initiatives for the local community of T’sakholo. We believe a commitment to such initiatives and building a strong working relationship with the local African communities can promote goodwill towards our local operations and brands and benefit our long-term business growth. The MMD Trust is controlled by our Executive Chairman and Bophelo leases its premises on which it operates from the MMD Trust pursuant to a long-term lease agreement between the MMD Trust and Bophelo. As such, a potential conflict of interest may arise regarding the ongoing administration of the lease and any future negotiations around the lease terms.

•
Experienced Management Team.   Our management is experienced and has an extensive knowledge of the international cannabis industry as well as local conditions in Europe, the United Kingdom, and the Kingdom of Lesotho.

Competition
Southern Africa
Our main competitors in Southern Africa are other preeminent entities that have been granted licenses from countries in Southern Africa (including Lesotho, South Africa, Zimbabwe and others) such as Medigrow, Spectrum Cannabis, Bedrocan and Verve Dynamics. While an increasing number of companies are entering the cultivation area resulting in an increased supply of similar cannabis products to ours, we expect that growth in the global demand for medicinal-grade cannabis products is so strong that the total demand is likely to exceed the total supply for the foreseeable future. Furthermore, Bophelo has a number of competitive advantages including ability for scalability of production, low-cost input environment, its strong relationship with technical partners and local community and experienced management team, which we believe enable Bophelo to compete effectively with other international producers.
United Kingdom
The United Kingdom’s CBPM market is a highly regulated and restricted operational environment. CBPMs is supplied as a “special’s medication” with no marketing authorization for medical claims. Canmart has identified an opportunity to grow its business in the expanding CBPM sector by establishing direct sales channels to patients. Our primary competition is from three established suppliers including The Lyphe Group, the pioneer in this sector which operates The Medical Cannabis Clinics, Grow Pharma and IPS Pharma which are established specials formulators and have moved to supplying medical cannabis through their associated clinics. Canmart is establishing sales channels to communicate and market directly to patients as an innovative and disruptive sales model in this field. Canmart’s strategy is to expand its customer base and market size by identifying patients with specific conditions and needs and providing easy-to-access education and consultations to patients about medical benefits of CBPMs based on observational clinical studies from international studies.
Business Partnerships
In December 2019, Bophelo entered into a seed supply relationship with OG DNA Genetics Inc. (“DNA Genetics”), a recognized creator of high-quality cannabis seeds. Bophelo has since then purchased seeds of strains of medical cannabis from DNA Genetics on a purchase order basis. In addition to this arrangement with DNA Genetics, Bophelo sources seeds from other top suppliers of cannabis genetics based in Europe. These seeds are shipped directly from European seed banks to Bophelo’s operations in the Kingdom of Lesotho. Although DNA Genetics has been a primary seed supplier of the Company, the Company does not depend exclusively on any seeds sourced from DNA Genetics.
In August 2020, Bophelo entered into an off-take agreement with Medcan Ltd. (“Medcan”), which received preliminary approval from Malta Enterprise, a Maltese government agency, to carry out the importation and production of cannabis for medicinal purposes primarily into the European market. The term of the agreement is for a period commencing on August 3, 2020 and ends on the earlier of (i) the date on which Medcan has purchased 10,000 kilograms of biomass from Bophelo or (ii) August 3, 2027. The agreement specifies initial deliveries of up to 10,000 kilograms of cannabis biomass. Bophelo will procure the transport of the biomass by a licensed cannabis transport operator and deliver the biomass to Medcan in containers, comply with the applicable Agricultural Practice Standards, or as otherwise agreed to by the parties. All the biomass is subject to Medcan’s inspection and acceptance or rejection at Bophelo’s facility in Lesotho. Pursuant to the agreement, Medcan will pay Bophelo prevailing market rates, calculated on the basis of a price per gram, based on the delivery weight. The price will be determined on the basis that Medcan shall seek to sell the batch at the highest value achievable in the market. Biomass has not yet been supplied to Medcan pursuant to the off-take agreement as Medcan has not yet secured the all of the necessary licenses and/or permits required from Maltese and/or European Union regulators to enable it to import biomass from Bophelo. It is not, at the present time, known when these licenses and/or permits may be secured by Medcan.
In September 2021, Bophelo also entered into a service, refinement and distribution agreement with Cantourage GmbH (“Cantourage”), a German based processor and distributor of cannabis biomass. The term of the agreement is from September 15, 2021 to September 15, 2026 and may be extended for additional periods of one year unless terminated earlier by the parties. Under the agreement, Bophelo shall deliver to Cantourage cannabis products which shall be further refined for distribution by Cantourage. The specific amount to be delivered shall be determined from time to time by the parties. Bophelo has not sold any products under these distribution agreements and expects to commence marketing and exporting its products to the German and broader EU market in 2022. Bophelo is currently cultivating its first pilot harvest of cannabis biomass for Cantourage in terms of the aforementioned agreement. Bophelo currently expects this harvest to be completed by February or March 2022. It is not, at this time, known if the forthcoming harvest will, in part or in full, meet the specifications prescribed by Cantourage in terms of the aforementioned agreement.
Description of Property
Bophelo has entered into a sublease agreement dated 2018 with the MMD Trust, which is controlled by our Executive Chairman, Louisa Mojela, for the lease of its facilities at T’sakholo in the Kingdom of Lesotho. The sublease is for a land area of 68,834 square meters. The term of the lease is for a 20 year period, with an option to renew for two 30-year terms. Pursuant to the sublease agreement, Bophelo will pay LSL 350,000 (approximately $25,000) per month, with an annual rate increase of 10% on a compound basis. This sublease agreement may only be terminated by: (i) the expiration of its term; (ii) the surrender of the sublease; or (iii) its termination pursuant to the provisions of the Land Act 2010. Additionally, in the case that either party commits a breach of this agreement and fails to remedy such breach within 14 days after receiving written notice from the other party requiring the breaching party to remedy such breach, then the non-breaching party may terminate this agreement, or to claim specific performance of all of the breaching party’s obligations then due for performance. Bophelo has a right of first refusal to purchase any of the properties and/or any portion thereof on the same terms offered to any third party. The MMD Trust is controlled by Louisa Mojela, our Executive Chairman and director, and Granny Seape, a non-executive director of Bophelo.
Canmart currently has access to use 30,000 square foot warehouse in Somerset, United Kingdom, which is owned by D&D Investments Limited which is owned by certain directors of Canmart. Canmart does not pay any rent for the use of the warehouse and the owner may demand the vacation of the warehouse by Canmart at any time. Canmart expects to enter into a lease agreement with the owner with specified lease terms and to pay rent under the lease.
Human Capital Resources
As of September 30, 2021, we had a total of 107 employees. Approximately 102 of our employees work at our site in the Kingdom of Lesotho and approximately 5 of our employees work in the United Kingdom.

REGULATION
Regulatory Framework in the United Kingdom
CBD Regulation — Overview
Cannabis, cannabis resin, cannabinol and other cannabinol derivatives (among others) are listed as Class B controlled drugs under Schedule 2, of the Misuse of Drugs Act 1971, or the MDA, based on a harms assessment. They are also listed under Schedule 1 to the Misuse of Drugs Regulations 2001, or the MDR, together with other chemical constituents such as the cannabinoid THC (defined below). As such, it is unlawful to cultivate, possess, supply, produce, import or export these controlled drugs except under license. The Hemp (Third Country Imports) Regulations 2002 also require, except in specified circumstances, that hemp from non-EU countries be imported under a license and, in the case of hemp seeds other than for sowing, under an authorization.
CBD is one of the main chemical compounds found in the cannabis plant, together with THC. CBD, as an isolated substance (i.e. containing no THC) is not a controlled drug under the MDA/MDR. Unlike CBD, THC is the main “psychoactive” component of cannabis and is a controlled drug.
A CBD product containing THC (in any amount), or any other controlled cannabinoid under the regulations cannot be practically prescribed, administered or supplied to the public unless it is an ‘exempt product’ or a cannabis based product for medicinal use in humans, or CBPM. CBPMs are subject to further regulation and licensing given the medicinal purpose for which they are marketed and prescribed.
The U.K. Home Office (specifically, the Drugs & Firearms Licensing Unit, or DFLU) prescribes two separate licensing regimes relating to cannabis cultivation, according to whether the varieties are high THC (above 0.2% THC content) or low THC (below 0.2% THC content). A license is required to cover both cultivation and possession.
The sale of CBD products (i.e. the “finished products” following extraction and processing of CBD into products) is subject to additional regulations and licensing regimes — see below CBD Extraction for General Commercial Purposes and CBD Extraction for Medicinal Purposes for a more detailed discussion.
Controlled Drugs License
Companies wishing to possess, supply, produce/manufacture, import or export ‘controlled drugs’ can only lawfully do so under Controlled Drugs Licenses issued by the Home Office. Licenses are issued for specific drugs, entities and locations and cannot be transferred to other drugs, entities or locations.
Applications for a controlled drug license are submitted online and prospective licensees are advised that it can take up to 16 weeks for the Home Office to review and ensure that various security and record- keeping requirements have been met. Where an enhanced DBS check has been obtained within the last three years for all persons named on the application, such checks do not need to be repeated. The DFLU may also conduct site visits, where needed. The term of the license is one year from the date of issuance and further applications are required to be submitted for each license to be renewed.
Companies wishing to import ‘controlled drugs’ will need to apply to the Home Office for a separate import license for each shipment.
Canmart holds a Controlled Drug Licenses issued by the Home Office to possess and supply CBPMs in the United Kingdom. This license expires on February 3, 2022. Canmart is required to apply for import licenses from the Home Office for each individual shipment and has, as of 2021 when shipping of CBPMs to Canmart commenced, been successful in applying for those import licenses as required.
CBD Extraction for General Commercial (Retail) Purposes
CBD products such as CBD oil are becoming increasingly prevalent in the U.K. retail market. Where a CBD product contains a controlled drug (in any quantity) such as THC, the product needs to satisfy the requirements for an ‘exempt product’ under the MDR to be lawfully available to the public.

In general, an exempt product is a product containing a controlled drug that is: (a) not designed to be administered to a human being or animal, (b) not packaged in such a way that it can be recovered by readily applicable means, and (c) does not contain more than 1 mg (per container) of the controlled drug. All three prongs are required to be established, including significant testing by an independent and licensing U.K. company and the provision of comprehensive and independently verifiable research and information. Notably, the 0.2% THC threshold for the cultivation of industrial hemp does not apply to CBD finished products, Rather, only 1 mg of THC (per container) is permissible in any given product that is placed on the U.K. market.
CBD Extraction for Medicinal Purposes (Medical Cannabis)
CBPMs are preparations or products that: (a) contain cannabis or other cannabinol derivatives, (b) are produced for medicinal use in humans, and (c) are a medicinal product, substance or preparation for use as an ingredient in a medicinal product. A CBD preparation or product containing controlled cannabinoids (e.g., THC) which meets the three prongs of this definition may be classed as a CBPM.
Companies wishing to possess, supply and or import/export CBPMs will require a controlled drug license in addition to a high-THC cannabis cultivation license if they are involved in production/manufacturing, which are both issued by the Home Office, unless an exemption applies to that licensing requirement.
In addition, the regulation of CBPMs in the United Kingdom is undertaken by the Medicines and Healthcare Products Regulatory Agency, or MHRA. The MHRA is responsible for ensuring all medicines and medical devices in the United Kingdom are safe and appropriate in accordance with the Human Medicines Regulations 2012 (SI 2012/1916), or HMR. Under the HMR, CBPMs can only be manufactured and assembled in accordance with the specifications of a doctor listed on the General Medical Council Specialist Register and must meet a ‘special’ clinical need of the individual patient.
The manufacturer, assembler or importer/exporter of a CBPM must also hold a Manufacturer’s “Specials” License, which is granted by the Licensing Authority (specifically, the U.K. Ministers designated under the HMR) for all medicinal products for human use. The manufacturing, storage and/or assembly site and its operations will be inspected for compliance with the European Union’s “good manufacturing practice” and the conditions of the license. These require that the manufacture, storage and/or assembly is carried out under the supervision of appropriately qualified staff, including a named quality controller and production manager, who are acceptable to the Licensing Authority. License applications are submitted online to the MHRA and take approximately 90 business days to process.
The distributer of a CBPM must also hold a Distribution Authorization issued by the Licensing Authority. All distributers of medicinal products for human use must have a similar license.
Canmart holds both a Manufacturer’s Specials License for importation of CBPMs and a Wholesale Distribution Authorization.
CBD Sales and “Novel Food” Status
In the United Kingdom, the sale of CBD products falls under the regulatory purview of the U.K. Food Standards Agency, or the FSA. The FSA, in turn, follows the guidance and regulations set by the European Union, specifically the European Food Standards Agency, the EFSA, and the European Commission, or the EC, respectively.
In November 2015, the European Parliament and the Council of the European Union adopted a new regulation on novel food, Regulation (EU) 2015/2283, or the Novel Food Regulation, with the intent of making the novel food authorization process more efficient while ensuring high standards of food safety for consumers. The Novel Food Regulation came into force on January 1, 2018.
The Novel Food Regulation provides that a food is “novel” if it has not been used for human consumption to a significant degree within the European Union before May 15, 1997. The regulations further provide that a food stuff will be authorized only if it can be demonstrated that the product is safe, properly labeled so as to not mislead consumers and is not nutritionally disadvantageous.

On January 15, 2019, the EC updated the European Union’s Novel Foods Catalogue, specifically, the entries relating to cannabis sativa and cannabinoids, to include other cannabinoids extracts used in food and food supplements and hemp-derived products in food.
While the Novel Foods Catalogue is non-exhaustive and carries no legal effect, it is frequently updated and amended with input from Member States and is used as reference by authorities in EU countries to aid enforcement of the Novel Food Regulation.
A novel food can only be sold in the European Union once it has successfully gone through the authorization process (involving a safety risk assessment) and an implementing act is published authorizing the addition of the novel food to the Novel Foods Catalogue. This process can take up to 18 months from receipt of the initial application. The United Kingdom has adopted the EU Novel Foods regime as retained EU law and the FSA has confirmed it will follow the EFSA. Therefore products new to market will require novel food authorization from the FSA prior to being made available and marketing. There is also a currently a regime in place to allow for products that were already on the market prior to early 2020 to apply for retroactive novel food authorization.
Proceeds of Crime Act or POCA
POCA addresses money-laundering offences in the United Kingdom. Under POCA, a person or entity commits a principal money laundering offence if they:
(a)
conceal, disguise, convert or transfer criminal property;

(b)
enter into or become concerned in an arrangement which he knows or suspects facilitates the acquisition, retention use of control of criminal property by or on behalf of another person; or

(c)
acquire criminal property.

Property is criminal property if it constitutes a person’s benefit from criminal conduct and the alleged offender knows or suspects that it constitutes such a benefit.
Criminal conduct is conduct that constitutes an offence in any part of the United Kingdom or in the case of overseas conduct would constitute an offence in any part of the United Kingdom if it occurred there. This is relevant for U.K. companies that operate in the medicinal cannabis industry as they may have relationships with medicinal or recreational cannabis companies that operate legally in non-U.K. jurisdictions, however whose activities would be caught by POCA, and for U.K based investors who are investing in cannabis-related investments.
There are defenses available to the money laundering offences, principally making an authorized disclosure prior to the offence being committed and gaining appropriate consent from the National Crime Agency (“NCA”) to receive the criminal property in question, and receiving the property for adequate consideration, as in the case of a contract.
Canmart will take into consideration any potential POCA applications when dealing with non-U.K. companies and will act accordingly to ensure compliance with POCA.
Regulatory Framework in the Kingdom of Lesotho
The Drugs of Abuse Act, 2008 (the “Drugs of Abuse Act”) is the principal legislation which regulates the pharmaceutical sector in the Kingdom of Lesotho. The Drugs of Abuse Act aims to ensure that certain drugs are available in the Kingdom of Lesotho which would be used for medical, scientific and related purposes. The Drugs of Abuse Act also aims to prevent the abuse of drugs, to prevent diversion from lawful trade of controlled chemicals, equipment and materials for the use in unlawful manufacture of such drugs. Furthermore, the Drugs of Abuse Act also establishes the Lesotho Narcotics Bureau.
Cannabis, cannabis plants and cannabis resin are specifically defined in the Drugs of Abuse Act and as such, the cultivation, manufacturing, preparation, supply, and transit thereof is restricted. As such, the Drugs of Abuse Act, pursuant to section 9 thereof, allows the cultivation, manufacturing, acquisition, administration if the person is an operator as defined in the Drugs of Abuse Act. Therefore, an operator, is defined as any person who carries on a business of manufacture acquisition or supply of a drug of abuse. Cannabis is defined as a drug of abuse.
Operators are therefore allowed to apply for a license that permits operators to cultivate, manufacture, import, export, transport and process cannabis for medicinal purposes. The recreational use of cannabis is still illegal, and it carries criminal sanctions.
These operators’ licenses are, generally valid for 12 months, renewable every year.
In order for an operator to import, export or transport cannabis, the operator must apply for a permit for such imports, exports and transport of cannabis. These permits apply to cannabis plants, cannabis seed, cannabis and cannabis resin.
The current legislative framework does not differentiate between cannabis containing THC or CBC, as the current definition deals with the collective description of cannabis.
During 2018 and 2019, the Government of Lesotho published regulations, The Drugs of Abuse (Cannabis) Regulations (“the Drugs of Abuse Regulations”). The 2019 Drugs of Abuse Regulations repealed and replaced the 2018 Drugs of Abuse Regulations.
The purpose of the Drugs of Abuse Regulations is to track, control, manage and regulate the cannabis industry. It is also the purpose of the Drugs of Abuse Regulations to set the criteria for the license application process, qualifications for operators and to set up structures and methods for the tracking of cannabis, from seed to sale.
The Lesotho Narcotics Bureau is tasked with assessing license applications, renewals and providing the operators with advice and assistance as regards the laws and regulations governing the conduct of a drugs of abuse business as well as the role of the International Narcotics Control Board.
The Drugs of Abuse Regulations also deals with the requirements for and set the standard for qualifications to be engaged in a cannabis business. It contains provisions dealing with the standards for security, premises, manufacturing practices, cultivation practices, record keeping, seed-to-sale requirements and testing of cannabis.
Labelling and packaging as well as waste management is provided for in the Drugs of Abuse Regulations as it also deals with the transportation, importation and exportation of cannabis.
Operators can apply for licenses which allows indoor or outdoor cultivation; however, outdoor cultivation is restricted to cannabis strains that have a THC content below 1% and that it is used for produce CBD isolate, only feminized seeds are used, the male plants must be destroyed and cannabis seed is obtained from a registered seed supplier.
Failure to comply with the Drugs of Abuse Act and the Drugs of Abuse Regulations constitute a criminal offence and when convicted, it can lead to 5 years of imprisonment of a fine of not less than R20 000.00 (ZAR) (approximately, U.S.$1,333) or both, or in the case of a company, a fine of not less than R100 000.00 (ZAR) (approximately, U.S.$6,667).
Bophelo is currently the holder of an operators’ license (“the Operators’ License”) as issued in terms of the Drugs of Abuse Act, 2008 pursuant to section 12 thereof.
The Operators’ License is issued under number 18/8/18/18 and is granted for a ten-year period, renewable every 12 months. The Operator’s License is valid until September 26, 2028 and in terms of the Operators’ License, Bophelo is licensed to cultivate, manufacture, supply for distribution, store, export, import and transit into and out of Lesotho cannabis for medicinal purposes and for scientific and any other lawful use.
Furthermore, the Operators’ License also allow Bophelo to cultivate cannabis on or up to 50,000 square meters (5 hectares) of greenhouses (indoor).

MANAGEMENT
Our Executive Officers and Directors
The following table sets forth the names, ages and positions of the individuals who we anticipate will serve as our executive officers and members of our Board of Directors at the time of the offering.
Name	Position	Age
Louisa Mojela	Executive Chairman and Director	65
Tejinder Virk	Chief Executive Officer and Director	40
Aslihan Akkar-Schenkl	President	43
Trevor Scott	Chief Financial Officer	43
Philip van den Berg(1)	Director	63
Charles Kié(2)	Director	58
Gila Jones(2)	Director	40
Gugulethu Dingaan(2)	Director	46
Bridget Baker(2)	Director	61

(1)
Mr. van den Berg is a director and Chief Financial Officer and an appointee of Halo, which is expected to own approximately 43.8% of our outstanding Common Shares upon the consummation of this offering.

(2)
Independent Director.

Other than Mr. van den Berg, who is an appointee of Halo pursuant to the Investor Rights Agreement, there is no arrangement or understanding with any shareholder, supplier, customer or any other person pursuant to which any of our directors or executive officers was selected to serve as a director or executive officer of the Company.
Biographical Information
The following is a summary of certain biographical information concerning our executive officers and directors.
Louisa Mojela has served as the Executive Chairman and a director of Akanda since July 2021, and has served as the Executive Chairman and a director of Bophelo since June 2018. In addition, Ms. Mojela served as Chairman of the board of directors of Halo from July 2020 to July 2021. Ms. Mojela is one of Southern Africa’s most influential and successful business leaders. Ms. Mojela is the Group Chief Executive Officer of Wiphold (Women Investment Portfolio Holdings), one of the largest African-based ESG funds to empower black African women, which she co-founded in 1994. She has led capital raises and held directorships at companies such as Sasol Mining (a subsidiary of Sasol Holdings listed on the New York Exchange), Distell, Ixia Coal, South African Airways, Ericsson SA, Adcorp, and Sun International, amongst others. In addition to her business dealings, Ms. Mojela is focused on various social development initiatives in the Kingdom of Lesotho in line with the Sustainable Development Goals of the Government of Lesotho. She has received numerous accolades for her leadership. Among these, in 2000 she was selected as one of 40 women for the “Leading Women Entrepreneur of the World”; in 2015 she was named one of three “Business Women of the Year — Southern Africa” at the All Africa Business Leaders Awards in partnership with CNBC Africa; and in 2016, she won the European Business Assembly’s “Best Manager of the Year” award at an event held in Switzerland. Ms. Mojela received a Bachelor of Commerce from the National University of Lesotho and also completed the Executive Leadership Program at Wharton School of Business at the University of Pennsylvania. We believe Ms. Mojela’s expertise and accomplished track record as one of South Africa’s most accomplished leaders in business qualifies her to serve as our director.
Tejinder Virk, has served as Akanda’s Chief Executive Officer and director since July 2021. Prior to Akanda, Mr. Virk served as the President and Managing Director (Europe) of Khiron Life Sciences (TSX-V:

KHRN) (OTC: KHRNF) (“Khiron”) from October 2019 to June 2021, where he was responsible for establishing Khiron’s medical and consumer packaged goods business in the region. Prior to Khiron, Mr. Virk was Managing Director (Europe) for Canopy Growth Corporation (NASDAQ: CGC) (TSE: WEED) (“Canopy”) from January 2019 to September 2019, where he was responsible for driving the multinational expansion of Canopy’s European operations. Working with top research doctors in the United Kingdom, Spain, and Germany, he has overseen the launch of multiple medical cannabis products in Europe, including flower for inhalation and oils. Prior to Canopy, Mr. Virk served as the Managing Director of BMO Financial Group (NYSE: BMO) Investment Banking group from June 2004 to December 2018. In that role, Mr. Virk gained extensive cannabis sector M&A experience and has transacted on numerous IPOs and follow-on capital raises for global cannabis companies, including Canopy and Tilray (NASDAQ: TLRY). Mr. Virk received a Bachelor of Applied Science (BASc) in Systems Design Engineering with an Option in Management Sciences from the University of Waterloo in 2004. We believe Mr. Virk’s extensive experience in the cannabis and corporate finance industry qualifies him to serve as our director.
Dr. Aslihan Akkar-Schenkl has served as Akanda’s President since October 2021. Prior to joining Akanda, from March 2020 to September 2021, Dr. Akkar-Schenkl served as the Managing Director of Northern Green Global GmbH, a company providing cannabinoid medicines to global markets. Prior to this position, from October 2018 to February 2020, Dr. Akkar-Schenkl acted as the Responsible Person of Drapalin Pharmaceuticals GmbH. Within her responsibility she audited diverse medical cannabis producers at locations including Canada, Kingdom of Lesotho and parts of Europe. Before joining Drapalin Pharmaceuticals, she took diverse roles in the German pharmaceutical industry, starting in R&D at PARI Pharma GmbH with focus on inhalation therapies. From October 2007 until October 2017, she also worked in the IP field at Munich-based Patent Law firms with focus on FTO-Analysis, acting before the European Patent Office and German Patent Court. Dr. Akkar-Schenkl is a registered Pharmacist in Germany, European Patent Attorney, German Patent Attorney and holds a Ph.D. Degree in Pharmaceutical Technology (Disputation December 2004). She is author and co-author of over 30 scientific publications and articles.
Trevor Scott has served as Akanda’s Chief Financial Officer since July 2021. Trevor was involved in the formation of Bophelo in July 2018 and has served as its Chief Financial Officer since its inception. Additionally, Mr. Scott has served as the Chief Executive Officer of Bearingway Limited, an accounting and consulting firm, since January 2008 and as the Chief Financial Officer of Stallion Security (Pty) Ltd., a security company based in Johannesburg, South Africa, since April 2017. Prior to that, Mr. Scott served as the Chief Financial Officer and financial director of Uranium One Africa Ltd., a mining company that focuses on gold and uranium mining operations, from September 2014 to January 2017, and as a director of Mokwele Inc. since January 2004. Mr. Scott is a chartered accountant by profession, and has experience with regards to fundraising, accounting, investor relations, internal controls and mergers and acquisition related matters. Mr. Scott received his bachelor’s degree in Accounting at Wits University in 2000.
Philip van den Berg has served as a director of Akanda since July 2021. Mr. van den Berg has served as a director and Chief Financial Officer of Halo since July 2018. Prior to Halo, Mr. van den Berg has served as the Chief Financial Officer of Namaste Technologies Inc. from October 2016 to June 2018 and as the Chief Financial Officer of Golden Leaf Holdings from October 2015 to March 2016. Mr. van den Berg has an extensive 30-year career in finance, principally in the equities divisions at Goldman Sachs and Deutsche Morgan Grenfell in London, as well as on the buy-side as co-founder of both Olympus Capital Management, one of the first European hedge funds and Taler Asset Management, a wealth management company based in Gibraltar. Mr. van den Berg earned a Master’s degree in Economics from the University of Amsterdam in 1987. We believe Mr. van den Berg’s wealth of experience in finance and business operations qualifies him to serve as our director.
Charles Kié has served as an independent director of Akanda since August 2021. In addition, Mr. Kié served as a director of Halo from October 2020 to July 2021. Mr. Kié has served as the co-founder and Chief Executive Officer of New African Capital Partners and SBNA since October 2018 and March 2021, respectively. Mr. Kié has also served as the Managing Partner of Genesis Capital since September 2018. From January 2016 to September 2018, Mr. Kié was the Chief Executive Officer of Ecobank Nigeria, the largest affiliate of the Ecobank Group, where he led its turnaround. Throughout his career, Mr. Kié pioneered milestone transactions on the capital markets, in infrastructure finance and trade finance in West and Central Africa, and as such, brings a wealth of financial and operational expertise to Akanda. Mr. Kié also currently serves as a non-executive board member at Empower Families for Innovative Philanthropy (ERFIP) — Edmond de Rothschild Foundations — Switzerland. Mr. Kié is a graduate of the Harvard Business School Advanced Management Program in 2011. He holds an MBA from New York University (Stern), HEC Paris and London School of Economics, as well as post-graduate degree in Corporate Restructuring from the University of Clermont Ferrand. He received his bachelor’s degree from Ecole Supérieure de Commerce d’Abidjan in 1987. We believe Mr. Kié’s wealth of experience and financial and operational expertise qualifies him to serve as our director.
Gila Jones has served as an independent director of Akanda since February 2022. Ms. Jones is currently the Chief Operating Officer (2019 to present) at Westbrook Global Inc., a media company founded by Will and Jada Pinkett-Smith to develop, sell, produce, and market premium content for global streamers and studios. Prior to her appointment at Westbrook Global Inc., Ms. Jones was the Chief Operating Officer of beauty retailer Violet Grey, a position she held between 2018 and 2019. As the Chief Operating Officer of Violet Grey, she oversaw finance, retail, supply chain, and human resources functions. Between 2012 and 2018, Ms. Jones served as general counsel of fashion brand James Perse in a multifaceted role leading all legal and compliance matters (including corporate transactions, contracting, litigation and government inquiries, labor and employment, data privacy, and intellectual property) and human resources. She also oversaw the company’s global real estate and expansion strategy, spanning owned and operated stores in the U.S. and Mexico, domestic shop-in-shops, and international retail and wholesale licenses in the United Kingdom, Japan, Australia, and Canada. Ms. Jones is on the board of Beignet Box, a privately held quick service seller of beignet and coffee, and RootsRex, a real estate start-up seeking to create ownership opportunities for renters of its portfolio properties. Ms. Jones is a graduate of the New York University School of Law (J.D) as well as Harvard University (A.B). Given her operational knowledge across several business sectors, her legal expertise and her track record as an advisor to start-up companies, Ms. Jones is well placed to bring her valuable knowledge and experience to Akanda’s board of directors.
Gugulethu Dingaan has served as an independent director of Akanda since February 2022. Ms. Dingaan is currently employed as an investment executive by Wipcapital (Pty) Ltd, which forms part of the WIPHOLD group. Ms. Dingaan has held this position since 2004. Ms. Dingaan’s role as an investment executive at Wipcapital (Pty) Ltd entails developing WIPHOLD’s strategy and managing and growing its investor portfolio, including the ongoing management of relationships with various investee companies and providing them with strategic direction. Ms. Dingaan has over 17 years of experience serving as a non-executive director, and a member of the audit and risk, nominating, remuneration, ethics and investment committees for a number of listed and unlisted companies. Ms. Dingaan has served as a director of the Distell Group (JSE: DGH) since 2005 and chairs their social and ethics committee and is also a member of their audit and risk committee, remuneration and nomination committee and investment committee. In addition, Ms. Dingaan has served as a director of Sasfin Bank Limited (JSE: SFN) since 2017 and is a member of their social and ethics committee and is a standing invitee to the meetings of their audit and risk committee, remuneration and nomination committee and investment committee. Since 2010, Ms. Dingaan also has served on the board of Sasol Mining (Pty) Ltd, a subsidiary of Sasol Ltd (NYSE: SSL and JSE: SOL) and has chaired the board of Ixia Coal (Pty) Ltd. From 2010 to 2019, Ms. Dingaan served as a director of SA Corporate Real Estate Ltd (JSE: SAC) and chaired its audit and risk committee, as well as its remuneration committee, in addition to serving as a member of its investment committee. Ms. Dingaan has also served as a director of ABB SA (Pty) Ltd between 2010 and 2019 and chaired its audit and risk committee. Ms. Dingaan also served as a director of Adcorp Group Limited (JSE: ADR) and served on its social and ethics committee and its investment committee. Following her appointment in 2004, Ms. Dingaan also serves as a director of Landis & Gyr (Pty) Ltd and chairs its social and ethics committee and is a member of its risk and finance committee. Ms. Dingaan is a chartered account by profession and holds a Bachelor of Commerce degree and a Post Graduate Diploma in Accounting from the University of Natal. M. Dingaan is also a graduate of the University of Stellenbosch’s Executive Development Programme and INSEAD’s Advanced Management Programme. Ms. Dingaan brings a wealth of knowledge and experience with regard to corporate governance practices and their role in a listed public company environment.
Bridget Baker has served as an independent director of Akanda since February 2022. Ms. Baker is an experienced corporate board director noted for building a $5 billion content-distribution business from inception at NBC Universal. A co-founder at CNBC and the company’s first president of TV Networks Distribution, a position she held from 2006 to 2013. Ms. Baker is credited with building, and later overseeing,

NBCUniversal’s cable, satellite and telco subscription-revenue business as it became one of the largest and most profitable in the industry. Following a distinguished 22-year career at NBC Universal, where she was at the forefront of a wide range of strategic initiatives, from expanding coverage of the Olympic Games to creating Hulu, Ms. Baker established in 2013 Baker Media Inc., an independent consultancy that advises and represents media and technology companies, of which she is the founder and CEO, a position she has held from 2013 to present. Ms. Baker was the first woman elected to the board of directors of global digital music company, LiveOne Media (Nasdaq: LVO), in October of 2019. Ms. Baker still currently serves as a non-executive director of LiveOne Media and serves on the Compensation Committee and Nominating & Governance Committee of that company. From 2013– 2018, Ms. Baker was the first and only woman to serve on the board of directors of General Communication, Inc., Alaska’s largest telecommunications company (Nasdaq: GNCMA). In 2018, the company completed a $2 billion merger with John Malone’s Liberty Interactive to form GCI Liberty (Nasdaq: GLIBA). While on the board, Ms. Baker was pivotal in creating the GCI Women’s Network, the company’s first-ever employee resource group. In 2016, Ms. Baker was nominated to the board of directors of Yahoo! As the sole woman inducted to the Cable Television Pioneers Association in 2008, she was also awarded NCTA’s Vanguard Award for Distinguished Leadership, considered the cable industry’s highest honor, four years later. Ms. Baker was inducted in October, 2021 to the prestigious Cable Industry Hall of Fame and she is a member of C200, an invitation-only global organization of top women business leaders. Ms. Baker graduated from pitzer college.
Family Relationships
There are no familial relationships among any of our directors or executive officers.
Involvement in Certain Legal Proceedings
To our knowledge, none of our directors or executive officers have, during the past ten years:
•
Been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he or she was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his or her involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

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been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (the Exchange Act)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

The Company is not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.
Composition of our Board of Directors
Our business and affairs are managed under the direction of our Board of Directors. Our Board of Directors currently is composed of seven directors. When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board of Directors to effectively satisfy its oversight responsibilities in light of our business and structure, the Board of Directors focuses primarily on each person’s background and experience as reflected in the information discussed in the directors’ respective biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.
Corporate Governance Practices
We are a “foreign private issuer” under the federal securities laws of the United States and the NASDAQ listing standards. Under the federal securities laws of the United States, foreign private issuers are subject to different disclosure requirements than U.S.-domiciled registrants. We intend to take all actions necessary for us to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules adopted by the SEC and the Nasdaq listing standards.
Under the SEC rules and the Nasdaq listing standards, a foreign private issuer is subject to less stringent corporate governance requirements. Subject to certain exceptions, the SEC and the Nasdaq permit a foreign private issuer to follow its home country practice in lieu of their respective rules and listing standards. Following our home country governance practices, as opposed to the requirements that would otherwise apply to a company listed on Nasdaq, may provide less protection than is accorded to investors under the Nasdaq Rules applicable to U.S. domestic issuers.
In particular, as a foreign private issuer, in accordance with and pursuant to the authority contained in Nasdaq Listing Rule 5615(a)(3), we may follow certain Canadian law and corporate practice in lieu of certain corporate governance provisions set out under the Nasdaq Rule 5600 Series, the requirement in Listing Rule 5250(b)(3) to disclose third party director and nominee compensation, and the requirement in Listing Rule 5250(d) to distribute annual and interim reports. Of particular note, the following rules under the Nasdaq Listing Rule 5600 Series may differ from Canadian law requirements:
•
Nasdaq Listing Rule 5605(b)(1) requires that at least a majority of the Company’s Board of Directors shall be independent directors, and Nasdaq Listing Rule 5605(b)(2) requires that independent directors regularly meet in executive session, where only independent directors are present. We expect to have four independent directors at the time of listing. Our independent directors will meet regularly with other members of the Board and meet in executive session at least two (2) times per year.

•
Nasdaq Listing Rule 5620(c) sets out a quorum requirement of at least 33-1/3% of the outstanding shares with respect to meetings of shareholders. In accordance with Canadian law and generally accepted business practices, our bylaws (the “Bylaws”) provide that a quorum is met when holders of not less than 10% of the shares entitled to vote at the meeting of shareholders are present in person or represented by proxy. The quorum requirement provided in our Bylaws is consistent with applicable Canadian laws and corporate practices.

•
Nasdaq Listing Rule 5605(c)(2)(A) requires that the Company shall have an audit and risk committee composed entirely of not less than three directors, each of whom must be independent. At the time of listing, our audit and risk committee will be comprised of three directors, and each member of the audit and risk committee will meet the independence requirements of Nasdaq Listing Rule 5605(a)(2) and Rule 10A-3(b)(1) under the Exchange Act.

•
Nasdaq Listing Rule 5605(d)(2)(A) requires, among other things, that the Company’s compensation and human resources committee include at least two members, each of whom is an independent director as defined under Nasdaq Listing Rule 5605(a)(2). At the time of listing, our compensation and human resources committee will be comprised of four directors, and each member of the compensation and human resources committee will meet the independence requirements of Nasdaq Listing Rule 5605(a)(2).
•
Nasdaq Listing Rule 5605(e) requires that the nominations committee include solely independent directors. At the time of listing, our nominating and ESG committee will be comprised of four directors, and each member of the nominating and ESG committee will meet the independence requirements of Nasdaq Listing Rule 5605(a)(2).

Board Practices
Board Leadership Structure and Risk Oversight
Our Board of Directors oversees our business and considers the risks associated with our business strategy and decisions. Our Board of Directors currently implements its risk oversight function as a whole. Each of the Board committees also provides risk oversight in respect of its areas of concentration and report material risks to the Board for further consideration.
Terms of Office
Each of our officers holds office until his or her successor is appointed. Directors are elected to serve until the close of the next annual meeting of shareholders or until their successors have been elected or appointed.
Director Independence
We use the definition of “independence” under applicable Nasdaq Listing Rules to make determinations regarding director independence. Under such definitions, the Company’s Board of Directors has affirmatively determined that each of Charles Kié, Gila Jones, Gugulethu Dingaan, and Bridget Baker is independent.
Board Committees
Audit and Risk Committee
On August 6, 2021, our Board of Directors established an audit and risk committee that operates under a written charter as approved by our Board of Directors.
Our audit and risk committee is responsible for, among other things:
•
appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•
discussing with our independent registered public accounting firm their independence from management;

•
reviewing, with our independent registered public accounting firm, the scope and results of their audit;

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approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•
overseeing the financial reporting process and discussing with management and our independent registered public accounting firm any financial statements that we file with the SEC;

•
overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

•
reviewing our policies on risk assessment and risk management;

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reviewing related person transactions; and

•
establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our audit and risk committee is composed of Charles Kié, Gugulethu Dingaan, and Bridget Baker. Charles Kié serves as chair of the committee. Charles Kie qualifies as an “audit committee financial expert” as such term has been defined in Item 407(d)(5) of Regulation S-K. Our Board of Directors has affirmatively determined that each of Charles Kié, Gugulethu Dingaan, and Bridget Baker meets the definition of “independent director” for purposes of serving on the audit and risk committee under the Nasdaq rules and the independence standards under Rule 10A-3 of the Exchange Act.
Following this offering, both our independent registered public accounting firm and management personnel will periodically meet privately with our audit and risk committee.
Nominating and ESG Committee
On August 6, 2021, our Board of Directors established a nominating and ESG committee that operates under a written charter as approved by our Board of Directors.
Our nominating and ESG committee is responsible for, among other things:
•
identifying individuals qualified to become members of our Board of Directors consistent with criteria approved by our Board of Directors;

•
overseeing succession planning for our executive officers;

•
periodically reviewing our Board of Directors’ leadership structure and recommending any proposed changes to our Board of Directors;

•
overseeing an annual evaluation of the effectiveness of our Board of Directors and its committees;

•
developing and recommending to our Board of Directors a set of corporate governance guidelines;

•
developing and recommending to our Board of Directors our ESG initiatives and programs.

Our nominating and ESG committee is composed of Charles Kié, Gugulethu Dingaan, Bridget Baker, and Gila Jones. Charles Kié serves as chair of the committee. Our Board of Directors has affirmatively determined that each of Charles Kié, Gugulethu Dingaan, Bridget Baker, and Gila Jones meets the definition of “independent director” for purposes of serving on the nominating and ESG committee under the Nasdaq rules.
Compensation & Human Resources Committee
On August 6, 2021, our Board of Directors established a compensation & human resources committee that operates under a written charter as approved by our Board of Directors.
Our compensation & human resources committee is responsible for, among other things:
•
determining and recommending to the Board of Directors for approval, the corporate goals and objectives, evaluating the performance and reviewing and approving the compensation of our executive officers;

•
reviewing or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans, policies and programs;

•
reviewing all employment agreement and severance arrangements for our executive officers;

•
reviewing and making recommendations to our Board of Directors regarding the compensation of our directors; and

•
retaining and overseeing any compensation consultants.

Our compensation & human resources committee is composed of Charles Kié, Gugulethu Dingaan, Bridget Baker, and Gila Jones. Gugulethu Dingaan serves as chair of the committee. Our Board of Directors has affirmatively determined that each of Charles Kié, Gugulethu Dingaan, Bridget Baker, and Gila Jones meets the definition of “independent director” for purposes of serving on the compensation & human resources committee under the Nasdaq rules.

Code of Ethics
Our Board of Directors has adopted a written code of ethics and business conduct, which is a “code of ethics” as defined in section 406(c) of the Sarbanes-Oxley Act that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and other of our agents. The code of ethics will be made publicly available on the Company’s website at and is filed as Exhibit 14.1 to the registration statement of which this prospectus forms a part.
Whistleblower Policy
The Company has adopted a Whistleblower Policy which is filed as Exhibit 14.2 to the registration statement of which this prospectus forms a part.
Related Party Transactions Policy
The Company has adopted a Related Party Transactions Policy which is filed as Exhibit 14.3 to the registration statement of which this prospectus forms a part.
Nominations to the Board of Directors
We do not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. Our Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. The Board of Directors, with the help of its nominating and ESG committee, will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.
Stockholder Communications
We do not have a formal policy regarding stockholder communications with our Board of Directors. A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Chief Financial Officer, at Akanda Corp., 1a, 1b Learoyd Road New Romney TN28 8XU, United Kingdom.

MANAGEMENT COMPENSATION
Compensation of our Executive Officers and Directors
The following table sets forth information concerning the compensation of our executive officers and members of our Board of Directors for 2021.
	Salary ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)	Total ($)
Louisa Mojela (Executive Chairman)	270,000	—	—	—	—	7,312	277,312
Tejinder Virk (Chief Executive Officer)	337,500	—	—	—	—	9,798	347,298
Charles Kié* (Lead Independent Director*)	77,590	—	—	—	—	—	77,590
Philip Van Den Berg (Non Executive Director)	25,000	—	—	—	—	—	25,000
Trevor Scott* (Chief Financial Officer)	231,099	—	—	—	—	5,260	236,359
Dr. Aslihan Akkar-Schenkl (President)	59,508	—	—	—	—	5,079	64,587
Total	1,000,697					27,440	1,028,146

*
includes compensation paid by Bophelo Bio Science and Wellness (Pty) Ltd from January 1, 2021 to June 30, 2021.

Director Compensation
We have four directors who were elected to our Board of Directors in July and August 2021. We currently do not pay our directors who are executive officers additional compensation. We expect to compensate our non-executive directors for their director services. which will be settled partly in cash and partly in equity awards. Total non-executive director compensation will be as follows:
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an annual retainer of $75,000 ($100,000 for the lead independent director);

•
an initial equity award equal to the value of $100,000;

•
an additional $5,000 per annum for any non-executive director serving on a board committee ($6,000 if serving as chair of a board committee other than the audit and risk committee and $10,000 if serving as chair of the audit and risk committee).

Executive Employment Agreements, Arrangements or Plans
The following describes the respective employment agreements entered into and currently in place between the Company and its executive officers.
Employment Agreement by and among Canmart, Halo and Tejinder Virk, dated June 2, 2021
Title.    Mr. Virk initially served as Chief Executive Officer of Canmart and was appointed the Chief Executive Officer of Akanda in July 2021.

Term.    Mr. Virk’s employment commenced on June 2, 2021 and shall continue until terminated by either party giving the other not less than six months prior written notice, provided that the employer can only give notice after 18 months following the commencement date.
Basic Salary.    Mr. Virk will be paid an annual salary of £500,000, or US$670,645 subject to applicable deductions as required by law including for tax and national insurance.
Incentive Payments & Bonuses.    Mr. Virk is entitled to receive (i) an incentive payment of £250,000 (US$335,323), which shall be paid in the subsequent month following the listing of Akanda’s share capital upon a recognized stock exchange including Nasdaq, and (ii) an incentive payment of £250,000 (US$335,323), which shall be paid in the month following receipt by the employer of an equity financing (excluding any equity shares issued on conversion of any convertible securities or any equity securities issued to Halo, Inc.) with an aggregate subscription price of not less than £10,000,000. In addition, Mr. Virk is entitled to participate in the employer’s bonus scheme with an annual bonus opportunity of: (A) up to 100% of his annual salary on meeting achievable KPIs as determined by the board; and (B) an additional bonus opportunity based on achievable stretch targets which is to be determined by the board.
Mr. Virk is expected to be granted an option to purchase Common Shares under the Plan, which is subject to monthly vesting over a three year period, with a one year vesting cliff, and customary good leaver, intermediate leaver and bad leaver conditions.
In the event that there is a change of control of the employer after the date falling 12 months after the date of the grant of the equity interest and before the end of the three year vesting period, and Mr. Virk remains an employee at that time, the vesting of the equity interest will automatically be accelerated immediately prior to such change of control.
Halo will guarantee that, if the employer under the agreement does not comply with its obligations to pay any amount due to Mr. Virk, Halo shall pay the guaranteed amount to Mr. Virk on demand.
Employment Agreement by and between Akanda Corp. and Dr. Aslihan Akkar-Schenkl, dated September 28, 2021
Title.    Dr. Akkar-Schenkl was appointed the President of Akanda Corp. on October 1, 2021.
Term.    Dr. Akkar-Schenkl’s employment commenced on October 1, 2021 and shall continue until terminated by either party giving the other not less than two weeks prior written notice during the first six months of the employment and afterwards, not less than three months prior written notice to the end of the quarter.
Basic Salary.    Dr. Akkar-Schenkl will be paid an annual salary of €154,000, or $178,578.40 subject to applicable deductions as required by law including for tax and national insurance.
Incentive Payments & Bonuses.    Dr. Akkar-Schenkl is entitled to receive a fixed annual bonus of €46,000 every 12 months in January of each year, with each 12 month measurement period commencing on January 1 and ending on December 31 of each year.
Service Agreement by and between Canmart, Akanda Corp. and Louisa Mojela, dated January 24, 2022
Title.    Ms. Mojela was appointed the Executive Chairperson of Akanda Corp.
Term.    Ms. Mojela’s employment commenced on July 1, 2021 and shall continue until terminated by either party giving the other not less than six months prior written notice, provided that the employer can only give notice after 18 months following the commencement date.
Basic Salary.    Ms. Mojela will be paid an annual salary of £400,000 subject to applicable deductions as required by any local laws including for tax and social security.
Deferred Compensation.    Further to Ms. Mojela's annual salary, Ms. Mojela shall be entitled to a further amount of £100,000 per annum in deferred compensation; which shall be settled in arrears on the six-month anniversary of the commencement date.

Incentive payments & Bonuses.    Ms. Mojela is entitled to receive (i) an incentive payment of £200,000, which shall be paid in the subsequent month following the listing of Akanda’s share capital upon a recognized stock exchange including Nasdaq, and (ii) an incentive payment of £200,000, which shall be paid in the subsequent month following the listing of Akanda’s share capital upon a recognized stock exchange including Nasdaq, with an aggregate subscription price of not less than £10,000,000. In addition, Ms. Mojela is entitled to participate in Canmart’s bonus scheme with an annual bonus opportunity of (A) up to 100% of her annual salary based on meeting achievable KPIs as determined by the board using its reasonable discretion on or around the beginning of each financial year; and (B) an additional bonus opportunity based on achievable stretch targets which is to be determined by the board using its reasonable discretion.
Service Agreement by and between Canmart, Akanda Corp. and Trevor Scott, dated January 24, 2022
Title.    Mr. Scott was appointed the Chief Financial Officer of Akanda Corp.
Term.    Mr. Scott’s employment commenced on July 1, 2021 and shall continue until terminated by either party giving the other not less than six months prior written notice, provided that the employer can only give notice after 18 months following the commencement date.
Basic Salary.    Mr. Scott will be paid an annual salary of £250,000 subject to applicable deductions as required by any local laws including for tax and social security.
Incentive payments & Bonuses.    Mr. Scott is entitled to receive an incentive payment of £150,000, which shall be paid in the subsequent month following the listing of Akanda’s share capital upon a recognized stock exchange including Nasdaq. In addition, Mr. Scott is entitled to participate in Canmart’s bonus scheme with an annual bonus opportunity of (A) up to 100% of his annual salary based on meeting achievable KPIs as determined by the board using its reasonable discretion on or around the beginning of each financial year; and (B) an additional bonus opportunity based on achievable stretch targets which is to be determined by the board using its reasonable discretion.
Shares.    Mr. Scott shall be granted, through an employee share ownership plan or otherwise, an award of an equity interest in Akanda of approximately 500,000 Common Shares. The equity interest will be subject to monthly vesting over a three year period, with a one year vesting cliff, and will be subject to customary good leaver, intermediate leaver and bad leaver conditions.
Stock Option Plan
The Company has a 2021 Equity Incentive Plan (the “Stock Option Plan” or the “Plan”) whereby it may grant options for the purchase of Common Shares, or Restricted Share Units, to any director, consultant, employee or officer of the Company or its subsidiaries. The aggregate number of shares that may be issuable pursuant to options granted under the Plan will not exceed 20% of the issued Common Shares of the Company. The options are non-transferable and non-assignable and may be granted for a term not exceeding 5 years. The exercise price of the options will be determined by our Board of Directors at the time of grant, but in the event that such shares are traded on any stock exchange, may not be less than the closing price of such shares on such stock exchange on the trading date immediately precedent the date of grant, subject to all applicable regulatory requirements.

PRINCIPAL SHAREHOLDERS
The following table sets forth information about the beneficial ownership of our Common Shares as of January 31, 2022 by:
•
each of our executive officers and directors;

•
all of our executive officers and directors; and

•
each person or entity (or group of affiliated persons or entities) known by us to be the beneficial owner of 5% or more of our Common Shares.

To our knowledge, each shareholder named in the table has sole voting and investment power with respect to all of our Common Shares shown as “beneficially owned” (as determined by the rules of the SEC) by such shareholder, subject to applicable community property laws and except as otherwise set forth in the footnotes to the table. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power.
Percentages beneficial ownership (as determined in accordance with Rule 13d-3 under the Exchange Act) are based on 24,903,090 Common Shares outstanding as of January 31, 2022 and includes (i) the issuance of 13,129,212 Common Shares to Halo pursuant to the acquisition of Cannahealth Ltd, Bophelo Holdings Ltd, Canmart Ltd and Bophelo Bio Science and Wellness (Pty) Ltd; (ii) the issuance of 2,288,400 Common Shares pursuant to the completion of the Private Placement; (iii) the issuance of 880,000 Common Shares to settle the Bridge Loan Facility; (iv) the issuance of 869,963 Common Shares to the ESG Trust; and (v) the issuance of 1,639,810 Common Shares issuable upon conversion of the debenture described in footnote (4) to the table. The column titled “Percentage of Common Shares Beneficially Owned After Offering” further is based on the 4,000,000 Common Shares that we are selling in this offering. The percentages assume no exercise by the underwriters of their option to purchase additional Common Shares from us in this offering.
Common Shares which may be acquired upon conversion of convertible securities or exercise of stock options or warrants which are currently exercisable or convertible or which become exercisable or convertible within 60 days after the date indicated in the table are deemed beneficially owned by the holder thereof.
Except as noted in the footnotes to the table below, the address for all of the shareholders in the table below is c/o Akanda, 1a, 1b Learoyd Road New Romney TN28 8XU, United Kingdom.
Name of Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Common Shares Beneficially Owned(1)
		Before Offering	After Offering
Executive Officers and Directors:
Louisa Mojela, Executive Chairman and Director	2,855,602	11.5%	9.9%
Tejinder Virk, Chief Executive Officer and Director	1,875,602	7.5%	6.5%
Dr. Aslihan Akkar-Schenkl, President	—	*	*
Trevor Scott, Chief Financial Officer	40,000	*	*
Philip van den Berg, Director(2)	—	*	*
Charles Kié, Director	29,200	*	*
Gila Jones, Director	20,000	*	*
Gugulethu Dingaan, Director	4,000	*	*
Bridget Baker, Director	—	*	*
All executive officers and directors as a group	4,824,404	19.4%	16.7%
5% or more Shareholders:
Halo Collective Inc.(3)(4)	12,669,022	50.9%	43.8%
1306077 B.C. LTD.(5)	2,100,000	8.4%	7.3%
Raj Beri(6)	1,781,822	7.2%	6.2%

*
Represents less than 1% of the number of Common Shares outstanding.

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of any Common Shares if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days.

(2)
Philip van den Berg is a director and Chief Financial Officer of Halo, but does not have voting or dispositive power over the Common Shares held of record and beneficially owned by Halo.

(3)
Halo’s business address is 504 - 100 Park Royal West Vancouver, BC V7T 1A2. Kiran Sidhu is the Chief Executive Officer of Halo, and in such capacity has voting and investment control over the Common Shares held by Halo. Mr. Sidhu disclaims beneficial ownership of the Common Shares held by Halo.

(4)
Includes 1,639,810 Common Shares which are expected to be issued to Halo upon the conversion of the Debenture at a conversion price of $4.00 per Common Share upon the consummation of this offering pursuant to the terms of the Debenture, based on the initial public offering price of $4.00 per Common Share.

(5)
1306077 B.C. LTD. (“1306077”)’s business address is 885 W. Georgia St. #2200, Vancouver, BC V6C 3E8. David Jenkins is the director of 1306077, and in such capacity has voting and investment control over the Common Shares held by 1306077.

(6)
Includes 844,021 Common Shares held of record by ERB Investment Holdings, LLC and 937,801 Common Shares held of record by S&G Holdings, Ltd. Both ERB Investment Holdings, LLC and S&G Holdings, Ltd. are wholly owned and controlled by Raj Beri.

For additional information about our principal shareholders, please see “Certain Relationships and Related Party Transactions.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements discussed under “Management Compensation” above, the following includes a description of those transactions with related parties to which we are a party and which we are required to disclose pursuant to the disclosure rules of the SEC. Specifically, the following includes summaries of transactions or agreements, during our last three fiscal years, to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, affiliates of our directors, executive officers and holders of more than 5% of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other similar arrangements, which are described under “Management Compensation” and “Principal Shareholders.”
Transactions with Related Parties
Our transactions with Principal Shareholder
At the closing of the Acquisition on November 3, 2021, as consideration for this Acquisition, we issued 13,129,212 Common Shares to Halo at a price of $1.00 per share, resulting in Halo owning approximately 68.3% of all our outstanding Common Shares. In connection with the closing of the Acquisition, we also entered into the Investor Rights Agreement with Halo. See “Prospectus Summary — Our History and Relationship with Halo — Acquisition of Subsidiaries from Halo” and “— Halo Investor Rights Agreement” for additional information regarding the Acquisition and the Investor Rights Agreement.
Historically, Halo has advanced loans to Bophelo and Canmart to fund its operations and capital expenditures. Pursuant to the internal reorganization undertaken by Halo as a precursor to the Acquisition, Bophelo Holdings acquired the equity and claims held by Halo against Bophelo Bio Science for a nominal $1 consideration and Cannahealth acquired the equity and claims held by Halo against Canmart for a nominal $1 consideration. In connection with the Acquisition and in respect of the aforementioned claims effectively being transferred from Halo to entities that have now been acquired by Akanda Corp., we issued, at the closing of the Acquisition, a secured convertible debenture to Halo in the principal amount of $6,559,294 in exchange for setting off all outstanding indebtedness owed by Bophelo to Halo. See “Prospectus Summary — Our History and Relationship with Halo — Issuance of Secured Convertible Debenture to Halo” for additional information regarding the terms of the debenture including its conversion terms. Furthermore, see the condensed unaudited financial statements of both Bophelo and Canmart for the nine months ended September 30, 2021 for further details of balances that were owing to Halo at September 30, 2021.
Halo has provided guarantee to our employment agreement with our Chief Executive Officer. See “Management Compensation — Employment Agreements, Arrangements or Plans” for additional information regarding this guarantee.
Our transactions with Our Executive Chairman
Bophelo has entered into a sublease agreement with the MMD Trust, which is controlled by Louisa Mojela, our Executive Chairman and director, and Granny Seape, a non-executive director of Bophelo. Please see “Business — Our Business — Description of Property” for additional information. Bophelo did not commence paying the rent for the leased premises until after 2020 and an interest was accrued on the unpaid rent. As of September 30, 2021, Bophelo owed a total amount of $189,811 to the MMD Trust for unpaid rent and interest.
Pursuant to the Loan Agreement dated November 18, 2019, Bophelo entered into a bridge loan facility agreement with Ms. Mojela, for a principal amount up to $1.1 million, with an interest rate of 1.5% per month, to fund the company’s general corporate and working capital requirements (the “Mojela Bridge Financing Facility”). This facility requires a redemption premium of 100% of the principal amount borrowed. This redemption premium will become payable upon successful raising of $18 million or, such other amount agreed by the parties, by October 31, 2022 or, if Ms. Mojela elects to convert the unpaid and outstanding portion of the loan into share capital of Bophelo or its direct and/or indirect holding company. The outstanding loan was repayable in 2021 and is secured by a mortgage over the company’s property. In

November 2021, the Company settled Bophelo’s indebtedness to Ms. Mojela, including the redemption premium of $1,100,000, in the aggregate amount of $2,200,000 under the Mojela Bridge Financing Facility by issuing 880,000 Common Shares to her at a price of $2.50 per share.
In September 2020, Bophelo entered into a loan agreement with Ms. Mojela in which Bophelo could borrow up to ZAR 2,000,000 ($135,226). The interest rate is the prevailing bank interest rate in South Africa and Bophelo shall repay each loan borrowed under this facility in full within 30 days of the payment being received by Bophelo, including the interest for the period of the loan. All outstanding principal amount under this loan agreement was repaid in 2020 with the exception of accrued and unpaid interest at the time of settlement in the total amount of $11,230, which has continued to accrue interest at the rate under the loan agreement. The outstanding balance under the loan agreement as of September 30, 2021 was $12,139.
In addition, as of September 30, 2021, Bophelo owed an additional amount of $183,736 to Ms. Mojela, which loan does not bear interest and has no fixed terms of repayment.
On January 24, 2022, Akanda and Canmart entered into a service agreement with Ms. Mojela. See “Management Compensation — Employment Agreements, Arrangements or Plans regarding this agreement.
Transactions with Canmart Directors
Canmart makes use of warehouse space owned by an entity known as D&D Investments Ltd. This entity is owned and controlled by two of the Canmart’s directors, namely David Dean and Darran Quinn. Canmart does not currently pay rent in relation to the use of this property and no signed lease agreement is in place, however Canmart plans to enter into a formal lease arrangement within the next 12 months.
Review, Approval and Ratification of Related Party Transactions
The Company has adopted a Related Party Transactions Policy for the review and approval of related party transactions.
Our Related Party Transactions Policy is administrated by our audit and risk committee and provides that, in determining whether or not to recommend the initial approval or ratification of a related party transaction, the relevant facts and circumstances available shall be considered, including, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF INCORPORATION
The following is a summary of the material terms of our share capital and our articles of incorporation. Because it is a summary, this discussion should be read together with our articles of incorporation and the applicable share handling regulations.
General
The Company’s Articles of Incorporation, as amended by our Articles of Amendment (“Articles”), provide that our authorized capital consists of an unlimited number of Common Shares, which do not have any special rights or restrictions, and an unlimited number of preferred shares (“Preferred Shares”), issuable in series, as a class.
As of the date of this prospectus, the Company has 24,903,090 Common Shares issued and outstanding and no Preferred Shares outstanding.
Rights, Preferences and Restrictions Attaching to Our Common Shares
The Articles provide the following rights, privileges, restrictions and conditions attaching to our Common Shares:
•
to vote at meetings of shareholders, except meetings at which only holders of a specified class of shares other than the Common Shares are entitled to vote;

•
subject to the prior rights of the holders of the Preferred Shares, to share equally in the remaining property of our Company on liquidation, dissolution or winding-up of our Company; and

•
subject to the prior rights of the holders of the Preferred Shares, the Common Shares are entitled to receive dividends if, as, and when declared by the Board of Directors.

The holders of Common Shares are entitled to receive notice of and to attend all annual and special meetings of our shareholders and to one vote in respect of each Common Share held at the record date for each such meeting, except a meeting of holders of a particular class of shares other than Common Shares who are entitled to vote separately as a class at such meeting. Subject to the prior rights of the holders of the Preferred Shares, the holders of Common Shares are entitled, at the discretion of our Board of Directors, to receive out of any or all of our profits or surplus properly available for the payment of dividends, any dividend declared by our Board of Directors and payable by the Company on the Common Shares. The holders of the Common Shares will participate in any distribution of the assets of the Company upon liquidation, dissolution or winding-up or other distribution of the assets of the Company, subject to the prior rights of the holder of the Preferred Shares.
Pre-emptive Rights
Our Common Shares do not contain any pre-emptive purchase rights to any of our securities.
Shareholder Meetings
The Business Corporations Act (Ontario) provides that: (i) a general meeting of shareholders shall be held at such place in or outside Ontario as the directors determine or, in the absence of such a determination, at the place where the registered office of our Company is located; (ii) directors must call an annual meeting of shareholders not later than 18 months after the date of incorporation and no later than 15 months after the last preceding annual meeting; (iii) for the purpose of determining shareholders entitled to receive notice of or vote at meetings of shareholders, the directors may fix in advance a date as the record date for that determination, provided that such date shall not precede by more than 60 days or by less than 30 days, the date on which the meeting is to be held; (iv) the holders of not less than 5% of the issued shares entitled to vote at a meeting may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition; and (v) upon the application of a director or shareholder entitled to vote at the meeting, the Superior Court of Justice may order a meeting to be called, held and conducted in a manner that the Court directs.

The Company’s Bylaws provide that a quorum is met when at least two persons holding or representing by proxy not less than 10% of the shares entitled to vote at the meeting of shareholders are present in person or represented by proxy.
The holders of our Common Shares are entitled to attend and vote at all meetings of the shareholders of the Company, except a meeting of holders of a particular class of shares other than the Common shares who are entitled to vote separately as a class at such meeting.
Fully Paid and Non-assessable
All outstanding Common Shares are, and the Common Shares to be outstanding upon completion of this offering will be, duly authorized, validly issued, fully paid and non-assessable.
Resale Restrictions
Our Articles do not impose restrictions on the transfer of Common Shares by a shareholder.
Purchasers under this offering should consult with their own professional advisers with respect to restrictions on the transferability of the securities offered hereunder.
Preferred Shares
The Preferred Shares may at any time and from time to time be issued in one or more series. The Board of Directors will, by resolution, from time to time, before the issue thereof, fix the designation, rights, privileges, restrictions and conditions attaching to the Preferred Shares of each series.
Penny Stock Regulation
The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Shares immediately following this offering may be subject to such penny stock rules, purchasers in this offering will in all likelihood find it more difficult to sell their Common Shares in the secondary market.
Limitations on Liability and Indemnification of Officers and Directors
In accordance with the Business Corporations Act (Ontario) and pursuant to the Bylaws of the Company, subject to certain conditions, the Company shall indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity. The Company shall not indemnify an individual unless the individual:
•
acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company’s request; and

•
in the case of a criminal or administration action or proceeding enforced by a monetary penalty, had reasonable grounds to believe the conduct was lawful.

An individual referred to above is entitled to an indemnity from the Company in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Company or other entity as described above, if the individual seeking an indemnity:
•
acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company’s request;

•
in the case of a criminal or administration action or proceeding enforced by a monetary penalty, had reasonable grounds to believe the conduct was lawful; and

•
was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

Transfer Agent and Registrar
The transfer agent and registrar for our Common Shares is Continental Stock Transfer & Trust Company.
Listing
Our Common Shares have been approved for listing on the Nasdaq Capital Market under the symbol “AKAN”.

SECURITIES ELIGIBLE FOR FUTURE SALE
Prior to this offering, there has been no market for our Common Shares. Future sales of substantial amounts of our Common Shares in the public market or the perception that such sales might occur could adversely affect market prices prevailing from time to time. Furthermore, because only a limited number of shares will be available for sale shortly after this offering due to existing contractual and legal restrictions on resale as described below, there may be sales of substantial amounts of our Common Shares in the public market after the restrictions lapse. This may adversely affect the prevailing market price of our Common Shares and our ability to raise equity capital in the future.
After completion of this offering, we will have 28,903,090 Common Shares issued and outstanding (or 29,503,090 shares if the underwriters’ option to purchase additional shares is exercised in full).
All of the Common Shares sold in this offering will be freely tradable without restrictions or further registration under the Securities Act, unless the shares are purchased by our “affiliates” as that term is defined in Rule 144 and except certain shares that will be subject to the lock-up period described below after completion of this offering. Any shares owned by our affiliates may not be resold except in compliance with Rule 144 volume limitations, manner of sale and notice requirements, pursuant to another applicable exemption from registration or pursuant to an effective registration statement.
All of the shares held by our directors, officers and certain holders of at least 1% of our outstanding securities to be subject to a 365 day lock-up restriction described under “Underwriting” on page 105. Certain other holders of our outstanding securities are subject to lock-up periods as discussed below. Accordingly, there will be a corresponding increase in the number of shares that become eligible for sale after the various lock-up periods expire. As a result of these agreements, subject to the provisions of Rule 144 or Rule 701, shares will be available for sale in the public market as follows:
•
beginning on the date of this prospectus, all of the shares sold in this offering will be immediately available for sale in the public market (except as described above);

•
beginning 90 days after the date on which the trading of our Common Shares on Nasdaq commences, 2,095,200 shares held by certain Investors in the Private Placement as described below will become eligible for sale in the public market subject to the volume and other restrictions of Rule 144 as described below.

•
beginning 210 days after the date on which the trading of our Common Shares on Nasdaq commences, 2,100,000 shares held by the Halo Transferee as described below will become eligible for sale in the public market subject to the volume and other restrictions of Rule 144 as described below.

•
beginning 270 days after the date on which the trading of our Common Shares on Nasdaq commences, 12,669,022 shares held by Halo as described below will become eligible for sale in the public market subject to the volume and other restrictions of Rule 144 as described below.

•
beginning 365 days from the date on which the trading of our Common Shares on Nasdaq commences, at the expiration of all the lock-up periods for our officers, directors and certain holders of at least 1% of our outstanding securities, 7,945,089 additional shares will become eligible for sale in the public market, all of which shares will be held by affiliates and subject to the volume and other restrictions of Rule 144 and Rule 701 as described below.

Company Lock-Up
The Company will not for a period of up to 365 days from the date on which the trading of the Common Shares on Nasdaq commences: (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, the Common Shares, or modify the terms of existing securities, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares.

Lock-Up Agreements
Officers, Directors, and 1% Holders
Pursuant to certain “lock-up” agreements, we, our officers, directors and certain holders of at least 1% of outstanding Common Shares and securities exercisable for or convertible into our Common Shares outstanding immediately upon the closing of this offering, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any Common Shares or securities convertible into or exchangeable or exercisable for any Common Shares, whether currently owned or subsequently acquired, without the prior written consent of the Representative, for a period of 365 days from the date on which the trading of our Common Shares on Nasdaq commences.
Halo
Under the Debenture and the Investor Rights Agreement, Halo agreed to enter into a lock-up agreement with us and the Representative, pursuant to which Halo shall not offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, any of our securities for a period of 270 days from the date on which the trading of our Common Shares on Nasdaq commences (the “Lock-Up Trigger Date”), subject to customary carve-outs. The lock-up agreement will permit that up to 50% of our securities held by Halo may be sold or transferred from the 271st day through the 365th day following the Lock-Up Trigger Date, and the remaining 50% of such securities may be sold or transferred without the lock-up restrictions beginning on the 366th day following the Lock-Up Trigger Date. The lock-up restrictions shall not prohibit Halo from selling or transferring such number of our Common Shares to comply with the Ownership Limitation.
Private Placement
Investors in the Private Placement have entered into lock-up agreements, pursuant to which such investors shall not sell, transfer or otherwise dispose of their Common Shares for the period beginning on the date of the closing of the Private Placement until the 180th day after the date on which the trading of our Common Shares on Nasdaq commences (the “Private Placement Trigger Date”). Between the 181st and 270th day after the Private Placement Trigger Date, such investors shall not sell, transfer or otherwise dispose of more than one-third of their Common Shares, subject to a maximum sale on any trading day of 3% of the daily volume. Between the 271st and 365th day after the Private Placement Trigger Date, such investors shall not to sell, transfer or otherwise dispose of more than one-third of their Common Shares, subject to a maximum sale on any trading day of 3% of the daily volume. After the 365th day after the Private Placement Trigger Date, such investors will be entitled to sell their remaining Common Shares without restriction.
Notwithstanding the above, commencing 90 days after the Private Placement Trigger Date, if the Company’s Common Share price is at least 50% higher than the Common Share price in this offering, and the Common Shares trade at least 100,000 shares daily, both for ten consecutive trading days, such investors may sell one-third of their shares subject to a maximum sale on any trading day of 3% of the daily volume; and if the Company’s Common Share price is at least 100% higher than the Common Share price in this offering and the Common Shares trade at least 100,000 shares daily, both for ten consecutive trading days, such investors may sell up to an additional one-third of their shares subject to a maximum sale on any trading day of 3% of the daily volume; and if the Company Common Share price is at least 150% higher than the Common Share price in this offering and the Common Shares trade at least 100,000 shares daily, both for ten consecutive trading days, such investors may sell an additional one-third constituting a maximum total of all of their shares subject to a maximum sale on any trading day of 3% of the daily volume.
Halo Transferee
The Halo Transferee has entered into a lock-up agreement, pursuant to which the Halo Transferee shall not sell, transfer or otherwise dispose of their Common Shares for the period beginning on the date of the closing of the Halo Transfer until the 210th day after the date on which the trading of our Common Shares on Nasdaq commences (the “Halo Transfer Trigger Date”). Between the 211th and 285th day after the Halo

Transfer Trigger Date, the Halo Transferee shall not sell, transfer, or otherwise dispose of more than one-third of their Common Shares, subject to a maximum sale on any trading day of 3% of the daily volume. Between the 286th and 360th day after the Halo Transfer Trigger Date, the Halo Transferee shall not sell, transfer, or otherwise dispose of more than one-third of their Common Shares, subject to a maximum sale on any trading day of 3% of the daily volume. After the 360th day after the Halo Transfer Trigger Date, the Halo Transferee will be entitled to sell their remaining Common Shares without restriction.
Rule 144
In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person would be entitled to sell those shares without complying with any of the requirements of Rule 144.
In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period, a number of shares that does not exceed the greater of:
•
1% of the number of shares of our Common Shares then outstanding, which will equal approximately shares immediately after this offering; or

•
the average weekly trading volume of our Common Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.
Rule 701
Rule 701 generally allows a stockholder who purchased shares of our Common Shares pursuant to a written compensatory plan or contract and who is not deemed to have been our affiliate during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. Rule 701 also permits our affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required by that rule to wait until 90 days after the date of this prospectus before selling those shares pursuant to Rule 701 and are subject to the lock-up agreements described above.
THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL MATTERS RELATING TO SHARE TRANSFER RESTRICTIONS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE PARTICULAR SECURITIES LAWS AND TRANSFER RESTRICTION CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON SHARES OR THE COMMON SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

CERTAIN TAX CONSIDERATIONS
The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our Common Shares, including the Common Shares in this offering. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any local, state, foreign (including Canada, the United Kingdom and the Kingdom of Lesotho), or other taxing jurisdiction.
Certain Material Canadian Federal Income Tax Considerations
In the opinion of Dentons Canada LLP, Canadian counsel to the Company, the following summary describes the principal Canadian federal income tax considerations pursuant to the Income Tax Act (Canada) and the regulations thereunder (the “Tax Act”) generally applicable to the acquisition, holding and disposition of the Common Shares by a holder who acquires, as beneficial owner, the Common Shares pursuant to the offering and who, for purposes of the Tax Act and at all relevant times, holds the Common Shares as capital property, deals at arm’s length with the Company and each underwriter and is not affiliated with the Company or any underwriter (a “Holder”). Generally, the Common Shares will be considered to be capital property to a Holder provided the Holder does not acquire or hold the Common Shares in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.
This summary does not apply to a Holder (i) that is a “financial institution” for the purposes of the mark-to-market rules contained in the Tax Act; (ii) that is a “specified financial institution” as defined in the Tax Act; (iii), an interest in which would be, or for whom a Common Share would be, a “tax shelter investment” as defined in the Tax Act; (iv) that has made a functional currency reporting election under the Tax Act to report in a currency other than the Canadian currency; (v) that has or will enter into a “derivative forward agreement”, a “synthetic disposition arrangement” or a “dividend rental arrangement”, each as defined under the Tax Act, with respect to the Common Shares. Such Holders should consult their own tax advisors with respect to an investment in the Common Shares or (vi) that carries on, or is deemed to carry on, an insurance business in Canada and elsewhere. Such Holders should consult their own tax advisors with respect to an investment in the Common Shares.
Additional considerations, not discussed herein, may be applicable to a Holder that is a corporation resident in Canada, and that is or becomes, or does not deal at arm’s length for purposes of the Tax Act with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of the Common Shares, controlled by a non-resident person or group of non-resident persons not dealing with each other at arm’s length for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act. Such Holders should consult their own tax advisors with respect to the possible application of these rules.
In addition, this summary does not address the deductibility of interest by a Holder who has borrowed money or otherwise incurred debt in connection with the acquisition of the Common Shares.
This summary is based upon the provisions of the Tax Act in force as of the date hereof, all specific proposals to amend the Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) made publicly available prior to the date hereof. This summary assumes the Proposed Amendments will be enacted in the form proposed, however, no assurance can be given that the Proposed Amendments will be enacted in the form proposed, if at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account or anticipate any changes in law or the administrative policies or assessing practices of the CRA, whether by legislative, governmental or judicial action or decision, nor does it take into account provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein.
Subject to certain exceptions that are not discussed in this summary, for the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Common Shares, including dividends, must be determined in Canadian dollars using the relevant exchange rate determined in accordance with the Tax Act.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder or prospective holder of the Common Shares, and no representations with respect to the income tax consequences to any holder or prospective holder are made. Consequently, holders and prospective holders of the Common Shares should consult their own tax advisors for advice with respect to the tax consequences to them of acquiring the Common Shares, having regard to their particular circumstances.
Holders Resident in Canada
This portion of the summary applies to a Holder who, at all relevant times, for purposes of the Tax Act and any applicable income tax treaty or convention, is or is deemed to be resident in Canada (a “Resident Holder”).
Certain Resident Holders who might not otherwise be considered to hold their Common Shares as capital property may, in certain circumstances, be entitled to have the Common Shares, and all other “Canadian securities” (as defined in the Tax Act) owned by such Resident Holders in the taxation year of the election and any subsequent taxation year, treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. Resident Holders should consult their own tax advisors regarding the availability or advisability of this election.
Dividends on the Common Shares
Dividends received or deemed to be received on the Common Shares by a Resident Holder who is an individual (other than certain trusts) will generally be included in the individual’s income and will be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received from taxable Canadian corporations, including the enhanced dividend tax credit rules applicable to any dividends designated by the Company as “eligible dividends” in accordance with the Tax Act. There may be limitations on the ability of the Company to designate dividends as “eligible dividends.”
In the case of a Resident Holder that is a corporation, the amount of any such taxable dividend that is included in its income for a taxation year will generally also be deductible in computing its taxable income for that taxation year. In certain circumstances, a dividend received or deemed to be received by a Resident Holder that is a corporation may be deemed to be proceeds of disposition or a capital gain pursuant to subsection 55(2) of the Tax Act. Resident Holders that are corporations should consult their own tax advisors having regard to their own particular circumstances.
A Resident Holder that is a “private corporation” or a “subject corporation”, each as defined in the Tax Act will generally be liable to pay a refundable tax under Part IV of the Tax Act on dividends received or deemed to be received on the Common Shares to the extent such dividends are deductible in computing its taxable income for the taxation year. Such additional tax may be refundable in certain circumstances.
Dispositions of Common Shares
Upon a disposition (or a deemed disposition) of a Common Share, a Resident Holder generally will realize a capital gain (or a capital loss) equal to the amount, if any, by which the proceeds of disposition of such Common Share, net of any reasonable costs of disposition, are greater (or are less) than the adjusted cost base of such Common Share to the Resident Holder.
The adjusted cost base to a Resident Holder of Common Shares acquired hereunder will be determined by averaging the cost of such Common Shares to the Resident Holder with the adjusted cost base of all other Common Shares, if any, held by the Resident Holder as capital property immediately before the acquisition.
Taxation of Capital Gains and Capital Losses
Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year must be included in the Resident Holder’s income for the year and one-half of any capital loss (an “allowable capital loss”) realized by a Resident Holder in a taxation year must be deducted from taxable capital gains realized by the Resident Holder in that year. Allowable capital losses in excess of taxable capital gains realized in a taxation year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.
The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition of a Common Share may be reduced by the amount of dividends received or deemed to be received by it on such Common Share, to the extent and under the circumstances described in the Tax Act. Similar rules may apply where a Common Share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Resident Holders to whom these rules may be relevant should consult their own tax advisors.
Aggregate Investment Income
A Resident Holder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation”, as defined in the Tax Act, may be liable to pay a refundable tax on its “aggregate investment income”, which is defined in the Tax Act to include an amount in respect of taxable capital gains and dividends or deemed dividends that are not deductible in computing such corporation’s income.
Alternative Minimum Tax
Capital gains realized and dividends received or deemed to be received by an individual (including certain trusts) may give rise to liability for alternative minimum tax as calculated under the detailed rules set out in the Tax Act. Resident Holders who are individuals should consult their own tax advisors in this regard.
Holders Not Resident in Canada
This portion of the summary applies to a Holder who, at all relevant times, for purposes of the Tax Act and any applicable income tax treaty or convention (i) is neither resident nor deemed to be resident in Canada, and (ii) does not, and is not deemed to, use or hold the Common Shares in a business carried on in Canada (a “Non-Resident Holder”). In addition, this portion of the summary does not apply to an insurer who carries on an insurance business in Canada and elsewhere or an “authorized foreign bank” (as defined in the Tax Act) and such Non-Resident Holders should consult their own tax advisors.
Dividends on the Common Shares
Any dividends paid or credited, or deemed to be paid or credited, on the Common Shares, as the case may be, to a Non-Resident Holder will generally be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividend, subject to any reduction in the rate of withholding to which that Non-Resident Holder may be entitled under an applicable income tax treaty or convention. For instance, where the Non-Resident Holder is a resident of the United States that is entitled to applicable benefits under the Canada-United States Income Tax Convention (1980), as amended, and is the beneficial owner of the dividends, the rate of Canadian withholding tax applicable to dividends is generally reduced to 15%. The rate of withholding tax is generally further reduced to 5% if the beneficial owner of such dividend is a company that owns, directly or indirectly, at least 10% of the voting stock of the Company. Non-Resident Holders should consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty or convention.
Disposition of the Common Shares
A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of a Common Share unless such share constitutes “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention.
Generally, the Common Shares will not constitute “taxable Canadian property” of a Non-Resident Holder at any particular time provided that the Common Shares are then listed on a “designated stock exchange” for the purposes of the Tax Act (which currently includes the Nasdaq), unless at any time during the 60-month period immediately preceding such time: (i) at least 25% or more of the issued shares of any class or series of the capital stock of the Company were owned by or belonged to any combination of (x) the Non-Resident Holder, (y) persons with whom the Non-Resident Holder did not deal at arm’s length (for the purposes of the Tax Act), and (z) partnerships in which the Non-Resident Holder or a person described in (y) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the fair market value of such shares was derived directly or indirectly from one, or any combination of, real or immovable property situated in Canada, Canadian resource property (as defined in the Tax Act), timber resource property (as defined in the Tax Act) or options in respect of, interests in or for civil law rights in, any such property (whether or not such property exists). Notwithstanding the foregoing, the Common Shares may also be deemed to be “taxable Canadian property” in certain circumstances.
In cases where a Non-Resident Holder disposes (or is deemed to have disposed) of a Common Share that is “taxable Canadian property” to that Non-Resident Holder, and the Non-Resident Holder is not entitled to an exemption under an applicable income tax treaty or convention, the consequences described above under the headings “Holders Resident in Canada — Dispositions of Common Shares” and “Taxation of Capital Gains and Capital Losses” will generally be applicable to such disposition. Non-Resident Holders for whom a Common Share is, or may be, “taxable Canadian property” should consult their own tax advisors.
Certain Material U.S. Federal Income Tax Considerations
The following discussion is a general summary of certain material U.S. federal income tax considerations with respect to the ownership and disposition of shares of our Common Shares. This summary is based on current U.S. federal income tax laws (including provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder and administrative rulings and court decisions, all in effect as of the date hereof), all of which are subject to change at any time, possibly with retroactive effect.
For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of one or more of our Common Shares that is for U.S. federal income tax purposes one of the following:
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an individual citizen or resident of the United States, including individuals treated as residents of the United States solely for tax purposes;

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a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source, or;

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a trust if (1) a court within the United States can exercise primary supervision over it, and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This discussion applies only to a U.S. Holder that holds Common Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). Unless otherwise provided, this summary does not discuss reporting requirements. In addition, this discussion does not address any tax consequences other than U.S. federal income tax consequences, such as U.S. state and local tax consequences, U.S. estate and gift tax consequences, and non-U.S. tax consequences, and does not describe all of the U.S. federal income tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including alternative minimum tax consequences, the net investment income tax, and tax consequences to holders that are subject to special provisions under the Code, including, but not limited to, holders that:
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are tax exempt organizations, qualified retirement plans, individual retirement accounts, or other tax deferred accounts;

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are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies;

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are brokers or dealers in securities or currencies or holders that are traders in securities that elect to apply a mark-to-market accounting method;

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have a “functional currency” for U.S. federal income tax purposes that is not the U.S. dollar;

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own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position;

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acquire Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services;

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are partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in such partnerships and entities);

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are required to accelerate the recognition of any item of gross income with respect to the Common Shares as a result of such income being recognized on an applicable financial statement;

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own or will own (directly, indirectly, or constructively) 10% or more of our total combined voting power or value;

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are controlled foreign corporations;

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are passive foreign investment companies;

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hold the Common Shares in connection with trade or business conducted outside of the United States or in connection with a permanent establishment or other fixed place of business outside of the United States; or

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are former U.S. citizens or former long-term residents of the United States.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our securities, the tax treatment of a person treated as a partner for U.S. federal income tax purposes generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding shares of our securities should consult their tax advisors.
We have not sought, and do not expect to seek, a ruling from the United States Internal Revenue Service (the “IRS”), as to any United States federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.
Except as otherwise noted, this summary assumes that the Company (nor any of its subsidiaries) is not a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes. A non-U.S. entity’s possible status as a PFIC must be determined annually and therefore may be subject to change. If the Company (or any of its subsidiaries) were to be a PFIC in any year, materially adverse consequences could result for U.S. Holders.
All prospective investors should consult with their own tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations of acquiring, holding and disposing of the Common Shares.
WE RECOMMEND THAT PROSPECTIVE HOLDERS OF OUR COMMON SHARES CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY FEDERAL, STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES.
U.S. Holders
Taxation of Distributions to U.S. Holders
Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income, in accordance with such U.S. Holder’s method of accounting for United States federal income tax purposes, as dividends the amount of any distribution of cash or other property (other than certain distributions of the Company’s shares or rights to acquire the Company’s shares) paid on the Company’s

Common Shares to the extent the distribution is paid out of the Company’s current or accumulated earnings and profits (as determined under United States federal income tax principles). Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Common Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Common Shares (the treatment of which is described under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Shares to U.S. Holders” below). Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, we expect that distributions, if issued, will generally be reported to U.S. Holders as dividends.
Dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to individuals and other non-corporate U.S. Holders, dividends generally will be taxed at the lower applicable long-term capital gains rate (see “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Shares to U.S. Holders” below) applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) our Common Shares on which the dividends are paid are readily tradable on an established securities market in the United States or the Company is eligible for the benefits of the U.S.-Canada income tax treaty (the “Treaty”), (2) we are not a PFIC (nor treated as such with respect to a U.S. Holder) at the time the dividend was paid or in the previous year, and (3) certain other requirements are met. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to our Common Shares.
For U.S. foreign tax credit purposes, dividends paid on our Common Shares generally will be treated as foreign source income and generally will constitute passive category income. The amount of a dividend will include any amounts withheld by us in respect of Canadian income taxes. Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s particular circumstances, Canadian income taxes withheld from dividends on the Common Shares, at a rate not exceeding any reduced rate pursuant to the Treaty, will be creditable against the U.S. Holder’s U.S. federal income tax liability. In lieu of claiming a foreign tax credit, U.S. Holders may, at their election, deduct foreign taxes, including any Canadian income taxes, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year. The rules governing foreign tax credits are complex and U.S. Holders should consult their tax advisers regarding the creditability or deductibility of foreign taxes in their particular circumstances.
The amount of any dividend paid in Canadian dollars will equal the U.S. dollar value of the Canadian dollars received, calculated by reference to the exchange rate in effect on the date the dividend is received by you, in the case of Common Shares, regardless of whether the Canadian dollars are converted into U.S. dollars. If the Canadian dollars received as a dividend are converted into U.S. dollars on the date of receipt, a U.S. Holder generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. If the Canadian dollars received as a dividend are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the Canadian dollar will be treated as U.S. source ordinary income or loss.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Shares to U.S. Holders
Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of our Common Shares. The amount of gain or loss recognized by a U.S. Holder on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Common Shares so disposed of. A U.S. Holder’s adjusted tax basis in its Common Shares generally will equal the U.S. Holder’s acquisition cost reduced by any prior distributions treated as a return of capital.
Any capital gain or loss recognized generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Common Shares exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder may be taxed at rates of taxation lower than the rates applicable to ordinary income and short-term capital gains, while short-term capital gains are subject to U.S. federal income tax at the rates applicable to ordinary income. The deductibility of capital losses is subject to various limitations.
Any gain or loss recognized by a U.S. Holder will generally be U.S. source gain or loss for foreign tax credit purposes. Consequently, a U.S. Holder may not be able to use the foreign tax credit arising from any non-U.S. tax imposed on the disposition of the Common Shares unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from non-U.S. sources.
Passive Foreign Investment Company (“PFIC”) Rules
A non-U.S. corporation will be classified as a PFIC for United States federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other things, dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income.
Although our PFIC status is determined annually, an initial determination that our Company is a PFIC generally will apply for subsequent years to a U.S. Holder who held Company Shares while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Common Shares and the U.S. Holder did not make either a timely mark-to-market election or a qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Common Shares, as described below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Common Shares (which may include gain realized by reason of transfers of Common Shares that would otherwise qualify as nonrecognition transactions for United States federal income tax purposes) and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Common Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Common Shares). Under these special tax rules:
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the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Common Shares;

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the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

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the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such year; and

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an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may be able to avoid application of the PFIC tax consequences described above in respect to our Common Shares by making a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge. There is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided. We, therefore, have not determined whether, if we were to be classified as a PFIC for a taxable year, we will provide information necessary for a U.S. Holder to make a QEF election which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs. Accordingly, U.S. Holders should assume that they will not be able to make a QEF election with respect to the Common Shares.
Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Common Shares in us and for which we are determined to be a PFIC, such U.S. Holder generally will not be subject to the PFIC rules described above in respect to its Common Shares. Instead, in general, the U.S. Holder will include as ordinary income in each taxable year the excess, if any, of the fair market value of Common Shares at the end of its taxable year over its adjusted basis in its Common Shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also generally will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis in its Common Shares over the fair market value of its Common Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Common Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Common Shares will be treated as ordinary income.
The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Common Shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. Holders are urged to consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our Common Shares under their particular circumstances.
If we are or become a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.
A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621, or any successor form, (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS (potentially including with respect to items that do not relate to a U.S. Holder’s investment in Common Shares).
The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our Common Shares should consult their own tax advisors concerning the application of the PFIC rules to our Common Shares under their particular circumstances.
Information Reporting and Backup Withholding
Payments of dividends or sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient, or (ii) in the case of backup withholding, the U.S. Holder provides a correct U.S. taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules in their particular circumstances and the availability of and procedures for obtaining an exemption from backup withholding.
Reporting Obligations for Certain Owners of Foreign Financial Assets
Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement, and the period of limitations on assessment and collection of United States federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a non-U.S. financial institution and should also include the Common Shares if they are not held in an account maintained with a U.S. financial institution. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of United States federal income taxes may be extended in the event of a failure to comply. Potential investors are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in our Common Shares.
The discussion of reporting obligations set forth above is not intended to constitute an exhaustive description of all reporting obligations that may apply to a U.S. Holder. A failure to satisfy certain reporting obligations may result in an extension of the period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting obligation. Penalties for failure to comply with these reporting obligations are substantial. U.S. Holders should consult with their own tax advisors regarding their reporting obligations under these rules, including the requirement to file an IRS Form 8938.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our Common Shares that is for United States federal income tax purposes that is not a U.S. Holder, as defined above.
Taxation of Distributions to Non-U.S. Holders
A Non-U.S. Holder of our Common Shares will generally not be subject to U.S. federal income or withholding tax on dividends received on our Common Shares, unless such income is effectively connected with the conduct by the holder of a U.S. trade or business.
Any distribution not constituting a dividend will be treated as first reducing the adjusted basis in the Non-U.S. Holder’s shares of our Common Shares and, to the extent it exceeds the adjusted basis in the Non-U.S. Holder’s shares of our Common Shares, as gain from the sale or exchange of such shares. Any such gain will be subject to the treatment described below under “— Gain on Sale or Other Disposition of our Common Shares to Non-U.S. Holders”.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Shares to Non-U.S. Holders
A Non-U.S. Holder of our Common Shares will not be subject to U.S. federal income or withholding tax on gain realized on the sale or other taxable disposition of our Common Shares of Common Shares, unless: such gain is effectively connected with the conduct by the holder of a U.S. trade or business; or in the case of gain realized by an individual holder, the holder is present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met.

UNDERWRITING
We have entered into an underwriting agreement with Boustead Securities, LLC (who we refer to as the Representative), as representative of the underwriters named in this prospectus, with respect to the Common Shares in this offering. Under the terms and subject to the conditions contained in the underwriting agreement, the Representative has agreed to purchase from us on a firm commitment basis the respective number of Common Shares at the public price less the underwriting discounts set forth on the cover page of this prospectus, and each of the underwriters has severally agreed to purchase, and we have agreed to sell to the underwriters, the number of Common Shares listed next to its name in the following table.
Underwriters	Number of Shares
Boustead Securities, LLC	2,985,000
Valuable Capital Limited	1,015,000
Total	4,000,000
The Common Shares sold by the underwriters to the public will initially be offered at the initial public offering price range set forth on the cover page of this prospectus. Any Common Shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $0.175 per share. If all of the shares are not sold at the initial offering price, the Representative may change the offering price and the other selling terms. The Representative has advised us that the underwriters do not intend to make sales to discretionary accounts.
If the underwriters sell more Common Shares than the total number set forth in the table above, we have granted to the Representative an option, exercisable for 45 days from the date of this prospectus, to purchase up to 600,000 additional Common Shares at the public offering price less the underwriting discount, constituting 15% of the total number of Common Shares to be offered in this offering (excluding shares subject to this option). The Representative may exercise this option solely for the purpose of covering over-allotments in connection with this offering. This offering is being conducted on a firm commitment basis. Any Common Shares issued or sold under the option will be issued and sold on the same terms and conditions as the other Common Shares that are the subject of this offering.
In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.
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Short sales involve secondary market sales by an underwriter of a greater number of shares than they are required to purchase in the offering.

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“Covered” short sales are sales of shares in an amount up to the number of shares represented by the over-allotment option.

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“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the over-allotment option.

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Covering transactions involve purchases of shares either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

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To close a naked short position, an underwriter must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if an underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

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To close a covered short position, an underwriter must purchase shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

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Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by an underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the Common Shares. They may also cause the price of the Common Shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
Discounts and Expenses
The following table shows the underwriting discounts payable to the underwriters by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option that we have granted to the Representative), based on the initial public offering price of $4.00 per Common Share:
	Per Share	Total Without Exercise of Over-Allotment Option	Total With Exercise of Over-Allotment Option
Public offering price	$4.00	$16,000,000	$18,400,000
Underwriting discounts (7%)(1)	$0.28	$1,120,000	$1,288,000
Proceeds, before expenses, to us	$3.72	$14,880,000	$17,112,000
Non-accountable expense allowance (0.5%)	$0.02	$80,000	$92,000

(1)
Does not include (i) the warrant to purchase Common Shares equal to 7% of the number of shares sold in the offering, or (ii) amounts representing reimbursement of certain out-of-pocket expenses, as described below.

We have agreed to issue warrants to the Representative to purchase a number of Common Shares equal to 7% of the total number of shares sold in this offering at an exercise price equal to 125% of the public offering price of the shares sold in this offering. The Representative’s warrants will have a cashless exercise provision and will be exercisable for a five year period from the commencement of the sales of the Common Shares in connection with this offering. The Representative’s warrants are not exercisable or convertible for more than five years from the commencement of sales of the public offering. The Representative’s warrants also provide for customary anti-dilution provisions and immediate “piggyback” registration rights with respect to the registration of the Common Shares underlying the Representative’s warrants for a period of seven years from the commencement of the sales of the Common Shares in connection with this offering. We have registered the Representative’s warrants and the shares underlying the Representative’s warrants in this offering.
The Representative’s warrant and the underlying shares may be deemed to be compensation by FINRA, and therefore will be subject to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), neither the Representative’s warrant nor any of our Common Shares issued upon exercise of the Representative’s warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days from the commencement of the sales of the Common Shares in connection with this offering, subject to certain exceptions. The Representative’s warrant to be received by the Representative and related persons in connection with this offering: (i) fully comply with lock-up restrictions pursuant to FINRA Rule 5110(e)(1); and (ii) fully comply with transfer restrictions pursuant to FINRA Rule 5110(e)(2).
We have agreed to pay the Representative the reasonable out-of-pocket expenses incurred by the Representative in connection with this offering up to $255,000, consisting of up to $125,000 relating to reasonable fees of Representative’s legal counsel. The Representative’s out-of-pocket expenses include but are not limited to: (i) road show and travel expenses up to $50,000, (ii) reasonable fees of Representative's legal counsel up to $125,000, (iii) the cost of background check on our officers, directors and major shareholders up to $5,000, and (iv) due diligence expenses up to $75,000. Any out-of-pocket expenses above $5,000 are to be pre-approved by the Company. As of the date of this prospectus, we have not paid the Representative advances of for its anticipated out-of-pocket costs. Any such advance payments will be returned to us to the extent such out-of-pocket expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A). We have also agreed to pay the Representative a non-accountable expense allowance equal to 0.5% of the gross proceeds received at the closing of this offering.
Determination of Offering Price
In determining the initial public offering price, we and the Representative considered a number of factors, including:
•
the information set forth in this prospectus and otherwise available to the Representative;

•
our prospects and the history and prospects for the industry in which we compete;

•
an assessment of our management;

•
our prospects for future revenue and earnings;

•
the general condition of the securities markets at the time of this offering;

•
the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

•
other factors deemed relevant by the Representative and us.

Neither we nor the Representative can assure investors that an active trading market will develop for our Common Shares, or that the shares will trade in the public market at or above the initial public offering price.
We have agreed to indemnify the Representative and the other underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the Representative and the other underwriters may be required to make for these liabilities.
Right of First Refusal
We have agreed to provide the Representative the right of first refusal for twelve (12) months following the consummation of this offering or the termination or expiration of the engagement with the Representative to act as financial advisor or to act as joint financial advisor on or at least equal economic terms on any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of our equity or our assets (collectively, “Future Services”); provided, however, that the Representative shall not be entitled to have such right of first refusal if this offering is not consummated. In the event that we engage the Representative to provide such Future Services, the Representative will be compensated consistent with the engagement agreement with the Representative, unless we mutually agree otherwise. To the extent we are approached by a third party to lead any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of our equity or assets, the Representative will be notified of the transaction and be granted the right to participate in such transaction under any syndicate formed by such third party.
No Sales of Similar Securities
We have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Common Shares or other securities convertible into or exercisable or exchangeable for Common Shares at a price per share that is less the price per Common Share in this offering, or modify the terms of any existing securities, whether in conjunction with another broker-dealer or on the Company’s own volition, for a period of twelve months following date on which the Common Shares are trading on the Nasdaq Capital Market, without the prior written consent of the Representative.
Company Lock-Up
The Company will not for a period of up to 365 days from the date on which the trading of the Common Shares on Nasdaq commences: (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, the Common Shares, or modify the terms of existing securities, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares.
Lock-Up Agreements
Officers, Directors, and 1% Holders
Our directors, officers and certain beneficial holders of 1% or more of our outstanding Common Shares have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any Common Shares for a period of up to 365 days from the date on which the trading of our Common Shares on Nasdaq commences.
Halo
Under the Debenture and the Investor Rights Agreement, Halo agreed to enter into a lock-up agreement with us and the Representative, pursuant to which Halo shall not offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, any of our securities for a period of 270 days from the date on which the trading of our Common Shares on Nasdaq commences (the “Lock-Up Trigger Date”), subject to customary carve-outs. The lock-up agreement will permit that up to 50% of our securities held by Halo may be sold or transferred from the 271st day through the 365th day following the Lock-Up Trigger Date, and the remaining 50% of such securities may be sold or transferred without the lock-up restrictions beginning on the 366th day following the Lock-Up Trigger Date. The lock-up restrictions shall not prohibit Halo from selling or transferring such number of our Common Shares to comply with the Ownership Limitation.
Private Placement
Investors in the Private Placement have entered into lock-up agreements, pursuant to which such investors shall not sell, transfer or otherwise dispose of their Common Shares for the period beginning on the date of the closing of the Private Placement until the 180th day after the date on which the trading of our Common Shares on Nasdaq commences (the “Private Placement Trigger Date”). Between the 181st and 270th day after the Private Placement Trigger Date, such investors shall not sell, transfer or otherwise dispose of more than one-third of their Common Shares, subject to a maximum sale on any trading day of 3% of the daily volume. Between the 271st and 365th day after the Private Placement Trigger Date, such investors shall not to sell, transfer or otherwise dispose of more than one-third of their Common Shares, subject to a maximum sale on any trading day of 3% of the daily volume. After the 365th day after the Private Placement Trigger Date, such investors will be entitled to sell their remaining Common Shares er without restriction.
Notwithstanding the above, commencing 90 days after the Private Placement Trigger Date, if the Company’s Common Share price is at least 50% higher than the Common Share price in this offering, and the Common Shares trade at least 100,000 shares daily, both for ten consecutive trading days, such investors may sell one-third of their shares subject to a maximum sale on any trading day of 3% of the daily volume; and if the Company’s Common Share price is at least 100% higher than the Common Share price in this offering and the Common Shares trade at least 100,000 shares daily, both for ten consecutive trading days, such investors may sell up to an additional one-third of their shares subject to a maximum sale on any trading day of 3% of the daily volume; and if the Company Common Share price is at least 150% higher than the Common Share price in this offering and the Common Shares trade at least 100,000 shares daily, both for ten consecutive trading days, such investors may sell an additional one-third constituting a maximum total of all of their shares subject to a maximum sale on any trading day of 3% of the daily volume.
Halo Transferee
The Halo Transferee has entered into a lock-up agreement, pursuant to which the Halo Transferee shall not sell, transfer or otherwise dispose of their Common Shares for the period beginning on the date of the closing of the Halo transfer until the 210th day after the date on which the trading of our Common Shares on

Nasdaq commences (the “Halo Transfer Trigger Date”). Between the 211th and 285th day after the Halo Transfer Trigger Date, the Halo Transferee shall not sell, transfer, or otherwise dispose of more than one-third of their Common Shares, subject to a maximum sale on any trading day of 3% of the daily volume. Between the 286th and 360th day after the Halo Transfer Trigger Date, the Halo Transferee shall not sell, transfer, or otherwise dispose of more than one-third of their Common Shares, subject to a maximum sale on any trading day of 3% of the daily volume. After the 360th day after the Halo Transfer Trigger Date, the Halo Transferee will be entitled to sell their remaining Common Shares without restriction.
Notwithstanding the above, the underwriters of this offering may engage in stabilization activities as described above. The Representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.
Electronic Offer, Sale and Distribution of Common Shares
A prospectus in electronic format may be made available on the websites maintained by the Representative. In addition, Common Shares may be sold by the Representative to securities dealers who resell Common Shares to online brokerage account holders. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by the Representative is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as Representative and should not be relied upon by investors.
Selling Restrictions
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Common Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Common Shares, where action for that purpose is required. Accordingly, the Common Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Common Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.
Offer Restrictions Outside the United States
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful. In particular, the Common Shares have not been qualified for distribution by prospectus in Canada and may not be offered or sold in Canada during the course of their distribution hereunder except pursuant to a Canadian prospectus or prospectus exemption.

EXPENSES RELATED TO THE OFFERING
The following table sets forth the costs and expenses, other than the underwriting discounts and commissions and expenses, payable in connection with this offering. All amounts shown are estimates and subject to future contingencies, except the SEC registration fee, the Financial Industry Regulatory Authority filing fee, and the Nasdaq Capital Market entry and listing fee.
Description	Amount
U.S. Securities and Exchange Commission registration fee	$2,782
Financial Industry Regulatory Authority filing fee	$3,269
Nasdaq Capital Market entry and listing fee	$75,000
Accounting and Audit fees and expenses	$160,500
Legal fees and expenses	$250,000
Printing expenses	$15,000
Miscellaneous	$50,000
Total	$556,551

LEGAL MATTERS
We are being represented by Rimon, P.C., with respect to certain legal matters as to United States federal securities and state securities law. The underwriters are being represented by Bevilacqua PLLC, with respect to certain legal matters as to United States federal securities and state securities law. The validity of the Common Shares offered in this offering and certain legal matters as to Canadian law will be passed upon for us by Dentons Canada LLP, and certain legal matters as to U.K. law, Malta law and Lesotho law will be passed upon for us by Dentons & Co, Corrieri Cilia and Kleingeld & Mayet, respectively.
EXPERTS
BF Borgers CPA PC (“BF Borgers”), an independent registered public accounting firm, has audited our financial statements as set forth in their report thereon. We have included such consolidated financial statements in this prospectus in reliance on the report of such firm given on their authority as experts in accounting and auditing. BF Borgers is independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the PCAOB on auditor independence. BF Borgers’ headquarters are located at 5400 W Cedar Ave, Lakewood, CO 80226.
ENFORCEABILITY OF CIVIL LIABILITIES
We are a corporation organized under the laws of the Province of Ontario, Canada. Most of our directors and executive officers reside in the United Kingdom and the Kingdom of Lesotho, and significantly all of our assets and the assets of such persons are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon these persons or us, or to enforce against them or us judgments obtained in U.S. courts, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. There is doubt as to the enforceability in foreign jurisdictions, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely on the federal securities laws of the United States or the securities laws of any state of the United States.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-1 under the Securities Act relating to the securities we are offering to sell. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement have been omitted from this prospectus in accordance with the rules and regulations of the SEC. For further with respect to us and our securities, we refer you to the registration statement, including all amendments, supplements, exhibits, and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see a copy of such contract or document that has been filed. Each statement in this prospectus relating to a contract or document that is filed as an exhibit to the registration statement is qualified in all respects by reference to the full text of such contract or document filed as an exhibit to the registration statement.
You may access and read the registration statement and this prospectus, including the related exhibits and schedules, and any document we file with the SEC at the SEC’s Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public without charge through the SEC’s website at http://www.sec.gov.
Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act, that are applicable to “foreign private issuers,” and under those requirements will file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a “foreign private issuer,” we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchases and sales of common shares. Furthermore, as a “foreign private issuer,” we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. In addition, we will not be required under the Exchange Act to file annual or other reports and financial statements with the SEC as frequently or as promptly as U.S. companies that have securities registered under the Exchange Act. As such, we will file with the SEC, within 120 days after the end of each fiscal year, or such other applicable time as required by the SEC, an annual report on
Form 20-F containing financial statements audited by an independent registered public accounting firm. We also intend to furnish to the SEC under cover of Form 6-K certain other material information. Our corporate website is www.akandacorp.com. After the consummation of this offering, you may go to our website to access our periodic reports and other information that we file with the SEC as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus. We have included our website address in this prospectus solely for informational purposes.

INDEX TO FINANCIAL STATEMENTS
AKANDA CORP.
Page
AKANDA CORP.
Unaudited Condensed Financial Statements:
Condensed Statements of Financial Position as of September 30, 2021 (unaudited) and 31 August, 2021	F-5
Condensed Statement of Operations (unaudited) from July 16, 2021 (inception) to September 30, 2021	F-6
Condensed Statements of Changes in Shareholders’ Equity (unaudited) from July 16, 2021 (inception) to September 30,2021	F-7
Condensed Statement of Cash Flows (unaudited) from July 16, 2021 (inception) to September 30, 2021	F-8
Notes to the Unaudited Condensed Financial Statements	F-9
CANNAHEALTH LTD.
Unaudited Condensed Financial Statements:
Condensed Statements of Financial Position as of September 30, 2021 (unaudited) and December 31, 2020	F-16
Condensed Statements of Operations for the Nine Months Ended September 30, 2021 (unaudited) and from July 1, 2020 (Inception) to September 30, 2020 (unaudited)	F-17
Condensed Statements of Changes in Shareholder’s Equity for the Nine Months Ended September 30, 2021 (unaudited) and from July 1, 2020 (inception) to September 30, 2020 (unaudited)	F-18
Condensed Statements of Cash Flows for the Nine Months Ended September 30, 2021 (unaudited) and from July 1, 2020 (Inception) to September 30, 2020	F-19
Notes to the Unaudited Condensed Financial Statements	F-20
BOPHELO HOLDINGS LTD
Unaudited Condensed Financial Statements:
Condensed Statements of Financial Position as of September 30, 2021 (Unaudited) and December 31, 2020	F-26
Condensed Statement of Operations (Unaudited) from August 4, 2021 (inception) to September 30, 2021	F-27
Condensed Statements of Changes in Shareholder’s Equity (Unaudited) from August 4, 2021 (inception) to September 30, 2021	F-28
Condensed Statement of Cash Flows (Unaudited) from August 4, 2021 (inception) to September 30, 2021	F-29
Notes to Unaudited Condensed Financial Statements	F-30
BOPHELO BIO SCIENCE AND WELLNESS (PTY) LTD
Unaudited Condensed Financial Statements:
Condensed Statements of Financial Position as of September 30, 2021 (Unaudited) and December 31, 2020	F-36
Condensed Statements of Operations for the Nine Months Ended September 30, 2021 and 2020 (Unaudited)	F-37
Condensed Statements of Changes in Shareholders’ Deficit for the Nine Months Ended September 30, 2021 and 2020 (Unaudited)	F-38
Condensed Statements of Cash Flows for the Nine Months Ended September 30, 2021 and 2020 (Unaudited)	F-39
Notes to the Unaudited Condensed Financial Statements	F-40

Page
Statement of Cash Flows for the period from August 4, 2021 (inception) to August 31, 2021	F-106
Notes to the Audited Financial Statements for the period from August 4, 2021 (inception) to August 31, 2021	F-107
Audited Financial Statements of Bophelo Bioscience and Wellness (PTY) Ltd. for the Fiscal Years Ended December 31, 2020 and 2019 (Expressed in United States Dollars)
Independent Auditors’ Report	F-113
Statement of Financial Position as of December 31, 2020 and 2019	F-114
Statement of Operations for the Fiscal Years Ended December 31, 2020 and 2019	F-115
Statement of Changes in Shareholders’ Equity for the Fiscal Years Ended December 31, 2020 and 2019	F-116
Statement of Cash Flows for the Fiscal Years Ended December 31, 2020 and 2019	F-117
Notes to the Audited Financial for the Fiscal Years ended December 31, 2020 and 2019	F-118
Audited Financial Statements of Canmart Ltd for the Fiscal Years Ended December 31, 2020 and 2019 (Expressed in United States Dollars)
Independent Auditors’ Report	F-138
Statement of Financial Position as of December 31, 2020 and 2019	F-139
Statement of Operations for the Fiscal Years Ended December 31, 2020 and 2019	F-140
Statement of Changes in Shareholders’ Equity for the Fiscal Years Ended December 31, 2020 and 2019	F-141
Statement of Cash Flows for the Fiscal Years Ended December 31, 2020 and 2019	F-142
Notes to the Audited Financial Statements for the Fiscal Years Ended December 31, 2020 and 2019	F-143

Akanda Corp.
Condensed Statements of Financial Position
	Note	September 30, 2021 (Unaudited)	August 31, 2021
ASSETS
Current Assets
Cash, held in trust		$250,001	250,001
Total Current Assets		$250,001	250,001
Total Assets		$250,001	250,001
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable		$92,055	27,635
Loan from shareholder		4,226	4,263
Total Current Liabilities		$96,281	31,898
Total Liabilities		$96,281	31,898
Shareholders’ Equity
Share capital	5	$250,001	250,001
Accumulated deficit		(96,179)	(31,898)
Accumulated other comprehensive loss		(102)	—
Total Shareholders’ Equity		$153,720	218,103
Total Liabilities and Shareholders’ Equity		$250,001	250,001
The accompanying notes are an integral part of these unaudited condensed financial statements.

Akanda Corp.
Condensed Statement of Operations
(Unaudited)
July 16, 2021 (Inception) to September 30, 2021
Operating expenses:
Accounting and audit fees	$16,822
Consultant fees	32,904
Directors’ remuneration	12,275
Legal fees	39,474
Total operating expenses	101,475
Other income:
Foreign exchange gains	$5,296
Total other income	5,296
Net loss	(96,179)
Other comprehensive loss	(102)
Net and comprehensive loss	$(96,281)
The accompanying notes are an integral part of these unaudited condensed financial statements.

Akanda Corp.
Condensed Statement of Changes in Shareholders’ Equity
(Unaudited)
	Note	Share Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shareholders’ Equity
Inception, July 16, 2021		$—	$—	—	$—
Share issuance	5	250,001	—	—	250,001
Net loss		—	(31,898)	—	(31,898)
Balance, August 31, 2021		$250,001	$(31,898)	—	$218,103
Net loss		—	(64,281)	(102)	(64,383)
Balance, September 30, 2021		$250,001	$(96,179)	(102)	$153,720
The accompanying notes are an integral part of these unaudited condensed financial statements.

Akanda Corp.
Condensed Statement of Cash Flows
(Unaudited)
	Note	July 16, 2021 (Inception) to September 30, 2021
Cash flows from Operating Activities
Net loss		$(96,179)
Foreign exchange movements through profit and loss		(5,296)
Increase in accounts payable		92,055
Cash used in operating activities		$(9,420)
Cash flows from Financing Activities
Proceeds from share issuances		$250,001
Loan received from shareholder		4,226
Cash flows provided by financing activities		$254,227
Effect of foreign exchange translation		5,194
Change in cash during the period		$250,001
Cash at beginning of period		—
Cash at end of period		$250,001
The accompanying notes are an integral part of these unaudited condensed financial statements.

Akanda Corp.
Notes to the Unaudited Condensed Financial Statements
July 16, 2021 (Inception) to September 30, 2021
NOTE 1.   Nature of Operations and Going Concern
Akanda Corp. (the “Company”) is domiciled in Canada. The Company’s registered office is 77 King Street West, Suite 400, Toronto-Dominion Centre, Toronto Canada, Ontario, M5K0A1.
The Company’s main business is intended to be the ultimate parent company (refer below, and to Note 2 and Note 9 below) that will hold the equity investments, directly or indirectly, in Cannahealth Ltd., Canmart Ltd., Bophelo Holdings Ltd and Bophelo Bio Science and Wellness (Pty) Ltd.
In September 2021, the Company entered into a share purchase agreement with Halo Collective Inc. (“Halo”) to acquire shares of Cannahealth Ltd. in Malta, Canmart Ltd. in the UK, Bophelo Holdings in the UK and Bophelo Bio Science & Wellness Pty Ltd. in Lesotho. The share purchase agreement became unconditional on or about November 3, 2021 and the Company acquired the shares in the aforementioned entities from Halo. In consideration of this acquisition, Halo was issued 13,129,212 common shares in the Company.
During March 2020, the World Health Organization declared Covid-19 a global pandemic. This contagious disease outbreak, which has continued to spread, and any related adverse public health developments, has adversely affected workforces, economies, and financial markets globally, potentially leading to an economic downturn. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company’s business or ability to raise funds.
NOTE 2.   Basis of Preparation
These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).
The Company’s board of directors approved these financial statements on January 16, 2022. The financial statements are presented in US dollars and all financial amounts, other than per-share amounts, are rounded to the nearest dollar. The functional currency of the Company is the US dollar.
Going concern
These financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.
The Company will continue to operate in the foreseeable future as a going concern. Subsequent to the transaction envisaged in Note 9, the Company shall be the ultimate parent company of the businesses referred to in Note 9. The financial forecast for the Akanda group for the next 18 months indicates that it will generate revenue through cultivation and sale of dried cannabis flower and/or cannabis biomass as well as through the sale and distribution of third party cannabis based medicinal products. Additionally, the group has recently closed a private placement and has raised approximately USD 5.6 million to fund the capital expenditure, operating expenses and the working capital requirements of the Company (and the group).
These are unaudited condensed financial statements which should be read in conjunction with the most recent audited financial statements.
NOTE 3.   Use of Judgements and Estimates
In preparing these financial statements, management has made judgements and estimates that affect the application of the Company’s accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Akanda Corp.
Notes to the Unaudited Condensed Financial Statements
July 16, 2021 (Inception) to September 30, 2021
NOTE 3.   Use of Judgements and Estimates (continued)
Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively. Areas requiring a significant degree of estimation and judgment include fair value measurements for financial instruments, the recoverability and measurement of deferred tax assets and liabilities and assessment of the Company’s ability to continue as a going concern.
NOTE 4.   Significant Accounting Policies
The preparation of financial statements in compliance with IFRS requires management to make certain critical accounting estimates. It also requires management to exercise judgment in applying the Company’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the financial statements are disclosed in Note 3.
General
The accounting policies described in these financial statements have been applied consistently to all periods presented in these financial statements.
Cash
Cash consists of cash held in a trust account held by the Company’s attorneys and other short-term highly liquid investments with original maturities of three months or less, which are classified as cash equivalents. The Company did not hold any cash equivalents as at September 30, 2021 and August 31, 2021.
Share capital
Incremental costs directly attributable to the issue of ordinary shares are recognized as a deduction from equity. Income tax relating to transaction costs of an equity transaction is accounted for in accordance with IAS 12 — Income Taxes.
Financial Instruments
(a)   Classification
The Company classifies its financial instruments in the following categories: at fair value through profit and loss (“FVTPL”), at fair value through other comprehensive income (loss) (“FVTOCI”) or at amortized cost. The Company determines the classification of financial assets at initial recognition. The classification of debt instruments is driven by the Company’s business model for managing the financial assets and their contractual cash flow characteristics. Equity instruments that are held for trading are classified as FVTPL. For other equity instruments, on the day of acquisition the Company can make an irrevocable election (on an instrument-by-instrument basis) to designate them as at FVTOCI. Financial liabilities are measured at amortized cost, unless they are required to be measured at FVTPL (such as instruments held for trading or derivatives) or if the Company has opted to measure them at FVTPL.
(b)   Measurement
Financial assets and liabilities at amortized cost
Financial assets and liabilities at amortized cost are initially recognized at fair value plus or minus transaction costs, respectively, and subsequently carried at amortized cost less any impairment.
Financial assets and liabilities at FVTPL
Financial assets and liabilities carried at FVTPL are initially recorded at fair value and transaction costs are expensed in the statements of loss and comprehensive loss. Realized and unrealized gains and

Akanda Corp.
Notes to the Unaudited Condensed Financial Statements
July 16, 2021 (Inception) to September 30, 2021
NOTE 4.   Significant Accounting Policies (continued)
losses arising from changes in the fair value of the financial assets and liabilities held at FVTPL are included in the statements of loss and comprehensive loss in the period in which they arise.
Debt investments at FVTOCI
These assets are subsequently measured at fair value. Interest income calculated using the effective interest method, foreign exchange gains and losses and impairment are recognized in profit or loss. Other net gains and losses are recognized in OCI. On derecognition, gains and losses accumulated in OCI are reclassified to profit or loss.
Equity investments at FVTOCI
These assets are subsequently measured at fair value. Dividends are recognized as income in profit or loss unless the dividend clearly represents a recovery of part of the cost of the investment. Other net gains and losses are recognized in OCI and are never reclassified to profit or loss.
Related parties
A related party transaction is a transfer of resources, services or obligations between a reporting entity and a related party, regardless of whether a price is charged as defined by IFRS for SMEs.
NOTE 5.   Share Capital
Authorized
Common shares
The Company has an unlimited number of authorized common shares with no par value.
Holders of these shares are entitled to dividends as declared from time to time and are entitled to one vote per share at general meetings of the Company. All rights attached to the Company’s shares held by the Company are suspended until those shares are reissued.
Issued
As at September 30, 2021, the company has 6,095,706 common shares in issue at no par value.
	Number of common shares	Share capital 2021
Inception at July 16, 2021	—	—
Shares issued to founders	5,626,806	1
Shares issued- August 26, 2021	468,900	250,000
Issued and outstanding at September 30, 2021	6,095,706	$250,001
NOTE 6.   Related Party Transactions
Accounts payable from Canmart Ltd
During the period from July 16, 2021 (inception) to September 30, 2021, the Company received working capital from Canmart Ltd in the amount of CAD 3,360 (USD 2,643), which is outstanding and

Akanda Corp.
Notes to the Unaudited Condensed Financial Statements
July 16, 2021 (Inception) to September 30, 2021
NOTE 6.   Related Party Transactions (continued)
payable as of September 30, 2021(at August 31, 2021 CAD nil (USD nil)). This working capital is repayable on demand and bears no interest.
Loan from Shareholder
During the period from July 16, 2021 (inception) to September 30, 2021, the Company received a loan from a shareholder in the amount of CAD 5,374 (USD 4,226), which is outstanding and payable as of September 30, 2021 (at August 31, 2021 CAD 5,374 (USD 4,263)) . This loan is repayable on demand and bears no interest.
Key Management Compensation
The Company’s directors and other members of senior management, being the Executive Chairman, CEO and CFO, have the authority and responsibility for planning, directing and controlling the activities of the Company.
To date, Akanda Corp has not remunerated senior management as these executives are remunerated directly by Canmart Ltd in respective of services rendered as employees of the group.
NOTE 7.   Financial Instruments
Trade receivables and debt securities issued are initially recognized when they are originated. All other financial assets and financial liabilities are initially recognized when the Company becomes a party to the contractual provisions of the instrument.
A financial asset (unless it is a trade receivable without a significant financing component) or financial liability is initially measured at fair value plus or minus, for an item not at Fair value through profit or loss (FVTPL), transaction costs that are directly attributable to its acquisition or issue. A trade receivable without a significant financing component is initially measured at the transaction price.
The Company derecognizes a financial asset when:
•
the contractual rights to the cash flows from the financial asset expire; or

•
it transfers the rights to receive the contractual cash flows in a transaction in which either:

•
substantially all of the risks and rewards of ownership of the financial asset are transferred; or

•
the Company neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset

Financial liabilities are classified as measured at amortized cost or fair value through profit or loss (FVTPL). A financial liability is classified as at FVTPL if it is classified as held-for-trading, it is a derivative or it is designated as such on initial recognition. Financial liabilities at FVTPL are measured at fair value and net gains and losses, including any interest expense, are recognized in profit or loss. Other financial liabilities are subsequently measured at amortized cost using the effective interest method. Interest expense and foreign exchange gains and losses are recognized in profit or loss. Any gain or loss on derecognition is also recognized in profit or loss.
The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled, or expire. The Company also derecognizes a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value. On derecognition of a financial liability, the difference

Akanda Corp.
Notes to the Unaudited Condensed Financial Statements
July 16, 2021 (Inception) to September 30, 2021
NOTE 7.   Financial Instruments (continued)
between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognized in profit or loss.
At September 30, 2021 and August 31, 2021, the Company’s financial instruments include cash, accounts payable, and loan from shareholder.
NOTE 8.   Capital Management
As of September 30, 2021, the Company’s capital is composed of shareholders’ equity. The Company’s primary objectives, when managing its capital, are to maintain adequate levels of funding to support the operations of the Company and to maintain corporate and administrative functions.
The Company defines capital as cash and equity, consisting of shareholders’ equity. The capital structure of the Company is managed to provide sufficient funding operating activities. Funds are primarily secured through equity capital raised by way of the Company’s shareholders. There can be no assurances that the Company will be able to continue raising equity capital in this manner. The Company invests all capital that is surplus to its immediate needs in short-term, liquid and highly rated financial instruments, such as cash, which are all held with major financial institutions.
There were no changes to the Company’s approach to capital management during the period from July 16, 2021 (inception) to September 30, 2021.
NOTE 9.   Subsequent Events
Entering into of Sale and Purchase Agreement and Debenture Agreement with Halo Collective Inc.
On September 28, 2021, Halo Collective Inc. (“Halo”), entered into a share purchase agreement (the “Purchase Agreement”) with Akanda Corp. in connection with the sale and purchase of its international assets (the “Transaction”). These international assets comprise Halo’s investments in Bophelo Bio Science & Wellness (Pty) Ltd, Canmart Ltd., Bophelo Holdings Ltd. and Cannahealth Ltd. The Purchase Agreement became unconditional on or around 3 November 2021 and the Transaction with Halo was successfully completed.
Prior to the completion of the Transaction, Halo completed an internal reorganization, pursuant to which Halo’s international assets in the UK & Lesotho namely Canmart Ltd, Bophelo Holdings Ltd and Bophelo Bio Science & Wellness (Pty) became, directly or indirectly, wholly owned subsidiaries of Cannahealth Ltd. In accordance with the terms of the Purchase Agreement, Halo sold 100% of the issued and outstanding shares of Cannahealth Ltd to the Company in exchange for 13,129,212 common shares in the capital of the Company (“Akanda Shares”), representing aggregate consideration of US$13,129,212.
In conjunction with the Transaction, Akanda entered into a secured convertible debenture agreement with Halo on or around November 3, 2021. The debenture agreement has a principal amount of USD 6,559,294 and bears interest at a rate of 1% per annum. The amount due to Halo pursuant to the debenture agreement, comprising the principal amount and accrued interest payable respectively, ranks as a senior obligation of the Company in preference to other creditors. The debt is secured by way of a pledge of the Company’s shareholding in Cannahealth Ltd as well as by a general security interest granted to Halo in the assets of the Company, with the exception of any ownership interest or securities indirectly owned by the Company in Bophelo Bio Science & Wellness (Pty) Ltd. The debt is subject to automatic conversion into common shares of the Company upon the occurrence of a triggering event, which includes an initial public offering of the Company’s securities or an amalgamation, merger or takeover of the Company by a third party, and is repayable by November 2, 2022. In addition to automatic conversion in terms of the triggering event, the debenture is convertible into common shares of the Company at its own election. In the event

Akanda Corp.
Notes to the Unaudited Condensed Financial Statements
July 16, 2021 (Inception) to September 30, 2021
NOTE 9.   Subsequent Events (continued)
of the debenture being converted to common shares of the Company as a result of a triggering event or at election of the Company, the conversion price shall be the current market price of the Company at the time of the occurrence of the triggering event, or in the case where no triggering event has taken place, then at the price of the last private placement of the Company where more than US$1,000,000 has been raised.
Investor Rights Agreement
In conjunction with the closing of the Transaction, the Company has entered into an investor rights agreement with Halo which will see Halo acquire certain investor rights, which most notably include the ability to appoint no more than one director to the board of directors of the Company.
Private Placement
Subsequent to Akanda Corp.’s reporting period end of September 30, 2021, Akanda Corp. completed an initial first closing of a private placement fund raising process which saw Akanda Corp. raise approximately US$5.3 million exchange for issuing 2,126,400 common shares at a price of $2.50 per share. Subsequent to the initial first closing, the Company undertook an additional closing of the private placement fund raising process on January 14, 2022 and pursuant to this issued a further 154,000 common shares to subscribers at a price of $2.50 per share, for approximately US$385,000 in gross proceeds. A final closing of the offering took place on January 26, 2022 for a further subscription of 8,000 common shares at a price of $2.50 per share, for US$19,982 in gross proceeds.
Conversion of subsidiary debt
On November 10, 2021, and following the successful closing of the Transaction with Halo, the board of directors passed a resolution approving the settlement of a US$2.2 million bridge loan facility due and payable by Bophelo Bio Science & Wellness (Pty) Ltd to the Company’s Executive Chairman, LM Mojela. In terms of the settlement, Akanda Corp. will issue 880,000 common shares to LM Mojela on behalf of Bophelo Bioscience & Wellness (Pty) Ltd.

INDEX TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
Page
CANNAHEALTH LTD.
Unaudited Condensed Financial Statements:
Condensed Statements of Financial Position as of September 30, 2021 (unaudited) and December 31, 2020	F-16
Condensed Statements of Operations for the Nine Months Ended September 30, 2021 (unaudited) and from July 1, 2020 (Inception) to September 30, 2020 (unaudited)	F-17
Condensed Statements of Changes in Shareholder’s Equity for the Nine Months Ended September 30, 2021 (unaudited) and from July 1, 2020 (inception) to September 30, 2020 (unaudited)	F-18
Condensed Statements of Cash Flows for the Nine Months Ended September 30, 2021 (unaudited) and from July 1, 2020 (Inception) to September 30, 2020	F-19
Notes to the Unaudited Condensed Financial Statements	F-20

Cannahealth Ltd.
Condensed Statements of Financial Position
	Note	September 30, 2021 (Unaudited)	December 31, 2020
ASSETS
Current assets		—
Cash, held in trust		$1,396	1,477
Total Assets		$1,396	1,477
LIABILITIES AND SHAREHOLDER’S EQUITY
Shareholder’s Equity		—
Share capital	5	$1,477	1,477
Accumulated deficit		—
Accumulated comprehensive loss		(81)
Total Shareholder’s Equity		1,396	1,477
Total Liabilities and Shareholder’s Equity		$1,396	1,477
The accompanying notes are an integral part of these unaudited condensed financial statements.

Cannahealth Ltd.
Condensed Statements of Operations
(Unaudited)
	January 1, 2021 to September 30, 2021	July 1, 2020 (Inception) to September 30, 2020
Net sales	$—	—
Other comprehensive income:
Foreign exchange loss	(81)	—
Net and comprehensive loss	$(81)	—
The accompanying notes are an integral part of these unaudited condensed financial statements.

Cannahealth Ltd.
Condensed Statements of Changes in Shareholders’ Equity
(Unaudited)
	Note	Share Capital	Accumulated Deficit	Accumulated Comprehensive Loss	Total Shareholder’s Equity
Inception, July 1, 2020
Share issuance at inception	5	$1,477	$—	$—	1,477
Balance, September 30 , 2020		$1,477	$—	$—	1,477

Balance, January 1, 2021		$1,477	$—	$—	1,477
Effect of foreign exchange translation	5	$—	—	(81)	(81)
Balance, September 30, 2021		$1,477	$—	$(81)	1,396
The accompanying notes are an integral part of these unaudited condensed financial statements.

Cannahealth Ltd.
Condensed Statements of Cash Flows
(Unaudited)
	January 1, 2021 to September 30, 2021	July 1, 2020 (Inception) to September 30, 2020
Cash Flows from Operating Activities	$—	—
Cash Flows from Financing Activities	$—	—
Proceeds from share issue	$—	1,477
Cash flows provided by financing activities	$—	1,477
Net change in cash	$—	—
Cash at beginning of period	$1,477	—
Foreign currency translation movement	$(81)	—
Cash at end of period	$1,396	1,477
The accompanying notes are an integral part of these unaudited condensed financial statements.

Cannahealth Ltd.
Notes to the Unaudited Condensed Financial Statements
January 1, 2021 to September 30, 2021
NOTE 1.   Reporting Entity
Cannahealth Ltd. (the “Company”) is domiciled in Malta. The Company’s registered office is at Level 4, The Penthouse Suite 2, Ewropa Business Centre, Triq Dun Karm Birkirkara, Malta. The Company was formed on July 1, 2020 to carry on business as a general commercial company.
The Company’s main business is intended to be the entity within the Akanda Corp. group (Refer to Note 2 and Note 7 below) that will hold the equity investments in Bophelo Holdings Ltd., Canmart Ltd. directly and Bophelo Bio Science & Wellness Pty Ltd. indirectly. The Company is the subject of a share purchase agreement between Halo Collective Inc. and Akanda Corp which has resulted, on or around November 3,2021, in the Company to become a wholly owned subsidiary of Akanda Corp.
To date, the Company has not commenced any operations. The continuing operations of the Company are dependent upon its ability to generate profitable operations in the future, and to continue to secure additional financing.
During March 2020, the World Health Organization declared Covid-19 a global pandemic. This contagious disease outbreak, which has continued to spread, and any related adverse public health developments, has adversely affected workforces, economies, and financial markets globally, potentially leading to an economic downturn. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company’s business or ability to raise funds.
NOTE 2.   Basis of preparation and going concern
These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).
They were authorized for issue by the Company’s board of directors on January 26, 2022.
These financial statements are presented in US Dollars. The functional currency of the Company is Euro.
Going concern
These financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.
The Company will continue to operate in the foreseeable future as a going concern. Subsequent to the transaction envisaged in Note 7, the Company became a wholly owned subsidiary of Akanda Corp (“Akanda”). The financial forecast for the Akanda group for the next 18 months indicates that it will generate revenue through cultivation and sale of dried cannabis flower and/or cannabis biomass as well as through the sale and distribution of third party cannabis based medicinal products. Additionally, the group is engaged in a private placement and is expected to raise between USD 5 million and USD 6 million to fund the capital expenditure and working capital requirements of the Company (and the group).
These financial statements are unaudited and condensed and should be read in conjunction with the latest audited financial statements.
NOTE 3.   Use of judgement and estimates
In preparing these financial statements, management has made judgements and estimates that affect the application of the Company’s accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Cannahealth Ltd.
Notes to the Unaudited Condensed Financial Statements
January 1, 2021 to September 30, 2021
NOTE 3.   Use of judgement and estimates (continued)
Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively. Areas requiring a significant degree of estimation and judgment include fair value measurements for financial instruments, the recoverability and measurement of deferred tax assets and liabilities and assessment of the Company’s ability to continue as a going concern.
NOTE 4.   Significant accounting policies
General
The accounting policies described in these financial statements have been applied consistently to all periods presented in these financial statements.
Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are re-translated to the functional currency at the exchange rate at the date that the fair value was determined. Non-monetary items in a foreign currency that are measured at cost are translated into the functional currency at the exchange rate at transaction date.
Cash
Cash includes cash held in trust and other short term highly liquid investments with original maturities of three months or less, which are classified as cash equivalents. The Company did not hold any cash equivalents at September 30, 2021 and December 31, 2020.
Financial Instruments
(a)   Classification
The Company classifies its financial instruments in the following categories: at fair value through profit and loss (“FVTPL”), at fair value through other comprehensive income (loss) (“FVTOCI”) or at amortized cost. The Company determines the classification of financial assets at initial recognition. The classification of debt instruments is driven by the Company’s business model for managing the financial assets and their contractual cash flow characteristics. Equity instruments that are held for trading are classified as FVTPL. For other equity instruments, on the day of acquisition the Company can make an irrevocable election (on an instrument-by-instrument basis) to designate them as at FVTOCI. Financial liabilities are measured at amortized cost, unless they are required to be measured at FVTPL (such as instruments held for trading or derivatives) or if the Company has opted to measure them at FVTPL.
(b)   Measurement
Financial assets and liabilities at amortized cost
Financial assets and liabilities at amortized cost are initially recognized at fair value plus or minus transaction costs, respectively, and subsequently carried at amortized cost less any impairment.
Financial assets and liabilities at FVTPL
Financial assets and liabilities carried at FVTPL are initially recorded at fair value and transaction costs are expensed in the statements of loss and comprehensive loss. Realized and unrealized gains and losses arising from changes in the fair value of the financial assets and liabilities held at FVTPL are included in the statements of loss and comprehensive loss in the period in which they arise.

Cannahealth Ltd.
Notes to the Unaudited Condensed Financial Statements
January 1, 2021 to September 30, 2021
NOTE 4.   Significant accounting policies (continued)
Debt investments at FVTOCI
These assets are subsequently measured at fair value. Interest income calculated using the effective interest method, foreign exchange gains and losses and impairment are recognized in profit or loss. Other net gains and losses are recognized in OCI. On derecognition, gains and losses accumulated in OCI are reclassified to profit or loss.
Equity investments at FVTOCI
These assets are subsequently measured at fair value. Dividends are recognized as income in profit or loss unless the dividend clearly represents a recovery of part of the cost of the investment. Other net gains and losses are recognized in OCI and are never reclassified to profit or loss.
Fair value measurement
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or, in its absence, the most advantageous market to which the Company has access at that date. The fair value of a liability reflects its non-performance risk.
When one is available, the Company measures the fair value of an instrument using the quoted price in an active market for that instrument. A market is regarded as ‘active’ if transactions for the asset or liability take place with sufficient frequency and volume to provide pricing information on an ongoing basis. If there is no quoted price in an active market, then the Company uses valuation techniques that maximize the use of relevant observable inputs and minimize the use of unobservable inputs. The chosen valuation technique incorporates all of the factors that market participants would take into account in pricing a transaction. If an asset or a liability measured at fair value has a bid price and an ask price, then the Company measures assets and long positions at a bid price and liabilities and short positions at an ask price
NOTE 5.   Capital
Authorized
The Company has authorized share capital of 1,200 ordinary shares at a par value of EUR 1 each and there are no preference shares in issue.
Issued
The Company has 1,200 issued shares at EUR 1 each for total proceeds of $1,477 (EUR 1,200).
	Number of ordinary shares	Share capital 2021
Inception at July 1, 2020
Share issuance at inception	1,200	$1,477
Issued and outstanding at September 30, 2020		1,477
Issued and outstanding at January 1, 2021		1,477
Issued and outstanding at September 30, 2021		1,477
Ordinary shares
Holders of these shares are entitled to dividends as declared from time to time and are entitled to one vote per share at general meetings of the Company. All rights attached to the Company’s shares held by the Company are suspended until those shares are reissued.

Cannahealth Ltd.
Notes to the Unaudited Condensed Financial Statements
January 1, 2021 to September 30, 2021
NOTE 6.   Financial Instruments
Trade receivables and debt securities issued are initially recognized when they are originated. All other financial assets and financial liabilities are initially recognized when the Company becomes a party to the contractual provisions of the instrument.
A financial asset (unless it is a trade receivable without a significant financing component) or financial liability is initially measured at fair value plus or minus, for an item not at Fair value through profit or loss (FVTPL), transaction costs that are directly attributable to its acquisition or issue. A trade receivable without a significant financing component is initially measured at the transaction price.
The Company derecognizes a financial asset when:
•
the contractual rights to the cash flows from the financial asset expire; or

•
it transfers the rights to receive the contractual cash flows in a transaction in which either:

•
substantially all of the risks and rewards of ownership of the financial asset are transferred; or

•
the Company neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset

Financial liabilities are classified as measured at amortized cost or fair value through profit or loss (FVTPL). A financial liability is classified as at FVTPL if it is classified as held-for-trading, it is a derivative or it is designated as such on initial recognition. Financial liabilities at FVTPL are measured at fair value and net gains and losses, including any interest expense, are recognized in profit or loss. Other financial liabilities are subsequently measured at amortized cost using the effective interest method. Interest expense and foreign exchange gains and losses are recognized in profit or loss. Any gain or loss on derecognition is also recognized in profit or loss.
The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled, or expire. The Company also derecognizes a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value. On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognized in profit or loss.
At September 30, 2021 and December 31, 2020 the Company’s financial instruments included cash.
NOTE 7.   Subsequent Events
Acquisition of the Company by Akanda Corp.
On September 28, 2021, Halo Collective Inc. (“Halo”), entered into a share purchase agreement (the “Purchase Agreement”) with Akanda Corp. in connection with the sale and purchase of its international assets (the “Transaction”). These international assets comprise Halo’s investments in Bophelo Bio Science & Wellness Ltd, Canmart Ltd., Bophelo Holdings Ltd. and Cannahealth Ltd. The Purchase Agreement became unconditional on or around 3 November 2021 and the Transaction with Halo was successfully completed.
Prior to the completion of the Transaction, Halo completed an internal reorganization, pursuant to which Halo’s international assets in the UK & Lesotho namely Canmart Ltd, Bophelo Holdings Ltd and Bophelo Bio Science & Wellness became, directly or indirectly, wholly owned subsidiaries of Cannahealth Ltd. In accordance with the terms of the Purchase Agreement, Halo sold 100% of the issued and outstanding shares of Cannahealth Ltd to the Company in exchange for 13,129,212 common shares in the capital of the Company (“Akanda Shares”), representing aggregate consideration of US$13,129,212.

Cannahealth Ltd.
Notes to the Unaudited Condensed Financial Statements
January 1, 2021 to September 30, 2021
NOTE 7.   Subsequent Events (continued)
In conjunction with the Transaction, Akanda entered into a secured convertible debenture agreement with Halo on or around November 2, 2021. The debenture agreement has a principal amount of USD 6,559,294 and bears interest at a rate of 1% per annum. The amount due to Halo pursuant to the debenture agreement, comprising the principal amount and accrued interest payable respectively, ranks as a senior obligation of the Company in preference to other creditors. The debt is secured by way of a pledge of the Company’s shareholding in Cannahealth Ltd as well as by a general security interest granted to Halo in the assets of the Company, with the exception of any ownership interest or securities owned in Bophelo Bio Science & Wellness Ltd. The debt subject to automatic conversion into common shares of the Company upon the occurrence of a triggering event, which includes an initial public offering of the Company’s securities or an amalgamation, merger or takeover of the Company by a third party. is repayable by November 2, 2022. In addition to automatic conversion in terms of the triggering event, the debenture is convertible into common shares of the Company at its own election. In the event of the debenture being converted to common shares of the Company as a result of a triggering event or at election of the Company, the conversion price shall be the current market price of the Company at the time of the occurrence of the triggering event, or in the case where no triggering event has taken place, then at the price of the last private placement of the Company where more than US $1,000,000 has been raised.
Private Placement
Subsequent to Akanda Corp’s reporting period end of September 30, 2021, Akanda Corp. completed an initial first closing of a private placement fund raising process which saw Akanda Corp. raise approximately US$5.3 million in exchange for issuing 2,126,400 common shares at a price of $2.50 per share. Subsequent to the initial first closing, the Company undertook an additional closing of the private placement fund raising process on January 14, 2022 and pursuant to which issued a further 154,000 common shares to subscribers at a price of $2.50 per share, for approximately US$385,000 in gross proceeds. A final closing of the offering took place on January 26, 2022 for a further subscription of 8,000 common shares at a price of $2.50 per share, for US$19,982 in gross proceeds.
Changes to the Board of Directors
On November 3, 2021, TW Scott and T Virk were appointed as directors of the Company and K Sidhu and A Met resigned as directors of the Company.

Bophelo Holdings Ltd
Condensed Statements of Financial position
	Note	September 30, 2021 (Unaudited)	August 31, 2021
ASSETS
Current Assets
Cash		$135	138
Total assets		$135	138
LIABILITIES AND SHAREHOLDER’S EQUITY
Shareholder’s Equity
Share capital	5	$138	138
Accumulated other comprehensive loss		(3)	—
Total Shareholder’s Equity		$135	138
Total Liabilities and Shareholder’s Equity		$135	138
The accompanying notes are an integral part of these unaudited condensed financial statements.

Bophelo Holdings Ltd
Condensed Statement of Operations
(Unaudited)
August 4, 2021 (Inception) to September 30, 2021
Net sales	$—
Foreign exchange translation through other comprehensive loss	(3)
Net and Comprehensive loss	$(3)
The accompanying notes are an integral part of these unaudited condensed financial statements.

Bophelo Holdings Ltd
Condensed Statements of Changes in Shareholder’s Equity
(Unaudited)
	Note	Share Capital	Accumulated Deficit	Accumulated other comprehensive loss	Total Shareholder’s Equity
Inception, August 4, 2021		$—	$—	$—	—
Share issuance at inception	5	138	—	—	138
Balance, August 31, 2021		$138	$—	$—	138
Effect of foreign exchange	5		—	(3)	—
Balance, September 30, 2021		$138	$—	$(3)	135
The accompanying notes are an integral part of these unaudited condensed financial statements.

Bophelo Holdings Ltd
Condensed Statement of Cash Flows
(Unaudited)
	August 4, 2021 (Inception) to September 30, 2021
Cash Flows from Operating Activities	$
Cash flows from Financing Activities		—
Proceeds from share issue		138
Cash flows provided by financing activities		138
Effect of foreign exchange		(3)
Net change in cash		135
Cash at beginning of period		—
Cash at end of period		$135
The accompanying notes are an integral part of these unaudited condensed financial statements.

Bophelo Holdings Ltd
Notes to the Unaudited Condensed Financial Statements
August 4, 2021 (Inception) to September 30, 2021
NOTE 1.   Reporting Entity
Bophelo Holdings Ltd (the “Company”) is domiciled in England. The Company’s registered office is at 49 Greek Street London W1D4EG. The Company was formed on August 4, 2021, to carry on business as a general commercial company.
The Company’s main business is intended to be the entity within the Akanda Corp. group (Refer to Note 2 and Note 8 below) that will hold the equity investment in Bophelo Bio Science and Wellness (Pty) Ltd, a cannabis cultivation company incorporated in Lesotho. The Company is a wholly owned subsidiary of Cannahealth Ltd, which was acquired on or around November 3, 2021 by Akanda Corp. pursuant to the successful closing of a share purchase agreement with Halo Collective Inc. (“Halo”).
To date, the Company has not commenced any operations. The continuing operations of the Company are dependent upon its ability to generate profitable operations in the future, and to continue to secure additional financing.
During March 2020, the World Health Organization declared Covid-19 a global pandemic. This contagious disease outbreak, which has continued to spread, and any related adverse public health developments, has adversely affected workforces, economies, and financial markets globally, potentially leading to an economic downturn. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company’s business or ability to raise funds.
NOTE 2.   Basis of preparation and going concern
These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).
They were authorized for issue by the Company’s board of directors on January 26, 2022.
These financial statements are presented in US Dollars. The functional currency of the Company is Great British Pounds.
Going concern
These financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.
The Company will continue to operate in the foreseeable future as a going concern. Subsequent to the transaction envisaged in Note 8, the Company shall become, directly or indirectly, a wholly owned subsidiary of Akanda Corp. (“Akanda”). The financial forecast for the Akanda group for the next 18 months indicates that it will make significant revenue through production & sale of dried cannabis flowers through a hoop house, shade cloth & greenhouse grow as well as sale of cannabis based medicinal products. Until such time that the group becomes cash flow positive, any shortfall would be funded by the shareholders of Akanda. Additionally, the group is engaged in a Pre IPO financing process and is expected to raise USD 5 million to fund the capital expenditure and working capital requirements of the Company (and the group).
These financial statements are both unaudited and condensed and should be read in conjunction with the most recent audited financial statements.
NOTE 3.   Use of judgements and estimates
In preparing these financial statements, management has made judgements and estimates that affect the application of the Company’s accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Bophelo Holdings Ltd
Notes to the Unaudited Condensed Financial Statements
August 4, 2021 (Inception) to September 30, 2021
NOTE 3.   Use of judgements and estimates (continued)
Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively. Areas requiring a significant degree of estimation and judgment include fair value measurements for financial instruments, the recoverability and measurement of deferred tax assets and liabilities and assessment of the Company’s ability to continue as a going concern.
NOTE 4.   Significant accounting policies
General
The accounting policies described in these financial statements have been applied consistently to all periods presented in these financial statements.
Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are re-translated to the functional currency at the exchange rate at the date that the fair value was determined. Non-monetary items in a foreign currency that are measured at cost are translated into the functional currency at the exchange rate at transaction date.
Cash
Cash include cash on hand and other short term highly liquid investments with original maturities of three months or less, which are classified as cash equivalents. The Company did not hold any cash equivalents as at September 30, 2021 and August 31, 2021.
Financial Instruments
(a) Classification
The Company classifies its financial instruments in the following categories: at fair value through profit and loss (“FVTPL”), at fair value through other comprehensive income (loss) (“FVTOCI”) or at amortized cost. The Company determines the classification of financial assets at initial recognition. The classification of debt instruments is driven by the Company’s business model for managing the financial assets and their contractual cash flow characteristics. Equity instruments that are held for trading are classified as FVTPL. For other equity instruments, on the day of acquisition the Company can make an irrevocable election (on an instrument-by-instrument basis) to designate them as at FVTOCI. Financial liabilities are measured at amortized cost, unless they are required to be measured at FVTPL (such as instruments held for trading or derivatives) or if the Company has opted to measure them at FVTPL.
(b) Measurement
Financial assets and liabilities at amortized cost.
Financial assets and liabilities at amortized cost are initially recognized at fair value plus or minus transaction costs, respectively, and subsequently carried at amortized cost less any impairment.
Financial assets and liabilities at FVTPL
Financial assets and liabilities carried at FVTPL are initially recorded at fair value and transaction costs are expensed in the statements of loss and comprehensive loss. Realized and unrealized gains and losses arising from changes in the fair value of the financial assets and liabilities held at FVTPL are included in the statements of loss and comprehensive loss in the period in which they arise.
Debt investments at FVTOCI
These assets are subsequently measured at fair value. Interest income calculated using the effective interest method, foreign exchange gains and losses and impairment are recognized in profit or loss. Other

Bophelo Holdings Ltd
Notes to the Unaudited Condensed Financial Statements
August 4, 2021 (Inception) to September 30, 2021
NOTE 4.   Significant accounting policies (continued)
net gains and losses are recognized in OCI. On derecognition, gains and losses accumulated in OCI are reclassified to profit or loss.
Equity investments at FVTOCI
These assets are subsequently measured at fair value. Dividends are recognized as income in profit or loss unless the dividend clearly represents a recovery of part of the cost of the investment. Other net gains and losses are recognized in OCI and are never reclassified to profit or loss.
Fair value measurement
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or, in its absence, the most advantageous market to which the Company has access at that date. The fair value of a liability reflects its non-performance risk.
When one is available, the Company measures the fair value of an instrument using the quoted price in an active market for that instrument. A market is regarded as ‘active’ if transactions for the asset or liability take place with sufficient frequency and volume to provide pricing information on an ongoing basis. If there is no quoted price in an active market, then the Company uses valuation techniques that maximize the use of relevant observable inputs and minimize the use of unobservable inputs. The chosen valuation technique incorporates all of the factors that market participants would take into account in pricing a transaction. If an asset or a liability measured at fair value has a bid price and an ask price, then the Company measures assets and long positions at a bid price and liabilities and short positions at an ask price.
Related parties
A related party transaction is a transfer of resources, services or obligations between a reporting entity and a related party, regardless of whether a price is charged as defined by IFRS for SMEs.
NOTE 5.   Capital
Authorised shares
The company has an authorised share capital of 100 ordinary shares with a par value of 1 Pound each.
Issued Shares
	Number of ordinary shares	Share capital 2021
Inception at August 4, 2021
Share issuance at inception	100	$138
Issued and outstanding at August 31, 2021	100	$138
Less: Effect of foreign exchange		(3)
Issued and outstanding at September 30, 2021	100	$135
Ordinary shares
Holders of these shares are entitled to dividends as declared from time to time and are entitled to one vote per share at general meetings of the Company. All rights attached to the Company’s shares held by the Company are suspended until those shares are reissued.

Bophelo Holdings Ltd
Notes to the Unaudited Condensed Financial Statements
August 4, 2021 (Inception) to September 30, 2021
NOTE 5.   Capital (continued)
On August 4, 2021, the Company issued share capital of US$138 consisting of 100 ordinary shares with a par value of 1 Pound, each.
NOTE 6.   Capital Management
As of September 30, 2021 the Company’s capital is composed of shareholder’s equity. The Company’s primary objectives, when managing its capital, are to maintain adequate levels of funding to support the operations of the Company and to maintain corporate and administrative functions.
The Company defines capital as cash and equity, consisting of shareholder’s equity. The capital structure of the Company is managed to provide sufficient funding operating activities. Funds are primarily secured through equity capital raised by way of the Company’s shareholder. There can be no assurances that the Company will be able to continue raising equity capital in this manner. The Company invests all capital that is surplus to its immediate needs in short-term, liquid and highly rated financial instruments, such as cash, which are all held with major financial institutions.
There were no changes to the Company’s approach to capital management during the period from August 4, 2021 (inception) to September 30, 2021.
NOTE 7.   Financial Instruments
Trade receivables and debt securities issued are initially recognized when they are originated. All other financial assets and financial liabilities are initially recognized when the Company becomes a party to the contractual provisions of the instrument.
A financial asset (unless it is a trade receivable without a significant financing component) or financial liability is initially measured at fair value plus or minus, for an item not at Fair value through profit or loss (FVTPL), transaction costs that are directly attributable to its acquisition or issue. A trade receivable without a significant financing component is initially measured at the transaction price.
The Company derecognizes a financial asset when:
•
the contractual rights to the cash flows from the financial asset expire; or

•
it transfers the rights to receive the contractual cash flows in a transaction in which either:

•
substantially all of the risks and rewards of ownership of the financial asset are transferred; or

•
the Company neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset

Financial liabilities are classified as measured at amortized cost or fair value through profit or loss (FVTPL). A financial liability is classified as at FVTPL if it is classified as held-for-trading, it is a derivative or it is designated as such on initial recognition. Financial liabilities at FVTPL are measured at fair value and net gains and losses, including any interest expense, are recognized in profit or loss. Other financial liabilities are subsequently measured at amortized cost using the effective interest method. Interest expense and foreign exchange gains and losses are recognized in profit or loss. Any gain or loss on derecognition is also recognized in profit or loss.
The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled, or expire. The Company also derecognizes a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value. On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognized in profit or loss.

Bophelo Holdings Ltd
Notes to the Unaudited Condensed Financial Statements
August 4, 2021 (Inception) to September 30, 2021
NOTE 7.   Financial Instruments (continued)
At September 30, 2021 and August 31, 2021, the Company’s financial instruments include cash.
NOTE 8.   Subsequent Events
Acquisition of the Company by Akanda Corp.
On September 28, 2021, Halo Collective Inc. (“Halo”), entered into a share purchase agreement (the “Purchase Agreement”) with Akanda Corp. in connection with the sale and purchase of its international assets (the “Transaction”). These international assets comprise Halo’s investments in Bophelo Bio Science & Wellness (Pty) Ltd, Canmart Ltd., Bophelo Holdings Ltd. and Cannahealth Ltd. The Purchase Agreement became unconditional on or around 3 November 2021 and the Transaction with Halo was successfully completed.
Prior to the completion of the Transaction, Halo completed an internal reorganization, pursuant to which Halo’s international assets in the UK & Lesotho namely Canmart Ltd, Bophelo Holdings Ltd and Bophelo Bio Science & Wellness (Pty) became, directly or indirectly, wholly owned subsidiaries of Cannahealth Ltd. As part of the internal reorganization, the Company acquired, on November 3, 2021, 100% of the issued and outstanding share capital of Bophelo Bio Science & Wellness (Pty) Ltd from Halo, as well as the outstanding intercompany loan claims (with an carrying amount of US$5,313,781) by Halo against Bophelo Bio Science & Wellness (Pty) Ltd.
The total purchase consideration paid by the Company for the equity and claims in Bophelo Bio Science & Wellness (Pty) Ltd was US$1.
Private Placement
Subsequent to Bophelo Holdings Ltd’s reporting period end of September 30, 2021, the Company’s ultimate parent company, Akanda Corp., completed an initial first closing of a private placement fund raising process which saw Akanda Corp. raise approximately US$5.3 million in exchange for issuing 2,126,400 common shares at a price of $2.50 per share. Subsequent to the initial first closing, The Company undertook an additional closing of the private placement fund raising process on January 14, 2022 and pursuant to which issued a further 154,000 common shares to subscribers at a price of $2.50 per share, for approximately US$385,000 in gross proceeds. A final closing of the offering took place on January 26, 2022 for a further subscription of 8,000 common shares at a price of $2.50 per share, for US$19,982 in gross proceeds.

Bophelo Bio Science and Wellness (Pty) Ltd
Condensed Statements of Financial Position
	Note	$	September 30, 2021 (Unaudited)	December 31, 2020
ASSETS
Current Assets
Cash			480,444	10,120
Prepayments	8		108,659	113,485
Shareholders’ loan			6	7
Total Current Assets			589,109	123,612
Non-Current Assets
Property, plant and equipment	5		1,515,188	742,887
Capital work in progress	9		487,875	883,145
Right-of-use asset	7		2,035,074	2,199,779
Intangible assets	6		264,188	304,260
Total Non-Current Assets			4,302,325	4,130,071
Total Assets			4,891,434	4,253,683
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Trade and other payables	12		245,600	182,878
Loans and borrowings	10		10,603,444	2,263,605
Lease liability	11		45,662	283,976
Total Current Liabilities			10,894,706	2,730,459
Non-Current Liabilities
Lease liability	11		2,432,073	2,598,176
Loans and borrowings	10		—	3,977,108
Total Non-Current Liabilities			2,432,073	6,575,284
Total Liabilities			13,326,779	9,305,743
Shareholders’ Deficit
Share capital	13		156	156
Reserves	13		7	7
Accumulated deficit			(8,626,701)	(5,160,401)
Accumulated other comprehensive income			191,193	108,177
Total Shareholders’ Deficit			(8,435,345)	(5,052,061)
Total Liabilities and Shareholders’ Deficit			4,891,434	4,253,683
The accompanying notes are an integral part of these unaudited condensed financial statements.

Bophelo Bio Science and Wellness (Pty) Ltd,
Condensed Statements of Operations
(Unaudited)
For the Nine Months Ended September 30
	$2021 (Unaudited)	2020 (Unaudited)
Sales	—	—
Cost of sales (excluding amortization and depreciation)	—	—
	—	—
Operating Expenses:
Amortization and depreciation	231,427	173,971
Consulting and professional fees	504,866	454,721
General & Administration expenses	1,317,292	163,654
Office expenses	33,216	14,171
Personnel expenses	955,032	223,345
Short term accommodation expense	—	31,912
Travel expenses	57,063	4,789
Total Operating expenses	(3,098,896)	(1,066,563)
Loss from operations	(3,098,896)	(1,066,563)
Other Income / (Expense):
Interest income	25,782	9,529
Interest expenses	(393,186)	(487,069)
Total Other Income / Expense	(367,404)	(477,540)
Loss before tax	(3,466,300)	(1,544,103)
Income tax expense	—	—
Net loss for the year	(3,466,300)	(1,544,103)
Other comprehensive income:
Foreign currency translation	83,016	604,902
Total comprehensive loss for the year	(3,383,284)	(939,201)
Basic and diluted loss per ordinary share	(16)	(6.95)
Weighted average number of ordinary shares outstanding	222,212	222,212
The accompanying notes are an integral part of these unaudited condensed financial statements.

Bophelo Bio Science and Wellness (Pty) Ltd
Condensed Statements of Changes in Shareholders’ Deficit
(Unaudited)
	$	Number of Shares	Share Capital	Reserves	Accumulated Deficit	Accumulated other comprehensive income	Total Shareholders’ Deficit
Balance, January 1, 2020		222,212	156	7	(2,862,091)	(42,565)	(2,904,493)
Effect of foreign exchange translation						604,902	604,902
Net loss					(1,544,103)		(1,544,103)
Balance, September 30, 2020		222,212	156	7	(4,406,194)	562,337	(3,843,694)
Balance, January 1, 2021		222,212	156	7	(5,160,401)	108,177	(5,052,061)
Effect of foreign exchange translation						83,016	83,016
Net loss					(3,466,300)		(3,466,300)
Balance September 30, 2021		222,212	156	7	(8,626,701)	191,193	(8,435,345)
The accompanying notes are an integral part of these unaudited condensed financial statements.

Bophelo Bio Science and Wellness (Pty) Ltd
Condensed Statements of Cash Flows
(Unaudited)
For the Nine Months Ended September 30
	$2021 (Unaudited)	2020 (Unaudited)
Cash Flows from Operating Activities
Net loss	(3,466,300)	(1,544,103)
Non-cash items included in net income:
Depreciation and amortization	231,427	173,971
Interest expenses	393,186	487,069
Write off of property, plant and equipment	—	—
Changes in operating assets and liabilities:
Prepayments	4,826	(98,457)
Trade and other payables	62,723	291,149
Net cash used in operating activities	(2,774,139)	(690,371)
Cash Flows from Investing Activities:
Additions to capital WIP	—	(146,866)
Additions to property, plant and equipment	(554,858)	(241,208)
Proceeds from advances received	—	6,916
Net cash used in investing activities	(554,858)	(381,159)
Cash Flows from Financing Activities:
Repayment of lease liability	(404,417)	—
Loans received	4,474,495	239,864
Net cash provided by financing activities:	4,070,078	239,864
Net change in cash	741,081	(831,665)
Effects of currency translation on cash	(270,758)	82,597
Cash at beginning of period	10,120	818,447
Cash at end of period	480,443	69,379
Supplemental cash flow disclosure
Interest paid	$—	$—
Tax paid	$—	$—
The accompanying notes are an integral part of these unaudited condensed financial statements.

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Condensed Unaudited Financial Statements
For the Nine Months Ended September 30, 2021
NOTE 1.   Nature of operations
Bophelo Bio Science and Wellness (Pty) Ltd (the “Company”) is domiciled in Lesotho. The Company’s registered office is at Ha Mojela, Ts’akholo, Mafeteng, Lesotho. The Company was formed, on the 5th of July 2018, to pursue the business of growing, manufacturing, and distributing pharmaceutical and medicinal botanical products.
The Company was party to an internal reorganization undertaken by its former parent company, Halo Collective, Inc. (“Halo”). The internal reorganization was completed on or around 3 November 2021 (refer to Note 2 and Note 17); which saw the Company become an indirect wholly owned subsidiary of Akanda Corp. (“Akanda”).
During March 2020, the World Health Organization declared Covid-19 a global pandemic. This contagious disease outbreak, which has continued to spread, and any related adverse public health developments, has adversely affected workforces, economies, and financial markets globally, potentially leading to an economic downturn. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company’s business or ability to raise funds.
NOTE 2.   Basis of preparation and going concern
These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).
They were authorized for issue by the Company’s board of directors on January 26, 2022.
These financial statements have been prepared on a historical cost basis, except for certain financial instruments, which are measured at fair value. These financial statements are presented in United States dollars. The Company’s functional currency is the Lesotho Loti. The fiscal year end is December 31.
The preparation of financial statements in compliance with IFRS requires management to make certain critical accounting estimates. It also requires management to exercise judgment in applying the Company’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the financial statements are disclosed in Note 3.
These financial statements are both unaudited and condensed and should be read in conjunction with the most recent audited financial statements.
Going concern
These financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The continuing operations of the Company are dependent upon its ability to evaluate and complete a business combination. At September 30, 2021, the Company has an accumulated deficit of $8,626,701 including a net loss for the period ended September 30, 2021 of $3,466,300. The going concern basis presumes that funds will be available to finance future operations and that the realization of assets and settlement of liabilities, contingent obligations and commitments will occur in the ordinary course of business.
The Company will continue to operate in the foreseeable future as a going concern. Subsequent to the transaction described in Note 17, the Company became a wholly owned subsidiary of Akanda Corp (“Akanda”). The financial forecast for the Akanda group for the next 18 months indicates that it will generate revenue through cultivation and sale of dried cannabis flower and/or cannabis biomass as well as through the sale and distribution of third party cannabis based medicinal products. Additionally, the group is engaged in a private placement and has raised between USD 5 million and USD 6 million to fund the capital

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Condensed Unaudited Financial Statements
For the Nine Months Ended September 30, 2021
NOTE 2.   Basis of preparation and going concern (continued)
expenditure and working capital requirements of the Company (and the group). Details of the Akanda transaction are contained in Note 17.
NOTE 3.   Use of judgements and estimates
In preparing these financial statements, management has made judgements and estimates that affect the application of the Company’s accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.
Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively. Areas requiring a significant degree of estimation and judgment include fair value measurements for financial instruments, the recoverability and measurement of deferred tax assets and liabilities, the measurement of right of use assets and lease liabilities, and assessment of the Company’s ability to continue as a going concern.
NOTE 4.   Significant accounting policies
General
The accounting policies described in these financial statements have been applied consistently to all periods presented in these financial statements.
Foreign currency
Transactions in foreign currencies are translated from the respective functional currency of the Company to the reporting currency using the exchange rates at transaction date. Receivables, payables and other monetary assets and liabilities, as well as equity and share capital denominated in foreign currencies are re-translated to the reporting currency using the exchange rates at the balance sheet date. Resulting foreign currency differences are recognized in the income statement, except for foreign currency differences arising on re-translation of Fair Value through Other Comprehensive Income (FVOCI) investments and financial liabilities designated as a hedge of a net investment, which are recognized in other comprehensive income. Resulting foreign currency differences that arise due to the translation of share capital and share premium are recognized in other comprehensive income.
Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are re-translated to the functional currency at the exchange rate at the date that the fair value was determined. Non-monetary items in a foreign currency that are measured at cost are translated into the functional currency at the exchange rate at transaction date.
Property, plant and equipment
The Company estimates the useful lives of the property, plant and equipment based on the period over which the assets are available for use. These estimates are reviewed periodically and any changes in the estimates are accounted for prospectively.
The property, plant and equipment are recorded at cost less depreciation on a straight-line basis. The estimated useful lives of the assets are as below:
Plant and equipment	10 years
Leasehold improvements	20 years
Motor vehicles	4 years
Computers	3 years
Furniture and fixtures	6 years

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Condensed Unaudited Financial Statements
For the Nine Months Ended September 30, 2021
NOTE 4.   Significant accounting policies (continued)
Intangible assets
The Company has a cannabis operator’s license which is valid for 10 years and is subject to a renewal at the end of the 10 years. The license is automatically renewed annually on payment of necessary fees as well as submission of operational documents to the Ministry of Health.
Intangible assets are recorded at cost less amortization and impairment losses, if any. Intangible assets are amortized on a straight-line basis for the validity of the license, which is 10 years.
Biological Assets
Biological assets are measured at their fair value less costs to sell (“FVLCS”) in the Statement of Financial Position. The Company’s method of accounting for biological assets attributes value accretion on a straight-line basis throughout the life of the biological asset from initial cloning to the point of harvest. All direct and indirect costs of biological assets are capitalized as they are incurred. Under IFRS 13 Fair Value Measurement, fair value is defined as the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date. The measurement of the fair value of the asset must take into the condition of the asset as well as any restrictions on the sale of the asset. When applying IFRS 13 Fair Value Measurement to non-financial assets, in this case the biological asset and produce, the fair value takes into account a market participant’s ability to use that asset in its highest and best use. The highest and best use takes into account the use of the asset that is physically possible, legally permissible and financially feasible, either, in combination with other assets or on a standalone basis.
Biological assets and produce held by the Company is planned to be used in four possible ways:
•
Sale to the export market;

•
Sale to the local market;

•
Repurposed for use in research and development; and

•
Written off for being obsolete.

Cash
Cash includes cash on hand and other short term highly liquid investments with original maturities of three months or less, which are classified as cash equivalents. The Company did not hold any cash equivalents as of September 30, 2021, and 2020.
Leases
At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The Company assesses whether the contract involves the use of an identified asset, whether the right to obtain substantially all of the economic benefits from use of the asset during the term of the arrangement exists, and if the Company has the right to direct the use of the asset. At inception or on reassessment of a contract that contains a lease component, the Company allocates the consideration in the contract to each lease component on the basis of their relative standalone prices.
As a lessee, the Company recognizes a right-of-use asset and a lease liability at the commencement date of a lease. The right-of-use asset is initially measured at cost, which is comprised of the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any decommissioning and restoration costs, less any lease incentives received.

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Condensed Unaudited Financial Statements
For the Nine Months Ended September 30, 2021
NOTE 4.   Significant accounting policies (continued)
The right-of-use asset is subsequently depreciated from the commencement date to the earlier of the end of the lease term, or the end of the useful life of the asset. In addition, the right-of-use asset may be reduced due to impairment losses, if any, and adjusted for certain remeasurements of the lease liability.
A lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted by the interest rate implicit in the lease, or if that rate cannot be readily determined, the incremental borrowing rate. Lease payments included in the measurement of the lease liability are comprised of:
a)
fixed payments, including in-substance fixed payments, less any lease incentives receivable;

b)
variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;

c)
amounts expected to be payable under a residual value guarantee;

d)
exercise prices of purchase options if the Company is reasonably certain to exercise that option; and

e)
payments of penalties for terminating the lease, if the lease term reflects the lessee exercising an option to terminate the lease.

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, or if there is a change in the estimate or assessment of the expected amount payable under a residual value guarantee, purchase, extension or termination option.
Variable lease payments not included in the initial measurement of the lease liability are charged directly to profit or loss.
Revenue
In accordance with IFRS 15, the Company recognizes revenue, excluding interest and dividend income and other such income from financial instruments recognized in accordance with IFRS 9, upon transfer of promised goods or services to customers in amounts that reflect the consideration to which the Company expects to be entitled in exchange for those goods or services based on the following five step approach:
Step 1: Identify the contracts with customers;
Step 2: Identify the performance obligations in the contract;
Step 3: Determine the transaction price;
Step 4: Allocate the transaction price to the performance obligations in the contract; and
Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.
The Company typically satisfies its performance obligations upon completion of sale. The Company primarily acts as principal in contracts with its customers. The Company does not have material obligations for returns, refunds and other similar obligations, nor warranties and related obligations.
Revenue is recognized at the amount of the transaction price that is allocated to the performance obligation. The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Condensed Unaudited Financial Statements
For the Nine Months Ended September 30, 2021
NOTE 4.   Significant accounting policies (continued)
The Company does not have any revenue streams at the moment as it has not made any commercial sales to date. The Company does expect to have a single revenue stream in the future which will relate to the sale of cannabis biomass. This revenue stream which will be assessed as one performance obligation. Revenue from biomass and cannabis flower sales will be recognized once the performance obligation has been satisfied, which would be upon the customer taking the delivery of the bulk biomass and/or cannabis flower. The transaction price for each product and service will be determined based on the respective invoice.
The Company exercises judgments in determining the amount of the costs incurred to obtain or fulfill a contract with a customer, which includes, but is not limited to (a) the likelihood of obtaining the contract, (b) the estimate of the profitability of the contract, and (c) the credit risk of the customer. An impairment loss will be recognized in profit or loss to the extent that the carrying amount of the asset exceeds (a) the remaining amount of consideration that the entity expects to receive in exchange for the goods or services to which the asset relates, less (b) the costs that relate directly to providing those goods or services and that have not been recognized as expenses.
Earnings (loss) per share
Basic loss per share is calculated by dividing the loss attributable to common shareholders by the weighted average number of ordinary shares outstanding in the period. For all periods presented, the loss attributable to common shareholders equals the reported loss attributable to owners of the Company.
Income tax
Income tax expense comprises current and deferred tax. It is recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in OCI.
Current tax comprises the expected tax payable or receivable on the taxable income or loss for the year and any adjustment to the tax payable or receivable in respect of previous years. The amount of current tax payable or receivable is the best estimate of the tax amount expected to be paid or received that reflects uncertainty related to income taxes, if any. It is measured using tax rates enacted or substantively enacted at the reporting date. Current tax also includes any tax arising from dividends. Current tax assets and liabilities are offset only if certain criteria are met.
Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for:
•
temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;

•
temporary differences related to investments in subsidiaries, associates and joint arrangements to the extent that the Company is able to control the timing of the reversal of the temporary differences and it is probable that they will not reverse in the foreseeable future; and

•
taxable temporary differences arising on the initial recognition of goodwill.

The amount of deferred tax provided is based on the expected manner of recovery or settlement of the carrying amount of assets and liabilities, using tax rates (substantively) enacted, at year-end. Deferred tax assets are recognized to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different taxable entities which intend either to settle current tax liabilities and assets on a net basis or to realize the assets and settle the liabilities simultaneously. Current and deferred

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Condensed Unaudited Financial Statements
For the Nine Months Ended September 30, 2021
NOTE 4.   Significant accounting policies (continued)
tax are recognized in the income statement, except when it relates to a business combination or for items directly recognized in equity or other comprehensive income.
Foreign Currency Translation
The functional and reporting currency of the Company is the Lesotho Loti and United States Dollars respectively. Transactions denominated in foreign currencies are translated using the exchange rate in effect on the transaction date or at an average rate. Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange in effect at the statement of financial position date. Non-monetary items are translated using the historical rate on the date of the transaction. Foreign exchange gains and losses are included in profit and loss
Share capital
Incremental costs directly attributable to the issue of ordinary shares are recognized as a deduction from equity. Income tax relating to transaction costs of an equity transaction is accounted for in accordance with IAS 12.
The share capital of the Company is translated to the spot rate at the end of the financial year.
Fair value measurement
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or, in its absence, the most advantageous market to which the Company has access at that date. The fair value of a liability reflects its non-performance risk.
When one is available, the Company measures the fair value of an instrument using the quoted price in an active market for that instrument. A market is regarded as ‘active’ if transactions for the asset or liability take place with sufficient frequency and volume to provide pricing information on an ongoing basis. If there is no quoted price in an active market, then the Company uses valuation techniques that maximize the use of relevant observable inputs and minimize the use of unobservable inputs. The chosen valuation technique incorporates all of the factors that market participants would take into account in pricing a transaction. If an asset or a liability measured at fair value has a bid price and an ask price, then the Company measures assets and long positions at a bid price and liabilities and short positions at an ask price.
NOTE 5.   Property, plant and equipment
	$	Plant and equipment	Leasehold improvement	Motor vehicles	Computers	Furniture and Fixtures	Total
Cost at January 1, 2020		449,044	304,770	38,427	—	—	792,241
Additions		172,369	—	—	—	—	172,369
Write-offs		(23,748)	—	—	—	—	(23,748)
Foreign exchange movements		(11,304)	(11,333)	(1,429)	—	—	(24,066)
Cost at December 31, 2020		586,361	293,437	36,998	—	—	916,796
Additions		32,418	822,928	87,044	4,213	4,437	879,954
Cost at September 30, 2021		618,779	1,116,365	50,046	4,213	4,437	1,793,750
Accumulated Depreciation at January 1, 2020		(67,113)	(22,489)	(4,803)	—	—	(94,405)

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Condensed Unaudited Financial Statements
For the Nine Months Ended September 30, 2021
NOTE 5.   Property, plant and equipment (continued)
	$	Plant and equipment	Leasehold improvement	Motor vehicles	Computers	Furniture and Fixtures	Total
Depreciation		(60,212)	(14,950)	(9,425)	—	—	(84,587)
Foreign exchange movements		3,615	1,114	354	—	—	5,083
Accumulated Depreciation at December 31, 2020		(123,710)	(36,325)	(13,874)	—	—	(173,909)
Depreciation		(48,297)	(55,434)	(8,335)	(412)	(287)	(112,765)
Foreign exchange movements		5,208	9,257	636	7	5	15,113
Accumulated Depreciation at September 30, 2021		(166,799)	(82,502)	(21,573)	(405)	(282)	(278,562)
Carrying value at January 1, 2020		381,931	282,281	33,624	—	—	697,836
Additions		172,369	—	—	—	—	172,369
Disposals		(23,748)	—	—	—	—	(23,748)
Depreciation		(60,212)	(14,950)	(9,425)	—	—	(84,587)
Foreign exchange movements		(7,689)	(10,219)	(1,075)	—	—	(18,983)
Carrying value at December 31, 2020		462,651	257,112	23,124	—	—	742,887
Additions		32,418	822,928	87,044	4,213	4,437	879,954
Disposals
Depreciation		(48,297)	(55,434)	(8,335)	(412)	(287)	(112,765)
Foreign exchange movements		5,208	9,257	636	7	5	15,113
Carrying value at September 30, 2021		451,981	1,026,862	28,473	3,808	4,064	1,515,188

NOTE 6.   Intangible asset
	$	Licenses	Total
Cost at January 1, 2020		421,348	421,348
Foreign exchange movements		(15,668)	(15,668)
Cost at December 31, 2020		405,680	405,680
Foreign exchange movements		(14,291)	(14,291)
Cost at September 30, 2021		391,389	391,389
Accumulated amortization at January 1, 2020		(63,202)	(63,202)
Amortization		(41,337)	(41,337)
Foreign exchange translation		3,119	3,119
Accumulated amortization at December 31, 2020		(101,420)	(101,420)
Accumulated amortization at December 31, 2020		(101,420)	(101,420)
Amortization		(29,880)	(29,880)
Foreign exchange translation		4,908	4,908
Accumulated amortization at December 31, 2020		(127,202)	(127,202)
Carrying value at January 1, 2020		358,146	358,146
Amortization		(41,337)	(41,337)

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Condensed Unaudited Financial Statements
For the Nine Months Ended September 30, 2021
NOTE 6.   Intangible asset (continued)
	$	Licenses	Total
Foreign exchange translation		(12,549)	(12,549)
Carrying value at December 31, 2020		304,260	304,260
Amortization		(29,880)	(29,880)
Foreign exchange translation		(9,383)	(9,383)
Carrying value at September 30, 2021		264,188	264,188

NOTE 7.   Right of use asset
The Company leases land upon which it’s operating premised are located from the Mophuthi Matsoso Development Trust.
	$	Land Lease	Total
Cost:
Balance as at January 1, 2020		2,503,827	2,503,827
Additions during the year		—	—
Balance as at December 31, 2020		2,503,827	2,503,827
Additions during the year		—	—
foreign exchange movement	(178,028)	(178,028)
Balance as at September 30, 2021		2,325,799	2,503,827
Accumulated Depreciation:
Balance as at January 1, 2020		93,893	93,893
Charge for the year		122,820	122,820
Effects of Currency Translation		87,335	87,335
Balance as at December 31, 2020		304,048	304,048
Charge for the year		88,781	88,781
Effects of Currency Translation		(102,044)	(102,044)
Balance as at September 30, 2021		(290,725)	(290,725)
Net Book Value:
At December 31, 2020		2,199,779	2,199,779
At September 31, 2021		2,035,074	2,035,074
The carrying amount of the right-of-use asset is depreciated on a straight-line basis over the remaining term of the lease, which at September 30, 2021, was around 17 years.
NOTE 8.   Prepayments
	$	September 30, 2021	December 31, 2020
Prepaid expenses		108,659	113,485
		108,659	113,485
NOTE 9.   Capital work in progress
	$	September 30, 2021	December 31, 2020
Capital work in progress		487,875	883,145
		487,875	883,145

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Condensed Unaudited Financial Statements
For the Nine Months Ended September 30, 2021
NOTE 9.   Capital work in progress (continued)
As at September 30, 2021 the Company’s Capital work in progress relate to the partial green house.
NOTE 10.   Loans and borrowings
The loans described below have been granted to the Company to fulfill its capital and operational requirements. The terms of the loans are described below:
a.
Louisa Mojela’s loan as at September 30, 2021 of $1,741,017 (2020: $1,552,487) includes the following loans:

•
Bridge Loan of US$ 1 million — The loan is a bridge financing facility received from L Mojela to fund capital expenditure and working capital of the Company. The loan carries a redemption premium of 100% of the capital amount borrowed. This redemption premium is triggered and becomes payable upon the successful raising of capital of not less than $18m. This capital raise must happen prior to 31 October 2020 for the Lender to qualify for the redemption premium. This loan is repayable within 18 months from the date of first drawdown (which was on or around 1 December 2019), alternatively, the repayment of the loan plus the redemption premium is payable on the successful raising of capital of not less than USD 18m.The loan carries interest at a rate of 1.5% per month applicable from the first draw down date. In the event that the redemption premium is triggered and payable, all interest accrued on the loan is cancelled and only the capital plus the redemption premium is payable. At balance sheet date, the capital raising of $18m contemplated by the loan agreement had not taken place and therefore interest is applicable on the loan under the terms described above. The loan agreement was amended in May 2020 to cater for a further additional borrowing (on the same terms and conditions described above) to the amount of US$100,000. This resulted in a cumulative amount borrowed of US$1.1million (capital amount of the loan). The loan is secured by a first notarial bond/mortgage over the Company’s property.

The security is shared with Middleton and both the Middleton and L Mojela entered into an intercreditor agreement to this effect. The balance on this loan as at September 30, 2021 is $1,490,101 (2020: $1,350,813).
•
Loan 2 — This is a short-term loan facility provided by L Mojela to the Company of approximately US$135,226 in capital value lent. This loan was provided in the financial year ending December 31,2020. The purpose of this loan was to assist the Company in funding working capital deficits. This loan was unsecured, repayable within 30 days of receiving the payment and carried interest at the rate linked to the prime lending rate in the Republic of South Africa. The capital balance of this loan was repaid in full before the end of the financial year December 31, 2020. The interest balance on this loan remains unpaid and outstanding as at September 30, 2021 with a value of US$ 12,139 (2020: $11,230)

•
Loan 3 — This loan is also a short-term facility provided by L Mojela to the Company to fund its day-to-day operating costs. The loan received was to the extent of US$190,444 in the financial year ending December 31, 2020. This loan does not have a fixed repayment date, is unsecured and is interest free. As at December 31, 2020 the loan balance on this facility was US$183,736 (2020: $190,444).

b.
Halo Collective Inc’s loan as at September 30, 2021 of $8,862,425 (2020: $4,688,226) does not have a fixed repayment date and is interest free. This loan account balance includes the loans acquired pursuant to the Purchase and Sale agreement between Halo and the shareholders of the Company as well as the funds provided to the Company in order to manage their day-to-day expenses. In addition to the principal amount of loans acquired by Halo upon the completion of

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Condensed Unaudited Financial Statements
For the Nine Months Ended September 30, 2021
NOTE 10.   Loans and borrowings (continued)
its acquisition of the Company, Halo also acquired the accrued interest thereon at the date of acquisition. These accrued interest balances are now owed to Halo and therefore have been included in Halo loan balance. The accrued interest portion of the loans acquired by Halo amounted to USD 59,756 as at December 31, 2020. This accrued interest balance is interest free and does not have a fixed repayment date. The Company intends to settle the accrued interest owing to Halo within 12 months of the date of these unaudited condensed financial statements.
A continuity of the Company’s loans payables is as follows:
	$	Louisa Mojela	Granny Seape	1942 Capital	Seedy Lette	GMG/ Middleton	Halo Collective Inc.	Total
Value at January 1, 2020		2,191,396	300,477	1,285,146	240,251	1,049,322	(6,916)	5,059,674
Loans issued		438,420	—	—	—	—	731,375	1,169,796
Loans carried off		(1,147,260)	(307,337)	(1,314,361)	(245,712)	(1,030,158)	4,044,828	—
Loans repaid		(137,788)	—	—	—	—	—	(137,788)
Interest on loans		278,901	12,656	54,190	10,130	753	—	356,631
Foreign exchange movements		(71,182)	(5,796)	(24,974)	(4,669)	(19,917)	(81,061)	(207,598)
Value at December 31, 2020		1,552,487	—	—	—	—	4,688,226	6,240,714
Current portion		1,552,487	—	—	—	—	711,118	2,263,605
Non-current portion		—	—	—	—	—	3,977,108	3,977,108
Value at December 31, 2020		1,552,487	—	—	—	—	4,688,226	6,240,714
Loans issued		—	—	—	—	—	4,474,495	4,474,495
Loans carried off		—	—	—	—	—	—	—
Loans repaid		—	—	—	—	—	—	—
Interest on loans		190,220	—	—	—	—	—	190,221
Foreign exchange movements		(1,690)	—	—	—	—	(300,296)	(301,986)
Value at September 30, 2021		1,741,017	—	—	—	—	8,862,425	10,603,444
Current portion		1,741,017	—	—	—	—	8,862,425	10,603,444
Non-current portion		—	—	—	—	—	—	—
Value at September 30, 2021		1,741,017					8,862,425	10,603,444
NOTE 11.   Finance lease liability
The Company’s lease liability consists of lease on the land in which it operates. The present value of future lease payments was measured using an incremental borrowing rate of 10.25% per annum as at April 1,2019
	$	Land Lease	Total
Balance as at January 1, 2020		2,408,074	2,408,074
Interest Expense		284,950	284,950
Lease payments during the year		—	—

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Condensed Unaudited Financial Statements
For the Nine Months Ended September 30, 2021
NOTE 11.   Finance lease liability (continued)
	$	Land Lease	Total
Effects of Currency Translation		(105,816)	(105,816)
		2,882,152	2,882,152
Less: current portion		(283,976)	(283,976)
As at December 31, 2020		2,598,176	2,598,176
Interest Expense		202,965	202,965
Lease payments during the year		(511,686)	(511,686)
Effects of Currency Translation		(95,426)	(95,426)
		2,477,735	2,477,735
Less: current portion		(45,662)	(46,517)
As at September 30, 2021		2,432,073	2,432,073

As at September 31, 2021 the Company’s minimum lease payments are as follows:
	$	September 31, 2021
Amounts payable within 1 year		45,662
Amounts payable between 1 and 5 years		1,369,863
Amounts payable after 5 years		3,150,685
Total payments		4,566,210
Interest on lease agreement		2,088,475
		2,432,073
NOTE 12.   Trade and other payables
	$	September 31, 2021	December 31, 2020
Trade payables		99,158	107,839
Directors’ remuneration payable		75,693	48,584
Consulting fees payable		61,561	—
LRA Duties		13	—
Accrued payroll taxes		9,175	26,455
		245,600	182,878
NOTE 13.   Capital
Authorized Share Capital
The Company has 10 million ordinary shares of par value of $0.0007 (1 Lisente or 0.01 Loti) each.

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Condensed Unaudited Financial Statements
For the Nine Months Ended September 30, 2021
NOTE 13.   Capital (continued)
Issued Share Capital
	$	Number of shares	Par value	Share capital	Reserves	Total
Balance at December 31, 2020		222,212	0.0007	156	7	163
Issued and outstanding as at September 30 2021		222,212	0.0007	156	7	163
Ordinary shares
Holders of these shares are entitled to dividends as declared from time to time and are entitled to one vote per share at general meetings of the Company. All rights attached to the Company’s shares held by the Company are suspended until those shares are reissued.
At the time of the formation of the Company, 100 ordinary shares were issued to its founders, L Mojela & G Seape. During the 2019, L Mojela and G Seape exchanged these shares for shares in Boiketlo Biomed Pty Ltd.(“Boiketlo”) , which resulted in Boiketlo holding 100% of the 100 shares comprising the Company’s issued share capital at the time. Following this, the Company changed the par value per share of its authorized share capital to 0.01 Loti (US$0.0007) each, from its initial par value of 1 Loti (US$0.07) each. Subsequently, during 2019, Middleton Gardens Ltd. (“Middleton”) subscribed for 122,212 ordinary shares at a par value of 0.01 Loti (US$0.0007) each and Boiketlo subscribed for a further 99,900 ordinary shares at the same par value per share. Pursuant to the Sale and Purchase Agreement entered into on November 27, 2019, Halo Collective Inc. (“Halo”) acquired all of the outstanding and issued ordinary shares held by Middleton and Boiketlo and consequently became the 100% shareholder of the Company holding all 222,212 ordinary shares in issue.
NOTE 14.   Financial instruments and risk management
Financial instruments
Trade receivables and debt securities issued are initially recognized when they are originated. All other financial assets and financial liabilities are initially recognized when the Company becomes a party to the contractual provisions of the instrument.
A financial asset (unless it is a trade receivable without a significant financing component) or financial liability is initially measured at fair value plus or minus, for an item not at Fair value through profit or loss (FVTPL), transaction costs that are directly attributable to its acquisition or issue. A trade receivable without a significant financing component is initially measured at the transaction price.
The Company derecognizes a financial asset when:
•
the contractual rights to the cash flows from the financial asset expire; or

•
it transfers the rights to receive the contractual cash flows in a transaction in which either:

•
substantially all of the risks and rewards of ownership of the financial asset are transferred; or

•
the Company neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset

Financial liabilities are classified as measured at amortized cost or fair value through profit or loss (FVTPL). A financial liability is classified as at FVTPL if it is classified as held-for-trading, it is a derivative or it is designated as such on initial recognition. Financial liabilities at FVTPL are measured at fair value and net gains and losses, including any interest expense, are recognized in profit or loss. Other financial

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Condensed Unaudited Financial Statements
For the Nine Months Ended September 30, 2021
NOTE 14.   Financial instruments and risk management (continued)
liabilities are subsequently measured at amortized cost using the effective interest method. Interest expense and foreign exchange gains and losses are recognized in profit or loss. Any gain or loss on derecognition is also recognized in profit or loss.
The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled, or expire. The Company also derecognizes a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value. On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognized in profit or loss.
At September 30, 2021, the Company’s financial instruments include cash, loans and borrowings, and trade and other payables.
Capital management
The Company’s primary objective is to ensure that it maintains sufficient capital to support the initial and ongoing development of the business infrastructure. The Company manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of its activities. In maintaining or adjusting the capital structure, the Company will request further funding from the shareholders and other related parties.
Financial risk management
The Company’s board of directors has overall responsibility for the establishment and oversight of the Company’s risk management framework. The board of directors has established the risk management committee, which is responsible for developing and monitoring the Company’s risk management policies. The committee reports regularly to the board of directors on its activities.
The Company’s risk management policies are established to identify and analyze the risks faced by the Company, to set appropriate risk limits and controls and to monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Company’s activities. The Company, through its training and management standards and procedures, aims to maintain a disciplined and constructive control environment in which all employees understand their roles and obligations.
The Company has exposure to the following risks arising from financial instruments:
•
Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations and arises principally from the Company’s receivables from customers and investments in debt securities. The Company is yet to be exposed to credit risk as revenue has yet to be generated.

•
Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s objective when managing liquidity is to ensure, as far as possible, that it will have sufficient liquidity to meet its liabilities when they are due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. The Company is currently not generating revenue and is therefore at risk of not obtaining the required cash flow from the Company’s lenders in order to incur and settle the necessary capital and operational expenses.

•
Market risk is the risk that changes in market prices — e.g., foreign exchange rates, interest rates and equity prices — will affect the Company’s income or the value of its holdings of financial

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Condensed Unaudited Financial Statements
For the Nine Months Ended September 30, 2021
NOTE 14.   Financial instruments and risk management (continued)
instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return. The Company’s primary sale market will be outside of Lesotho and will therefore be subject risks related to foreign exchange rates. This will be compounded as the Rand, on which the Loti is pegged, is considered to be volatile in terms of the foreign exchange market.
Currency risk
The Company is exposed to transactional foreign currency risk to the extent that there is a mismatch between the currencies in which sales, purchases, receivables and payables are denominated and the respective functional currency of the Company. The functional currency of the Company is the Lesotho Loti. The currencies in which these transactions are primarily denominated are Lesotho Loti, Euro, United States dollar, British pound sterling and Canadian dollar.
NOTE 15.   Segmented Information
The Company operates primarily in a single operating segment, being the cultivation of medicinal cannabis. All of the Company’s Non-Current Assets are based in Lesotho. Once the Company starts generating revenue, its customers would be primarily located in Europe.
NOTE 16.   Income Taxes
The provision for income taxes differs from the amount that would have resulted in applying the statutory tax rate as follows:
	$	September 30, 2021	December 31, 2020
Net loss for the year		(3,466,300)	(2,298,310)
Statutory income tax rate		25%	25%
Expected tax recovery at statutory income tax rates		(866,575)	(574,578)
Change in deferred tax assets not recognized		866,575	574,578)
		—	—)
Temporary differences that give rise to the following deferred tax assets and liabilities at are:
	$	September 30, 2021	December 31, 2020
Deferred tax assets
Net operating loss carried forward		8,626,701	5,160,401)
Deferred tax assets not recognized		(8,626,701)	(5,160,401)
Net deferred tax assets		—	—)
As at September 30, 2021, the Company has approximately $8,626,701 $ (2020 — $5,160,401) of non-capital losses in Lesotho that may be used to offset future taxable income. These losses may be carried forward on an indefinite basis and do not expire. The Company has not recognized the deferred tax assets due to the uncertainty around utilizing all of the losses carry-forwards.
Tax attributes are subject to review, and potential adjustment, by tax authorities.

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Condensed Unaudited Financial Statements
For the Nine Months Ended September 30, 2021
NOTE 17.    Subsequent Events
Acquisition of the Company by Akanda Corp.
On September 28, 2021, Halo Collective Inc. (“Halo”), entered into a share purchase agreement (the “Purchase Agreement”) with Akanda Corp. in connection with the sale and purchase of its equity holding in Cannahealth Limited (the “Transaction”). The Purchase Agreement became unconditional on or around 3 November 2021 and the Transaction with Halo was successfully completed.
Prior to the completion of the Transaction, Halo completed an internal reorganization, pursuant to which Halo’s international assets in the UK & Lesotho namely Canmart Ltd, Bophelo Holdings Ltd and Bophelo Bio Science and Wellness (Pty) Ltd became, directly or indirectly, wholly owned subsidiaries of Cannahealth Ltd. As part of this internal reorganization, Bophelo Holdings Ltd acquired the claims held by Halo against the Company, as well 100% of the issued share capital of the Company from Halo. Bophelo Holdings Ltd, is in turn, a wholly owned subsidiary of Cannahealth Limited. Following the completion of the internal reorganization and the successful closing of the Transaction, Akanda Corp. became the ultimate parent company of Bophelo Bio Science and Wellness (Pty) Ltd.
Private Placement
Subsequent to Akanda Corp’s reporting period end of September 30, 2021, Akanda Corp. completed an initial first closing of a private placement fund raising process which saw Akanda Corp. raise approximately US$5.3 million in exchange for issuing 2,126,400 common shares at a price of $2.50 per share. Subsequent to the initial first closing, the Company undertook an additional l closing of the private placement fund raising process on January 14, 2022 and pursuant to which issued a further 154,000 common shares to subscribers at a price of $2.50 per share for approximately US$385,000 in gross proceeds. A final closing of the offering took place on January 26, 2022 for a further subscription of 8,000 common shares at a price of $2.50 per share, for US$19,982 in gross proceeds.
Changes to the Board of Directors
On November 3, 2021, A Met and P Van Den Berg resigned as directors of the Company.

Canmart Ltd
Condensed Statements of Financial Position
Presented in US Dollars	Note	$	September 30, 2021 (Unaudited)	December 31, 2020
ASSETS
Current Assets
Cash			227,856	1,907
Inventory			12,597	611
Trade and other receivables			105,142	—
Total Current Assets			345,595	2,518
Non-Current Assets
Intangible assets	5		17,022	17,146
Total Non-Current Assets			17,022	17,146
Total Assets			362,617	19,664
LIABILITIES AND SHAREHOLDER’S EQUITY (DEFICIT)
Current Liabilities
Trade and other payables	7		327,198	1,024
			327,198	1,024
Non-Current Liabilities
Shareholder loan			969,282	—
			969,282	—
Total Liabilities			1,296,480	1,024
Shareholder’s Equity (Deficit)
Share capital	8		3	3
Accumulated deficit			(960,473)	(2,291)
Other reserves			21,046	21,046
Accumulated other comprehensive income/ (loss)			5,561	(117)
			(933,863)	18,640
Total Liabilities and Shareholder’s Equity (Deficit)			362,617	19,664
The accompanying notes are an integral part of these unaudited condensed financial statements.

CANMART LTD
CONDENSED STATEMENT OF OPERATIONS
(Unaudited)
For the Nine Months Ended September 30
Presented in US Dollars	Note	2021	2020
Sales		17,359	1,788
Cost of sales		(11,469)	(1,531)
		5,890	257
Consulting and professional fees		565,614	—
License costs		1,267	894
Salaries and wages		339,556	—
General & administrative expenses		93,650	514
Total operating expenses		1,000,087	1,408
Loss from Operations		(994,197)	(1,151)
Other Income (Expense)
Interest income		50	1
Foreign exchange through profit and loss		35,911	—
Other income		54	136
Total Other Income (Expense)		36,015	137
Net loss before income tax		(958,182)	(1,014)
Income tax expense		—	—
Net Loss for the Year		(958,182)	(1,014)
Other Comprehensive Loss:
Exchange differences on foreign currency translation		5,678	(22)
Net and Comprehensive Loss		(952,504)	(1,036)
Basic and dilutive loss per ordinary share		(476,252)	(518.20)
Weighted average number of ordinary shares outstanding		2	2
The accompanying notes are an integral part of these unaudited condensed financial statements.

CANMART LTD
CONDENSED STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY FOR THE NINE MONTHS ENDED SEPTEMB ER 30,2021 AND 2020.
(Unaudited)
Presented in US Dollars	$	Number of Shares	Share Capital	Accumulated other comprehensive income/(loss)	Accumulated Deficit	Other Reserves	Total Equity (Deficit)
Balance, January 1, 2020		2	3	(1)	(30)	—	(28)
Issue of shares		—	—	—	—	—
Currency translation		—	—	(21)	—		(21)
Contribution to reserves by owners of the Company						18,140	18,140
Net loss		—	—	—	(1,014)	—	(1,014)
Balance, September 30, 2020		2	3	(22)	(1,044)	18,140	17,077
Balance, January 1, 2021		2	3	(117)	(2,291)	21,046	18,641
Effect of foreign currency translation		—	—	5,678	—	—	5,678
Net loss		—	—	—	(958,182)		(958,182)
Balance, September 30, 2021		2	3	5,561	(960,473)	21,046	(933,863)
The accompanying notes are an integral part of these unaudited condensed financial statements.

CANMART LTD
CONDENSED STATEMENT OF CASH FLOWS
(Unaudited)
Presented in US Dollars	Note	$	January 1, 2020 to September 30, 2021	January 1, 2020 to September 30, 2020
Cash Flows from Operating Activities:
Net loss			(958,182)	(1,014)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:			—	—
Foreign exchange through profit and loss			(35,911)
Changes in operating assets and liabilities:
Increase in inventory			(11,986)	—
Increase in trade and other payables			326,173	303
Increase in trade and other receivables			(105,142)	(2,151)
Net cash provided by operating activities			(785,048)	(2,862)
Cash Flows from Investing Activities:
Payments for acquisition of cannabis licenses			—	(14,779)
Net cash used in investing activities			—	(14,779)
Cash Flows from Financing Activities:
Additional contributions to owners’ capital			—	18,140
Proceeds from shareholder’s loan			969,282	—
Net cash provided by financing activities:			969,282	18,140
Effects of foreign exchange translation on cash			41,715	(1,163)
Net change in cash			225,949	(664)
Cash at beginning of year			1,907	1,116
Cash at end of year			227,856	452
Supplemental cash flow information:
Interest paid			—	—
Taxes paid			—	—
Non-cash Investing and Financing Activities:
Contributions to reserves by shareholders due to waiver of balance due to related party			—	—
The accompanying notes are an integral part of these unaudited condensed financial statements.

anmart Ltd
Notes to the Unaudited Condensed Financial Statements
For the nine months ended September 30, 2020 and 2021
NOTE 1.   Nature of Operations
Canmart Ltd (the “Company”) is domiciled in United Kingdom was incorporated on December 27, 2018. The Company’s registered office is at Units 1a/1b Learoyd Road, New Romney, Kent, England. The Company was formed to establish the business of warehousing and storage facilities for land transport activities.
The Company’s main business is the production and sale of cannabis-based products for medicinal use. The Company is part of a business restructuring agreement in which it will indirectly become part of Akanda Corp., a newly incorporated Company in Canada (Refer to Note 2 and Note 11 below).
On October 1, 2020 the former owners of Canmart Ltd, David Dean and Darran Quinn, entered into a Sale and Purchase Agreement with Halo Collective Inc. (“Halo”) in terms of which Halo would acquire the entire outstanding and issued share capital of the Company (amounting to 2 ordinary shares) from the former owners of the Company. On October 30, 2020, Halo and the former owners of the Company entered into an amendment agreement relating to the Sale and Purchase agreement dated October 1, 2020, in terms of which the original agreement was amended to update the purchase consideration payable to the former owners of the Company by Halo to an amount of 135,416,666 common shares of Halo. The acquisition of the Company by Halo closed on November 10, 2020.
On November 3, 2021, Cannahealth Ltd acquired 100% of the issued and outstanding share capital of Canmart Ltd from Halo, together with the outstanding intercompany loan claims held by Halo against Canmart Ltd, pursuant to an internal reorganization undertaken by Halo. Following the completion of the internal reorganization, the Company became a wholly owned subsidiary of Cannahealth Ltd, which was in turn acquired on or around November 3, 2021 by Akanda Corp. pursuant to the successful closing of a share purchase agreement with Halo Collective Inc. (“Halo”).
During March 2020, the World Health Organization declared Covid-19 a global pandemic. This contagious disease outbreak, which has continued to spread, and any related adverse public health developments, has adversely affected workforces, economies, and financial markets globally, potentially leading to an economic downturn. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company’s business or ability to raise funds.
NOTE 2.   Basis of preparation and going concern
These financial statements have been prepared in accordance with International Financial Reporting Standards. (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).
They were authorized for issue by the Company’s board of directors on January 28, 2022.       .
These financial statements have been prepared on a historical cost basis, except for certain financial instruments, which are measured at fair value. These financial statements are presented in United States dollars. The fiscal year end is December 31. The Company’s functional currency is Great British Pounds.
The preparation of financial statements in compliance with IFRS requires management to make certain critical accounting estimates. It also requires management to exercise judgment in applying the Company’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the financial statements are disclosed in Note 3.
These financial statements are both unaudited and condensed and should be read in conjunction with the most recent audited financial statements.
Going concern
These financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

anmart Ltd
Notes to the Unaudited Condensed Financial Statements
For the nine months ended September 30, 2020 and 2021
NOTE 2.   Basis of preparation and going concern (continued)
The Company will continue to operate in the foreseeable future as a going concern. Subsequent to the transaction envisaged in Note 9, the Company shall be the ultimate parent company of the businesses referred to in Note 9. The financial forecast for the Akanda group for the next 18 months indicates that it will generate make significant revenue through the cultivation and production & sale of dried cannabis flower and/or cannabis biomass through a hoop house, shade cloth & greenhouse grow as well as through the sale and distribution of third party of cannabis based medicinal products. Until such time that the group becomes cash flow positive, any shortfall would be funded by the shareholders of Akanda. Additionally, the group is engaged in a private placement process and is expected to raise between USD 5 million and USD 6 million to fund the capital expenditure and working capital requirements of the Company (and the group).
NOTE 3.   Use of judgements and estimates
In preparing these financial statements, management has made judgements and estimates that affect the application of the Company’s accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.
Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively. Areas requiring a significant degree of estimation and judgment include fair value measurements for financial instruments, the recoverability and measurement of deferred tax assets and liabilities and assessment of the Company’s ability to continue as a going concern.
An allowance is made for all debts which the company considers unlikely to recover. The allowance is recognized through profit and loss.
The estimates used to determine the useful life of the intangible assets are determined by considering the relevant market related information and the term granted in respect of licences.
NOTE 4.   Significant accounting policies
General
The accounting policies described in these financial statements have been applied consistently to all periods presented in these financial statements.
Foreign currency and foreign translation
Transactions in foreign currencies are translated from the respective functional currencies to the reporting currency of the Company using the exchange rates at transaction date. Receivables, payables and other monetary assets and liabilities denominated in foreign currencies are re-translated to the reporting currency using the exchange rates at the balance sheet date. Resulting foreign currency differences are recognized in the income statement, except for foreign currency differences arising on re-translation of Fair Value through Other Comprehensive Income (FVOCI) investments and financial liabilities designated as a hedge of a net investment, which are recognized in other comprehensive income.
Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are re-translated to the functional currency at the exchange rate at the date that the fair value was determined. Non-monetary items in a foreign currency that are measured at cost are translated into the functional currency at the exchange rate at transaction date.
The functional and reporting currency of the Company is the Great British Pounds and United States dollar respectively. Transactions denominated in foreign currencies are translated using the exchange rate in effect on the transaction date or at an average rate. Monetary assets and liabilities denominated in foreign anmart Ltd
Notes to the Unaudited Condensed Financial Statements
For the nine months ended September 30, 2020 and 2021
NOTE 4.   Significant accounting policies (continued)
currencies are translated at the rate of exchange in effect at the statement of financial position date. Non-monetary items are translated using the historical rate on the date of the transaction. Foreign exchange gains and losses are included in profit and loss in both the years ended September 30, 2020 and 2021.
Intangible assets
The Company has cannabis distribution licenses which have been assessed as having an indefinite useful life. As such, these licenses are not amortized but their recoverable amounts are tested annually for impairment. The intangible assets are recorded at cost less impairment losses, if any. The Company capitalizes the initial license application cost as the cost of intangible assets while the annual license renewal fees are expensed in the year during which they occur.
Cash
Cash includes cash on hand and other short-term highly liquid investments with original maturities of three months or less, which are classified as cash equivalents. The Company did not hold any cash equivalents as of September 30, 2021 and December 31, 2020.
Revenue
Revenue is measured based on the consideration specified in a contract with a customer. The Company recognizes revenue when it transfers control over a good or service to a customer. In accordance with IFRS 15, the Company recognizes revenue, excluding interest and dividend income and other such income from financial instruments recognized in accordance with IFRS 9, upon transfer of promised goods or services to customers in amounts that reflect the consideration to which the Company expects to be entitled in exchange for those goods or services based on the following five step approach:
Step 1: Identify the contracts with customers;
Step 2: Identify the performance obligations in the contract;
Step 3: Determine the transaction price;
Step 4: Allocate the transaction price to the performance obligations in the contract; and
Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.
The Company typically satisfies its performance obligations upon completion of sale. The Company primarily acts as principal in contracts with its customers. The Company does not have material obligations for returns, refunds and other similar obligations, nor warranties and related obligations.
Revenue is recognized at the amount of the transaction price that is allocated to the performance obligation. The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.
The company has a single revenue stream currently that relates to the sale of cannabis-based products for medicinal use. This revenue stream is assessed as one performance obligation. Revenue from cannabis based medicinal product sales is recognized once the performance obligation has been satisfied, which would be upon the customer taking the delivery of the product. The transaction price for each product and service will be determined based on the respective invoice.
The Company exercises judgments in determining the amount of the costs incurred to obtain or fulfil a contract with a customer, which includes, but is not limited to (a) the likelihood of obtaining the contract, (b) the estimate of the profitability of the contract, and (c) the credit risk of the customer. An impairment loss anmart Ltd
Notes to the Unaudited Condensed Financial Statements
For the nine months ended September 30, 2020 and 2021
NOTE 4.   Significant accounting policies (continued)
will be recognized in profit or loss to the extent that the carrying amount of the asset exceeds (a) the remaining amount of consideration that the entity expects to receive in exchange for the goods or services to which the asset relates, less (b) the costs that relate directly to providing those goods or services and that have not been recognized as expenses.
Earnings (loss) per share
The calculation of earnings per share (EPS) for the period ended September 30, 2020 and 2021 is based on the profit /loss attributable to the shareholder of the Company (net profit (loss)) and the weighted average number of shares outstanding (basic and diluted) during the period ended September 30, 2020 and 2021. The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.
Income tax
Income tax expense comprises current and deferred tax. It is recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in OCI.
Current tax comprises the expected tax payable or receivable on the taxable income or loss for the year and any adjustment to the tax payable or receivable in respect of previous years. The amount of current tax payable or receivable is the best estimate of the tax amount expected to be paid or received that reflects uncertainty related to income taxes, if any. It is measured using tax rates enacted or substantively enacted at the reporting date. Current tax also includes any tax arising from dividends. Current tax assets and liabilities are offset only if certain criteria are met.
Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for:
•
temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;

•
temporary differences related to investments in subsidiaries, associates and joint arrangements to the extent that the Company is able to control the timing of the reversal of the temporary differences and it is probable that they will not reverse in the foreseeable future; and

•
taxable temporary differences arising on the initial recognition of goodwill.

The amount of deferred tax provided is based on the expected manner of recovery or settlement of the carrying amount of assets and liabilities, using tax rates (substantively) enacted, at year-end. Deferred tax assets are recognized to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different taxable entities which intend either to settle current tax liabilities and assets on a net basis or to realize the assets and settle the liabilities simultaneously. Current and deferred tax are recognized in the income statement, except when it relates to a business combination or for items directly recognized in equity or other comprehensive income.
Share capital
Incremental costs directly attributable to the issue of ordinary shares are recognized as a deduction from equity. Income tax relating to transaction costs of an equity transaction is accounted for in accordance with IAS 12.

anmart Ltd
Notes to the Unaudited Condensed Financial Statements
For the nine months ended September 30, 2020 and 2021
NOTE 4.   Significant accounting policies (continued)
Fair value measurement
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or, in its absence, the most advantageous market to which the Company has access at that date. The fair value of a liability reflects its non-performance risk. When one is available, the Company measures the fair value of an instrument using the quoted price in an active market for that instrument. A market is regarded as ‘active’ if transactions for the asset or liability take place with sufficient frequency and volume to provide pricing information on an ongoing basis. If there is no quoted price in an active market, then the Company uses valuation techniques that maximize the use of relevant observable inputs and minimize the use of unobservable inputs. The chosen valuation technique incorporates all of the factors that market participants would take into account in pricing a transaction. If an asset or a liability measured at fair value has a bid price and an ask price, then the Company measures assets and long positions at a bid price and liabilities and short positions at an ask price.
NOTE 5.   Intangible Assets
	$	Licences	Total
Cost at January 1, 2020		16,563	16,563
Amortisation		—	—
Foreign exchange translation		583	583
Cost at December 31, 2020		17,146	17,146
Accumulated amortisation at December 31, 2020		—	—
Carrying value at December 31, 2020		17,146	17,146
Foreign exchange translation		(124)	(124)
Amortisation		—	—
Cost at September 30, 2021		17,022	17,022
Accumulated amortisation at December 31,2020		—	—
Carrying value at September 30,2021		17,022	17,022
The licences held by the Company have been issued by the Medicines & Healthcare Products Regulatory Agency in the United Kingdom. The licences allow the Company to hold and distribute a controlled drug as determined by the Medicines & Healthcare Products Regulatory Agency. The detailed terms of the licenses are described below:
Controlled Drug License
The Controlled Drug License held by the Company was issued to the Company by the Home Office on February 4, 2020 with an expiry date of February 3, 2021. This license was successfully renewed further with a new expiry date of February 3, 2022. This license (license ref no. 846476) allows the Company to import, store and export controlled drugs, namely schedule 2 drugs, into and from the United Kingdom. The Company pays an annual license renewal fee to renew the license annually which renewal is subject to enhanced to disclosure and barring the undertaking by the Home Office within 3 years of the time of the first disclosures made to the Home Office by the Company when it applied for the license. The cost of acquiring this license is approximately US$4,795 (GBP 3,655). The license is considered to have an indefinite useful life as its renewal is only subject to the payment of an annual renewal fee and occasional Home Office disclosure checks. As such, the license is not subject to amortization.
Manufacturer’s Specials License
The Company also holds a Manufacturer’s Specials License (issued by Medicine and Health Regulatory Agency) with license number MS50996. The license was issued on August 5, 2019, which allows it to import anmart Ltd
Notes to the Unaudited Condensed Financial Statements
For the nine months ended September 30, 2020 and 2021
NOTE 5.   Intangible Assets (continued)
and store non authorised pharmaceuticals/ unlicensed medicinal products, otherwise known as specials. The License does not have an expiry date but under the terms of the license, fees are payable to the Medicine and Health Regulatory Agency for inspection and other fees. The costs attributable to this license is approximately US$9,598 (GBP 6,971). The license is considered to have an indefinite useful life as it does not have an expiry date and its only ongoing obligation to the license holder is the payment of an annual license fee and inspection costs. As such, the license is not subject to amortization.
Wholesale Distribution Authorization License
The Wholesale Distribution Authorization License (issued by Medicine and Health Regulatory Agency) with license number 50996 and allows the Company to distribute by way of wholesale, medical cannabis products and to store such products at its approved premises. The license was granted on August 2, 2019 and it does not have an expiry date. The license will remain in force from the date of issue unless cancelled, suspended, revoked, varied or relinquished by the Company. The cost of the license was approximately US$2,624 (GBP 2,000). The license is considered to have an indefinite useful life as it does not have an expiry date. As such the license is not subject to amortization.
NOTE 6.   Trade and other receivables
	$	September, 30 2021	December, 31 2020
Trade receivables		12,366	523
Allowance for bad debts		—	(523)
VAT receivable		11,531	—
PAYE receivables		81,245	—
		105,142	—
NOTE 7.   Share capital
Issued
Ordinary shares
On inception, the Company issued share capital of US$3 (Great British Pounds 2) consisting of two ordinary shares with a par value of US$1.5(Great British Pounds 1) per share. The Company received the proceeds of these share issues during 2019.
Holders of these shares are entitled to dividends as declared from time to time and are entitled to one vote per share at general meetings of the Company. All rights attached to the Company’s shares held by the Company are suspended until those shares are reissued.
NOTE 8.   Financial instruments and risk management
Financial instruments
Trade receivables and debt securities issued are initially recognized when they are originated. All other financial assets and financial liabilities are initially recognized when the Company becomes a party to the contractual provisions of the instrument.
A financial asset (unless it is a trade receivable without a significant financing component) or financial liability is initially measured at fair value plus or minus, for an item not at Fair value through profit or loss anmart Ltd
Notes to the Unaudited Condensed Financial Statements
For the nine months ended September 30, 2020 and 2021
NOTE 8.   Financial instruments and risk management (continued)
(FVTPL), transaction costs that are directly attributable to its acquisition or issue. A trade receivable without a significant financing component is initially measured at the transaction price.
The Company derecognizes a financial asset when:
•
the contractual rights to the cash flows from the financial asset expire; or

•
it transfers the rights to receive the contractual cash flows in a transaction in which either:

•
substantially all of the risks and rewards of ownership of the financial asset are transferred; or

•
the Company neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset

Financial liabilities are classified as measured at amortized cost or fair value through profit or loss (FVTPL). A financial liability is classified as at FVTPL if it is classified as held-for-trading, it is a derivative or it is designated as such on initial recognition. Financial liabilities at FVTPL are measured at fair value and net gains and losses, including any interest expense, are recognized in profit or loss. Other financial liabilities are subsequently measured at amortized cost using the effective interest method. Interest expense and foreign exchange gains and losses are recognized in profit or loss. Any gain or loss on derecognition is also recognized in profit or loss.
The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled, or expire. The Company also derecognizes a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value. On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognized in profit or loss.
At September 30, 2021 and December 31, 2020, the Company’s financial instruments include cash, trade receivables, trade and other payables and shareholder loan.
Financial risk management
The Company’s board of directors has overall responsibility for the establishment and oversight of the Company’s risk management framework. The board of directors has established the risk management committee, which is responsible for developing and monitoring the Company’s risk management policies. The committee reports regularly to the board of directors on its activities.
The Company’s risk management policies are established to identify and analyze the risks faced by the Company, to set appropriate risk limits and controls and to monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Company’s activities. The Company, through its training and management standards and procedures, aims to maintain a disciplined and constructive control environment in which all employees understand their roles and obligations.
The Company has exposure to the following risks arising from financial instruments:
•
Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from the Company’s receivables from customers and investments in debt securities.

•
Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s objective when managing liquidity is to ensure, as far as possible, that it will have anmart Ltd
Notes to the Unaudited Condensed Financial Statements
For the nine months ended September 30, 2020 and 2021
NOTE 8.   Financial instruments and risk management (continued)
sufficient liquidity to meet its liabilities when they are due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.
•
Market risk is the risk that changes in market prices — e.g., foreign exchange rates, interest rates and equity prices — will affect the Company’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return.

Currency risk
The Company is exposed to transactional foreign currency risk to the extent that there is a mismatch between the currencies in which sales, purchases, receivables and payables are denominated and the respective functional currency of the Company. The functional currency of the Company is the United States dollar. The currencies in which these transactions are primarily denominated are Euro, United States dollar, British pound sterling and Canadian dollar.
Capital Management
The Company’s primary objective is to ensure that it maintains sufficient capital to support the initial and ongoing development of the business infrastructure. The Company manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of its activities. In maintaining or adjusting the capital structure, the Company will request further funding from the shareholders and other related parties.
NOTE 9.   Income Tax
The provision for income taxes differs from the amount that would have resulted in applying the combined federal statutory tax rate as follows:
	$	September 30, 2021	December 31, 2020
Net loss for the period		(958,182)	(2,261)
Statutory income tax rate		18%	18%
Expected tax recovery at statutory income tax rates		(172,472)	(407)
Change in deferred tax assets not recognized		172,472	407
		—)	—)
Temporary differences that give rise to the following deferred tax assets and liabilities at are:
	$	September 30, 2021	December 31, 2020
Deferred tax assets
Net operating loss carried forward		960,473)	2,291)
Deferred tax assets not recognized		(960,473)	(2,291)
Net deferred tax assets		—)	—)
As at September 30, 2021, the Company has approximately $960,473 (December 31, 2020 — $2,291) of non-capital losses in the United Kingdom that may be used to offset future taxable income. These losses may be carried forward on an indefinite basis and do not expire. The Company has not recognized the deferred tax assets due to the uncertainty around utilizing all of the losses carry-forwards.

anmart Ltd
Notes to the Unaudited Condensed Financial Statements
For the nine months ended September 30, 2020 and 2021
NOTE 10.   Related Party Transactions
Related party balances
As at September 30, 2021, $969,282 (2020:$Nil) was due to a related party that pertained to the loan provided by the company’s shareholder, Halo Collective Inc. (“Halo”). This loan is interest free and unsecured.
Use of Warehouse premises
The Company makes use of warehouse space owned by an entity known as D&D Investments Ltd. This entity is owned and controlled by two of the Company’s directors, namely David Dean and Darran Quinn. The Company does not pay rental for the time being in relation to the use of this property and no signed lease agreement is in place.
NOTE 11.   Subsequent Events
Entering into of Sale and Purchase Agreement with Halo Collective Inc.
On September 28, 2021, Halo Collective Inc. (“Halo”), entered into a share purchase agreement (the “Purchase Agreement”) with Akanda Corp. in connection with the sale and purchase of its international assets (the “Transaction”). These international assets comprise Halo’s investments in Bophelo Bio Science & Wellness (Pty) Ltd, Canmart Ltd., Bophelo Holdings Ltd. and Cannahealth Ltd. The Purchase Agreement became unconditional on or around 3 November 2021 and the Transaction with Halo was successfully completed. On September 28, 2021, Halo Collective Inc. (“Halo”), entered into a share purchase agreement (the “Purchase Agreement”) with Akanda Corp. in connection with the sale/purchase of its international assets (the “Transaction”). These international assets comprise Halo’s investments in Bophelo Bio Science & Wellness Pty Ltd, Canmart Ltd., Bophelo Holdings Ltd. And Cannahealth Ltd.
Prior to the completion of the Transaction, Halo completed an internal reorganization, pursuant to which Halo’s international assets in the UK & Lesotho namely Canmart Ltd, Bophelo Holdings Ltd and Bophelo Bio Science & Wellness (Pty) became, directly or indirectly, wholly owned subsidiaries of Cannahealth Ltd. In accordance with the terms of the Purchase Agreement, Halo sold 100% of the issued and outstanding shares of Cannahealth Ltd to the Company in exchange for 13,129,212 common shares in the capital of the Company (“Akanda Shares”), representing aggregate consideration of US$13,129,212. On November 3, 2021, Cannahealth Ltd acquired, for a total purchase consideration of US$1,100% of the issued and outstanding share capital of Canmart Ltd from Halo, together with the outstanding intercompany loan claims (with a carrying amount of US$1,226,679) held by Halo against Canmart Ltd, pursuant to an internal reorganization undertaken by Halo. Following the completion of the internal reorganization, the Company became a wholly owned subsidiary of Cannahealth Ltd, which was in turn acquired on or around November 3, 2021 by Akanda Corp. pursuant to the successful closing of a share purchase agreement with Halo Collective Inc. (“Halo”).
Private Placement
Subsequent to Akanda Corp’s reporting period end of September 30, 2021, Akanda Corp. completed an initial first closing of a private placement fund raising process which saw Akanda Corp. raise approximately US$5.3 million in exchange for issuing 2,126,400 common shares at a price of $2.50 per share. Subsequent to the initial first closing, the Company undertook an additional closing of the private placement fund raising process on January 14, 2022 and pursuant to which issued a further 154,000 common shares to subscribers at a price of $2.50 per share for approximately US$385,000 in gross proceeds. A final closing of the offering took place on January 26, 2022 for a further subscription of 8,000 common shares at a price of $2.50 per share, for US$19,982 in gross proceeds.
Changes to the board of directors
On November 3, 2021, the board of directors passed a resolution appoint T Virk, T Scott and V Iyer as directors of the Company, while K Sidhu and P Van Den Berg were removed as directors of the Company with immediate effect.

AKANDA CORP.
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma combined financial statements give effect to the following transactions:
i.
The acquisition of Bophelo Bio Science and Wellness (Pty) Ltd (“Bophelo Bio Science”), Canmart Limited (“Canmart”), Bophelo Holdings Limited (“Bophelo Holdings”), and Cannahealth Limited (“Cannahealth”) by Akanda Corp. (the “Company”) pursuant to a Sale and Purchase Agreement dated September 28, 2021. Pursuant to the Sale and Purchase Agreement, the Company will acquire all of the outstanding ordinary shares of Cannahealth from its shareholder Halo Co. Inc. (“Halo”) in exchange for 13,129,212 common shares of the Company issued to Halo. The conditions precedent to the Sale and Purchase Agreement were fulfilled after the end of reporting period presented ending September 30, 2021.

ii.
The settlement of a bridge loan of $2,200,000 by way of an issue of 880,000 common shares of the Company at a price of $2.50 each;

iii.
The issue of 2,288,400 common shares of the Company at a price of $2.50 each pursuant to a private placement capital raise;

iv.
The issue of 4,000,000 common shares of the Company at a price of $4.00 pursuant to the Company’s Initial Public Offering.

v.
The settlement of a Debenture owing to Halo with a total outstanding debt of $6,559,254 through an issue of 1,639,814 common shares of the Company at a price of $4.00 each.

These financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

AKANDA CORP.
Unaudited Pro Forma Condensed Combined Statement of Financial Position
As of September 30, 2021
	Akanda Corp.	Cannahealth	Bophelo Holdings	Canmart	Bophelo Bio Science	Total	Proforma Adjustments	Notes	Proforma As Adjusted
	$30 September 2021	30 September 2021	30 September 2021	30 September 2021	30 September 2021	30 September 2021
ASSETS
Current Assets
Cash	250,001	1,396	135	227,856	480,444	959,832	19,983,320	4(a,c&d)	20,943,152
Trade and other receivables	—	—	—	105,142	—	105,142	—		105,142
Prepayments	—	—	—	—	108,659	108,659	—		108,659
Inventory	—	—	—	12,597	—	12,597	—		12,597
Loan to shareholder	—	—	—	—	6	6	—		6
Total Current Assets	250,001	1,396	135	345,595	589,109	1,186,236	19,983,320		21,169,556
Non-Current Assets
Property, plant and equipment	—	—	—	—	1,515,188	1,515,188	—		1,515,188
Capital work in progress	—	—	—	—	487,875	487,875	—		487,875
Right-of-use asset	—	—	—	—	2,035,074	2,035,074	—		2,035,074
Intangible assets	—	—	—	17,022	264,188	281,210	—		281,210
Total Non-Current Assets	—	—	—	17,022	4,302,325	4,319,347	—		4,319,347
Total Assets	250,001	1,396	135	362,617	4,891,434	5,505,583	19,983,320		25,488,903
LIABILITIES AND SHAREHOLDER’S EQUITY
Current Liabilities
Trade and other payables	92,055	—	—	327,198	245,600	664,853	—		664,853
Loans and borrowings	4,226	—	—	—	10,603,444	10,603,444	(8,009,785)	4(b&e)	2,593,659
Lease liability	—	—	—	—	45,662	45,662	—		45,662
Total Current Liabilities	96,281	—	—	327,198	10,894,706	11,313,959	(8,009,785)-		3,304,174
Non-Current Liabilities
Lease liability	—	—	—	—	2,432,073	2,432,073	—		2,432,073
Loans and borrowings	—	—	—	969,282	—	973,508	—		973,508
Total Non-Current Liabilities	—	—	—	969,282	2,432,073	3,405,581	—		3,405,581
Total Liabilities	96,281	—	—	1,296,480	13,326,779	14,719,540	(8,009,785)		6,709,755
Shareholders’ Equity
Capital	250,001	1,477	138	3	156	251,775	41,870,012	4(a,bc,d&e)	42,121,787
Reserves	—	—	—	21,046	7	21,053	—	—	21,053
Accumulated deficit	(96,179)	—	—	(960,473)	(8,626,701)	(9,683,353)	(749,469)		(10,432,822)
Other comprehensive income	(102)	(81)	(3)	5,561	191,193	196,568	(13,127,438)	4(a)	(12,930,870))
Total Shareholders’ equity	153,720	1,396	135	(933,863)	(8,435,345)	(9,213,957)	27,993,105		18,779,148
Total Liabilities and Shareholders’ Equity	250,001	1,396	135	362,617	4,891,434	5,505,583	19,983,320		25,488,903
See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

AKANDA CORP.
Unaudited Pro Forma Condensed Combined Statement of Operations
Nine Months Ended September 30, 2021
	Akanda Corp.	Cannahealth	Bophelo Holdings	Canmart	Bophelo Bio Science	Total	Proforma Adjustments	Notes	Proforma As Adjusted
	$30 September 2021	30 September 2021	30 September 2021	30 September 2021	30 September 2021
Sales	—	—	—	17,359	—	17,359	—		17,359
Cost of sales	—	—	—	(11,469)	—	(11,469)	—		(11,469)
Gross Profit	—	—	—	5,890	—	5,890	—		5,890
Accounting & Audit	16,822	—	—	—	—	16,822	—		16,822
Amortisation and depreciation	—	—	—		231,427	231,427	—		231,427
Consulting and professional fees	32,904	—	—	565,614	504,866	1,103,384	—		1,103,384
General & administrative expenses	—	—	—	93,650	1,317,292	1,410,942	—		1,410,942
Legal fees	39,474	—	—	—	—	39,474	—		39,474
License costs	—	—	—	1,267	—	1,267			1,267
Office expenses	—	—	—	—	33,216	33,216	—		33,216
Personnel expenses	12,275	—	—	339,556	955,032	1,306,863	—		1,306,863
Travel expenses	—	—	—	—	57,063	57,063	—		57,063
Loss from Operations	(101,475)	—	—	(994,917)	(3,098,896)	(4,194,568)	—		(4,194,568)
Interest income	—	—	—	50	25,782	25,832	—		25,832
Interest expenses	—	—	—	—	(393,186)	(393,186)	(749,469)	4(b)	(1,142,655)
Foreign exchange gain	5,296	—	—	35,911	—	41,207			41,207
Other income				54	—	54			54
Net loss from operations	(96,179)	—	—	(958,182)	(3,466,300)	(4,520,661)	(749,469)		(5,270,130)
Foreign exchange translation	(102)	(81)	(3)	5,678	83,016	88,508	—		88,508
Net and comprehensive loss	(96,281)	(81)	(3)	(952,504)	(3,383,284)	(4,432,153)	(749,469)		(5,181,622)
Basic and dilutive loss per ordinary share	(0.02)	—	—	(476,252)	(15.23)				(0.18)
Weighted average number of ordinary shares outstanding	6,095,706	1,200	100	2	222,212		21,993,912	4(a,b,c,d&e)	28,313,132
See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

AKANDA CORP.
Unaudited Pro Forma Condensed Combined Statement of Operations
Nine Months Ended September 30, 2020
		Akanda Corp.	Cannahealth	Bophelo Holdings	Canmart	Bophelo Bio Science	Total	Proforma Adjustments	Notes	Proforma As Adjusted
	$	N/A	30 September 2020	N/A	30 September 2020	30 September 2020
Sales			—		1,788	—	1,788	—		1,788
Cost of sales			—		(1,531)	—	(1,531)	—		(1,531)
Gross Profit			—		257	—	257	—		257
Amortization and depreciation			—		—	(173,971)	(173,971	—		(173,971)
Consulting and professional fees			—		—	(454,721)	(454,721	—		(454,721)
General & Administration expenses			—		(1,408)	(163,654)	(165,062	—		(163,654)
Office expenses			—			(14,171)	(14,171	—		(14,171)
Personnel expenses			—			(223,345)	(223,345			(223,345)
Short term accommodation expense			—			(31,912)	(31,912	—		(31,912)
Travel expenses			—			(4,789)	(4,789	—		(4,789)
Loss from Operations			—		(1,151)	(1,066,563))	(1,067,714)	—		(1,067,714)
Interest income			—		1	9,529	9,530	—		9,530
Interest expenses			—		—	(487,069)	(487,069)	(749,469)	4(b)	(1,236,538)
Foreign exchange gain			—		—	—	—			—
Other income					136	—	136			136
Net loss from operations			—		(1,014)	(1,544,103)	(1,545,117)	(749,469)		(2,294,586)
Foreign exchange translation			—		(22)	604,902	604,880	—		604,880
Net and comprehensive loss			—		(1,036)	(939,201)	(940,237)	(749,469)		(1,689,706)
Basic and dilutive loss per ordinary share			—		(518.20)	(6.95)				(0.06)
Weighted average number of ordinary shares outstanding			1,200		2	222,212		21,993,912	4(a,b,c,d&e)	28,313,132

AKANDA CORP.
Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended December 31, 2020
	Akanda Corp.	Cannahealth	Bophelo Holdings	Canmart	Bophelo Bio Science	Proforma Adjustments	Notes	Proforma As Adjusted
	$31 August 2021	31 December 2020	31 August 2021	31 December 2020	31 December 2020
Sales	—	—	—	2,062	—	—		2,062
Cost of sales	—	—	—	(1,809)	—	—		(1,809)
Gross Profit	—	—	—	253	—	—		253
Amortisation and depreciation	—	—	—		(248,743)	—		(248,873)
Consulting and professional fees	(31,898)	—	—	(31)	(701,985)	—		(702,016)
Fair value adjustment	—	—	—	—	(58,429)	—		(58,429)
Lease costs	—	—	—	—	(45,482)	—		(45,482)
Office expenses	—	—	—	—	(26,874)	—		(26,874)
Personnel expenses	—	—	—	—	(374,900)	—		(374,900)
Travel expenses	—	—	—	—	(5,154)	—		(5,154)
General & administrative expenses	—	—	—	(2,592)	(201,768)	—		(204,360)
Loss from Operations	(31,898)	—	—	(2,370)	(1,663,335)	—		(1,665,705)
Finance income	—	—	—	1	10,188	—		10,188
Finance expenses	—	—	—	—	(645,162)	—		(607,153)
Other income				108	—
Net loss from operations	(31,898)	—	—	(2,261)	(2,298,310)	—		(2,300,571)
Foreign exchange translation	—	—	—	(116)	150,742	—		150,626
Net and comprehensive loss	(31,898)	—	—	(2,377)	(2,147,568)	—		(2,149,945)
Basic and dilutive loss per ordinary share	(0.01)	—	—	(1,189)	(9.66)	—		(0.08)
Weighted average number of ordinary shares outstanding	6,095,705	1,200	100	2	222,212	28,430,112	4(a b &c)	28,473,320
See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

AKANDA CORP.
Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2019
	$	Akanda Corp.	Cannahealth	Bophelo Holdings	Canmart	Bophelo Bio Science	Total	Proforma Adjustments	Notes	Proforma As Adjusted
		N/A	N/A	N/A	31 December 2019	31 December 2019
Sales		—	—	—	—	—	—	—		—
Cost of sales		—	—	—	—	—	—	—		—
Gross Profit		—	—	—	—	—	—	—		—
Amortisation and depreciation		—	—	—	—	(198,824)	(198,824)	—		(198,824)
Consulting and professional fees		—	—	—	—	(365,641)	(365,641)	—		(365,641)
Biological Assets costs		—	—	—	—	—	—	—		—
Short term accommodation expense		—	—	—	—	(26,269)	(26,269)	—		(26,269)
Office expenses		—	—	—	—	(13,116)	(13,116)	—		(13,116)
Personnel expenses		—	—	—	—	(100,256)	(100,256)	—		(100,256)
Travel expenses		—	—	—	—	(30,582)	(30,582)	—		(30,582)
General & Administration expenses		—	—	—	(32)	(166,515)	(166,547)	—		(166,547)
Loss from Operations		—	—	—	(32)	(901,203)	(901,235)	—		(901,235)
Finance income		—	—	—	2	399	401	—		401
Finance expenses		—	—	—	—	(493,807)	(493,807)	(1,100,000)	4(d)	(1,593,807)
Other income						—	—
Net loss from operations		—	—	—	(30)	(1,394,611)	(1,394,641)	(1,100,000		(2,494,641)
Foreign exchange translation		—	—	—	(1)	(42,565)	(42,566)	—		(42,566)
Net and comprehensive loss		—	—	—	(31)	(1,437,176)	(1,437,207)	(1,100,000		(2,537,207)
Basic and dilutive loss per ordinary share		—	—	—	(15.50)	(33.26)		—		(0.12)
Weighted average number of ordinary shares outstanding		—	—	—	2	43,206		28,430,112	4(a,b,c&d)	28,473,320

AKANDA CORP.
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements
Akanda Corp. (the “Company”) was incorporated in July 2021 and on September 28, 2021, the Company entered into a Sale and Purchase Agreement (the “Agreement”) with Halo Collective Inc. (“Halo”), pursuant to which the Company acquired all of the outstanding ordinary shares of Cannahealth Limited (“Cannahealth”) from Halo in exchange for 13,129,212 common shares of the Company. The Agreement became unconditional on or around November 3, 2021. Upon completion of the acquisition, the Company entered into a Debenture Agreement (the “Debenture”) with Halo with a principal debt of $6,559,254 which will be converted to equity upon completion of an Initial Public Offering and listing of the Company.
Cannahealth is the holding company of Canmart Limited (“Canmart”) and Bophelo Holding Limited (“Bophelo Holdings”), which in turn, is the holding company of Bophelo Bio Science and Wellness (Pty) Ltd (“Bophelo Bio Science”). Following the completion of the Agreement, Akanda directly and indirectly owns 100% of the issued share capital of Cannahealth, Canmart, Bophelo Holdings and Bophelo Bio Science.
The Company has issued 2,288,400 common shares of the Company at a price of $2.50 each pursuant to a private placement capital raise, and will further issue of 4,000,000 common shares of the Company at a price of $4.00 each pursuant to its Initial Public Offering. The Company has also issued 880,000 common shares at a price of $2.50 each to settle a bridge loan facility, and will issue 1,639,814 common shares at a price of $4.00 each to settle the principal amount owing in terms of the Debenture.
NOTE 1.   BASIS OF PRO FORMA PRESENTATION
The unaudited pro forma condensed combined financial statements are based on the Company’s historical financial statements as well as those of Bophelo Bio Science, Canmart, Bophelo Holdings and Cannahealth. These historical consolidated financial statements have been adjusted to give effect to the acquisition of the above-mentioned companies and the shares issued as part of the acquisition, as well as to give effect to the issue of the Company’s common shares pursuant to the pre-initial public offering capital raise and the Initial Public Offering itself. The unaudited pro forma combined statements of operations for the reporting periods ended September 30, 2021 and the reporting periods ended December 31, 2020 give effect to the above-mentioned companies acquisition as if it had occurred on January 1, 2020. The unaudited proforma combined statements of financial position as of September 30, 2021 and December 31, 2020 give effect to the above-mentioned companies acquisition as if it had occurred on September 30,2021. The Company, and its subsidiaries, will have a fiscal year end of December 31.
For accounting purposes, the Company has considered the accounting guidance provided by the relevant IASB agendas and determined that the merger of Akanda Corporation and Bophelo Bio Science, Canmart, Bophelo Holdings, and Cannahealth should be treated as a combination of companies under common control and the pooling of interests’ method applied. As such, the assets and liabilities of Bophelo Bio, Canmart, Bophelo Holdings, and Cannahealth have been presented at their historical carrying values.
Historical financial information has been adjusted in the pro forma balance sheet to pro forma events that are: (1) directly attributable to the Acquisition; (2) factually supportable; and (3) expected to have a continuing impact on the Company’s results of operations. The pro forma adjustments presented in the pro forma combined balance sheet and statement of operations are described in Note 4 — Pro Forma Adjustments.
The unaudited pro forma condensed combined financial information is for illustrative purposes only. These companies may have performed differently had they actually been combined for the periods presented. You should not rely on the pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined companies will experience after the acquisition.
NOTE 2.   ACCOUNTING PERIODS PRESENTED
Certain pro forma adjustments were made to conform Bophelo Bio, Canmart, Bophelo Holdings, and Cannahealth accounting policies to the Company’s accounting policies as noted below.

AKANDA CORP.
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements
The unaudited pro forma condensed combined statement of financial position as of September 30, 2021 is presented as if the acquisition had occurred on September 30, 2021 and combines the unaudited condensed statements of financial position of Akanda Corporation, Bophelo Bio Science, Canmart, Bophelo Holdings, and Cannahealth at September 30, 2021.
The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 has been prepared by combining the unaudited condensed statements of operations of Akanda Corporation, Bophelo Bio Science, Canmart, Bophelo Holdings, and Cannahealth for the nine months ended September 30, 2021.
NOTE 3.   PRELIMINARY PURCHASE PRICE ALLOCATION
On September 28 2021, the Company entered into a Sale and Purchase Agreement (the “Agreement”) with Halo Collective Inc. (“Halo”), pursuant to which the Company acquired all of the outstanding ordinary shares of Cannahealth Limited (“Cannahealth”) from Halo in exchange for 13,129,212 common shares of the Company. The Agreement became unconditional after the end of the reporting period ending September 30, 2021. The unaudited pro forma condensed combined financial statements include various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of Cannahealth, Canmart, Bophelo Holdings and Bophelo Bio Science. For accounting purposes, the Company has determined that the acquisition of Cannahealth, Canmart, Bophelo Holdings and Bio Science is a common control business combination. As such, the assets and liabilities of Cannahealth, Canmart, Bophelo Holdings and Bio Science have been presented at their historical carrying values. Accordingly, pro forma adjustments are preliminary and have been made solely for illustrative purposes.
NOTE 4.   PRO FORMA ADJUSTMENTS
The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:
a)
Pursuant to the Agreement, 13,129,212 of the Company’s common shares were issued in lieu of payment for the shares acquired in Cannahealth, Canmart, Bophelo Holdings, and Bophelo Bio Science. The value of the common shares issued by the Company amounts to $13,129,212. A journal was processed to:

i.
Recognise the increase in the Company’s share capital and the accompanying investment in subsidiaries in the Company’s statement of financial position;

ii.
Accounting for the consolidation of Cannahealth, Canmart, Bophelo Holdings and Bophelo Bio Science in accordance with the pooling of interests’ method of consolidation, thereby eliminating share capital in the acquired entities (Cannahealth, Canmart, Bophelo Holdings and Bophelo Bio Science) and recognising the difference between the net asset value of the acquired entities and the purchase consideration, namely the 13,129,212 common shares issued by the Company, directly in equity.

b)
In connection with amounts owing to LM Mojela in terms of a bridge loan facility, the Company issued 880,000 common shares at $2.50 each to settle amounts owing under the bridge loan facility. At September 30, 2021, the bridge loan had accrued interest to the amount of $350,351. Settlement of the bridge loan by way of an issue of common shares reduces accrued inters of $350,351 to $nil but attracts a redemption premium of $1,100,000.

c)
In connection with the Company’s private placement capital raise, the Company issued 2,288,400 common shares at $2.50 each to raise total gross proceeds under the private placement of $5,721,000. In connection with its fundraising efforts, the Company has engaged Boustead Securities Limited (“Boustead”) as its lead underwriter. In accordance with the Company’s agreed-upon terms of

AKANDA CORP.
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements
engagement with Boustead, a cash fee of 7% of the gross cash proceeds of the capital raise, as well as a 1% non-accountable expense fee is payable to Boustead.
d)
In connection with the Company’s Initial Public Offering capital raise, the Company will issue 4,000,000 common shares at $4.00 each to raise total proceeds under the Initial Public Offering of $16,000,000. In connection with its fundraising efforts, the Company has engaged Boustead Securities Limited (“Boustead”) as its lead underwriter. In accordance with the Company’s agreed-upon terms of engagement with Boustead, a cash fee of 7% of the gross cash proceeds of the capital raise, as well as a 0.5% non-accountable expense fee is payable to Boustead. Furthermore, Boustead is entitled to receive 7% of the number of shares issued in the form of warrants with a strike price of $4.00 being the estimated price under the Offering.

e)
In connection with amounts owing to Halo in terms of the Debenture, and to settle the principal debt owing under the Debenture, the Company will issue 1,639,814 common shares at a price of $4.00 each upon the completion of an Initial Public Offering and listing of the Company.

Report of Independent Registered Public Accounting Firm
To the shareholders and the board of directors of Akanda Corp.
Opinion on the Financial Statements
We have audited the accompanying statement of financial position of Akanda Corp. (the “Company”) as of August 31, 2021, the related statement of operations, stockholders’ equity (deficit), and cash flows for the period from July 16, 2021 (inception) through to August 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2021, and the results of its operations and its cash flows for the period from July 16, 2021 (inception) through to August 31, 2021, in conformity with the International Financial Reporting Standards as issued by the International Accounting Standards Board.
Substantial Doubt about the Company’s Ability to Continue as a Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ BF Borgers CPA PC
BF Borgers CPA PC
Served as Auditor since 2021
Lakewood, CO
November 18, 2021

Akanda Corp.
Statement of Financial Position
	Note	August 31, 2021
ASSETS
Current Assets
Cash, held in trust		$250,001
Total Current Assets		250,001
Total Assets		$250,001
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accounts payable		$27,635
Loan from shareholder		4,263
Total Liabilities		31,898
Shareholders’ Equity
Share capital	5	$250,001
Accumulated deficit		(31,898)
Total Shareholders’ Equity		218,103
Total Liabilities and Shareholders’ Equity		$250,001
The accompanying notes are an integral part of these financial statements.

Akanda Corp.
Statement of Operations
July 16, 2021 (Inception) to August 31, 2021
Operating expenses:
Legal fees	$31,898
Total operating expenses	31,898
Net and comprehensive loss	$(31,898)
The accompanying notes are an integral part of these financial statements.

Akanda Corp.
Statement of Changes in Shareholders’ Equity
	Note	Share Capital	Accumulated Deficit	Total Shareholders’ Equity
Inception, July 16, 2021		$—	$—	$—
Share issuance	5	250,001	—	250,001
Net loss		—	(31,898)	(31,898)
Balance, August 31, 2021		$250,001	$(31,898)	$218,103
The accompanying notes are an integral part of these financial statements.

Akanda Corp.
Statement of Cash Flows
	Note	July 16, 2021 (Inception) to August 31, 2021
Cash flows from Operating Activities
Net income		$(31,898)
Increase in accounts payable		27,635
Cash used in operating activities		$(4,263)
Cash flows from Financing Activities
Proceeds from share issuances		$250,001
Loan received from shareholder		4,263
Cash flows provided by financing activities		$254,264
Change in cash during the period		$250,001
Cash at beginning of period		—
Cash at end of period		$250,001
The accompanying notes are an integral part of these financial statements.

Akanda Corp.
Notes to the Financials Statements
July 16, 2021 (Inception) to August 31, 2021
NOTE 1.   Nature of Operations and Going Concern
Akanda Corp. (the “Company”) is domiciled in Canada. The Company’s registered office is 77 King Street West, Suite 400, Toronto-Dominion Centre, Toronto Canada, Ontario, M5K0A1.
The Company’s main business is intended to be the ultimate parent company (Refer to Note 2 and Note 9 below) that will hold the equity investments, directly or indirectly, in Cannahealth Limited, Canmart Ltd, Bophelo Holdings Ltd and Bophelo Bio Science and Wellness Pty Ltd.
In September 2021, the Company will be subject to a business restructuring agreement in which the company will acquire shares of Cannahealth Limited in Malta, Canmart Ltd in the UK, Bophelo Holdings in the UK and Bophelo Bio Science and Wellness (Pty) Ltd in Lesotho from a Canadian listed Cannabis company called Halo Collective Inc. In consideration of this acquisition, Halo will be issued shares in the Company.
During March 2020, the World Health Organization declared Covid-19 a global pandemic. This contagious disease outbreak, which has continued to spread, and any related adverse public health developments, has adversely affected workforces, economies, and financial markets globally, potentially leading to an economic downturn. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company’s business or ability to raise funds.
NOTE 2.   Basis of Preparation
These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).
The Company’s board of directors approved these financial statements on October 14, 2021. The financial statements are presented in US dollars and all financial amounts, other than per-share amounts, are rounded to the nearest dollar. The functional currency of the Company is the US dollar.
Going concern
These financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.
The Company will continue to operate in the foreseeable future as a going concern. Subsequent to the transaction envisaged in Note 9, the Company shall be the ultimate parent company of the businesses referred to in Note 9. The financial forecast for the Akanda group for the next 18 months indicates that it will make significant revenue through production & sale of dried cannabis flowers through a hoop house, shade cloth & greenhouse grow as well as sale of cannabis based medicinal products. Until such time that the group becomes cash flow positive, any shortfall would be funded by the shareholders of Akanda. Additionally, the group is engaged in a Pre IPO financing process and is expected to raise USD 5 million to fund the capital expenditure and working capital requirements of the Company (and the group).
NOTE 3.   Use of Judgements and Estimates
In preparing these financial statements, management has made judgements and estimates that affect the application of the Company’s accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.
Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively. Areas requiring a significant degree of estimation and judgment include fair value measurements for financial instruments, the recoverability and measurement of deferred tax assets and

Akanda Corp.
Notes to the Financials Statements
July 16, 2021 (Inception) to August 31, 2021
NOTE 3.   Use of Judgements and Estimates (continued)
liabilities and assessment of the Company’s ability to continue as a going concern.
NOTE 4.   Significant Accounting Policies
The preparation of financial statements in compliance with IFRS requires management to make certain critical accounting estimates. It also requires management to exercise judgment in applying the Company’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the financial statements are disclosed in Note 3.
General
The accounting policies described in these financial statements have been applied consistently to all periods presented in these financial statements.
Cash
Cash consists of cash held within trust account held by an attorney (share capital raised) and other short-term highly liquid investments with original maturities of three months or less, which are classified as cash equivalents. The Company did not hold any cash equivalents as of August 31, 2021.
Share capital
Incremental costs directly attributable to the issue of ordinary shares are recognized as a deduction from equity. Income tax relating to transaction costs of an equity transaction is accounted for in accordance with IAS 12.
Financial Instruments
(a)   Classification
The Company classifies its financial instruments in the following categories: at fair value through profit and loss (“FVTPL”), at fair value through other comprehensive income (loss) (“FVTOCI”) or at amortized cost. The Company determines the classification of financial assets at initial recognition. The classification of debt instruments is driven by the Company’s business model for managing the financial assets and their contractual cash flow characteristics. Equity instruments that are held for trading are classified as FVTPL. For other equity instruments, on the day of acquisition the Company can make an irrevocable election (on an instrument-by-instrument basis) to designate them as at FVTOCI. Financial liabilities are measured at amortized cost, unless they are required to be measured at FVTPL (such as instruments held for trading or derivatives) or if the Company has opted to measure them at FVTPL.
(b)   Measurement
Financial assets and liabilities at amortized cost
Financial assets and liabilities at amortized cost are initially recognized at fair value plus or minus transaction costs, respectively, and subsequently carried at amortized cost less any impairment.
Financial assets and liabilities at FVTPL
Financial assets and liabilities carried at FVTPL are initially recorded at fair value and transaction costs are expensed in the statements of loss and comprehensive loss. Realized and unrealized gains and losses arising from changes in the fair value of the financial assets and liabilities held at FVTPL are included in the statements of loss and comprehensive loss in the period in which they arise.

Akanda Corp.
Notes to the Financials Statements
July 16, 2021 (Inception) to August 31, 2021
NOTE 4.   Significant Accounting Policies (continued)
Debt investments at FVTOCI
These assets are subsequently measured at fair value. Interest income calculated using the effective interest method, foreign exchange gains and losses and impairment are recognized in profit or loss. Other net gains and losses are recognized in OCI. On derecognition, gains and losses accumulated in OCI are reclassified to profit or loss.
Equity investments at FVTOCI
These assets are subsequently measured at fair value. Dividends are recognized as income in profit or loss unless the dividend clearly represents a recovery of part of the cost of the investment. Other net gains and losses are recognized in OCI and are never reclassified to profit or loss.
Related parties
A related party transaction is a transfer of resources, services or obligations between a reporting entity and a related party, regardless of whether a price is charged as defined by IFRS for SMEs.
NOTE 5.   Share Capital
Authorized
Common shares
The Company has authorized shares of an unlimited number with no par value.
Holders of these shares are entitled to dividends as declared from time to time and are entitled to one vote per share at general meetings of the Company. All rights attached to the Company’s shares held by the Company are suspended until those shares are reissued.
Issued
The company has 6,095,706 issued shares at no par value.
	Number of common shares	Share capital 2021
Inception at July 16, 2021	—	—
Shares issued to founders	5,626,806	1
Shares issued- August 26, 2021	468,900	250,000
Issued and outstanding at August 31, 2021	6,095,706	$250,001
NOTE 6.   Related Party Transactions
Loan from Shareholder
During the period from July 16, 2021 (inception) to August 31, 2021, the Company received a loan from a shareholder in the amount of $4,263, which is outstanding and payable as of August 31, 2021. This loan is repayable on demand and bears no interest.
Key Management Compensation
The Company’s directors and other members of key management, being the Executive Chairman, CEO and CFO who have the authority and responsibility for planning, directing and controlling the activities of the Company.

Akanda Corp.
Notes to the Financials Statements
July 16, 2021 (Inception) to August 31, 2021
NOTE 6.   Related Party Transactions (continued)
To date Akanda Corp has not remunerated the Executive Chairman, the CEO or the CFO within Akanda Corp., these executives are remunerated within a group related entity for their relevant duties.
NOTE 7.   Financial Instruments
Trade receivables and debt securities issued are initially recognized when they are originated. All other financial assets and financial liabilities are initially recognized when the Company becomes a party to the contractual provisions of the instrument.
A financial asset (unless it is a trade receivable without a significant financing component) or financial liability is initially measured at fair value plus or minus, for an item not at Fair value through profit or loss (FVTPL), transaction costs that are directly attributable to its acquisition or issue. A trade receivable without a significant financing component is initially measured at the transaction price.
The Company derecognizes a financial asset when:
•
the contractual rights to the cash flows from the financial asset expire; or

•
it transfers the rights to receive the contractual cash flows in a transaction in which either:

•
substantially all of the risks and rewards of ownership of the financial asset are transferred; or

•
the Company neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset

Financial liabilities are classified as measured at amortized cost or fair value through profit or loss (FVTPL). A financial liability is classified as at FVTPL if it is classified as held-for-trading, it is a derivative or it is designated as such on initial recognition. Financial liabilities at FVTPL are measured at fair value and net gains and losses, including any interest expense, are recognized in profit or loss. Other financial liabilities are subsequently measured at amortized cost using the effective interest method. Interest expense and foreign exchange gains and losses are recognized in profit or loss. Any gain or loss on derecognition is also recognized in profit or loss.
The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled, or expire. The Company also derecognizes a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value. On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognized in profit or loss.
At August 31, 2021, the Company’s financial instruments include cash, accounts payable, and loan from shareholder
NOTE 8.   Capital Management
As of August 31, 2021, the Company’s capital is composed of shareholders’ equity. The Company’s primary objectives, when managing its capital, are to maintain adequate levels of funding to support the operations of the Company and to maintain corporate and administrative functions.
The Company defines capital as cash and equity, consisting of shareholders’ equity. The capital structure of the Company is managed to provide sufficient funding operating activities. Funds are primarily secured through equity capital raised by way of the Company’s shareholders. There can be no assurances that the Company will be able to continue raising equity capital in this manner. The Company invests all

Akanda Corp.
Notes to the Financials Statements
July 16, 2021 (Inception) to August 31, 2021
NOTE 8.   Capital Management (continued)
capital that is surplus to its immediate needs in short-term, liquid and highly rated financial instruments, such as cash, which are all held with major financial institutions.
There were no changes to the Company’s approach to capital management during the period from July 16, 2021 (inception) to August 31, 2021.
NOTE 9.   Employee Share Ownership Plan
On August 6, 2021, the board of directors approved a Stock Option Plan (“ESOP”). In terms of the ESOP, employees, officers, directors and consultants of the Company (and its subsidiaries) are eligible to receive awards in the form of stock options and or restricted share unit awards. The aggregate number of shares reserved for issuance pursuant to awards granted under the ESOP shall not exceed 20% of the Company’s total issued and outstanding Common Shares from time to time.
NOTE 10.   Subsequent Events
Appointment of Officer to Company
With effect from October 1, 2021, the Company appointed Dr. Asli Akkar-Schenkl as President of the Company.
Entering into of Sale and Purchase Agreement with Halo Collective Inc.
On September 29, 2021, Halo Collective Inc. (“Halo”), entered into a share purchase agreement (the “Purchase Agreement”) with Akanda Corp. in connection with the sale/purchase of its international assets (the “Transaction”). These international assets comprise Halo’s investments in Bophelo Bio Science & Wellness Pty Ltd, Canmart Ltd, Bophelo Holdings Ltd and Cannahealth Limited.
Prior to the completion of the Transaction, Halo intends to complete an internal reorganization, pursuant to which Halo’s international assets in the UK, Malta and Lesotho, namely Canmart Ltd, Cannahealth Limited and Bophelo Bio Science and Wellness (Pty) Ltd will become, directly or indirectly, wholly owned subsidiaries of Akanda Corp. In accordance with the terms of the Purchase Agreement, Halo will then sell 100% of the issued and outstanding shares of Cannahealth to the Company in exchange for 13,129,212 common shares in the capital of the Company (“Akanda Shares”), representing aggregate consideration of US$13,129,212. On November 3, 2021, Akanda Corp. completed the acquisition of Cannahealth Limited. Accordingly, the company issued 13,129,212 common shares to Halo in lieu of the acquisition. Contemporaneously with the closing of the Purchase Agreement, the company entered into an investor rights agreement with Halo, which will provide Halo with certain investor rights as a shareholder of the company, including certain information rights and the rights to appoint a director to the board of Akanda. The company also issued a debenture to Halo in terms of which the company is indebted to Halo to the amount of approximately $6.6 million, in lieu of the acquisition of the loan claims in Bophelo Bio Science and Canmart that were previously held by Halo prior to the completion of the internal reorganization. The debenture is secured by way of a general security over the assets of the Company, as well as by a pledge of the 1,200 shares held by the Company in Cannahealth Limited. The debenture bears interest at a rate of 1% per annum and is repayable on or before November 2, 2021. The debenture (including accrued interest thereon) is convertible, at the Company’s election, into common shares of the Company, and the debenture (including accrued interest thereon) will automatically convert into common shares of the Company upon the successful completion of an Initial Public Offering.
Private Placement
Subsequent to Akanda’s reporting period end of August 31, 2021, Akanda sold an aggregate of 2,126,400 Common Shares at an initial closing of a private placement to accredited investors at a purchase

Akanda Corp.
Notes to the Financials Statements
July 16, 2021 (Inception) to August 31, 2021
NOTE 10.   Subsequent Events (continued)
price of $2.50 per share and received approximately $5,316,000 in gross proceeds. Additional closings of the offering may be held until November 29, 2021, subject to Akanda’s option to extend for additional 60 days, to raise up to a maximum aggregate amount of $10,000,000.
Settlement of subsidiary bridge loan
On November 10, 2021, Akanda approved the settlement of an outstanding bridge loan payable by Bophelo to Louisa Mojela. In terms of the settlement, Akanda issued 880,000 Common Shares at a price of $2.50 per share to Ms. Mojela to settle a total amount outstanding under the bridge loan facility of $2.2 million, inclusive of an applicable $1.1 million redemption premium under the loan agreement. In exchange for Akanda settling the loan payable to Ms. Mojela on behalf of Bophelo, the Company recorded a corresponding inter-company loan account claim against Bophelo.

Report of Independent Registered Public Accounting Firm
To the shareholders and the board of directors of Cannahealth Limited
Opinion on the Financial Statements
We have audited the accompanying statement of financial position of Cannahealth Limited (the “Company”) as of December 31, 2020, the related statement of operations, stockholders’ equity (deficit), and cash flows for the period from July 1, 2020 (inception) through to December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from July 1, 2020 (inception) through to December 31, 2020, in conformity with the International Financial Reporting Standards as issued by the International Accounting Standards Board.
Substantial Doubt about the Company’s Ability to Continue as a Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ BF Borgers CPA PC
BF Borgers CPA PC
Served as Auditor since 2021
Lakewood, CO
November 18, 2021

Cannahealth LIMITED
Statement of Financial Position
	Note	December 31, 2020
ASSETS
Current assets
Cash, held in trust		$1,477
Total Assets		$1,477
LIABILITIES AND SHAREHOLDER’S EQUITY
Shareholder’s Equity
Share capital	5	$1,477
Accumulated deficit		—
Total Shareholder’s Equity		1,477
Total Liabilities and Shareholder’s Equity		$1,477
The accompanying notes are an integral part of these financial statements.

Cannahealth LIMITED
Statement of Operations
July 1, 2020 (Inception) to December 31, 2020
Net sales	$—
Net and comprehensive loss	$—
The accompanying notes are an integral part of these financial statements.

Cannahealth LIMITED
Statement of Changes in Shareholders’ Equity
	Note	Share Capital	Accumulated Deficit	Total Shareholder’s Equity
Inception, July 1, 2020		$—	$—	$—
Share issuance at inception	5	1,477	—	1,477
Balance, December 31, 2020		$1,477	$—	$1,477
The accompanying notes are an integral part of these financial statements.

Cannahealth LIMITED
Statement of Cash Flows
July 1, 2020 (Inception) to December 31, 2020
Cash Flows from Operating Activities	$—
Cash Flows from Financing Activities
Proceeds from share issue	1,477
Cash flows provided by financing activities	1,477
Net change in cash	$1,477
Cash at beginning of period	—
Cash at end of period	$1,477
The accompanying notes are an integral part of these financial statements.

CANNAHEALTH LIMITED
Notes to the Financial Statements
July 1, 2020 (Inception) to December 31, 2020
NOTE 1.   Reporting Entity
Cannahealth Limited (the “Company”) is domiciled in Malta. The Company’s registered office is at Level 4, The Penthouse Suite 2, Ewropa Business Centre, Triq Dun Karm Birkirkara, Malta. The Company was formed on July 1, 2020 to carry on business as a general commercial company.
The Company’s main business is intended to be the entity within the Akanda Corp. group (Refer to Note 2 and Note 8 below) that will hold the equity investment in Bophelo Holdings Ltd, Canmart Ltd directly and Bophelo Bio Science and Wellness (Pty) Ltd indirectly. The Company is part of a business restructuring agreement in which it will directly become part of Akanda Corp., a newly incorporated Company in Canada.
To date, the Company has not commenced any operations. The continuing operations of the Company are dependent upon its ability to generate profitable operations in the future, and to continue to secure additional financing.
During March 2020, the World Health Organization declared Covid-19 a global pandemic. This contagious disease outbreak, which has continued to spread, and any related adverse public health developments, has adversely affected workforces, economies, and financial markets globally, potentially leading to an economic downturn. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company’s business or ability to raise funds.
NOTE 2.   Basis of preparation and going concern
These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).
They were authorized for issue by the Company’s board of directors on October 14, 2021.
These financial statements are presented in US Dollars. The functional currency of the Company is Euro.
Going concern
These financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.
The Company will continue to operate in the foreseeable future as a going concern. Subsequent to the transaction envisaged in Note 8, the Company shall directly become a wholly owned subsidiary of Akanda Corp (“Akanda”). The financial forecast for the Akanda group for the next 18 months indicates that it will make significant revenue through production & sale of dried cannabis flowers through a hoop house, shade cloth & greenhouse grow as well as sale of cannabis based medicinal products. Until such time that the group becomes cash flow positive, any shortfall would be funded by the shareholders of Akanda. Additionally, the group is engaged in a Pre IPO financing process and is expected to raise USD 5 million to fund the capital expenditure and working capital requirements of the Company (and the group).
NOTE 3.   Use of judgement and estimates
In preparing these financial statements, management has made judgements and estimates that affect the application of the Company’s accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

CANNAHEALTH LIMITED
Notes to the Financial Statements
July 1, 2020 (Inception) to December 31, 2020
NOTE 3.   Use of judgement and estimates (continued)
Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively. Areas requiring a significant degree of estimation and judgment include fair value measurements for financial instruments, the recoverability and measurement of deferred tax assets and liabilities and assessment of the Company’s ability to continue as a going concern.
NOTE 4.   Significant accounting policies
General
The accounting policies described in these financial statements have been applied consistently to all periods presented in these financial statements.
Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are re-translated to the functional currency at the exchange rate at the date that the fair value was determined. Non-monetary items in a foreign currency that are measured at cost are translated into the functional currency at the exchange rate at transaction date.
Cash
Cash includes cash held in trust and other short term highly liquid investments with original maturities of three months or less, which are classified as cash equivalents. The Company did not hold any cash equivalents at December 31, 2020.
Financial Instruments
(a)
Classification

The Company classifies its financial instruments in the following categories: at fair value through profit and loss (“FVTPL”), at fair value through other comprehensive income (loss) (“FVTOCI”) or at amortized cost. The Company determines the classification of financial assets at initial recognition. The classification of debt instruments is driven by the Company’s business model for managing the financial assets and their contractual cash flow characteristics. Equity instruments that are held for trading are classified as FVTPL. For other equity instruments, on the day of acquisition the Company can make an irrevocable election (on an instrument-by-instrument basis) to designate them as at FVTOCI. Financial liabilities are measured at amortized cost, unless they are required to be measured at FVTPL (such as instruments held for trading or derivatives) or if the Company has opted to measure them at FVTPL.
(b)
Measurement

Financial assets and liabilities at amortized cost
Financial assets and liabilities at amortized cost are initially recognized at fair value plus or minus transaction costs, respectively, and subsequently carried at amortized cost less any impairment.
Financial assets and liabilities at FVTPL
Financial assets and liabilities carried at FVTPL are initially recorded at fair value and transaction costs are expensed in the statements of loss and comprehensive loss. Realized and unrealized gains and losses arising from changes in the fair value of the financial assets and liabilities held at FVTPL are included in the statements of loss and comprehensive loss in the period in which they arise.

CANNAHEALTH LIMITED
Notes to the Financial Statements
July 1, 2020 (Inception) to December 31, 2020
NOTE 4.   Significant accounting policies (continued)
Debt investments at FVTOCI
These assets are subsequently measured at fair value. Interest income calculated using the effective interest method, foreign exchange gains and losses and impairment are recognized in profit or loss. Other net gains and losses are recognized in OCI. On derecognition, gains and losses accumulated in OCI are reclassified to profit or loss.
Equity investments at FVTOCI
These assets are subsequently measured at fair value. Dividends are recognized as income in profit or loss unless the dividend clearly represents a recovery of part of the cost of the investment. Other net gains and losses are recognized in OCI and are never reclassified to profit or loss.
Fair value measurement
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or, in its absence, the most advantageous market to which the Company has access at that date. The fair value of a liability reflects its non-performance risk.
When one is available, the Company measures the fair value of an instrument using the quoted price in an active market for that instrument. A market is regarded as ‘active’ if transactions for the asset or liability take place with sufficient frequency and volume to provide pricing information on an ongoing basis. If there is no quoted price in an active market, then the Company uses valuation techniques that maximize the use of relevant observable inputs and minimize the use of unobservable inputs. The chosen valuation technique incorporates all of the factors that market participants would take into account in pricing a transaction. If an asset or a liability measured at fair value has a bid price and an ask price, then the Company measures assets and long positions at a bid price and liabilities and short positions at an ask price
NOTE 5.   Capital
Authorized
Ordinary shares
The Company has authorized share capital of 1,200 ordinary shares at a par value of EUR 1 each and there are no preference shares.
Issued
The Company has 1,200 issued shares at EUR 1 each for total proceeds of $1,477 (EUR 1,200).
	Number of ordinary shares	Share capital 2020
Inception at July 1, 2020
Share issuance at inception	1,200	$1,477
Issued and outstanding at December 31, 2020		1,477

CANNAHEALTH LIMITED
Notes to the Financial Statements
July 1, 2020 (Inception) to December 31, 2020
NOTE 5.   Capital (continued)
Ordinary shares
Holders of these shares are entitled to dividends as declared from time to time and are entitled to one vote per share at general meetings of the Company. All rights attached to the Company’s shares held by the Company are suspended until those shares are reissued.
NOTE 6.   Capital Management
As of December 31, 2020 the Company’s capital is composed of shareholder’s equity. The Company’s primary objectives, when managing its capital, are to maintain adequate levels of funding to support the operations of the Company and to maintain corporate and administrative functions.
The Company defines capital as cash and equity, consisting of shareholder’s equity. The capital structure of the Company is managed to provide sufficient funding operating activities. Funds are primarily secured through equity capital raised by way of the Company’s shareholders. There can be no assurances that the Company will be able to continue raising equity capital in this manner. The Company invests all capital that is surplus to its immediate needs in short-term, liquid and highly rated financial instruments, such as cash, which are all held with major financial institutions.
There were no changes to the Company’s approach to capital management during the period from July 1, 2020 (inception) to December 31, 2020.
NOTE 7.   Financial Instruments
Trade receivables and debt securities issued are initially recognized when they are originated. All other financial assets and financial liabilities are initially recognized when the Company becomes a party to the contractual provisions of the instrument.
A financial asset (unless it is a trade receivable without a significant financing component) or financial liability is initially measured at fair value plus or minus, for an item not at Fair value through profit or loss (FVTPL), transaction costs that are directly attributable to its acquisition or issue. A trade receivable without a significant financing component is initially measured at the transaction price.
The Company derecognizes a financial asset when:
•
the contractual rights to the cash flows from the financial asset expire; or

•
it transfers the rights to receive the contractual cash flows in a transaction in which either:

•
substantially all of the risks and rewards of ownership of the financial asset are transferred; or

•
the Company neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset

Financial liabilities are classified as measured at amortized cost or fair value through profit or loss (FVTPL). A financial liability is classified as at FVTPL if it is classified as held-for-trading, it is a derivative or it is designated as such on initial recognition. Financial liabilities at FVTPL are measured at fair value and net gains and losses, including any interest expense, are recognized in profit or loss. Other financial liabilities are subsequently measured at amortized cost using the effective interest method. Interest expense and foreign exchange gains and losses are recognized in profit or loss. Any gain or loss on derecognition is also recognized in profit or loss.
The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled, or expire. The Company also derecognizes a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based

CANNAHEALTH LIMITED
Notes to the Financial Statements
July 1, 2020 (Inception) to December 31, 2020
NOTE 7.   Financial Instruments (continued)
on the modified terms is recognized at fair value. On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognized in profit or loss.
At December 31, 2020 the Company’s financial instruments included cash.
NOTE 8.   Subsequent Events
Entering into of Sale and Purchase Agreement with Halo Collective Inc.
On September 29, 2021, Halo Collective Inc. (“Halo”), entered into a share purchase agreement (the “Purchase Agreement”) with Akanda Corp. in connection with the sale/purchase of its international assets (the “Transaction”). These international assets comprise Halo’s investments in Bophelo Bio Science & Wellness Pty Ltd, Canmart Ltd, Bophelo Holdings Ltd and Cannahealth Limited.
Prior to the completion of the Transaction, Halo intends to complete an internal reorganization, pursuant to which Halo’s international assets in the UK, Malta & Lesotho namely Canmart Ltd, Cannahealth Limited and Bophelo Bio Science and Wellness (Pty) Ltd will become, directly or indirectly, wholly owned subsidiaries of Akanda Corp. In accordance with the terms of the Purchase Agreement, Halo will then sell 100% of the issued and outstanding shares of Cannahealth to Akanda in exchange for 13,129,212 common shares in the capital of the Akanda (“Akanda Shares”), representing aggregate consideration of US$13,129,212. On or around November 3, 2021, the sale and purchase Agreement became unconditional and Akanda completed the acquisition of Cannahealth Limited. Accordingly, Akanda issued 13,129,212 common shares to Halo in lieu of the acquisition. Contemporaneously with the closing of the Sale and Purchase Agreement, Akanda entered into an investor rights agreement with Halo, which will see Halo gaining certain investor rights as a shareholder of Akanda, including certain information rights and the rights to appoint a director to the board of Akanda. Akanda also entered into a debenture agreement with Halo in terms of which Akanda is indebted to Halo to the amount of approximately $6.6m, in lieu of the acquisition of the loan claims in Bophelo Bio Science and Canmart that were previously held by Halo prior to the completion of the internal reorganization. The debenture is secured by way of a general security over the assets of Akanda, as well as by a pledge of the 1,200 shares held by Akanda in Cannahealth Limited. The debenture bears interest at a rate of 1% per annum and is repayable on or before November 2, 2021. The debenture (including accrued interest thereon) is convertible, at Akanda’s election, into common shares of Akanda, and the debenture (including accrued interest thereon) will automatically convert into common shares of Akanda upon the successful completion of an Initial Public Offering.

Report of Independent Registered Public Accounting Firm
To the shareholders and the board of directors of Bophelo Holdings Ltd.
Opinion on the Financial Statements
We have audited the accompanying statement of financial position of Bophelo Holdings Ltd. (the “Company”) as of August 31, 2021, the related statement of operations, stockholders’ equity (deficit), and cash flows for the period from August 4, 2021 (inception) through to August 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2021, and the results of its operations and its cash flows for the period from August 4, 2021 (inception) through to August 31, 2021 in conformity with the International Financial Reporting Standards as issued by the International Accounting Standards Board.
Substantial Doubt about the Company’s Ability to Continue as a Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ BF Borgers CPA PC
BF Borgers CPA PC
Served as Auditor since 2021
Lakewood, CO
November 18, 2021

Bophelo Holdings Ltd
Statement of Financial position
	Note	August 31, 2021
ASSETS
Current Assets
Cash		$138
Total assets		$138
LIABILITIES AND SHAREHOLDER’S EQUITY
Shareholder’s Equity
Share capital	5	$138
Accumulated deficit		—
Total Shareholder’s Equity		$138
Total Liabilities and Shareholder’s Equity		$138
The accompanying notes are an integral part of these financial statements.

Bophelo Holdings Ltd
Statement of Operations
August 4, 2021 (Inception) to August 31, 2021
Net sales	$—
Net and Comprehensive loss	$—
The accompanying notes are an integral part of these financial statements.

Bophelo Holdings Ltd
Statement of Changes in Shareholder’s Equity
	Note	Share Capital	Accumulated Deficit	Total Shareholder’s Equity
Inception, August 4, 2021		$—	$—	$—
Share issuance at inception	5	138	—	138
Balance, August 31, 2021		$138	$—	$138
The accompanying notes are an integral part of these financial statements.

Bophelo Holdings Ltd
Statement of Cash Flows
August 4, 2021 (Inception) to August 31, 2021
Cash Flows from Operating Activities	$—
Cash flows from Financing Activities
Proceeds from share issue	138
Cash flows provided by financing activities	138
Net change in cash	138
Cash at beginning of period	—
Cash at end of period	$138
The accompanying notes are an integral part of these financial statements.

Bophelo Holdings Ltd
Notes to the Financials Statements
August 4, 2021 (Inception) to August 31, 2021
NOTE 1.   Reporting Entity
Bophelo Holdings Ltd (the “Company”) is domiciled in England. The Company’s registered office is at 49 Greek Street London W1D4EG. The Company was formed on August 4, 2021, to carry on business as a general commercial company.
The Company’s main business is intended to be the entity within the Akanda Corp. group (Refer to Note 2 and Note 8 below) that will hold the equity investment in Bophelo Bio Science and Wellness (Pty) Ltd, a cannabis cultivation company incorporated in Lesotho. The Company is part of a business restructuring agreement in which it will indirectly become part of Akanda Corp., a newly incorporated Company in Canada.
To date, the Company has not commenced any operations. The continuing operations of the Company are dependent upon its ability to generate profitable operations in the future, and to continue to secure additional financing.
During March 2020, the World Health Organization declared Covid-19 a global pandemic. This contagious disease outbreak, which has continued to spread, and any related adverse public health developments, has adversely affected workforces, economies, and financial markets globally, potentially leading to an economic downturn. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company’s business or ability to raise funds.
NOTE 2.   Basis of preparation and going concern
These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).
They were authorized for issue by the Company’s board of directors on October 14, 2021.
These financial statements are presented in US Dollars. The functional currency of the Company is Great British Pounds.
Going concern
These financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.
The Company will continue to operate in the foreseeable future as a going concern. Subsequent to the transaction envisaged in Note 8, the Company shall become, directly or indirectly, a wholly owned subsidiary of Akanda Corp. (“Akanda”). The financial forecast for the Akanda group for the next 18 months indicates that it will make significant revenue through production & sale of dried cannabis flowers through a hoop house, shade cloth & greenhouse grow as well as sale of cannabis based medicinal products. Until such time that the group becomes cash flow positive, any shortfall would be funded by the shareholders of Akanda. Additionally, the group is engaged in a Pre IPO financing process and is expected to raise USD 5 million to fund the capital expenditure and working capital requirements of the Company (and the group).
NOTE 3.   Use of judgements and estimates
In preparing these financial statements, management has made judgements and estimates that affect the application of the Company’s accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Bophelo Holdings Ltd
Notes to the Financials Statements
August 4, 2021 (Inception) to August 31, 2021
NOTE 3.   Use of judgements and estimates (continued)
Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively. Areas requiring a significant degree of estimation and judgment include fair value measurements for financial instruments, the recoverability and measurement of deferred tax assets and liabilities and assessment of the Company’s ability to continue as a going concern.
NOTE 4.   Significant accounting policies
General
The accounting policies described in these financial statements have been applied consistently to all periods presented in these financial statements.
Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are re-translated to the functional currency at the exchange rate at the date that the fair value was determined. Non-monetary items in a foreign currency that are measured at cost are translated into the functional currency at the exchange rate at transaction date.
Cash
Cash include cash on hand and other short term highly liquid investments with original maturities of three months or less, which are classified as cash equivalents. The Company did not hold any cash equivalents as of August 31, 2021.
Financial Instruments
(a)   Classification
The Company classifies its financial instruments in the following categories: at fair value through profit and loss (“FVTPL”), at fair value through other comprehensive income (loss) (“FVTOCI”) or at amortized cost. The Company determines the classification of financial assets at initial recognition. The classification of debt instruments is driven by the Company’s business model for managing the financial assets and their contractual cash flow characteristics. Equity instruments that are held for trading are classified as FVTPL. For other equity instruments, on the day of acquisition the Company can make an irrevocable election (on an instrument-by-instrument basis) to designate them as at FVTOCI. Financial liabilities are measured at amortized cost, unless they are required to be measured at FVTPL (such as instruments held for trading or derivatives) or if the Company has opted to measure them at FVTPL.
(b)   Measurement
Financial assets and liabilities at amortized cost.
Financial assets and liabilities at amortized cost are initially recognized at fair value plus or minus transaction costs, respectively, and subsequently carried at amortized cost less any impairment.
Financial assets and liabilities at FVTPL
Financial assets and liabilities carried at FVTPL are initially recorded at fair value and transaction costs are expensed in the statements of loss and comprehensive loss. Realized and unrealized gains and losses arising from changes in the fair value of the financial assets and liabilities held at FVTPL are included in the statements of loss and comprehensive loss in the period in which they arise.

Bophelo Holdings Ltd
Notes to the Financials Statements
August 4, 2021 (Inception) to August 31, 2021
NOTE 4.   Significant accounting policies (continued)
Debt investments at FVTOCI
These assets are subsequently measured at fair value. Interest income calculated using the effective interest method, foreign exchange gains and losses and impairment are recognized in profit or loss. Other net gains and losses are recognized in OCI. On derecognition, gains and losses accumulated in OCI are reclassified to profit or loss.
Equity investments at FVTOCI
These assets are subsequently measured at fair value. Dividends are recognized as income in profit or loss unless the dividend clearly represents a recovery of part of the cost of the investment. Other net gains and losses are recognized in OCI and are never reclassified to profit or loss.
Fair value measurement
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or, in its absence, the most advantageous market to which the Company has access at that date. The fair value of a liability reflects its non-performance risk.
When one is available, the Company measures the fair value of an instrument using the quoted price in an active market for that instrument. A market is regarded as ‘active’ if transactions for the asset or liability take place with sufficient frequency and volume to provide pricing information on an ongoing basis. If there is no quoted price in an active market, then the Company uses valuation techniques that maximize the use of relevant observable inputs and minimize the use of unobservable inputs. The chosen valuation technique incorporates all of the factors that market participants would take into account in pricing a transaction. If an asset or a liability measured at fair value has a bid price and an ask price, then the Company measures assets and long positions at a bid price and liabilities and short positions at an ask price.
Related parties
A related party transaction is a transfer of resources, services or obligations between a reporting entity and a related party, regardless of whether a price is charged as defined by IFRS for SMEs.
NOTE 5.   Capital
Authorised shares
The company has 100 authorised shares with a par value of 1 Pound each.
Issued Shares
	Number of ordinary shares	Share capital 2021
Inception at August 4, 2021
Share issuance at inception	100	$138
Issued and outstanding at August 31, 2021	100	$138
Ordinary shares
Holders of these shares are entitled to dividends as declared from time to time and are entitled to one vote per share at general meetings of the Company. All rights attached to the Company’s shares held by the Company are suspended until those shares are reissued.

Bophelo Holdings Ltd
Notes to the Financials Statements
August 4, 2021 (Inception) to August 31, 2021
NOTE 5.   Capital (continued)
On August 4, 2021, the Company issued share capital of US$138 consisting of a hundred shares with a nominal value of US$1, each.
NOTE 6.   Capital Management
As of August 31, 2021 the Company’s capital is composed of shareholder’s equity. The Company’s primary objectives, when managing its capital, are to maintain adequate levels of funding to support the operations of the Company and to maintain corporate and administrative functions.
The Company defines capital as cash and equity, consisting of shareholder’s equity. The capital structure of the Company is managed to provide sufficient funding operating activities. Funds are primarily secured through equity capital raised by way of the Company’s shareholder. There can be no assurances that the Company will be able to continue raising equity capital in this manner. The Company invests all capital that is surplus to its immediate needs in short-term, liquid and highly rated financial instruments, such as cash, which are all held with major financial institutions.
There were no changes to the Company’s approach to capital management during the period from August 4, 2021 (inception) to August 31, 2021.
NOTE 7.   Financial Instruments
Trade receivables and debt securities issued are initially recognized when they are originated. All other financial assets and financial liabilities are initially recognized when the Company becomes a party to the contractual provisions of the instrument.
A financial asset (unless it is a trade receivable without a significant financing component) or financial liability is initially measured at fair value plus or minus, for an item not at Fair value through profit or loss (FVTPL), transaction costs that are directly attributable to its acquisition or issue. A trade receivable without a significant financing component is initially measured at the transaction price.
The Company derecognizes a financial asset when:
•
the contractual rights to the cash flows from the financial asset expire; or

•
it transfers the rights to receive the contractual cash flows in a transaction in which either:

•
substantially all of the risks and rewards of ownership of the financial asset are transferred; or

•
the Company neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset

Financial liabilities are classified as measured at amortized cost or fair value through profit or loss (FVTPL). A financial liability is classified as at FVTPL if it is classified as held-for-trading, it is a derivative or it is designated as such on initial recognition. Financial liabilities at FVTPL are measured at fair value and net gains and losses, including any interest expense, are recognized in profit or loss. Other financial liabilities are subsequently measured at amortized cost using the effective interest method. Interest expense and foreign exchange gains and losses are recognized in profit or loss. Any gain or loss on derecognition is also recognized in profit or loss.
The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled, or expire. The Company also derecognizes a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value. On derecognition of a financial liability, the difference

Bophelo Holdings Ltd
Notes to the Financials Statements
August 4, 2021 (Inception) to August 31, 2021
NOTE 7.   Financial Instruments (continued)
between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognized in profit or loss.
At August 31, 2021, the Company’s financial instruments include cash.
NOTE 8.   Subsequent Events
Entering into of Sale and Purchase Agreement with Halo Collective Inc.
On September 29, 2021, Halo Collective Inc. (“Halo”), entered into a share purchase agreement (the “Purchase Agreement”) with Akanda Corp. in connection with the sale/purchase of its international assets (the “Transaction”). These international assets comprise Halo’s investments in Bophelo Bio Science & Wellness Pty Ltd, Canmart Ltd, Bophelo Holdings Ltd and Cannahealth Limited.
Prior to the completion of the Transaction, Halo intends to complete an internal reorganization, pursuant to which Halo’s international assets in the UK, Malta & Lesotho namely Canmart Ltd, Cannahealth Limited and Bophelo Bio Science and Wellness (Pty) Ltd will become, directly or indirectly, wholly owned subsidiaries of Akanda Corp. In accordance with the terms of the Purchase Agreement, Halo will then sell 100% of the issued and outstanding shares of Cannahealth to Akanda in exchange for 13,129,212 common shares in the capital of the Akanda (“Akanda Shares”), representing aggregate consideration of US$13,129,212. On or around November 3, 2021,the sale and purchase Agreement became unconditional and Akanda completed the acquisition of Cannahealth Limited. Accordingly, Akanda issued 13,129,212 common shares to Halo in lieu of the acquisition. Contemporaneously with the closing of the Sale and Purchase Agreement, Akanda entered into an investor rights agreement with Halo, which will see Halo gaining certain investor rights as a shareholder of Akanda, including certain information rights and the rights to appoint a director to the board of Akanda. Akanda also entered into a debenture agreement with Halo in terms of which Akanda is indebted to Halo to the amount of approximately $6.6m, in lieu of the acquisition of the loan claims in Bophelo Bio Science and Canmart that were previously held by Halo prior to the completion of the internal reorganization. The debenture is secured by way of a general security over the assets of Akanda, as well as by a pledge of the 1,200 shares held by Akanda in Cannahealth Limited. The debenture bears interest at a rate of 1% per annum and is repayable on or before November 2, 2021. The debenture (including accrued interest thereon) is convertible, at Akanda’s election, into common shares of Akanda, and the debenture (including accrued interest thereon) will automatically convert into common shares of Akanda upon the successful completion of an Initial Public Offering.

Report of Independent Registered Public Accounting Firm
To the shareholders and the board of directors of Bophelo Bio Science and Wellness (Pty) Ltd.
Opinion on the Financial Statements
We have audited the accompanying statements of financial position of Bophelo Bio Science and Wellness (Pty) Ltd. (the “Company”), as of December 31, 2020 and 2019, the related statements of comprehensive loss, changes in shareholders’ equity (deficit) and cash flows for the years then ended, and related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years ended December 31, 2020 and 2019, in conformity with the International Financial Reporting Standards as issued by the International Accounting Standards Board.
Substantial Doubt about the Company’s Ability to Continue as a Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ BF Borgers CPA PC
Served as Auditor since 2021
Lakewood, CO
November 18, 2021

Bophelo Bio Science and Wellness (Pty) Ltd
Statements of Financial Position
	Note	$	December 31, 2020	December 31, 2019
ASSETS
Current Assets
Cash			10,120	818,447
Prepayments	8		113,485	310
Shareholders’ loan			7	156
Loans and borrowings	10		—	6,916
Total Current Assets			123,612	825,829
Non-Current Assets
Property, plant and equipment	5		742,887	697,836
Capital work in progress	9		883,145	616,377
Right-of-use asset	7		2,199,779	2,409,933
Intangible assets	6		304,260	358,146
Total Non-Current Assets			4,130,071	4,082,292
Total Assets			4,253,683	4,908,121
LIABILITIES AND SHAREHOLDER’S EQUITY
Current Liabilities
Trade and other payables	12		182,878	43,006
Loans and borrowings	10		2,263,605	—
Lease liability	11		283,976	294,944
Total current liabilities			2,730,459	337,950
Non-Current Liabilities
Lease liability	11		2,598,176	2,408,074
Loans and borrowings	10		3,977,108	5,066,590
Total Non-Current Liabilities			6,575,284	7,474,664
Total Liabilities			9,305,743	7,812,614
Shareholder’s Deficit
Share capital	13		156	156
Reserves	13		7	7
Accumulated deficit			(5,160,401)	(2,862,091)
Accumulated other comprehensive income (loss)			108,177	(42,565)
Total shareholder’s deficit			(5,052,061)	(2,904,493)
Total Liabilities and Shareholder’s Deficit			4,253,683	4,908,121
The accompanying notes are an integral part of these financial statements.

Bophelo Bio Science and Wellness (Pty) Ltd
Statements of Operations
For the Years Ended December 31
	$2020	2019
Sales	—	—
Operating Expenses
Amortization and depreciation	248,743	198,824
Consulting and professional fees	701,985	365,641
Biological Assets costs	58,429	—
Short term accommodation expense	45,482	26,269
Office expenses	26,874	13,116
Personnel expenses	374,900	100,256
Travel expenses	5,154	30,582
General & Administration expenses	201,768	166,515
Loss from operations	(1,663,334)	(901,203)
Interest income	10,187	399
Interest expenses	(645,162)	(493,807)
Net loss before income tax	(2,298,310)	(1,394,611)
Income tax expense	—	—
Net loss for the year	(2,298,310)	(1,394,611)
Other comprehensive income:
Foreign currency translation	150,742	(42,565)
Total comprehensive loss for the year	(2,147,568)	(1,437,176)
Basic and diluted loss per ordinary share	(9.66)	(33.26)
Weighted average number of ordinary shares outstanding	222,212	43,206
The accompanying notes are an integral part of these financial statements.

Bophelo Bio Science and Wellness (Pty) Ltd
Statement of Changes in Shareholders’ Deficit
	$	Number of Shares	Share Capital	Reserves	Accumulated Deficit	Accumulated other comprehensive income	Total Shareholders’ Deficit
Balance, January 1, 2019		100	7	—	(1,467,480)		(1,467,473)
Effect of change in par value per share		—	(7)	7	—	—	—
Share issuance		222,112	156	—	—	—	156
Effect of foreign exchange translation		—	—		—	(42,565)	(42,565)
Net loss		—	—		(1,394,611)		(1,394,611)
Balance, December 31, 2019		222,212	156	7	(2,862,091)	(42,565)	(2,904,493)
Effect of foreign exchange translation		—			—	150,742	150,742
Net loss		—	—		(2,298,310)		(2,298,310)
Balance, December 31, 2020		222,212	156	7	(5,160,401)	108,177	(5,052,061)
The accompanying notes are an integral part of these financial statements.

Bophelo Bio Science and Wellness (Pty) Ltd
Statement of Cash Flows
For the Years Ended December 31
	$2020	2019
Cash Flows from Operating Activities
Net loss	(2,298,310)	(1,394,611)
Non-cash items included in net income:
Depreciation and amortization	248,743	198,824
Interest expenses	645,162	493,807
Write off of property, plant and equipment	23,748	—
Changes in operating assets and liabilities:
Prepayments	(113,175)	(310)
Trade and other payables	139,873	42,283
Net cash used in operating activities	(1,353,959)	(660,007)
Cash Flows from Investing Activities:
Additions to capital WIP	(266,768)	(616,377)
Additions to property, plant and equipment	(172,369)	(53,920)
Proceeds from advances issued	6,934	(6,848)
Net cash used in investing activities	(432,203)	(677,145)
Cash Flows from Financing Activities:
Loans received	1,169,796	2,116,312
Loans repaid	(137,788)	—
Net cash provided by financing activities:	1,032,008	2,116,312
Net change in cash	(754,155)	779,160
Effects of currency translation on cash	(54,172)	15,143
Cash at beginning of year	818,447	24,144
Cash at end of year	10,120	818,447
Supplemental cash flow disclosure Interest paid	$—	$—
Tax paid	$—	$—
The accompanying notes are an integral part of these financial statements.

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2020
NOTE 1.   Nature of operations
Bophelo Bio Science and Wellness (Pty) Ltd (the “Company”) is domiciled in Lesotho. The Company’s registered office is at Ha Mojela, Ts’akholo, Mafeteng, Lesotho. The Company was formed, on the 5th of July 2018, to establish the business of growing, manufacture, and distribution of pharmaceutical and medicinal botanical products.
The Company is part of a business restructuring agreement in which it will indirectly become part of Akanda Corp., a newly incorporated Company in Canada (refer to Note 2 and Note 20).
During March 2020, the World Health Organization declared Covid-19 a global pandemic. This contagious disease outbreak, which has continued to spread, and any related adverse public health developments, has adversely affected workforces, economies, and financial markets globally, potentially leading to an economic downturn. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company’s business or ability to raise funds.
NOTE 2.   Basis of preparation and going concern
These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).
They were authorized for issue by the Company’s board of directors on October 14, 2021.
These financial statements have been prepared on a historical cost basis, except for certain financial instruments, which are measured at fair value. These financial statements are presented in United States dollars. The Company’s functional currency is the Lesotho Loti. The fiscal year end is December 31.
The preparation of financial statements in compliance with IFRS requires management to make certain critical accounting estimates. It also requires management to exercise judgment in applying the Company’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the financial statements are disclosed in Note 3.
Going concern
These financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The continuing operations of the Company are dependent upon its ability to evaluate and complete a business combination. At December 31, 2020, the Company has an accumulated deficit of $5,160,401 including a net loss for the year ended December 31, 2020 of $2,298,310. The going concern basis presumes that funds will be available to finance future operations and that the realization of assets and settlement of liabilities, contingent obligations and commitments will occur in the ordinary course of business.
The Company will continue to operate in the foreseeable future as a going concern. The financial forecast for the Company for the next 18 months indicates that it will earn revenue through production & sale of dried cannabis flowers through a hoop house, shade cloth & partial greenhouse grow. Until such time that the Company becomes cash flow positive, any shortfall would be funded by the shareholders of the Company. Additionally, the Company is part of its parent Company’s internal reorganization pursuant to which the Company will directly or indirectly become the subsidiary of a newly incorporated Canadian Company, Akanda Corp (“Akanda”). Akanda is currently engaged in a Pre IPO financing round and is expected to raise USD 5 million to fund the Company’s capital expenditures and working capital requirements. Further to that, Akanda is in the process of listing on Nasdaq which will bring in more business opportunities in the foreseeable future. Details of the Akanda transaction are contained in Note 20.

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2020
NOTE 3.   Use of judgements and estimates
In preparing these financial statements, management has made judgements and estimates that affect the application of the Company’s accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.
Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively. Areas requiring a significant degree of estimation and judgment include fair value measurements for financial instruments, the recoverability and measurement of deferred tax assets and liabilities, the measurement of right of use assets and lease liabilities, and assessment of the Company’s ability to continue as a going concern.
NOTE 4.   Significant accounting policies
General
The accounting policies described in these financial statements have been applied consistently to all periods presented in these financial statements.
Foreign currency
Transactions in foreign currencies are translated from the respective functional currency of the Company to the reporting currency using the exchange rates at transaction date. Receivables, payables and other monetary assets and liabilities, as well as equity and share capital denominated in foreign currencies are re-translated to the reporting currency using the exchange rates at the balance sheet date. Resulting foreign currency differences are recognized in the income statement, except for foreign currency differences arising on re-translation of Fair Value through Other Comprehensive Income (FVOCI) investments and financial liabilities designated as a hedge of a net investment, which are recognized in other comprehensive income. Resulting foreign currency differences that arise due to the translation of share capital and share premium are recognized in other comprehensive income.
Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are re-translated to the functional currency at the exchange rate at the date that the fair value was determined. Non-monetary items in a foreign currency that are measured at cost are translated into the functional currency at the exchange rate at transaction date.
Property, plant and equipment
The Company estimates the useful lives of the property, plant and equipment based on the period over which the assets are available for use. These estimates are reviewed periodically and any changes in the estimates are accounted for prospectively.
The property, plant and equipment are recorded at cost less depreciation on a straight-line basis. The estimated useful lives of the assets are as below:
Plant and equipment	10 years
Leasehold improvements	20 years
Motor vehicles	4 years
Intangible assets
The Company has one license which is valid for 10 years and is subject to a renewal at the end of the 10 years. The license is automatically renewed annually on payment of necessary fees as well as submission of operational documents to the Ministry of Health.

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2020
NOTE 4.   Significant accounting policies (continued)
The Intangible assets are recorded at cost less amortization and impairment losses, if any. The Intangible assets are amortized on a straight-line basis for the validity of the license which is 10 years.
Biological Assets
Biological assets are measured at their fair value less costs to sell (“FVLCS”) in the Statement of Financial Position. The Company’s method of accounting for biological assets attributes value accretion on a straight-line basis throughout the life of the biological asset from initial cloning to the point of harvest. All direct and indirect costs of biological assets are capitalized as they are incurred.
Under IFRS 13 Fair Value Measurement, fair value is defined as the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date. The measurement of the fair value of the asset must take into the condition of the asset as well as any restrictions on the sale of the asset. When applying IFRS 13 Fair Value Measurement to non-financial assets, in this case the biological asset and produce, the fair value takes into account a market participant’s ability to use that asset in its highest and best use. The highest and best use takes into account the use of the asset that is physically possible, legally permissible and financially feasible, either, in combination with other assets or on a standalone basis.
Biological assets and produce held by the Company is planned to be used in 4 ways:
•
Sale to the export market;

•
Sale to the local market;

•
Repurposed for use in research and development; and

•
Written off for being obsolete.

For the year ended December 31, 2020, the Company expensed costs related to its biological assets in the amount of $58,429 (2019 — Nil) as the costs were incurred in relation to research and development activities.
Cash
Cash includes cash on hand and other short term highly liquid investments with original maturities of three months or less, which are classified as cash equivalents. The Company did not hold any cash equivalents as of December 31, 2019, and 2020.
Leases
At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The Company assesses whether the contract involves the use of an identified asset, whether the right to obtain substantially all of the economic benefits from use of the asset during the term of the arrangement exists, and if the Company has the right to direct the use of the asset. At inception or on reassessment of a contract that contains a lease component, the Company allocates the consideration in the contract to each lease component on the basis of their relative standalone prices.
As a lessee, the Company recognizes a right-of-use asset and a lease liability at the commencement date of a lease. The right-of-use asset is initially measured at cost, which is comprised of the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any decommissioning and restoration costs, less any lease incentives received.

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2020
NOTE 4.   Significant accounting policies (continued)
The right-of-use asset is subsequently depreciated from the commencement date to the earlier of the end of the lease term, or the end of the useful life of the asset. In addition, the right-of-use asset may be reduced due to impairment losses, if any, and adjusted for certain remeasurements of the lease liability.
A lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted by the interest rate implicit in the lease, or if that rate cannot be readily determined, the incremental borrowing rate. Lease payments included in the measurement of the lease liability are comprised of:
a)
fixed payments, including in-substance fixed payments, less any lease incentives receivable;

b)
variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;

c)
amounts expected to be payable under a residual value guarantee;

d)
exercise prices of purchase options if the Company is reasonably certain to exercise that option; and

e)
payments of penalties for terminating the lease, if the lease term reflects the lessee exercising an option to terminate the lease.

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, or if there is a change in the estimate or assessment of the expected amount payable under a residual value guarantee, purchase, extension or termination option.
Variable lease payments not included in the initial measurement of the lease liability are charged directly to profit or loss.
Revenue
In accordance with IFRS 15, the Company recognizes revenue, excluding interest and dividend income and other such income from financial instruments recognized in accordance with IFRS 9, upon transfer of promised goods or services to customers in amounts that reflect the consideration to which the Company expects to be entitled in exchange for those goods or services based on the following five step approach:
Step 1:   Identify the contracts with customers;
Step 2:   Identify the performance obligations in the contract;
Step 3:   Determine the transaction price;
Step 4:   Allocate the transaction price to the performance obligations in the contract; and
Step 5:   Recognize revenue when (or as) the entity satisfies a performance obligation.
The Company typically satisfies its performance obligations upon completion of sale. The Company primarily acts as principal in contracts with its customers. The Company does not have material obligations for returns, refunds and other similar obligations, nor warranties and related obligations.
Revenue is recognized at the amount of the transaction price that is allocated to the performance obligation. The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2020
NOTE 4.   Significant accounting policies (continued)
The Company does not have any revenue streams at the moment as it has not made any commercial sales to date. The Company does expect to have a single revenue stream in the future which will relate to the sale of cannabis biomass. This revenue stream which will be assessed as one performance obligation. Revenue from biomass cannabis sales will be recognized once the performance obligation has been satisfied, which would be upon the customer taking the delivery of the bulk biomass. The transaction price for each product and service will be determined based on the respective invoice.
The Company exercises judgments in determining the amount of the costs incurred to obtain or fulfill a contract with a customer, which includes, but is not limited to (a) the likelihood of obtaining the contract, (b) the estimate of the profitability of the contract, and (c) the credit risk of the customer. An impairment loss will be recognized in profit or loss to the extent that the carrying amount of the asset exceeds (a) the remaining amount of consideration that the entity expects to receive in exchange for the goods or services to which the asset relates, less (b) the costs that relate directly to providing those goods or services and that have not been recognized as expenses.
Earnings (loss) per share
Basic loss per share is calculated by dividing the loss attributable to common shareholders by the weighted average number of ordinary shares outstanding in the period. For all periods presented, the loss attributable to common shareholders equals the reported loss attributable to owners of the Company.
Income tax
Income tax expense comprises current and deferred tax. It is recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in OCI.
Current tax comprises the expected tax payable or receivable on the taxable income or loss for the year and any adjustment to the tax payable or receivable in respect of previous years. The amount of current tax payable or receivable is the best estimate of the tax amount expected to be paid or received that reflects uncertainty related to income taxes, if any. It is measured using tax rates enacted or substantively enacted at the reporting date. Current tax also includes any tax arising from dividends. Current tax assets and liabilities are offset only if certain criteria are met.
Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for:
•
temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;

•
temporary differences related to investments in subsidiaries, associates and joint arrangements to the extent that the Company is able to control the timing of the reversal of the temporary differences and it is probable that they will not reverse in the foreseeable future; and

•
taxable temporary differences arising on the initial recognition of goodwill.

The amount of deferred tax provided is based on the expected manner of recovery or settlement of the carrying amount of assets and liabilities, using tax rates (substantively) enacted, at year-end. Deferred tax assets are recognized to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different taxable entities which intend either to settle current tax liabilities and assets on a net basis or to realize the assets and settle the liabilities simultaneously. Current and deferred

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2020
NOTE 4.   Significant accounting policies (continued)
tax are recognized in the income statement, except when it relates to a business combination or for items directly recognized in equity or other comprehensive income.
Foreign Currency Translation
The functional and reporting currency of the Company is the Lesotho Loti and United States Dollars respectively. Transactions denominated in foreign currencies are translated using the exchange rate in effect on the transaction date or at an average rate. Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange in effect at the statement of financial position date. Non-monetary items are translated using the historical rate on the date of the transaction. Foreign exchange gains and losses are included in profit and loss
Share capital
Incremental costs directly attributable to the issue of ordinary shares are recognized as a deduction from equity. Income tax relating to transaction costs of an equity transaction is accounted for in accordance with IAS 12.
The share capital of the Company is translated to the spot rate at the end of the financial year.
Fair value measurement
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or, in its absence, the most advantageous market to which the Company has access at that date. The fair value of a liability reflects its non-performance risk.
When one is available, the Company measures the fair value of an instrument using the quoted price in an active market for that instrument. A market is regarded as ‘active’ if transactions for the asset or liability take place with sufficient frequency and volume to provide pricing information on an ongoing basis. If there is no quoted price in an active market, then the Company uses valuation techniques that maximize the use of relevant observable inputs and minimize the use of unobservable inputs. The chosen valuation technique incorporates all of the factors that market participants would take into account in pricing a transaction. If an asset or a liability measured at fair value has a bid price and an ask price, then the Company measures assets and long positions at a bid price and liabilities and short positions at an ask price

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2020
NOTE 5.   Property, plant and equipment
	$	Plant and equipment	Leasehold improvement	Motor vehicles	Total
Cost at January 1, 2019		438,432	286,482	—	724,914
Additions		1,911	13,419	38,590	53,920
Foreign exchange movements		8,701	4,869	(163)	13,407
Cost at December 31, 2019		449,044	304,770	38,427	792,241
Additions		172,369	—	—	172,369
Write-offs		(23,748)	—	—	(23,748)
Foreign exchange movements		(11,304)	(11,333)	(1,429)	(24,066)
Cost at December 31, 2020		586,361	293,437	36,998	916,796
Accumulated depreciation at January 1, 2019		(21,922)	(7,162)	—	(29,084)
Depreciation		(44,325)	(15,038)	(4,757)	(64,120)
Foreign exchange movements		(866)	(289)	(46)	(1,201)
Accumulated Depreciation at December 31, 2019		(67,113)	(22,489)	(4,803)	(94,405)
Depreciation		(60,212)	(14,950)	(9,425)	(84,587)
Foreign exchange movements		3,615	1,114	354	5,083
Accumulated Depreciation at December 31, 2020		(123,710)	(36,325)	(13,874)	(173,909)
Carrying value at January 1, 2019		416,510	279,320	—	695,830
Additions		1,911	13,419	38,590	53,920
Depreciation		(44,325)	(15,038)	(4,757)	(64,120)
Foreign exchange movements		7,835	4,580	(209)	12,206
Carrying value at December 31, 2019		381,931	282,281	33,624	697,836
Additions		172,369	—	—	172,369
Disposals		(23,748)	—	—	(23,748)
Depreciation		(60,212)	(14,950)	(9,425)	(84,587)
Foreign exchange movements		(7,689)	(10,219)	(1,075)	(18,983)
Carrying value at December 31, 2020		462,651	257,112	23,124	742,887

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2020
NOTE 6.   Intangible asset
	$	Licenses	Total
Cost at January 1, 2019		413,223	413,223
Foreign exchange movements		8,125	8,125
Cost at December 31, 2019		421,348	421,348
Foreign exchange movements		(15,668)	(15,668)
Cost at December 31, 2020		405,680	405,680
Accumulated amortization at January 1, 2019		(20,661)	(20,661)
Amortization		(41,725)	(41,725)
Foreign exchange movement		(816)	(816)
Accumulated amortization at December 31, 2019		(63,202)	(63,202)
Accumulated amortization at December 31, 2019		(63,202)	(63,202)
Amortization		(41,337)	(41,337)
Foreign exchange translation		3,119	3,119
Accumulated amortization at December 31, 2020		(101,420)	(101,420)
Carrying value at January 1, 2019		392,562	392,562
Amortization		(41,725)	(41,725)
Foreign exchange movement		7,309	7,309
Carrying value at December 31, 2019		358,146	358,146
Amortization		(41,337)	(41,337)
Foreign exchange translation		(12,549)	(12,549)
Carrying value at December 31, 2020		304,260	304,260

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2020
NOTE 7.   Right of use asset
The Company leases the land from Mophuthi Matsoso Development Trust.
	$	Land Lease	Total
Cost:
Balance as at January 1, 2019		—	—
Additions during the year		2,503,827	2,503,827
Balance as at December 31, 2019		2,503,827	2,503,827
Additions during the year		—	—
Balance as at December 31, 2020		2,503,827	2,503,827
Accumulated Depreciation:
Balance as at January 1, 2019		—	—
Charge for the year		92,979	92,979
Effects of Currency Translation		914	914
Balance as at December 31, 2019		93,893	93,893
Charge for the year		122,820	122,820
Effects of Currency Translation		87,335	87,335
Balance as at December 31, 2020		304,048	304,048
Net Book Value:
At December 31, 2019		2,409,934	2,409,934
At December 31, 2020		2,199,779	2,199,779
The carrying amount of the right-of-use asset is depreciated on a straight-line basis over the remaining term of the lease, which at December 31, 2020, was around 18 years.
NOTE 8.   Prepayments
	$	December 31, 2020	December 31, 2019
Prepaid expenses		113,485	310
		113,485	310
As at December 31, 2020 the Company’s prepaid expenses pertain to initial deposit paid to a supplier for the construction of a perimeter fence on site as well as the insurance. As at December 31, 2019 the Company’s prepaid expenses pertain to a small prepaid amount on the lease.
NOTE 9.   Capital work in progress
	$	December 31, 2020	December 31, 2019
Capital work in progress		883,145	616,377
		883,145	616,377
As at December 31, 2020 and 2019 the Company’s Capital work in progress relate to the ongoing civil, gravelling, storm drainage work on site.

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2020
NOTE 10.   Loans and borrowings
The loans described below have been granted to the Company to fulfill its capital and operational requirements. The terms of the loans are described below:
a.
Louisa Mojela’s loan as at December 31, 2020 of $1,552,487 (2019: $2,191,396) includes the following loans:

•
Bridge Loan of US$1 million — The loan is a bridge financing facility received from L Mojela to fund capital expenditure and working capital of the Company. The loan carries a redemption premium of 100% of the capital amount borrowed. This redemption premium is triggered and becomes payable upon the successful raising of capital of not less than $18 million. This capital raise must happen prior to October 31, 2020 for the Lender to qualify for the redemption premium. This loan is repayable within 18 months from the date of first drawdown (which was on or around December 1, 2019), alternatively, the repayment of the loan plus the redemption premium is payable on the successful raising of capital of not less than USD 18 million. The loan carries interest at a rate of 1.5% per month applicable from the first draw down date. In the event that the redemption premium is triggered and payable, all interest accrued on the loan is cancelled and only the capital plus the redemption premium is payable. At balance sheet date, the capital raising of $18 million contemplated by the loan agreement had not taken place and therefore interest is applicable on the loan under the terms described above. The loan agreement was amended in May 2020 to cater for a further additional borrowing (on the same terms and conditions described above) to the amount of US$100,000. This resulted in a cumulative amount borrowed of US$1.1 million (capital amount of the loan). The loan is secured by a first notarial bond/mortgage over the Company’s property. The security is shared with Middleton and both the Middleton and L Mojela entered into an intercreditor agreement to this effect. The balance on this loan as at December 31, 2020 is $1,350,813 (2019: $1,069,760)

•
Loan 2 — This loan was entered into with L Mojela for a capital sum of US$945,809 in the financial year 2018. The purpose of this loan was to fund the acquisition of the Company’s license to operate as a prohibited drug operator under section 12 of the Drugs of Abuse Act, 2008 as well as to fund the day-to-day operating costs of the Company. This loan is unsecured and repayable by December 31, 2021. It carries an interest rate linked to the prime lending rate in the Republic of South Africa. The balance on this loan as at December 31, 2020 is $Nil (2019: $1,121,636). This loan was acquired by Halo Collective Inc. (“Halo”) pursuant to a Purchase and Sale agreement between Halo and the shareholders of the Company. This loan now forms part of the Halo intercompany loan account balance referred to in the continuity schedule below.

•
Loan 3 — This is a short-term loan facility provided by L Mojela to the Company of approximately US$135,226 in capital value lent. This loan was provided in the financial year ending December 31,2020. The purpose of this loan was to assist the Company in funding working capital deficits. This loan was unsecured, repayable within 30 days of receiving the payment and carried interest at the rate linked to the prime lending rate in the Republic of South Africa. The capital balance of this loan was repaid in full before the end of the financial year December 31, 2020. The interest balance on this loan remains unpaid and outstanding as at December 31, 2020 with a value of US$ 11,230 (2019: $Nil)

•
Loan 4 — This loan is also a short-term facility provided by L Mojela to the Company to fund its day-to-day operating costs. The loan received was to the extent of US$190,444 in the financial year ending December 31, 2020. This loan does not have a fixed repayment date, is unsecured and is interest free. As at December 31, 2020 the loan balance on this facility was US$190,444 (2019: $Nil).

b.
Granny Seape’s loan as at December 31, 2020 of $Nil (2019: $300,477) was entered into with the Company for a capital sum of US$255,337 in the financial year ending December 31, 2018. The

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2020
NOTE 10.   Loans and borrowings (continued)
purpose of this loan was to fund the acquisition of the Company’s license to operate as a prohibited drug operator under section 12 of the Drugs of Abuse Act, 2008 as well as to fund the day-to-day operating costs of the Company. This loan is unsecured and repayable by December 31, 2021. It carries an interest rate linked to the prime lending rate in the Republic of South Africa. This loan was acquired by Halo Collective Inc. (“Halo”) pursuant to a Purchase and Sale agreement between Halo and the shareholders of the Company. This loan now forms part of the Halo intercompany loan account balance referred to in the continuity schedule below.
c.
1942 Capital’s loan as at December 31, 2020 of $Nil (2019: $1,285,146) was entered into with the Company for a capital sum of US$1,083,686 in the financial year 2018. The purpose of this loan was to fund the acquisition of the Company’s license to operate as a prohibited drug operator under section 12 of the Drugs of Abuse Act, 2008 as well as to fund the day-to-day operating costs of the Company. This loan is unsecured and repayable by December 31,2021. It carries an interest rate linked to the prime lending rate in the Republic of South Africa. This loan was acquired by Halo Collective Inc. (“Halo”) pursuant to a Purchase and Sale agreement between Halo and the shareholders of the Company. This loan now forms part of the Halo intercompany loan account balance referred to in the continuity schedule below.

d.
Seedy Lette’s loan as at December 31, 2020 of $Nil (2019: $240,251) was entered into with the Company for a capital sum of US$202,589 in the financial year 2018. The purpose of this loan was to fund the acquisition of the Company’s license to operate as a prohibited drug operator under section 12 of the Drugs of Abuse Act, 2008 as well as to fund the day-to-day operating costs of the Company. This loan is unsecured and repayable by December 31,2021. It carries an interest rate linked to the prime lending rate in the Republic of South Africa. This loan was acquired by Halo Collective Inc. (“Halo”) pursuant to a Purchase and Sale agreement between Halo and the shareholders of the Company. This loan now forms part of the Halo intercompany loan account balance referred to in the continuity schedule below.

e.
Middleton Gardens Ltd. loan as at December 31, 2020 of $Nil (2019: $1,049,322). The loan is a bridge financing facility received from Middleton Gardens to fund capital expenditure and working capital of the Company to the extent of a capital amount of US$ 1 million. This loan is repayable within 15 months from the date of first drawdown (which was on or around 1 March 2019), alternatively, the repayment of the loan is payable on the successful raising of capital of not less than US$ 18 million. A redemption premium of 100% is triggered and payable by the Company to Middleton Gardens (“Middleton”) should the successful capital raise take place before December 31, 2019. In the absence of the redemption premium being triggered, this loan carries interest at the rate of 1.5% per month. This loan is secured by a notarial/mortgage bond over the Company’s movable and immovable property. This security is shared with L Mojela as referenced in Note 10a above. This loan was acquired by Halo Collective Inc. (“Halo”) pursuant to a Purchase and Sale agreement between Halo and the shareholders of the Company. This loan now forms part of the Halo intercompany loan account balance referred to in the continuity schedule below. Furthermore, the redemption premium on the US$1million loan mentioned above was deemed to be triggered by mutual arrangement between the Company, Middleton and Halo. Halo settled this redemption premium through the issue of Halo shares following the closing of the Purchase and Sale agreement. Accordingly, no interest accrued on the US$1million loan mentioned above.

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2020
NOTE 10.   Loans and borrowings (continued)
The Company entered into another loan agreement with Middleton for the borrowing of a further US$100,000 in May 2020. With regard to this loan of US$ 100,000, interest was accrued at the rate of 1.5% per month and the capital value of this loan along with the interest was acquired by Halo. This loan too forms part of the Halo intercompany loan account balance.
f.
Halo Collective Inc’s loan as at December 31, 2020 of $4,688,226 (2019: receivable of $6,916) does not have a fixed repayment date and is interest free. This loan account balance includes the following loans acquired pursuant to the Purchase and Sale agreement between Halo and the shareholders of the Company.

•
L Mojela — US$ 1,147,260

•
G Seape — US$ 307,337

•
1942 Capital — US$ 1,314,361

•
Seedy Lette — US$ 245,712

•
Middleton Gardens — US$ 1,030,158

The total of the above loans acquired and reflected in the Halo loan account balance is US$ 4,044,828. The remaining portion of this loan amounting to US$ 711,118 pertains to the short-term funding provided by Halo to cover the day-to-day expenses of the Company. There is no fixed repayment date on this loan, is unsecured as well as interest free.
A continuity of the Company’s loans payables is as follows:
	$	Louisa Mojela	Granny Seape	1942 Capital	Seedy Lette	GMG/ Middleton	Halo Collective Inc.	Total
Value at January 1, 2019		994,506	232,276	1,139,483	213,020	—	—	2,579,284
Loans issued		1,043,690	34,771	—	—	1,037,852	(6,848)	2,109,464
Interest on loans		122,183	28,243	122,057	22,818	1,254	—	296,555
Foreign exchange movements		31,017	5,187	23,606	4,413	10,216	(68)	74,371
Value at December 31, 2019		2,191,396	300,477	1,285,146	240,251	1,049,322	(6,916)	5,059,674
Current portion		—	—	—	—	—	(6,916)	(6,916)
Non-current portion		2,191,396	300,477	1,285,146	240,251	1,049,322	—	5,066,590
Value at December 31, 2019		2,191,396	300,477	1,285,146	240,251	1,049,322	(6,916)	5,059,674
Loans issued		438,420	—	—	—	—	731,375	1,169,796
Loans carried off		(1,147,260)	(307,337)	(1,314,361)	(245,712)	(1,030,158)	4,044,828	—
Loans repaid		(137,788)	—	—	—	—	—	(137,788)
Interest on loans		278,901	12,656	54,190	10,130	753	—	356,631
Foreign exchange movements		(71,182)	(5,796)	(24,974)	(4,669)	(19,917)	(81,061)	(207,598)
Value at December 31, 2020		1,552,487	—	—	—	—	4,688,226	6,240,714
Current portion		1,552,487	—	—	—	—	711,118	2,263,605
Non-current portion		—	—	—	—	—	3,977,108	3,977,108
Value at December 31, 2020		1,552,487					4,688,226	6,240,714

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2020
NOTE 11.   Finance lease liability
The Company’s lease liability consists of lease on the land in which it operates. The present value of future lease payments was measured using an incremental borrowing rate of 10.25% per annum as at April 1, 2019
	$	Land Lease	Total
Balance as at January 1, 2019		—	—
Additions:
Lease Liability – Initial adoption of IFRS 16		2,503,827	2,503,827
Interest Expense		197,252	197,252
Lease payments during the year		—	—
Effects of Currency Translation		1,939	1,939
		2,703,018	2,703,018
Less: current portion		(294,944)	(294,944)
Balance as at December 31, 2019		2,408,074	2,408,074
Interest Expense		284,950	284,950
Lease payments during the year		—	—
Effects of Currency Translation		(105,816)	(105,816)
		2,882,152	2,882,152
Less: current portion		(283,976)	(283,976)
As at December 31, 2020		2,598,176	2,598,176
As at December 31, 2020 the Company’s minimum lease payments are as follows:
	$	December 31, 2020
Amounts payable within 1 year		283,976
Amounts payable between 1 and 5 years		1,135,903
Amounts payable after 5 years		3,762,677
Total payments		5,182,556
Interest on lease agreement		(2,300,404)
		2,882,152
NOTE 12.   Trade and other payables
	$	December 31, 2020	December 31, 2019
Trade payables		107,839	31,784
Directors’ remuneration payable		48,584	10,533
Accrued payroll taxes		26,455	688
		182,878	43,006

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2020
NOTE 13.   Capital
Authorized Share Capital
The Company has 10 million ordinary shares of par value of $0.0007 (1 Lisente or 0.01 Loti) each.
Issued Share Capital
	$	Number of shares	Par value	Share capital	Share premium	Total
Balance at December 31, 2018		100	0.07	7	—	7
Change in par value from 1 Loti to 1 Lisente per share		—	—	(7)	7	—
Additional shares issued		222,112	0.0007	156	—	156
Issued and outstanding as at December 31, 2019 and 2020		222,212	0.0007	156	7	163
Ordinary shares
Holders of these shares are entitled to dividends as declared from time to time and are entitled to one vote per share at general meetings of the Company. All rights attached to the Company’s shares held by the Company are suspended until those shares are reissued.
At the time of the formation of the Company, 100 ordinary shares were issued to its founders L Mojela & G Seape. During the 2019, L Mojela and G Seape exchanged these shares for shares in Boiketlo Biomed Pty Ltd.(“Boiketlo”) , which resulted in Boiketlo holding 100% of the 100 shares comprising the Company’s issued share capital at the time. Following this, the Company changed the par value per share of its authorized share capital to 0.01 Loti (US$0.0007) each, from its initial par value of 1 Loti (US$0.07) each. Subsequently, during 2019, Middleton Gardens Ltd. (“Middleton”) subscribed for 122,212 ordinary shares at a par value of 0.01 Loti (US$0.0007) each and Boiketlo subscribed for a further 99,900 ordinary shares at the same par value per share. Pursuant to the Sale and Purchase Agreement entered into on November 27, 2019, Halo Collective Inc. (“Halo”) acquired all of the outstanding and issued ordinary shares held by Middleton and Boiketlo and consequently became the 100% shareholder of the Company holding all 222,212 ordinary shares in issue.
NOTE 14.   Biological assets
Farm work in progress
During the 2020 year, the Company had incurred costs which were capitalized against a biological asset as the cost to grow the plants. At December 31, 2020 the Company did not hold the required licenses to be able to sell and distribute the harvested plants. The amount of US$58,429 incurred and capitalized against the biological asset have therefore been expensed through a fair value adjustment.
NOTE 15:   Related Party Transactions
Related Party Transactions
Key management personnel include those persons having authority and responsibility for planning, directing and controlling the activities of the Company as a whole. The Company has determined that key management personnel consist of members of the Company’s Board of Directors and corporate officers. The Company has entered into a few non-arm’s length transactions as below:
•
Short term accommodation leased from L Mojela for the purpose of housing expatriate staff

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2020
NOTE 15:   Related Party Transactions (continued)
•
Leasing of office space from a Company controlled by G Seape

•
Procurement of fuel from L Mojela for the purposes of operating the Company vehicle on site. In the financial year ending December 31, 2020, the Company procured and paid for its own fuel.

•
Consulting services undertaken from Seedy Lette in the financial year ending December 31, 2019 relating to various government liaison activities.

•
Professional services undertaken by L Mojela as an executive of the Company over and above the director’s remuneration.

Related Party Transactions
•
The Company has leased the land from Mophuthi Matsoso Development Trust (“Mophuthi Trust”), the details are disclosed under Note 11.

	December 31, 2020	December 31, 2019
Directors Remuneration	116,448	10,431
Director Professional fees	121,467	121,970
Key Management Remuneration	268,326	161,134
Short term accommodation expense	45,482	26,269
Office expenses for office space	2,377	9,388
Fuel expenses	—	4,172
Consulting fees to Seedy Lette	—	10,931
	554,100	344,295
The Directors remuneration is included in the Personnel expenses and the Key management remuneration is included in the Professional and Consulting fees in the Statement of operations.
Related Party Balances
As at December 31, 2020, the entire balance of the Loans & Borrowings (Note 10) was owing to the shareholders and other related parties. As at December 31, 2019 included in the Loans & Borrowings were an amount of $3,781,445 owing to the shareholders and other related parties. During the year ended December 31, 2020 further loans were issued to the value of $1,169,796 (2019 $2,116,312) and the amount of loans taken over amounted to $4,044,828 (2019 $-). During the year ended December 31, 2020 the loans incurred interest to the value of $356,631 (2019 $296,555).
As at December 31, 2020, the amounts presented in the Lease liability (Note 11) pertained to the amount owing to Mophuthi Trust, a Trust controlled by L Mojela & G Seape to the extent of $2,882,152. As at December 31, 2019, the amount (Note 11) was $2,703,018.
NOTE 16.   Financial instruments and risk management
Financial instruments
Trade receivables and debt securities issued are initially recognized when they are originated. All other financial assets and financial liabilities are initially recognized when the Company becomes a party to the contractual provisions of the instrument.

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2020
NOTE 16.   Financial instruments and risk management (continued)
A financial asset (unless it is a trade receivable without a significant financing component) or financial liability is initially measured at fair value plus or minus, for an item not at Fair value through profit or loss (FVTPL), transaction costs that are directly attributable to its acquisition or issue. A trade receivable without a significant financing component is initially measured at the transaction price.
The Company derecognizes a financial asset when:
•
the contractual rights to the cash flows from the financial asset expire; or

•
it transfers the rights to receive the contractual cash flows in a transaction in which either:

•
substantially all of the risks and rewards of ownership of the financial asset are transferred; or

•
the Company neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset

Financial liabilities are classified as measured at amortized cost or fair value through profit or loss (FVTPL). A financial liability is classified as at FVTPL if it is classified as held-for-trading, it is a derivative or it is designated as such on initial recognition. Financial liabilities at FVTPL are measured at fair value and net gains and losses, including any interest expense, are recognized in profit or loss. Other financial liabilities are subsequently measured at amortized cost using the effective interest method. Interest expense and foreign exchange gains and losses are recognized in profit or loss. Any gain or loss on derecognition is also recognized in profit or loss.
The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled, or expire. The Company also derecognizes a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value. On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognized in profit or loss.
At December 31, 2020, the Company’s financial instruments include cash, loans and borrowings, and trade and other payables.
Capital management
The Company’s primary objective is to ensure that it maintains sufficient capital to support the initial and ongoing development of the business infrastructure. The Company manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of its activities. In maintaining or adjusting the capital structure, the Company will request further funding from the shareholders and other related parties.
Financial risk management
The Company’s board of directors has overall responsibility for the establishment and oversight of the Company’s risk management framework. The board of directors has established the risk management committee, which is responsible for developing and monitoring the Company’s risk management policies. The committee reports regularly to the board of directors on its activities.
The Company’s risk management policies are established to identify and analyze the risks faced by the Company, to set appropriate risk limits and controls and to monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Company’s activities. The Company, through its training and management standards and procedures, aims to maintain a disciplined and constructive control environment in which all employees understand their roles and obligations.

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2020
NOTE 16.   Financial instruments and risk management (continued)
The Company has exposure to the following risks arising from financial instruments:
•
Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from the Company’s receivables from customers and investments in debt securities. The Company is yet to be exposed to credit risk as revenue has yet to be generated.

•
Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s objective when managing liquidity is to ensure, as far as possible, that it will have sufficient liquidity to meet its liabilities when they are due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. The Company is currently not generating revenue and is therefore at risk of not obtaining the required cash flow from the Company’s lenders in order to incur and settle the necessary capital and operational expenses. At the end of the year ended December 31, 2020 the Company had cash balances available amounting to $10,120 (2019 $818,447) and a shortfall of $2,720,339 (2019 $Nil) to settle current liabilities of $2,730,459 (2019 — $337,950).

•
Market risk is the risk that changes in market prices — e.g., foreign exchange rates, interest rates and equity prices — will affect the Company’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return. The Company’s primary sale market will be outside of Lesotho and will therefore be subject risks related to foreign exchange rates. This will be compounded as the Rand, on which the Loti is pegged, is considered to be volatile in terms of the foreign exchange market.

Currency risk
The Company is exposed to transactional foreign currency risk to the extent that there is a mismatch between the currencies in which sales, purchases, receivables and payables are denominated and the respective functional currency of the Company. The functional currency of the Company is the Lesotho Loti. The currencies in which these transactions are primarily denominated are Lesotho Loti, Euro, United States dollar, British pound sterling and Canadian dollar.
NOTE 17.   Segmented Information
The Company operates primarily in a single operating segment, being the cultivation of medicinal cannabis. All of the Company’s Non-Current Assets are based in Lesotho. Once the Company starts generating revenue, its customers would be primarily located in Europe.
NOTE 18.   Income Taxes
The provision for income taxes differs from the amount that would have resulted in applying the statutory tax rate as follows:
	$	December 31, 2020	December 31, 2019
Net loss for the year		(2,298,310)	(1,394,611)
Statutory income tax rate		25%	25%
Expected tax recovery at statutory income tax rates		(574,578)	(348,653)
Change in deferred tax assets not recognized		574,578	348,653
		—	—

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2020
NOTE 18.   Income Taxes (continued)
Temporary differences that give rise to the following deferred tax assets and liabilities at are:
	$	December 31, 2020	December 31, 2019
Deferred tax assets
Net operating loss carried forward		5,160,401	2,862,091
Deferred tax assets not recognized		(5,160,401)	(2,862,091)
Net deferred tax assets		—	—
As at December 31, 2020, the Company has approximately $5,160,401 (2019 — $2,862,091) of non-capital losses in Lesotho that may be used to offset future taxable income. These losses may be carried forward on an indefinite basis and do not expire. The Company has not recognized the deferred tax assets due to the uncertainty around utilizing all of the losses carry-forwards.
Tax attributes are subject to review, and potential adjustment, by tax authorities.
NOTE 19.   Subsequent Events
Entering into of Sale and Purchase Agreement with Halo Collective Inc.
On September 29, 2021, Halo Collective Inc. (“Halo”), entered into a share purchase agreement (the “Purchase Agreement”) with Akanda Corp. in connection with the sale/purchase of its international assets (the “Transaction”). These international assets comprise Halo’s investments in Bophelo Bio Science & Wellness Pty Ltd, Canmart Ltd, Bophelo Holdings Ltd and Cannahealth Limited.
Prior to the completion of the Transaction, Halo intends to complete an internal reorganization, pursuant to which Halo’s international assets in the UK, Malta & Lesotho namely Canmart Ltd, Cannahealth Limited and Bophelo Bio Science and Wellness (Pty) Ltd will become, directly or indirectly, wholly owned subsidiaries of Akanda Corp. In accordance with the terms of the Purchase Agreement, Halo will then sell 100% of the issued and outstanding shares of Cannahealth to Akanda in exchange for 13,129,212 common shares in the capital of the Company (“Akanda Shares”), representing aggregate consideration of US$13,129,212. On or around November 3, 2021, the sale and purchase Agreement became unconditional and Akanda completed the acquisition of Cannahealth Limited. Accordingly, Akanda issued 13,129,212 common shares to Halo in lieu of the acquisition. Contemporaneously with the closing of the Sale and Purchase Agreement, Akanda entered into an investor rights agreement with Halo, which will see Halo gaining certain investor rights as a shareholder of Akanda, including certain information rights and the rights to appoint a director to the board of Akanda. Akanda also entered into a debenture agreement with Halo in terms of which Akanda is indebted to Halo to the amount of approximately $6.6m, in lieu of the acquisition of the loan claims in Bophelo Bio Science and Canmart that were previously held by Halo prior to the completion of the internal reorganization. The debenture is secured by way of a general security over the assets of the Akanda, as well as by a pledge of the 1,200 shares held by the Akanda in Cannahealth Limited. The debenture bears interest at a rate of 1% per annum and is repayable on or before November 2, 2021. The debenture (including accrued interest thereon) is convertible, at the Akanda’s election, into common shares of Akanda, and the debenture (including accrued interest thereon) will automatically convert into common shares of the Akanda upon the successful completion of an Initial Public Offering.
Settlement of bridge loan
On November 10, Akanda Corp. approved the settlement of an outstanding bridge loan payable by Bophelo Bio Science and Wellness (Pty) Ltd to Louisa Mojela. In terms of the settlement, Akanda will

Bophelo Bio Science and Wellness (Pty) Ltd
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2020
NOTE 19.   Subsequent Events (continued)
issue 880,000 common shares at a price of $2.50 per share to Louisa Mojela in order to settle a total amount outstanding under the bridge loan facility of $2.2 million, inclusive of an applicable $1.1m redemption premium under the loan agreement. In exchange for the Company settling the loan payable to Louisa Mojela on behalf of Bophelo Bio Science and Wellness (Pty) Ltd, the Company shall have a corresponding inter-company loan account claim against Bophelo Bio Science and Wellness (Pty) Ltd.

Report of Independent Registered Public Accounting Firm
To the shareholders and the board of directors of Canmart Ltd
Opinion on the Financial Statements
We have audited the accompanying statements of financial position of Canmart Ltd (the “Company”), as of December 31, 2020 and 2019, the related statements of comprehensive loss, changes in shareholders’ equity (deficit) and cash flows for the years then ended, and related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years ended December 31, 2020 and 2019, in conformity with the International Financial Reporting Standards as issued by the International Accounting Standards Board.
Substantial Doubt about the Company’s Ability to Continue as a Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ BF Borgers CPA PC
Served as Auditor since 2021
Lakewood, CO
November 18, 2021

Canmart Ltd
Statements of Financial Position
Presented in US Dollars	Note	$	December 31, 2020	December 31, 2019
ASSETS
Current Assets
Cash			1,907	1,116
Inventory			611	—
Total Current Assets			2,518	1,116
Non-Current Assets
Intangible assets	5		17,146	16,563
Total Non-Current Assets			17,146	16,563
Total Assets			19,664	17,679
LIABILITIES AND SHAREHOLDER’S EQUITY (DEFICIT)
Current Liabilities
Trade and other payables	7		1,024	—
Due to related parties			—	17,707
Total Liabilities			1,024	17,707
Shareholder’s Equity (Deficit)
Share capital	8		3	3
Accumulated deficit			(2,291)	(30)
Other reserves			21,046	—
Accumulated other comprehensive income			(117)	(1)
			18,640	(28)
Total Liabilities and Shareholder’s Equity (Deficit)			19,664	17,679
The accompanying notes are an integral part of these financial statements.

Canmart Ltd
Statement of Operations
For the Years Ended December 31
Presented in US Dollars	Note	$2020	2019
Sales		2,062	—
Cost of sales		(1,809)	—
Gross Profit		253	—
Consulting and professional fees		31	—
License costs		1,491	—
General & administrative expenses		1,101	32
Total operating expenses		(2,623)	(32)
Loss from Operations		(2,370)	(32)
Other Income (Expense)
Finance income		1	2
Finance expenses		—	—
Other income		108	—
Total Other Income (Expense)		109	2
Net loss before income tax		(2,261)	(30)
Income tax expense		—	—
Net Loss for the Year		(2,261)	(30)
Other Comprehensive Loss:
Exchange differences on foreign currency translation		(116)	(1)
Total Comprehensive Loss		(2,377)	(31)
Basic and dilutive loss per ordinary share		(1,188.50)	(15.50)
Weighted average number of ordinary shares outstanding		2	2
The accompanying notes are an integral part of these financial statements.

Canmart Ltd
Statement of Changes in Shareholder’s Equity
Presented in US Dollars	$	Number of Shares	Share Capital	Accumulated other comprehensive income	Accumulated Deficit	Other Reserves	Total Equity (Deficit)
Balance, December 31, 2018		2	3	—	—	—	3
Issue of shares		—	—	—	—	—
Currency translation		—	—	(1)	—		(1)
Net loss		—	—	—	(30)	—	(30)
Balance, December 31, 2019		2	3	(1)	(30)	—	(28)
Currency translation		—	—	(116)	—	—	(116)
Contribution to reserves by owners of the Company						21,046	21,046
Net loss		—	—	—	(2,261)		(2,261)
Balance, December 31, 2020		2	3	(117)	(2,291)	21,046	18,640
The accompanying notes are an integral part of these financial statements.

Canmart Ltd
Statement of Cash Flows
Presented in US Dollars	Note	$	January 1, 2020 to December 31, 2020	January 1, 2019 to December 31, 2019
Cash Flows from Operating Activities:
Net loss			(2,261)	(30)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:			—	—
Changes in operating assets and liabilities:
Increase in inventory			(611)	—
Increase in trade and other payables			1,024	—
Increase in due to related parties			3,339	17,707
Net cash provided by operating activities			1,491	17,677
Cash Flows from Investing Activities:
Payments for acquisition of cannabis licenses			—	(15,625)
Net cash used in investing activities			—	(15,625)
Cash Flows from Financing Activities:
Proceeds from share subscriptions receivable			—	2
Net cash provided by financing activities:			—	2
Effects of foreign exchange translation on cash			(700)	(938)
Net change in cash			791	1,116
Cash at beginning of year			1,116	—
Cash at end of year			1,907	1,116
Supplemental cash flow information:
Interest paid			—	—
Taxes paid			—	—
Non-cash Investing and Financing Activities:
Contributions to reserves by shareholders due to waiver of balance due to related party			21,046	—
The accompanying notes are an integral part of these financial statements.

Canmart Ltd
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2020
NOTE 1.   Nature of Operations
Canmart Ltd (the “Company”) is domiciled in United Kingdom was incorporated on December 27, 2018. The Company’s registered office is at Units 1a/1b Learoyd Road, New Romney, Kent, England. The Company was formed to establish the business of warehousing and storage facilities for land transport activities.
The Company’s main business is the production and sale of cannabis-based products for medicinal use. The Company is part of a business restructuring agreement in which it will indirectly become part of Akanda Corp., a newly incorporated Company in Canada (Refer to Note 2 and Note 11 below).
On October 1, 2020 the former owners of Canmart Ltd, David Dean and Darran Quinn, entered into a Sale and Purchase Agreement with Halo Collective Inc. (“Halo”) in terms of which Halo would acquire the entire outstanding and issued share capital of the Company (amounting to 2 ordinary shares) from the former owners of the Company. On October 30, 2020, Halo and the former owners of the Company entered into an amendment agreement relating to the Sale and Purchase agreement dated October 1, 2020, in terms of which the original agreement was amended to update the purchase consideration payable to the former owners of the Company by Halo to an amount of 135,416,666 common shares of Halo. The acquisition of the Company by Halo closed on November 10, 2020.
During March 2020, the World Health Organization declared Covid-19 a global pandemic. This contagious disease outbreak, which has continued to spread, and any related adverse public health developments, has adversely affected workforces, economies, and financial markets globally, potentially leading to an economic downturn. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company’s business or ability to raise funds.
NOTE 2.   Basis of preparation and going concern
These financial statements have been prepared in accordance with International Financial Reporting Standards. (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).
They were authorized for issue by the Company’s board of directors on October 14, 2021
These financial statements have been prepared on a historical cost basis, except for certain financial instruments, which are measured at fair value. These financial statements are presented in United States dollars. The fiscal year end is December 31. The Company’s functional currency is Great British Pounds.
The preparation of financial statements in compliance with IFRS requires management to make certain critical accounting estimates. It also requires management to exercise judgment in applying the Company’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the financial statements are disclosed in Note 3.
Going concern
These financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.
The Company will continue to operate in the foreseeable future as a going concern. Subsequent to the transaction envisaged in Note 11, the Company shall become, directly or indirectly, a wholly owned subsidiary of Akanda Corp (“Akanda”). The financial forecast for the Akanda group for the next 18 months indicates that it will make significant revenue through production & sale of dried cannabis flowers through a hoop house, shade cloth & greenhouse grow as well as sale of cannabis based medicinal products. Until such time that the group becomes cash flow positive, any shortfall would be funded by the shareholders of Akanda.

Canmart Ltd
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2020
NOTE 2.   Basis of preparation and going concern (continued)
Additionally, the group is engaged in a Pre IPO financing process and is expected to raise USD 5 million to fund the capital expenditure and working capital requirements of the Company (and the group).
NOTE 3.   Use of judgements and estimates
In preparing these financial statements, management has made judgements and estimates that affect the application of the Company’s accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.
Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively. Areas requiring a significant degree of estimation and judgment include fair value measurements for financial instruments, the recoverability and measurement of deferred tax assets and liabilities and assessment of the Company’s ability to continue as a going concern.
An allowance is made for all debts which the company considers unlikely to recover. The allowance is recognized through profit and loss.
The estimates used to determine the useful life of the intangible assets are determined by considering the relevant market related information and the term granted in respect of licences.
NOTE 4.   Significant accounting policies
General
The accounting policies described in these financial statements have been applied consistently to all periods presented in these financial statements.
Foreign currency and foreign translation
Transactions in foreign currencies are translated from the respective functional currencies to the reporting currency of the Company using the exchange rates at transaction date. Receivables, payables and other monetary assets and liabilities denominated in foreign currencies are re-translated to the reporting currency using the exchange rates at the balance sheet date. Resulting foreign currency differences are recognized in the income statement, except for foreign currency differences arising on re-translation of Fair Value through Other Comprehensive Income (FVOCI) investments and financial liabilities designated as a hedge of a net investment, which are recognized in other comprehensive income.
Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are re-translated to the functional currency at the exchange rate at the date that the fair value was determined. Non-monetary items in a foreign currency that are measured at cost are translated into the functional currency at the exchange rate at transaction date.
The functional and reporting currency of the Company is the Great British Pounds and United States dollar respectively. Transactions denominated in foreign currencies are translated using the exchange rate in effect on the transaction date or at an average rate. Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange in effect at the statement of financial position date.
Non-monetary items are translated using the historical rate on the date of the transaction. Foreign exchange gains and losses are included in profit and loss in both the years ended December 31, 2019 and 2020.
Intangible assets
The Company has cannabis distribution licenses which have been assessed as having an indefinite useful life. As such, these licenses are not amortized but their recoverable amounts are tested annually for

Canmart Ltd
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2020
NOTE 4.   Significant accounting policies (continued)
impairment. The intangible assets are recorded at cost less impairment losses, if any. The Company capitalizes the initial license application cost as the cost of intangible assets while the annual license renewal fees are expensed in the year during which they occur.
Cash
Cash includes cash on hand and other short-term highly liquid investments with original maturities of three months or less, which are classified as cash equivalents. The Company did not hold any cash equivalents as of December 31, 2020.
Revenue
Revenue is measured based on the consideration specified in a contract with a customer. The Company recognizes revenue when it transfers control over a good or service to a customer. In accordance with IFRS 15, the Company recognizes revenue, excluding interest and dividend income and other such income from financial instruments recognized in accordance with IFRS 9, upon transfer of promised goods or services to customers in amounts that reflect the consideration to which the Company expects to be entitled in exchange for those goods or services based on the following five step approach:
Step 1:   Identify the contracts with customers;
Step 2:   Identify the performance obligations in the contract;
Step 3:   Determine the transaction price;
Step 4:   Allocate the transaction price to the performance obligations in the contract; and
Step 5:   Recognize revenue when (or as) the entity satisfies a performance obligation.
The Company typically satisfies its performance obligations upon completion of sale. The Company primarily acts as principal in contracts with its customers. The Company does not have material obligations for returns, refunds and other similar obligations, nor warranties and related obligations.
Revenue is recognized at the amount of the transaction price that is allocated to the performance obligation. The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.
The company has a single revenue stream currently that relates to the sale of cannabis-based products for medicinal use. This revenue stream is assessed as one performance obligation. Revenue from cannabis based medicinal product sales is recognized once the performance obligation has been satisfied, which would be upon the customer taking the delivery of the product. The transaction price for each product and service will be determined based on the respective invoice.
The Company exercises judgments in determining the amount of the costs incurred to obtain or fulfil a contract with a customer, which includes, but is not limited to (a) the likelihood of obtaining the contract, (b) the estimate of the profitability of the contract, and (c) the credit risk of the customer. An impairment loss will be recognized in profit or loss to the extent that the carrying amount of the asset exceeds (a) the remaining amount of consideration that the entity expects to receive in exchange for the goods or services to which the asset relates, less (b) the costs that relate directly to providing those goods or services and that have not been recognized as expenses.
Earnings (loss) per share
The calculation of earnings per share (EPS) for the period ended December 31, 2019 and 2020 is based on the profit /loss attributable to the shareholder of the Company (net profit (loss)) and the weighted average

Canmart Ltd
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2020
NOTE 4.   Significant accounting policies (continued)
number of shares outstanding (basic and diluted) during the period ended December 31, 2019 and 2020. The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.
Income tax
Income tax expense comprises current and deferred tax. It is recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in OCI.
Current tax comprises the expected tax payable or receivable on the taxable income or loss for the year and any adjustment to the tax payable or receivable in respect of previous years. The amount of current tax payable or receivable is the best estimate of the tax amount expected to be paid or received that reflects uncertainty related to income taxes, if any. It is measured using tax rates enacted or substantively enacted at the reporting date. Current tax also includes any tax arising from dividends. Current tax assets and liabilities are offset only if certain criteria are met.
Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for:
•
temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;

•
temporary differences related to investments in subsidiaries, associates and joint arrangements to the extent that the Company is able to control the timing of the reversal of the temporary differences and it is probable that they will not reverse in the foreseeable future; and

•
taxable temporary differences arising on the initial recognition of goodwill.

The amount of deferred tax provided is based on the expected manner of recovery or settlement of the carrying amount of assets and liabilities, using tax rates (substantively) enacted, at year-end. Deferred tax assets are recognized to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different taxable entities which intend either to settle current tax liabilities and assets on a net basis or to realize the assets and settle the liabilities simultaneously. Current and deferred tax are recognized in the income statement, except when it relates to a business combination or for items directly recognized in equity or other comprehensive income.
Share capital
Incremental costs directly attributable to the issue of ordinary shares are recognized as a deduction from equity. Income tax relating to transaction costs of an equity transaction is accounted for in accordance with IAS 12.
Fair value measurement
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or, in its absence, the most advantageous market to which the Company has access at that date. The fair value of a liability reflects its non-performance risk.
When one is available, the Company measures the fair value of an instrument using the quoted price in an active market for that instrument. A market is regarded as ‘active’ if transactions for the asset or liability

Canmart Ltd
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2020
NOTE 4.   Significant accounting policies (continued)
take place with sufficient frequency and volume to provide pricing information on an ongoing basis. If there is no quoted price in an active market, then the Company uses valuation techniques that maximize the use of relevant observable inputs and minimize the use of unobservable inputs. The chosen valuation technique incorporates all of the factors that market participants would take into account in pricing a transaction. If an asset or a liability measured at fair value has a bid price and an ask price, then the Company measures assets and long positions at a bid price and liabilities and short positions at an ask price.
NOTE 5.   Intangible Assets
	$	Licences	Total
Cost at December 31, 2018		—	—
Additions		15,625	15,625
Amortisation		—	—
Foreign exchange translation		938	938
Cost at December 31, 2019		16,563	16,563
Accumulated amortisation at December 31,2019		—	—
Carrying value at December 31,2019		16,563	16,563
Foreign exchange translation		583	583
Amortisation		—	—
Cost at December 31, 2020		17,146	17,146
Accumulated amortisation at December 31,2020		—	—
Carrying value at December 31,2020		17,146	17,146
The licenses held by the Company have been issued by the Medicines & Healthcare Products Regulatory Agency in the United Kingdom. The licenses allow the Company to hold and distribute a controlled drug as determined by the Medicines & Healthcare Products Regulatory Agency. The detailed terms of the licenses are described below:
Controlled Drug License
The Controlled Drug License held by the Company was issued to the Company by the Home Office on February 4, 2020 with an expiry date of February 3, 2021. This license was successfully renewed further with a new expiry date of February 3, 2022. This license (license ref no. 846476) allows the Company to import, store and export controlled drugs, namely schedule 2 drugs, into and from the United Kingdom. The Company pays an annual license renewal fee to renew the license annually which renewal is subject to enhanced to disclosure and barring the undertaking by the Home Office within 3 years of the time of the first disclosures made to the Home Office by the Company when it applied for the license. The cost of acquiring this license is approximately US$4,795 (GBP 3,655). The license is considered to have an indefinite useful life as its renewal is only subject to the payment of an annual renewal fee and occasional Home Office disclosure checks. As such, the license is not subject to amortization.
Manufacturer’s Specials License
The Company also holds a Manufacturer’s Specials License (issued by Medicine and Health Regulatory Agency) with license number MS50996. The license was issued on August 5, 2019, which allows it to import and store non authorised pharmaceuticals/ unlicensed medicinal products, otherwise known as specials. The License does not have an expiry date but under the terms of the license, fees are payable to the Medicine

Canmart Ltd
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2020
NOTE 5.   Intangible Assets (continued)
and Health Regulatory Agency for inspection and other fees. The costs attributable to this license is approximately US$9,598 (GBP 6,971). The license is considered to have an indefinite useful life as it does not have an expiry date and its only ongoing obligation to the license holder is the payment of an annual license fee and inspection costs. As such, the license is not subject to amortization.
Wholesale Distribution Authorization License
The Wholesale Distribution Authorization License (issued by Medicine and Health Regulatory Agency) with license number 50996 and allows the Company to distribute by way of wholesale, medical cannabis products and to store such products at its approved premises. The license was granted on August 2, 2019 and it does not have an expiry date. The license will remain in force from the date of issue unless cancelled, suspended, revoked, varied or relinquished by the Company. The cost of the license was approximately US$2,624 (GBP 2,000). The license is considered to have an indefinite useful life as it does not have an expiry date. As such the license is not subject to amortization.
NOTE 6.   Trade and other receivables
	$	December, 31 2020	December, 31 2019
Trade receivables		523	—
Allowance for bad debts		(523)	—
		—	—
NOTE 7.   Share capital
Issued
Ordinary shares
On inception, the Company issued share capital of US$3 (Great British Pounds 2) consisting of two ordinary shares with a par value of US$1.5(Great British Pounds 1) per share. The Company received the proceeds of these share issues during 2019.
Holders of these shares are entitled to dividends as declared from time to time and are entitled to one vote per share at general meetings of the Company. All rights attached to the Company’s shares held by the Company are suspended until those shares are reissued.
NOTE 8.   Financial instruments and risk management
Financial instruments
Trade receivables and debt securities issued are initially recognized when they are originated. All other financial assets and financial liabilities are initially recognized when the Company becomes a party to the contractual provisions of the instrument.
A financial asset (unless it is a trade receivable without a significant financing component) or financial liability is initially measured at fair value plus or minus, for an item not at Fair value through profit or loss (FVTPL), transaction costs that are directly attributable to its acquisition or issue. A trade receivable without a significant financing component is initially measured at the transaction price.

Canmart Ltd
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2020
NOTE 8.   Financial instruments and risk management (continued)
The Company derecognizes a financial asset when:
•
the contractual rights to the cash flows from the financial asset expire; or

•
it transfers the rights to receive the contractual cash flows in a transaction in which either:

•
substantially all of the risks and rewards of ownership of the financial asset are transferred; or

•
the Company neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset

Financial liabilities are classified as measured at amortized cost or fair value through profit or loss (FVTPL). A financial liability is classified as at FVTPL if it is classified as held-for-trading, it is a derivative or it is designated as such on initial recognition. Financial liabilities at FVTPL are measured at fair value and net gains and losses, including any interest expense, are recognized in profit or loss. Other financial liabilities are subsequently measured at amortized cost using the effective interest method. Interest expense and foreign exchange gains and losses are recognized in profit or loss. Any gain or loss on derecognition is also recognized in profit or loss.
The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled, or expire. The Company also derecognizes a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value. On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognized in profit or loss.
At December 31, 2019 and 2020, the Company’s financial instruments include cash, trade and other payables and balances due to related parties.
Financial risk management
The Company’s board of directors has overall responsibility for the establishment and oversight of the Company’s risk management framework. The board of directors has established the risk management committee, which is responsible for developing and monitoring the Company’s risk management policies. The committee reports regularly to the board of directors on its activities.
The Company’s risk management policies are established to identify and analyze the risks faced by the Company, to set appropriate risk limits and controls and to monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Company’s activities. The Company, through its training and management standards and procedures, aims to maintain a disciplined and constructive control environment in which all employees understand their roles and obligations.
The Company has exposure to the following risks arising from financial instruments:
•
Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from the Company’s receivables from customers and investments in debt securities.

•
Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s objective when managing liquidity is to ensure, as far as possible, that it will have sufficient liquidity to meet its liabilities when they are due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Canmart Ltd
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2020
NOTE 8.   Financial instruments and risk management (continued)
•
Market risk is the risk that changes in market prices — e.g., foreign exchange rates, interest rates and equity prices — will affect the Company’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return.

Currency risk
The Company is exposed to transactional foreign currency risk to the extent that there is a mismatch between the currencies in which sales, purchases, receivables and payables are denominated and the respective functional currency of the Company. The functional currency of the Company is the United States dollar. The currencies in which these transactions are primarily denominated are Euro, United States dollar, British pound sterling and Canadian dollar.
Capital Management
The Company’s primary objective is to ensure that it maintains sufficient capital to support the initial and ongoing development of the business infrastructure. The Company manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of its activities. In maintaining or adjusting the capital structure, the Company will request further funding from the shareholders and other related parties.
NOTE 9.   Income Tax
The provision for income taxes differs from the amount that would have resulted in applying the combined federal statutory tax rate as follows:
	$	December 31, 2020	December 31, 2019
Net loss for the year		(2,261)	(30)
Statutory income tax rate		18%	19%
Expected tax recovery at statutory income tax rates		(407)	(6)
Change in deferred tax assets not recognized		407	6
		—	—
Temporary differences that give rise to the following deferred tax assets and liabilities at are:
	$	December 31, 2020	December 31, 2019
Deferred tax assets
Net operating loss carried forward		2,291	30
Deferred tax assets not recognized		(2,291)	(30)
Net deferred tax assets		—	—
As at December 31, 2020, the Company has approximately $2,408 (2019 — $31) of non-capital losses in the United Kingdom that may be used to offset future taxable income. These losses may be carried forward on an indefinite basis and do not expire. The Company has not recognized the deferred tax assets due to the uncertainty around utilizing all of the losses carry-forwards.

Canmart Ltd
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2020
NOTE 10.   Related Party Transactions
Related party balances
As at December 31, 2020, $Nil (2019: $17,707) was due to related parties that pertained to the loans provided by the Company’s directors, Darran Quinn and David Dean to the Company. During 2020, the Company’s directors advanced an additional $3,339 and a total balance of $21,046 was waived by the Company’s directors (David Dean and Darren Quinn) which resulted in other reserves to the extent of $21,046.
Until Halo completed the acquisition of the Company on November 20, 2020 and became the 100% shareholder of the Company at that time, the Directors, Darran Quinn and David Dean were also the holders of the entire issued share capital of the Company (with each individual holding one share each at a par value of $1.5 each (GBP 1 each).
Use of Warehouse premises
The Company makes use of warehouse space owned by an entity known as D&D Investments Ltd. This entity is owned and controlled by two of the Company’s directors, namely David Dean and Darran Quinn. The Company does not pay rental for the time being in relation to the use of this property and no signed lease agreement is in place.
NOTE 11.   Subsequent Events
Entering into of Sale and Purchase Agreement with Halo Collective Inc.
On September 29, 2021, Halo Collective Inc. (“Halo”), entered into a share purchase agreement (the “Purchase Agreement”) with Akanda Corp. in connection with the sale/purchase of its international assets (the “Transaction”). These international assets comprise Halo’s investments in Bophelo Bio Science & Wellness Pty Ltd, Canmart Ltd, Bophelo Holdings Ltd and Cannahealth Limited.
Prior to the completion of the Transaction, Halo intends to complete an internal reorganization, pursuant to which Halo’s international assets in the UK, Malta & Lesotho namely Canmart Ltd, Cannahealth Limited and Bophelo Bio Science and Wellness (Pty) Ltd will become, directly or indirectly, wholly owned subsidiaries of Akanda Corp. In accordance with the terms of the Purchase Agreement, Halo will then sell 100% of the issued and outstanding shares of Cannahealth to Akanda in exchange for 13,129,212 common shares in the capital of the Akanda (“Akanda Shares”), representing aggregate consideration of US$13,129,212. On or around November 3, 2021, the sale and purchase Agreement became unconditional and Akanda completed the acquisition of Cannahealth Limited. Accordingly, Akanda issued 13,129,212 common shares to Halo in lieu of the acquisition. Contemporaneously with the closing of the Sale and Purchase Agreement, Akanda entered into an investor rights agreement with Halo, which will see Halo gaining certain investor rights as a shareholder of Akanda, including certain information rights and the rights to appoint a director to the board of Akanda. Akanda also entered into a debenture agreement with Halo in terms of which Akanda is indebted to Halo to the amount of approximately $6.6m, in lieu of the acquisition of the loan claims in Bophelo Bio Science and Canmart that were previously held by Halo prior to the completion of the internal reorganization. The debenture is secured by way of a general security over the assets of Akanda, as well as by a pledge of the 1,200 shares held by Akanda in Cannahealth Limited. The debenture bears interest at a rate of 1% per annum and is repayable on or before November 2, 2021. The debenture (including accrued interest thereon) is convertible, at Akanda’s election, into common shares of Akanda, and the debenture (including accrued interest thereon) will automatically convert into common shares of Akanda upon the successful completion of an Initial Public Offering.

Akanda Corp.
4,000,000 Common Shares

PROSPECTUS

Boustead Securities, LLCValuable Capital Limited
March 14, 2022
Until and including April 8, 2022 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.